As filed with the Securities and Exchange Commission on July 7, 2026.

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cuprina Holdings (Cayman) Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5047	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Blk 1090 Lower Delta Road #06-08

Singapore 169201

+65 8512 7275

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR +852 3551 8500	Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 7, 2026

[  ] Class A Ordinary Shares

Cuprina Holdings (Cayman) Limited

This is a public offering of [  ] Class A Ordinary Shares, par value of US$0.008 per share, at an assumed effective public offering price of $[  ] per Class A Ordinary Share pursuant to this prospectus, which is equal to the closing price of our Class A Ordinary Shares on Nasdaq on July [  ], 2026, which was $[  ].

The offering is being underwritten on a firm commitment basis. The public offering price per share will be determined through negotiations between the Company and R. F. Lafferty & Co., Inc. (the “Underwriter”) at the time of pricing based on our historical performance and capital structure, prevailing market conditions, and the assessment of our business and may be at a discount to the current market price of our Class A Ordinary Shares. The recent market prices referenced in this prospectus (the “Prospectus”) may not be indicative of the actual public offering price of our shares.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CUPR.”

Immediately prior to the completion of this offering, we will have 920,625 Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to 100 votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof on a one-for-one basis. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon the completion of this offering, we will continue to be a “controlled company” as defined under Nasdaq corporate governance rules because Cuprina Holding Pte. Ltd., will hold more than 50% of the aggregate voting power of our total issued and outstanding share capital. Therefore, we will be able to rely on exemptions from certain corporate governance rules available to controlled companies. See “Management — Controlled Company Exemptions.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and are eligible for reduced public company reporting requirements.

We are an exempted company incorporated in the Cayman Islands without any operations of its own. We conduct our operations in Singapore, Hong Kong, Saudi Arabia, Malaysia and mainland China through our operating subsidiaries. The Class A Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands as an exempted company with limited liability. Investors of our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Class A Ordinary Share	Total (Assuming No Exercise of Over-allotment Option)	Total (Assuming Exercise of Over-allotment Option)
Public offering price
Underwriting discounts(1)
Proceeds to the Company before expenses(2)

(1)	Represents underwriting discount and commission equal to seven percent (7.0%). In addition to the underwriting discounts listed above, we have agreed to issue warrants (the “Representative’s Warrants”) to R. F. Lafferty & Co., Inc. to purchase a number of Class A Ordinary Shares equal to 4.0% of the total number of Class A Ordinary Shares sold in this offering. Such warrants shall have an exercise price equal to 110% of the offering price of the Class A Ordinary Shares sold in this offering. The registration statement of which this prospectus forms a part also relates to the registration of the Representative’s Warrants and the Class A Ordinary Shares issuable upon exercise of the Representative’s Warrants. For a complete description of compensation payable to the underwriters, see “Underwriting.”
(2)	The proceeds to the Company, before expenses presented in this table do not give effect to any exercise by the underwriters of (i) the option granted to the underwriters to purchase additional Class A Ordinary Shares as described below or (ii) the Representative’s Warrants.

The underwriters have an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of [  ] additional Class A Ordinary Shares at the public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

The underwriters expect to deliver Class A Ordinary Shares against payment in U.S. dollars, on or about [●], 2026.

R. F. Lafferty & Co., Inc.

PROSPECTUS DATED [  ], 2026.

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This Prospectus is a part of a Registration Statement on Form F-1 that we filed with the SEC under the Securities Act, which includes exhibits that provide more information regarding the matters discussed in this Prospectus. This Prospectus provides you with a general description of the Company and the Class A Ordinary Shares we are offering. Also, we incorporate by reference into this Prospectus certain documents and other information we have filed with the SEC. You should carefully read this Prospectus, as well as additional information described under “Additional Information” and “Incorporation of Documents by Reference,” before deciding to invest in our securities.

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this Prospectus. We neither take any responsibility for, nor can provide any assurance about, the reliability of any information that others may give you. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the cover of this Prospectus. Our business, financial condition, results of operations, future growth prospects and other information in this Prospectus may have changed since that date.

This Prospectus is not an offer to sell, and it is not a solicitation of an offer to buy, securities in any jurisdiction in which the offer or sale is not permitted. The distribution of this Prospectus and the offer or sale of the securities offered hereby in certain jurisdictions is restricted by law. This Prospectus may not be used for, or in connection with, and does not constitute, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstance in which such an offer or solicitation is not authorized or is unlawful. Recipients must not distribute this Prospectus into jurisdictions where such distribution would be unlawful.

For investors outside the United States, we are offering to sell, and seeking offers to buy, shares of our Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. Neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about, and observe any restrictions relating to, this offering and the distribution of this Prospectus outside the United States.

Until [●], 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade the Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

We are a Singapore-based biomedical and biotechnology company that is dedicated to the development and commercialization of innovative products for the management of chronic wounds, as well as operating in the health and beauty sector. Our expertise in biomedical research allows us to identify and utilize materials derived from natural sources to develop wound care products in the form of medical devices which meet international standards. We believe we will be able to build upon and leverage such expertise to develop innovative cosmeceutical products in the future.

As of December 31, 2025, we manufactured and distributed a line of medical grade sterile blowfly larvae bio-dressing products marketed under the MEDIFLY brand name, or the MEDIFLY products. The MEDIFLY products are used as a biological debridement tool for chronic wounds, in a procedure known as Maggot Debridement Therapy, or MDT, which is an effective alternative to surgical debridement. In addition to our currently commercialized MEDIFLY products, we have three lines of chronic wound care products in our pipeline. Such lines of pipeline chronic wound care products include:

●	Collagen dressings, including sponges, particles and hydrogels utilizing bullfrog collagen derived from the valorization of abattoir waste streams of American bullfrogs (Lithobates catesbeianus);

●	Iodine-based topical antiseptic products for wound care; and

●	Products utilizing medical leeches for wound treatment.

We currently expect development of such products to take place over the course of 2026 and 2027 and to become commercially available subject to regulatory approval.

We believe what sets us apart from our competitors is our focus on developing functionally specific chronic wound care products designed to address the major stages of wound healing process, from chronic to closure.

Our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline, are or will be poised to benefit from escalating global market demand. This demand is primarily fueled by the demographic shift towards an aging population and the concurrent rise in comorbidities such as diabetes, obesity, cardiovascular ailments, and peripheral vascular diseases.

We either self-develop our chronic wound care products or co-develop them through technology licensing agreements or research collaboration arrangement. In June 2022, we were granted an exclusive license from Nanyang Technological University (“NTU”) to develop and commercialize a range of chronic wound care products using collagen derived from bullfrog skin. In addition, in August 2022, we entered into an industry research collaboration agreement with NTU, pursuant to which both parties agreed to jointly undertake a research project regarding the development and validation of bullfrog skin waste to generate collagen-based wound care products. In November 2025, we entered into a joint venture agreement with Aiodine Laboratory Pte. Ltd. for the worldwide distribution and sale of iodine-based wound care and topical antiseptic products.

We have been selling our MEDIFLY products primarily in Singapore since February 2020. In March 2023, our MEDIFLY products became commercially available in Hong Kong. Looking ahead, we have strategic plans in place for second half of 2026 to expand our sales and establish physical operations in several key regions, including the Middle East (in particular, the member states of the Gulf Cooperation Council, or GCC), and mainland China. In January 2026, we have received the official product classification of our MEDIFLY products from Saudi Food and Drug Authority (SFDA). The SFDA has classified MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This classification, which allows the Company to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network, is a critical milestone in Cuprina’s expansion strategy for the Middle East and North Africa (MENA) region. These expansion initiatives will further enable us to cater to the growing demand for our products in these promising markets, strengthening our position as a trusted player in the field of chronic wound care and treatment.

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For our cosmeceuticals business, we introduced three products in 2023, including a hydrating balm product, a muscle energy cream and a pain relief muscle patch. For our currently commercialized cosmeceutical products, we have commissioned original equipment manufacturers of skincare products to develop the formulation and manufacture the substantially finished and finished products. In addition, we plan to explore the possibility of developing a range of potential cosmeceutical product candidates incorporating bullfrog collagen by using the novel collagen production technology that we are currently developing with a view to making them commercially available from 2027 onwards, subject to the progress of the relevant R&D work.

We offer our chronic wound care products to both public and private hospitals and clinics, where patients can obtain them through prescriptions from a physician. Our customers primarily include major public and private hospitals and clinics in Singapore. Our commercialized cosmeceutical products can be purchased directly by individual customers through a variety of channels, including retailers and gyms in Singapore and other countries such as Malaysia and Australia, as well as online shopping platforms such as Shopee.

Our commitment to quality is demonstrated by our attainment of ISO 13485:2016 standards for Quality Management Systems and Manufacturing Processes and Controls for our manufacturing facility located in Singapore in 2020. We are working towards obtaining compliance with FDA’s Quality Management System Regulation, an integral component of the Current Good Manufacturing Practice, or CGMP, regulations, to secure FDA 510(k) clearance for our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline.

As of December 31, 2025, we had 10 full-time employees. For the years ended December 31, 2023, 2024, and 2025, our revenue amounted to S$100,773, S$48,321 and S$49,894 (US$38,789), respectively, while we recorded net loss of S$1,119,555, S$1,560,535 and S$4,673,447 (US$3,633,248), respectively, for the same periods.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors:

●	Innovative product portfolio that differentiates us from our competitors.

●	Well-positioned in large and growing chronic wound care markets.

●	Access to innovative technology in developing pipeline products.

●	Commitment to sustainability.

●	Loyal and growing customer base.

●	Strong leadership with in-depth knowledge and expertise.

Our Strategies

We intend to continue to grow our business and further strengthen our market position by pursuing the following strategies:

●	Expand into new geographic markets through strategic partnerships.

●	Continue to expand our product portfolio through development and innovation.

●	Expand into new business ventures.

●	Strengthen brand awareness, and acquire and retain customers.

●	Attract, cultivate and retain a talented and professional workforce.

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Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in the section titled “Risk Factors” and elsewhere in this prospectus. We urge you to read the section entitled “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

Risks Relating to Our Business and Industry

●	We are an early-stage company with a history of losses, we expect to incur losses in the future and we may not be able to achieve or sustain profitability.

●	Our business and future growth prospects rely on industry development and consumer demand for our products. If we fail to achieve and further promote our brand recognition and the widespread market acceptance of our products, or if we fail to grow or retain our customers or consumer base, our business, results of operations and financial condition may be materially and adversely affected.

●	Our revenue growth for a particular period is difficult to predict, and a shortfall in forecasted revenues may harm our operating results.

●	We recorded net current liabilities as of December 31, 2024 and net current assets as of December 31, 2025, but net current liabilities positions may continue.

●	We had net operating cash outflows for the years ended December 31, 2024 and 2025.

●	Failure to manage our growth strategy could harm our business.

●	If we are unable to compete within our markets or our products do not gain market acceptance, our financial condition and operating results could suffer.

●	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

●	We rely heavily on our R&D partners for know-how on design, manufacturing methods and formulation of our products. If we or one of our partners fails to perform adequately or fulfill our needs, we may incur significant costs due to delays in our product introductions and commercialization.

●	We rely on our in-house sales and marketing team and third parties to promote our products. Failure to execute an effective sales and marketing strategy could harm our ability to increase the sales of our products and achieve broader market acceptance.

●	We may not be able to develop new products that are competitive or successful in the markets we have entered or plan to enter, in a timely manner or at all.

●	The development and sale of certain of our pipeline products are heavily dependent on certain agreements with R&D partners and the termination of any of these agreements could harm our business.

●	Certain of our pipeline products are still under development and we may not be able to successfully commercialize any of these product candidates.

Risks Relating to Doing Business in Singapore

●	It may be difficult for you to enforce any judgment obtained in the United States against us, our directors, executive officers or our affiliates.

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●	The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

●	It is not certain if we will be classified as a Singapore tax resident.

●	Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Our Class A Ordinary Shares and This Offering

●	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	Any purchaser in this offering will experience immediate and substantial dilution in the net tangible book value of shares purchased in this offering.

●	We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in Class A Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	Our corporate actions are significantly influenced by our directors, officers and principal shareholders, who have the ability to exert significant influence over important corporate matters that require approval of shareholders while their interests may differ from those of the other shareholders.

●	The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company with limited liability in September 2023. Our registered office in the Cayman Islands is at c/o Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our principal executive office is at Blk 1090 Lower Delta Road #06-08 Singapore 169201. Our telephone number at this location is +65 8512 7275. Our principal website address is https://www.cuprina.com. The information contained on our website does not form part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulties in protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited.

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Corporate History and Structure

The chart below sets out our corporate structure as of the date of this prospectus with percentages held pre and post offering (assuming no exercise of the over-allotment option to purchase additional Class A Ordinary Shares).

Holding Company Structure

Cuprina Holdings (Cayman) Limited is an exempted company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Singapore through Cuprina Pte. Ltd., our operating subsidiary in Singapore. The Class A Ordinary Shares offered in this offering are shares of Cuprina Holdings (Cayman) Limited, the Cayman Islands exempted company. Investors in our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our operating subsidiary in Singapore.

As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid by our operating subsidiaries through our BVI subsidiary. If our existing operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements. For the applicable disclosure, see “Risk Factors – Risks Relating to Our Class A Ordinary Shares and This Offering.”

Implications of Being a Foreign Private Issuer

We are reporting under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our Class A Ordinary Shares than U.S. regulations;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not subject to proxy rules and are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, such that a majority of the directors on our board are not required to be independent directors.

Controlled Company

Upon the completion of this offering, we will continue to be a “controlled company” as defined under Nasdaq corporate governance rules because Cuprina Holding Pte. Ltd., will hold more than 50% of the aggregate voting power of our total issued and outstanding share capital. Therefore, we will be able to rely on exemptions from certain corporate governance rules available to controlled companies. See “Management — Controlled Company Exemptions.”

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Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Conventions That Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires and for purposes of this prospectus only, references to:

●	“Class A Ordinary Shares” are to our class A ordinary shares, par value US$0.008 per share;
●	“Class B Ordinary Shares” are to our class B ordinary shares, par value US$0.008 per share;
●	“MYR” means Malaysian ringgit, the official currency of Malaysia;
●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;
●	“mainland China” means the People’s Republic of China, excluding, solely for the purpose of this prospectus, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;
●	“RMB” means Renminbi, the official currency of mainland China;
●	“SEC” means the U.S. Securities and Exchange Commission;
●	“Securities Act” means the U.S. Securities Act of 1933, as amended;
●	“S$” means Singapore dollars;
●	“US$” and “U.S. dollars” are to the legal currency of the United States;
●	“U.S. GAAP” means generally accepted accounting principles in the United States; and
●	“We,” “us,” “the Group” and “our” are to Cuprina Holdings (Cayman) Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act (Revised) of the Cayman Islands, or the Companies Act, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

Our reporting currency is Singapore dollars and most of our revenue is denominated in Singapore dollars. This prospectus contains translations of Singapore dollars into U.S. dollars solely for the convenience of the reader. The exchange rate used for conversion of Singapore dollars into U.S. dollars for financial figures for the year ended and as of December 31, 2024 and 2025, and other financial figures is US$0.7351 = S$1 and US$0.7774 = S$1, respectively, as set forth in the statistical release of the Monetary Authority of Singapore as of December 31, 2024 and 2025. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2024 and 2025, or at any other rate.

Unless otherwise indicated, (a) information in this prospectus assumes that the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, (b) the representative does not exercise their Representative’s Warrants and (c) references in this prospectus to this offering are to our offering of Class A Ordinary Shares pursuant to this prospectus.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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THE OFFERING

Offering price	The public offering price of the Class A Ordinary Share is US$[ ].

Class A Ordinary Shares offered by us	[ ] Class A Ordinary Shares (or [ ] Class A Ordinary Shares if the underwriters exercise the option to purchase additional ordinary shares in full).

Class A Ordinary Shares outstanding immediately before this offering	920,625 Class A Ordinary Shares.

Ordinary shares outstanding immediately after this offering	[ ] ordinary shares, comprised of [ ] Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares (or [ ] ordinary shares, comprised of [ ] Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares if the underwriters exercise the option to purchase additional [ ] Class A Ordinary Shares in full).

Option to purchase additional Class A Ordinary Shares	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of [ ] additional Class A Ordinary Shares at the public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Voting Rights	Each holder of Class A Ordinary Share is entitled to one vote per share. Each holder of Class B Ordinary Share is entitled to 100 votes per share.

Conversion Rights	Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time at the option of the holder thereof on a one-for-one basis.

Market for our Class A Ordinary Shares; Trading Symbol	Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “CUPR.” The closing price of our Class A Ordinary Shares on July [ ], 2026, was US$[ ].

Lock-up	We, our directors, executive officers and holders of 4% or more of our ordinary shares or securities convertible into or exercisable for ordinary shares prior to this offering have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months after the date of this prospectus, without the prior written consent of R. F. Lafferty & Co., Inc.

Representative’s Warrants	Upon the closing of this offering, we have agreed to issue warrants to R. F. Lafferty & Co., Inc. to purchase a number of Class A Ordinary Shares equal to 4.0% of the total number of Class A Ordinary Shares sold in this offering. Such warrants shall have an exercise price equal to 110% of the offering price of the Class A Ordinary Shares sold in this offering. The registration statement of which this prospectus forms a part also relates to the registration of the Representative’s Warrants and the Class A Ordinary Shares issuable upon exercise of the Representative’s Warrants. See “Underwriting – Representative’s Warrants.”

Dividends	See “Dividend Policy” for a description of our dividend policy.

Use of Proceeds	We will receive net proceeds from this offering of approximately US$[___] (or US$[___] if the Underwriter exercises its option to purchase additional securities in full), after deducting the underwriting discounts and estimated offering expenses payable by us, assuming a public offering price of US$[___] per Class A Ordinary Share. We currently intend to use the net proceeds from this offering for expansion of our supply chain, marketing and promotion and working capital. See “Use of Proceeds.”

Listing	Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “CUPR”.

Trading symbol	CUPR

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Transfer Agent	VStock Transfer, LLC

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive (loss) income data and cash flow data for the years ended December 31, 2024 and 2025 and summary consolidated balance sheets data as of December 31, 2024 and 2025 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the U.S. generally accepted accounting principles, or U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Summary Consolidated Statements of Operations and Comprehensive Loss

	For the years ended December 31,
	2024	2025	2025
	S$	S$	US$

Revenue	48,321	49,894	38,789
Cost of revenues	(51,345)	(50,539)	(39,290)

Gross loss	(3,024)	(645)	(501)

Operating expenses:
Selling, general and administrative expenses	(1,400,873)	(4,602,300)	(3,577,937)
Research and development costs	(241,362)	(226,884)	(176,385)
Total operating expenses	(1,642,235)	(4,829,184)	(3,754,322)

Loss from operations	(1,642,259)	(4,829,829)	(3,754,823)

Other income/ (expense):
Other income	173,865	234,455	182,271
Interest expense	(37,210)	(14,724)	(11,447)
Total other income, net	136,655	219,731	170,824

Loss before tax expense	(1,508,604)	(4,610,098)	(3,583,999)

Income tax expense	-	-	-

Loss before equity in net earnings of affiliates	(1,508,604)	(4,610,098)	(3,583,999)

Equity in net earnings of affiliates	(51,931)	(63,349)	(49,249)

Net loss	(1,560,535)	(4,673,447)	(3,633,248)

Other comprehensive (loss)/ income:
Foreign currency translation, net of income tax	(1,903)	350,136	272,204
Total comprehensive loss	(1,562,438)	(4,323,311)	(3,361,044)

Loss per share attributable to weighted average number of outstanding ordinary shares*
Basic and diluted	(0.69)	(1.83)	(1.42)

Weighted average number of outstanding ordinary shares*
Basic and diluted	2,250,000	2,558,938	2,558,938

* Retroactively restated to give effect to a share consolidation at a ratio of 1:8 ordinary shares effective on May 27, 2026.

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Summary Consolidated Balance Sheets

	As of December 31,
	2024	2025	2025
	S$	S$	US$
ASSETS
Current assets
Cash and cash equivalents	116,472	3,117,682	2,423,760
Accounts receivable, net	26,389	18,218	14,163
Deferred costs	1,272,202	-	-
Amount due from related parties	93,085	237,732	184,818
Other assets	146,152	3,957,542	3,076,687
Inventories	1,730	-	-
Total current assets	1,656,030	7,331,174	5,699,428

Noncurrent assets
Property and equipment, net	58,065	77,525	60,270
Right-of-use assets	30,940	316,725	246,229
Other assets	-	779,173	605,748
Investments at equity	-	-	-
Total noncurrent assets	89,005	1,173,423	912,247

TOTAL ASSETS	1,745,035	8,504,597	6,611,675

LIABILITIES
Current liabilities
Accounts payable, net	-	1,177	915
Accruals and other payables	323,971	30,626	23,809
Amount due to related parties	5,625,996	2,934,650	2,281,466
Bank loans, current	55,250	38,728	30,108
Lease liabilities, current	35,812	110,233	85,698
Total current liabilities	6,041,029	3,115,414	2,421,996

Noncurrent liabilities
Bank loans, non-current	163,728	126,201	98,112
Lease liabilities, non-current	-	207,557	161,359
Total noncurrent liabilities	163,728	333,758	259,471

TOTAL LIABILITIES	6,204,757	3,449,172	2,681,467

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, Class A, US$0.008 par value, 3,125,000 shares authorized, 489,375 and 920,625 issued and outstanding at December 31, 2024 and 2025, respectively*	5,264	9,666	7,365
Ordinary shares, Class B, US$0.008 par value, 3,125,000 shares authorized, 1,760,625 issued and outstanding at December 31, 2024 and 2025*	18,939	18,939	14,724
Additional paid in capital	78,722	13,912,778	10,816,122
Accumulated deficit	(4,561,053)	(9,234,500)	(7,179,118)
Accumulated other comprehensive (loss)/ income	(1,594)	348,542	271,115
Total shareholders’ equity (deficit)	(4,459,722)	5,055,425	3,930,208
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	1,745,035	8,504,597	6,611,675

* Retroactively restated to give effect to a share consolidation at a ratio of 1:8 ordinary shares effective on May 27, 2026.

Summary Consolidated Statements of Cash Flow

	Years ended December 31,
	2024	2025	2025
	S$	S$	US$

Net cash used in operating activities	(1,235,981)	(9,133,948)	(7,100,947)
Net cash used in investing activities	(21,884)	(58,229)	(45,268)
Net cash provided by financing activities	1,340,977	12,231,742	9,509,245
Net increase in cash and cash equivalents	83,112	3,039,565	2,363,030
Cash and cash equivalents, at the beginning of year	35,263	116,472	90,548
Foreign currency effect on cash and cash equivalents	(1,903)	(38,355)	(29,818)
Cash and cash equivalents, at the end of year	116,472	3,117,682	2,423,760

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and elsewhere in the prospectus as referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

We are an early-stage company with a history of losses, we expect to incur losses in the future and we may not be able to achieve or sustain profitability.

We have incurred losses since our formation. For the years ended December 31, 2024 and 2025, we recorded net loss of S$1,560,535, and S$4,673,447 (US$3,633,248), respectively. As of December 31, 2025, we had accumulated deficit of S$9,234,500 (US$7,179,118). As of the date of this prospectus, we have financed our operations primarily through our proceeds from the IPO, financial assistance from one of our shareholders, Cuprina Holding Pte. Ltd., bank loans and sales of our currently commercialized products, including a line of medical grade sterile blowfly larvae bio-dressing products marketed under the MEDIFLY brand name, or the MEDIFLY products, introduced in 2020, and three cosmeceutical products introduced in 2023. The net losses and accumulated deficit have primarily been due to the substantial investments we have made to develop our products, costs related to our staff as well as our sales and marketing efforts, R&D costs, and infrastructure improvements.

In addition, as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Accordingly, we expect to continue to incur losses for the foreseeable future and we cannot assure you that we will ever achieve profitability or that, if we do become profitable, we will sustain profitability. Our failure to achieve or sustain profitability in the future would make it more difficult to finance our business and accomplish our strategic objectives, which would have a material adverse effect on our business, financial condition and results of operations. In addition, failure of our products to significantly penetrate our target markets would negatively affect our business, financial condition and results of operations.

Our business and future growth prospects rely on industry development and consumer demand for our products. If we fail to achieve and further promote our brand recognition and the widespread market acceptance of our products, or if we fail to grow or retain our customers or consumer base, our business, results of operations and financial condition may be materially and adversely affected.

We operate in an industry that is subject to rapid and unpredictable changes in consumer demand and trends. The success of our business depends significantly on the continued demand for our products, which in turn depends on the level of acceptance and satisfaction from medical institutions and individual users for our wound care and cosmeceutical products. The industries of and markets for such products have been developing rapidly in recent years. However, the prospects for such industries and the markets depend on many factors that are beyond our control. Our success is also dependent on our ability to identify and respond to such shifting consumer demand and trends, develop new and appealing products on a timely basis, and achieve acceptance of such new products by our customers. A number of factors could affect the market acceptance of our products, including but not limited to:

●	our ability to address the evolving needs and preferences of our customers, part of which could, in turn, be impacted by the changing regulatory environment in Singapore and our other markets;

●	the progress of our R&D efforts, as well as when our products commence commercialization relative to competing products;

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●	the safety and efficacy of our products and pipeline products, including but not limited to the prevalence and severity of adverse reactions, if any;

●	pricing and cost-effectiveness of our products relative to competing products;

●	public perception, perceived advantages, and brand recognition of our products over competing products; and

●	effectiveness of our sales and marketing efforts and distribution network, as well as the general availability of our products relative to competing products.

If our products fail to achieve or maintain widespread market acceptance, particularly among medical institutions and individual users, or if we fail to maintain good relationships with them, our future prospects may be affected. In addition, if new products introduced by our competitors are perceived more favorably by our consumers or end-users, or are more cost-effective, or otherwise render our products obsolete, the market demand for our products may decline, and our business, results of operations and financial condition may be materially and adversely affected. Further, our brand recognition and product acceptance depend largely on our ability to respond to changes and trends in consumer demand and offer high quality products. If we fail to anticipate and respond appropriately to the ever-changing consumer trends and preferences, or if consumer preferences shift away from the products we develop, manufacture, and sell, our brands and results of operation and financial condition may be materially and adversely affected. We cannot assure you that our brand promotion activities and R&D efforts may be successful and contribute to our business growth, and the resulting benefits may not always justify the relevant expenditures. In the event the demand for our products fails to grow as rapidly as anticipated, our business and results of operations may also be materially and adversely affected.

Our revenue growth for a particular period is difficult to predict, and a shortfall in forecasted revenues may harm our operating results.

As we were established in 2019 and have a relatively short operating history, our revenue growth and, consequently, results of operations are difficult to predict. We plan our operating expense levels based primarily on forecasted revenue levels. A shortfall in revenue could lead to operating results being below expectations as we may not be able to quickly reduce our fixed expenses in response to short-term revenue shortfalls. We have experienced fluctuations in revenue and operating results and anticipate that these fluctuations will continue until we achieve a critical mass with our product sales.

These fluctuations can result from a variety of factors, including economic conditions worldwide, as well as economic conditions specific to the chronic wound care and cosmeceuticals industries, which could affect the ability of our customers to purchase our products and could result in a reduction in elective operative procedures; governmental regulations; the timing of regulatory approvals; the uncertainty surrounding our ability to attract new customers and retain existing customers; changes in reimbursement rates for our products by governmental agencies and private insurers; the length and variability of our sales cycle, especially gaining approvals for the use of our products in additional hospitals and medical centers, which makes it difficult to forecast the quarter in which our sales will occur; issues including delays in the sourcing of our products; the timing of operating expenses relating to the expansion of our business and operations; changes in the pricing of our products and those of our competitors; the development of new wound care products or product enhancements by our competitors; and actual events, circumstances, outcomes, and amounts differing from assumptions and estimates used in preparing our operating plan and how well we execute our strategy and operating plans.

As a consequence, operating results for a particular future period are difficult to predict, and prior results are not necessarily indicative of future results. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on our business.

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We recorded net current liabilities as of December 31, 2024 and net current assets as of December 31, 2025, but net current liabilities positions may continue.

We recorded net current liabilities of S$4,384,999, and net current assets of S$4,215,760 (US$3,277,431) as of December 31, 2024, and 2025, respectively. These net current liabilities as of December 31, 2024 was primarily attributable to large amounts due to related parties, in particular, amounts due to Cuprina Holding Pte. Ltd., one of our shareholders, and Jimmy Lee Peng Siew, one of our ultimate beneficial shareholders, mainly for the purpose of financing our IPO exercise, working capital as well as research and development activities.

Net current liabilities expose us to liquidity risk. Payment of trade and other payables, amounts due to related parties, our capital expenditure plans and the repayment of our outstanding debt obligations as and when they become due will primarily depend on our ability to maintain adequate cash generated from operating activities and adequate external financing. In addition, if we encounter any liquidity issues in the future, we may curtail or defer our business expansion plans based on the availability of sufficient funds. If we continue to have net current liabilities in the future, our working capital for operations or business expansion plans could be limited and our business, financial position and results of operations could be materially and adversely affected.

We had net operating cash outflows for the years ended December 31, 2024 and 2025.

We had net cash flows used in operating activities of S$1,235,981 for the year ended December 31, 2024, primarily reflecting a net loss of S$1,560,535, as adjusted by (a) positive changes of approximately S$96,198 in non-cash items primarily including depreciation and amortization and equity in net earnings of affiliate; and (b) positive changes of approximately S$228,356 in working capital primarily reflecting (i) a decrease of approximately S$10,639 in other current assets, and (ii) an increase of approximately S$123,562 in accruals and other payables,(iii) a decrease of approximately S$24,430 in accounts receivable, and (iv) a decrease of approximately S$69,725 in net advance to related parties.

We had net cash flows used in operating activities of S$9,133,948 (US$7,100,947) for the year ended December 31, 2025, primarily reflecting a net loss of S$4,673,447 (US$3,633,248), as adjusted by (a) positive changes of approximately S$241,254 (US$187,556) in non-cash items primarily including depreciation and amortization, foreign exchange losses and equity in net earnings of affiliate; and (b) negative changes of approximately S$4,701,755 (US$3,655,255) in working capital primarily reflecting (i) an increase of approximately S$4,457,200 (US$3,465,133) in other current assets, and (ii) a decrease of approximately S$292,171 (US$227,140) in accruals and other payables.

We cannot assure you that we will be able to generate net cash flows from operating activities in the future. If we continue to record net operating cash outflows in the future, our working capital may be constrained, which may adversely affect our liquidity and financial condition. If we do not have sufficient working capital and are unable to generate sufficient revenue or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan or substantially curtail our operations, any of which could materially and adversely affect our business, financial condition and results of operations. In addition, if we determine that our cash requirements exceed our available cash on hand, we may seek to issue debt or equity securities or obtain a credit facility. We cannot assure you that we would be able to obtain debt or equity financing at a reasonable cost, or at all, in the current economic environment. In addition, any issuance of equity or equity-linked securities could dilute our shareholders’ ownership, while any incurrence of indebtedness could increase our debt service obligations and cause us to be subject to restrictive operating and financial covenants. As a result, we may face liquidity issues and our business, financial condition and results of operations may be materially and adversely affected.

The regulatory approval and clearance processes of the FDA and comparable foreign authorities are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval or other marketing authorizations for our products and pipeline products, our business will be substantially harmed.

The medical device industries are regulated extensively by governmental authorities, including the FDA and corresponding foreign regulatory agencies and authorities. The time required to obtain approval, clearance, certification of conformity or other marketing authorizations from the FDA and comparable foreign authorities is unpredictable and can often be lengthy and depends upon numerous factors, including the substantial discretion of the regulatory authorities.

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Before we can market or sell a new medical device in the United States, we must obtain either a 510(k) clearance from the FDA, or approval of an application for premarket approval, or PMA, unless an exemption applies. Our MEDIFLY products have received FDA 510(k) clearance, as described below. For our bullfrog collagen sponge dressings, which remain in our development pipeline, we have been in the process of preparing the technical documentation required for an FDA 510(k) clearance, including compliance with FDA’s Quality Management System Regulation. For our MEDIFLY products, we received a request for Additional Information from the FDA in November 2025, to which we responded in May 2026, and a Chemistry Manufacturing and Control (CMC) information request in June 2026, to which we submitted our response immediately after. On June 12, 2026, the FDA granted 510(k) clearance for our MEDIFLY products (510(k) number BK251252), and we are now permitted to market and sell these products in the United States for their cleared indications. For our bullfrog collagen sponge dressings, we have optimized a new manufacturing step and are in the process of resubmitting the product for ISO 10993 biocompatibility testing. Subject to satisfactory biocompatibility results, we intend to commence safety and efficacy clinical trials in collaboration with a hospital partner in Singapore by the end of 2026, for which study documentation and institutional board processes are underway. Our 510(k) submission to the FDA is planned to follow the completion of these clinical trials. In the 510(k) premarket clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support a finding of substantial equivalence.

The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time-consuming, and we may not be able to successfully obtain pre-market reviews on a timely basis, if at all. If the FDA requires us to go through a lengthier, more rigorous examination of our products than we expect, our product introductions could be delayed or canceled, which could cause our sales to decline.

The FDA or any foreign regulatory bodies can delay, limit or deny approval or clearance of our product candidates or require us to conduct additional nonclinical or clinical testing or abandon a program for many reasons, including:

●	the FDA’s or the applicable foreign regulatory agency’s disagreement with the design or implementation of our clinical trials;
●	negative or ambiguous results from our clinical trials or results that may not meet the level of statistical significance required by the FDA or comparable foreign regulatory agencies for approval;
●	serious and unexpected device-related side effects experienced by participants in our clinical trials or by individuals using devices similar to our products or natural product candidates;
●	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory agency that our product candidates are safe and effective for their intended uses, or in the case of the 510(k) clearance process, that our product candidate is substantially equivalent to a predicate device;
●	our inability to demonstrate the clinical and other benefits of our product candidates outweigh any safety or other perceived risks;
●	the FDA’s or the applicable foreign regulatory agency’s requirement for additional pre-clinical studies or clinical trials;
●	the FDA’s or the applicable foreign regulatory agency’s disagreement regarding the formulation, labeling or the specifications of our products or future product candidates;
●	the FDA’s or the applicable foreign regulatory agency’s failure to approve the manufacturing processes or facilities of third-party manufacturers with which we contract; or
●	the potential for approval or clearance policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

Of the large number of products in development, only a small percentage successfully complete the FDA or foreign regulatory approval processes and are commercialized. The lengthy approval or marketing authorization process, as well as the unpredictability of future clinical trial results, may result in our failing to obtain regulatory clearance, approval or other marketing authorization to market our products, which would significantly harm our business, financial condition and results of operations. Furthermore, if we fail to obtain FDA 510(k) clearances for our products, it could potentially lead to uncertainties in our regulatory approval process in other jurisdictions, as certain regulatory authorities, including those located in Singapore and Saudi Arabia, use the FDA as a reference agency.

Even if we eventually receive approval or clearance of an FDA or foreign marketing application for our products, the FDA or the applicable foreign regulatory agency may grant clearance, approval or other marketing authorization contingent on the performance of costly additional clinical trials, including post-market clinical trials. The FDA or the applicable foreign regulatory agency also may clear, approve or authorize for marketing a product candidate for a more limited indication or patient population than we originally requested, and the FDA or applicable foreign regulatory agency may not approve or authorize the labeling that we believe is necessary or desirable for the successful commercialization of a product candidate. Any delay in obtaining, or inability to obtain, applicable regulatory clearance, approval or other marketing authorization would delay or prevent commercialization of that product candidate and would materially adversely impact our business and prospects.

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Failure to manage our growth strategy could harm our business.

Our ability to successfully implement our business plans and develop, market and sell our wound care and cosmeceutical products requires an effective plan for managing our future growth. We plan to increase the scope of our operations at a rapid rate, particularly in relation to the development and sale of new products and expansion into new geographic markets. Future expansion efforts will be expensive and may strain our internal operating resources. To manage future growth effectively, we must maintain and enhance our financial and accounting systems and controls, integrate new personnel and manage expanded operations. If we do not manage growth properly, it could harm our operating results and financial condition.

However, our planned expansion into new products and new geographic markets with which we do not have significant experience subjects us to risks associated with the use of new and novel technologies, operational, financial, regulatory, legal and reputational risks, as well as the risk that we may be unable to timely or successfully launch our service offerings. The success of these operations depends upon our ability to commercialize our service offerings, and our failure to do so could negatively affect our ability to generate revenue from these activities.

If we are unable to compete within our markets or our products do not gain market acceptance, our financial condition and operating results could suffer.

Competition from other medical device companies is significant, and we could be significantly affected by new product introductions and other activities of market participants. We compete with other companies in acquiring rights to products or technologies from third-party developers. In addition, many specialized products companies have formed collaborations with large, established companies to support research, development, and commercialization of wound care and cosmeceutical products which may be competitive with ours. Academic institutions, government agencies, and other public and private research organizations are also conducting research activities and may commercialize wound care and cosmeceutical products on their own or through joint ventures. We are a new company with few product lines and relatively small customer bases. We may not, even with more efficacious products, be able to secure contracts and achieve significant growth with large national accounts.

Some of our competitors enjoy several competitive advantages over us, including but not limited to:

●	larger and more established distribution networks in Singapore and/or in international markets;

●	greater financial, managerial and other resources for product R&D, sales and marketing efforts and protecting and enforcing intellectual property rights;

●	greater name recognition;

●	larger consumer bases;

●	more expansive portfolios of products and intellectual property rights; and

●	greater experience in obtaining and maintaining regulatory approvals and/or clearances from regulatory agencies.

The presence of competition in our markets may lead to pricing pressure which would make it more difficult to sell our products at a profitable price or may prevent us from selling our products at all. Our failure to compete effectively would have a material adverse effect on our business.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we use networks to collect and store sensitive data, including intellectual property, proprietary business information, and important information of our customers, suppliers, and business partners, as well as personally identifiable information of our customers and employees. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or be breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks, and the information stored there could be accessed, publicly disclosed, lost, or stolen. The secure processing, maintenance, and transmission of this information is critical to our operations. Any such access, disclosure, or other loss of information could result in the loss of existing customers, difficulty in attracting new customers, backlash from negative public relations, legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties. Furthermore, such access, disclosure, or loss may cause disruption of our operations and the services we provide to customers, damage to our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business.

We rely heavily on our R&D partners for know-how on design, manufacturing methods and formulation of our products. If we or one of our partners fails to perform adequately or fulfill our needs, we may incur significant costs due to delays in our product introductions and commercialization.

Since our inception, we have been committed to the R&D of products, product candidates and meeting rigorous quality and regulatory standards for our production processes. As of December 31, 2025, our R&D team consisted of two full-time team members. However, the process of completing research and product development, obtaining regulatory approvals and commercializing our pipeline products may be time-consuming and costly. We cannot assure you that our R&D efforts will be able to deliver the intended outcomes or that we will be able to successfully identify new opportunities, develop, enhance or adapt to new technologies, develop and bring new or more advanced products to market, obtain sufficient or any patent or other intellectual property protection for such products, or obtain the necessary regulatory approvals in a timely and cost-effective manner. Even if such products are introduced, we cannot assure you that they will achieve market acceptance, or that we will be able to upgrade our existing technologies or develop or adopt new technologies that mitigate the risk of substitution by other products. Any failure to do so could harm our business and prospects.

As of the date of this prospectus, we had collaborated with Nanyang Technological University (“NTU”) and Aiodine Laboratory Pte. Ltd. for the R&D of our pipeline products. We may continue to seek to establish or enter into collaborations, strategic alliances, joint ventures, equity investment, or licensing arrangements with third parties that we believe will complement or augment our development and commercialization of pipeline products and future product candidates. However, the third parties we collaborate with may fail to properly perform their contractual obligations, fail to protect their intellectual property, fail to comply with regulatory provisions, or ultimately yield the anticipated economic benefits. If we are unable to reach agreements with suitable collaborators on acceptable terms in a timely manner, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or commercialization, reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense.

We rely on our in-house sales and marketing team and third parties to promote our products. Failure to execute an effective sales and marketing strategy could harm our ability to increase the sales of our products and achieve broader market acceptance.

To increase the sales of our products, achieve broader market acceptance, and maintain sustainable relationships with existing and potential customers, we must successfully execute an effective sales and marketing strategy. However, we cannot assure you that we will be able to attract, motivate and retain qualified and professional employees with requisite expertise and communicate with them effectively. If we fail to hire, develop and retain qualified sales and marketing personnel, or if our new sales and marketing personnel are unable to achieve desired performance levels, we may not be able to execute our sales and marketing strategy or achieve our goals.

Our relationships with third parties such as hospitals, clinics, and retail chains, as well as our engagement with e-commerce and social media platforms, also play an important role in our sales and marketing activities. We cannot assure you that we will be able to maintain or strengthen our relationships with these industry players. If these industry players leave the market, change their business or practice focus, cease to collaborate with us, or collaborate with our competitors, our marketing strategy and efforts to promote our products may not be successful. If we fail to generate returns from our relationships with these industry players as anticipated, or at all, our business, financial condition, and results of operations may be materially and adversely affected.

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Furthermore, we have limited experience in the sales and marketing of certain of our pipeline products, which includes products that operate in different sub-markets than our marketed products. Upon the commercialization of these pipeline products, we may fail to build a corresponding commercial team, conduct comprehensive market analysis, obtain licenses and approvals, or manage related distributors and sales forces. As a result, commercialization of these pipeline products may involve more inherent risks, take a comparatively longer time, and cost more. There may also be circumstances during the actual sales of our future products that we did not anticipate prior to commercialization, which may require us to adjust our sales and marketing strategy, recruit additional personnel, or incur unforeseen costs and expenses. In such an event, our business prospects and sales of the relevant products could be materially and adversely affected.

We may not be able to develop new products that are competitive or successful in the markets we have entered or plan to enter, in a timely manner or at all.

Our ability to continuously identify, develop, and launch new products for which there is consumer demand is critical to our success. However, the success of any product candidate depends on several factors, including our ability to anticipate industry trends and market demand, complete the product development process efficiently, minimize the costs and time for obtaining required regulatory approvals, optimize our manufacturing and procurement process, manufacture and deliver new products in a timely and commercially viable manner, anticipate and compete with our competitors, and increase customer awareness and acceptance of our new products.

We cannot guarantee that we can predict industry trends and market demand and be successful in developing new products or that we will be able to identify viable product development opportunities. We may experience delays or failures in any stage of product development, manufacturing, product registration, and marketing. In addition, failure to obtain regulatory approvals or registration certificates for these pipeline products in a timely manner would hinder our ability to penetrate the markets that we intend to enter, which may adversely affect our business and financial performance.

We have collaborated and will continue to collaborate with third parties to develop new products, but we cannot assure you that we could successfully launch the new products as anticipated or at all, or that consumers will be receptive to our new products. Even if we are able to launch new products, it may take time for the new products to gain market acceptance. Furthermore, our competitors may develop similar products or technologies, or may be able to bring products to market faster or at a lower cost than we can, which could adversely affect our ability to compete.

However, there can be no assurance that we will be able to successfully develop and launch new products or that our products will gain market acceptance. Any delays or failures in product development, manufacturing, regulatory approval, or marketing could have a material adverse effect on our business, results of operations, and financial condition.

The development and sale of certain of our pipeline products are heavily dependent on certain third-party agreements, and the termination of any of these agreements could harm our business.

We rely on certain agreements with third parties to develop and sell certain of our pipeline products, including products incorporating bullfrog collagen and iodine antiseptics. We entered into a licensing agreement and an industry research collaboration agreement with NTU in June 2022 and August 2022, respectively. We entered into a joint venture agreement with Aiodine Laboratory Pte. Ltd. in November 2025. In January 2026, we established a jointly owned entity, Cuprina & Aiodine Pte. Ltd., with Aiodine Laboratory Pte. Ltd., an independent third party for the worldwide distribution, marketing, and commercialization of Aiodine-based wound care products and derivatives. However, these are third parties and could decide to terminate the agreements pursuant to their terms. We cannot be certain that license agreements will continue to be available to us on reasonable terms or at all. The termination of, or inability to maintain, any of our license agreements could negatively impact our ability to development and sell the products mentioned above in the future, which could have a material adverse effect on our business, financial condition, and results of operations.

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Certain of our pipeline products are still under development and we may not be able to successfully commercialize any of these products.

Our pipeline contains certain products for treating chronic wounds of various stages of the healing process, and we may also decide to develop other pipeline products in the future. Some of our R&D programs are in early developmental stages, and one or more of our product candidates may fail to meet safety and efficacy standards in human testing, even if those product candidates are found to be effective in animal studies. To develop and commercialize product candidates for wound care, we must provide regulatory authorities in Singapore and other intended markets with human clinical and nonclinical animal data that demonstrate adequate safety and effectiveness, which will require significant additional research and development efforts, including extensive nonclinical studies and clinical testing. However, our approach to product discovery may not be effective or may not result in the development of any product, and it can take several years for a product to be approved, with no guarantee of successfully bringing any therapeutic candidates to the market. Additionally, a new product candidate may appear promising at an early stage of development or after clinical trials and never reach the market, or it may reach the market and not sell, for a variety of reasons.

For example, the product may:

●	be shown to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;

●	fail to receive regulatory approval on a timely basis or at all;

●	be difficult to manufacture on a large scale;

●	not be economically viable;

●	not be prescribed by doctors or accepted by patients;

●	fail to receive a sufficient level of reimbursement from government insurers or other third-party payors; or

●	infringe on intellectual property rights of any other party.

If our technologies or product development efforts fail to generate product candidates that lead to the successful development and commercialization of products, or if the product candidates we have acquired (or may in the future acquire) are not approved or cleared for commercialization or otherwise experience adverse regulatory action, our business and financial condition will be materially adversely affected.

Our future success will largely depend on our ability to maintain and further grow clinical acceptance and adoption of our products, and we may be unable to adequately educate healthcare practitioners on the use and benefits of our products.

Our commercial success depends heavily on our ability to educate healthcare practitioners on the use of our products in wound care settings, as healthcare practitioners play a significant role in determining the course of a patient’s treatment and the type of products, if any, that will be used to treat the patient. Acceptance and adoption of our wound care products relies on educating healthcare practitioners on the distinctive characteristics, benefits, safety, clinical efficacy, and cost-effectiveness of our products, including potential comparisons to our competitors’ products, and on training healthcare practitioners in the proper application of our products. However, convincing healthcare practitioners to adopt new products and techniques is challenging, as they may be hesitant to change their medical practices, and we may not be successful in these efforts. If healthcare practitioners are not adequately trained, they may use our products ineffectively, resulting in unsatisfactory patient outcomes, negative publicity, or lawsuits against us. If we cannot convince healthcare practitioners of the merits and advantages of our products compared to our competitors’ products, they may not use our products, and we will be unable to increase our sales and sustain growth or profitability.

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Interruptions in the supply of our products or inventory loss may adversely affect our business, financial condition and results of operations.

The manufacturing and storage of our products requires specialized facilities and is subject to strict company and government standards. Moreover, process deviations or unanticipated effects of approved process changes may result in noncompliance with regulatory requirements, including stability requirements or specifications. Most of our products require storage and transportation within a specified temperature range, and if environmental conditions deviate from that range, the safety and efficacy of our products could be adversely affected, making them unsuitable for use. Severe weather conditions and natural disasters may make compliance with these processes and maintenance of these standards more difficult, and climate change threatens more extreme weather events, which could increase our production risks. For example, breeding of Lucilia cuprina maggots, which are the main component for our currently commercialized wound care products, is subject to risks including changes in regulations, changes in the terms of the licenses granted to us from the relevant environmental agencies in Singapore, shortages of raw materials, such as sterilization chemicals, and extreme temperature conditions such as insufficient exposure to natural sunlight for prolonged periods and extreme temperatures that are either too high or too low, all of which could harm breeding efficiency and output and impact profitability.

The occurrence of actual or suspected production and distribution problems can lead to lost inventories, and in some cases recalls, with consequential reputational damage and the risk of product liability. Additionally, the investigation and remediation of any identified problems can cause production delays and result in substantial additional expenses. Any unforeseen failure in the storage of our products or loss in supply could result in a loss of our market share and negatively affect our revenues and operations.

If we are unable to manage product inventory in an effective manner, our profitability could be impaired.

Many factors affect the efficient use and planning of product inventory, such as the effectiveness of predicting demand, preparing manufacturing to meet demand, meeting product mix and product demand requirements, and managing product expiration. Our currently commercialized wound care products have a shelf life of between one day and two days, while our cosmeceutical products generally have a shelf life of between 24 months and 36 months. If we are unable to manage our product inventory efficiently or within expected budget goals or keep sufficient finished and in-process products on hand to meet demand, our operating margins and long-term growth prospects could be impaired. We place orders with our suppliers based on forecasts of demand, and our forecasts are based on management’s judgment and assumptions, each of which may introduce errors into our estimates. If we overestimate customer demand, our excess or obsolete inventory may increase significantly, reducing our gross margin and adversely affecting our financial results. Conversely, if we underestimate customer demand or if insufficient manufacturing capacity is available, we would miss revenue opportunities, potentially lose market share, and damage our customer relationships.

Failure of any third-party assessments to demonstrate desired outcomes in proposed endpoints could have a negative impact on our business performance.

Our collaborators and certain third parties such as medical research institutions may conduct clinical studies regularly designed to test the performance of our products and/or the underlying mechanism associated with our products and their use across a number of applications. However, if a clinical study fails to demonstrate statistically significant results supporting performance, use benefits, or compelling health economic outcomes from using our products or the underlying mechanism associated with our products, physicians may elect not to use our products as a treatment for conditions that may benefit from them. Additionally, serious adverse events reported during the conduct of a study could affect the continuation of the study, product marketing authorization by regulatory authorities, and product adoption by healthcare professionals, or could cause regulatory authorities to impose other restrictions on the product or require additional warning or precaution statements to appear on the product labeling.

If we are unable to develop a body of statistically significant evidence from available clinical studies, whether due to adverse results or inadequately designed studies, public and private payers could refuse to cover our products, limit the manner in which they cover our products, or reduce the price they are willing to pay or reimburse for our products.

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Increased prices for, or unavailability of, raw materials used in our products could adversely affect our business, financial condition and results of operations.

The prices of the raw materials used in the manufacture of our products affect our profitability, and these prices may fluctuate based on a number of factors beyond our control, including changes in supply and demand, general economic conditions, labor costs, fuel-related delivery costs, competition, import duties, excises and other indirect taxes, currency exchange rates, and government regulation. However, due to the highly competitive nature of the industries in which we operate and the cost consciousness of our customers and third-party payors, we may be unable to pass along cost increases for key components or raw materials through higher prices to our customers. If the cost of key components or raw materials increases and we are unable to fully recover these increased costs through price increases or offset these increases through other cost reductions, we could experience lower margins and profitability. Significant increases in the prices of raw materials that cannot be recovered through productivity gains, price increases, or other methods could adversely affect our business, results of operations, and financial condition.

If we or our present and future R&D partners are unable to adequately protect their respective intellectual property rights, we may not be able to compete effectively.

Part of our success depends on and will continue to be dependent on our and our present and future R&D partners’ ability to protect proprietary rights to technologies used in certain of our products and to rely on patents and trade secrets to establish and maintain proprietary rights in our technology and current and future products. However, these legal means afford only limited protection and may not adequately protect our or our present and future R&D partners’ rights or permit us to gain or keep a competitive advantage. Patents and patent applications we may have in the future may not be sufficient or broad enough to prevent competitors from introducing similar products into the market.

Our or our present and future R&D partners’ patents or attempts to enforce them may not be upheld by the courts and the damages or other remedies awarded if we were to prevail in upholding such patents may not be commercially meaningful. Efforts to enforce any of our or our present and future R&D partners’ proprietary rights could be time-consuming and expensive, which could adversely affect our business and prospects and divert management’s attention.

Furthermore, the issuance of a patent, while presumed valid and enforceable, is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around the patents possessed by our present and future R&D partners or the ones that we may have in the future. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. In addition, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, vendors, former employees and current employees.

Patent rights are territorial, and patent protection extends only to those countries where we have issued patents. Filing, prosecuting, and defending patents on our products and product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive and their litigation processes differ. Competitors may successfully challenge or avoid our patents or manufacture products in countries where we have not applied for patent protection. Changes in the patent laws in Singapore or other countries may diminish the value of our patent rights. As a result of these and other factors, the scope, validity, enforceability, and commercial value of our and our present and future R&D partners’ present and future patent rights are uncertain and unpredictable.

The patent positions of life sciences companies and research institutions involve complex legal and factual questions, and, therefore, the issuance, scope, validity, and enforceability of any patent claims that we and our present and future R&D partners may obtain cannot be predicted with certainty. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. A third-party may submit prior patents, or we may become involved in opposition, derivation, reexamination, interparty review, post-grant review, supplemental examination, or interference proceedings challenging our patent rights or the patent rights of our licensors or development partners. The costs of defending or enforcing our proprietary rights in these proceedings can be substantial, and the outcome can be uncertain. An adverse determination in any such submission or proceeding could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, or reduce our ability to manufacture or commercialize products. Furthermore, if the scope or strength of protection provided by our patents and patent applications is threatened, it could discourage companies from collaborating with us to license, develop, or commercialize current or future products. The ownership of our proprietary rights could also be challenged.

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Our and our present and future R&D partners’ ability to enforce our respective intellectual property rights depends on the ability to detect infringement. It is difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product, particularly in litigation in countries that do not provide an extensive discovery procedure.

Our maggot-based chronic wound care products are not currently protected by any pending patent application nor any unexpired patent. Currently, the substantial majority of our net revenue is derived from the sale of maggot-based chronic wound care productions and such products may be subject to competition from the sale of substantially equivalent products that could adversely affect our business and operations.

Our maggot-based chronic wound care products, from which we derived 71.2% of our revenue for the year ended December 31, 2024, and 88.6% of our revenue for the year ended December 31, 2025, have no patent protection, and therefore, in order to continue to obtain commercial benefits from them, we will rely on product manufacturing trade secrets, know-how, and related non-patent intellectual property, such as potential regulatory rights that would require various resources to separately obtain. The effect of our maggot-based chronic wound care products’ lack of patent protection depends, among other things, upon the nature of the market and the position of our products in the market from time to time, the size of the market, the complexities and economics of manufacturing a competitive product and applicable regulatory approval requirements. In the event that competition develops substantially equivalent products, this competition could have a material adverse effect on our business, financial condition, and operating results. Trade secret protection is effective only against wrongful acquisition, use, or disclosure of confidential information. A competitor can avoid a claim of trade secret misappropriation by showing independent development without use of a trade secret owner’s information; however, this typically requires some time, effort, and financial resources to develop independently. The entrance into the market of a product substantially equivalent to our maggot-based chronic wound care products may erode our product’s market share, which may have a material adverse effect on our business, financial condition, and results of operations.

We may be found to infringe on or violate the intellectual property rights of others.

We may not have identified all patents, published applications or published literature that affect our business either by blocking our ability to commercialize our products or R&D candidates, by preventing the patentability of one or more aspects of our products or R&D candidates to us or our licensors, or by covering the same or similar technologies that may affect our ability to market our products and R&D candidates. For example, we (or the licensor of a product or R&D candidate to us) may not have conducted a patent clearance search sufficient to identify potentially obstructing third party patent rights. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. We cannot be certain that we or our licensors were the first to invent, or the first to file, patent applications covering our products and candidates. We also may not know if our competitors filed patent applications for technology covered by our pending applications or if we were the first to invent the technology that is the subject of our patent applications. Competitors may have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents. Such third parties, including customers, may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark, and other intellectual property rights to technologies and related standards that are relevant to us, our operations, and our products. These assertions may emerge over time as a result of our growth and the general increase in the pace of patent claim assertions.

Because of the existence of a large number of patents in the industries we operate, the secrecy of some pending patent applications and the rapid rate of issuance of new patents, we believe that it is not economically practical or even possible to determine in advance whether a product or any of its components is completely free of infringement of the patent rights of others even when we take reasonably objective steps to determine what relevant patent rights might exist and, if so, to evaluate such patent rights relative to our proposed and actual products and methods with patent counsel.

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The asserted claims or initiated litigation can include claims against us or our manufacturers, suppliers or customers alleging infringement of their proprietary rights with respect to our existing or future products or components of those products. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, intellectual property litigation or claims could force us to cease developing, selling or otherwise commercializing one or more of our products; to pay substantial damages for past use of the asserted intellectual property; to obtain a license from the holder of the asserted intellectual property, which may not be available on reasonable terms, if at all; and redesign, or rename in the case of trademark claims, our product(s) to avoid such third party rights, which may not be possible or which could be costly and time-consuming. Any of these risks coming to fruition could have a material adverse effect on our business, results of operations, financial condition, and prospects. Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. Where claims are made by customers, resistance even to unmeritorious claims could damage customer relationships. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers. Furthermore, because of the potential for high court awards that are not necessarily predictable, and the resources required to engage in a full defense of such allegations, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business could be materially and adversely affected.

We are subject to various governmental regulations relating to the labeling, marketing and sale of our products.

Government regulations by the Health Sciences Authority of Singapore, or HSA, and similar agencies in other countries and regions is a significant factor in the development, manufacturing and marketing of our products and in the acquisition or licensing of new products. Complying with government regulations is often time-consuming and expensive and may involve delays or actions adversely impacting the marketing and sale of our current or future products.

Following initial regulatory approval or clearance of any products that we or our R&D partners may develop, we and/or our R&D partners will be subject to continuing regulatory review, including, but not limited to, appropriate establishment registration and product listing requirements; regulations governing the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation, and servicing of finished devices, drugs and/or biologics, as applicable; labeling requirements; and adverse event reporting regulations.

Failure to comply with applicable regulatory requirements can result in, among other things, the HSA or other governmental authorities:

●	imposing fines and penalties on us;

●	preventing us from manufacturing or selling our products;

●	delaying or denying pending applications for approval or clearance of our products or of new uses or modifications to our existing products, or withdrawing or suspending current approvals or clearances;

●	ordering or requesting a recall of our products;

●	issuing warning letters;

●	imposing operating restrictions, including a partial or total shutdown of production or investigation of any or all of our products;

●	refusing to permit the import or export of our products;

●	detaining or seizing our products;

●	obtaining injunctions preventing us from manufacturing or distributing any or all of our products;

●	commencing criminal prosecutions or seeking civil penalties; and

●	requiring changes in our advertising and promotion practices.

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Distribution of our products is subject to extensive government regulation. These regulations, including the requirements for marketing authorizations or product licenses necessary to bring a medical product to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. We do not know whether we will obtain the marketing authorizations or product licenses necessary to market our products in such countries or that we will not be required to incur significant costs in obtaining or maintaining these regulatory approvals.

Delays in or changes to the clearance and approval processes or ongoing regulatory requirements from HSA or other regulatory authorities could make it more difficult for us to obtain clearance or approval of new products or comply with ongoing requirements.

New government regulations may be enacted and changes in the relevant regulatory authorities’ policies and regulations and their interpretation and enforcement could prevent or delay regulatory clearance or approval of new products. We cannot predict the likelihood, nature, or extent of adverse government regulation that may arise from future legislation or administrative action, either in Singapore or abroad. Therefore, we do not know whether we or our present and future R&D partners will be able to continue to comply with such regulations or whether the costs of such compliance will have a material adverse effect on our business. Changes could, among other things, require different labeling, monitoring of patients, interaction with physicians, education programs for patients or physicians, curtailment of necessary supplies, or limitations on product distribution.

These changes could have an adverse effect on our business, and specifically, on the sales of affected products. The evolving and complex nature of regulatory science and regulatory requirements, the broad authority and discretion of the relevant regulatory authorities, and the generally high level of regulatory oversight results in a continuing possibility that from time to time, we will be adversely affected by regulatory actions despite ongoing efforts and commitment to achieve and maintain full compliance with all regulatory requirements. If we or our present and future R&D partners are not able to maintain regulatory compliance, we may not be permitted to market our products and our business would suffer.

Failure to obtain or maintain adequate reimbursement or insurance coverage for medical products, if any, could limit our ability to market those products and decrease our ability to generate revenue. Changes in reimbursement policies and regulations by governmental or other third-party payors may have an adverse impact on the use of our products.

The pricing, coverage, and reimbursement of our products, if any, must be sufficient to support our commercial efforts and other development programs, and the availability and adequacy of coverage and reimbursement by third-party payors, including governmental and private insurers, are essential for most patients to be able to afford medical treatments. Sales of our products depend substantially, both domestically and abroad, on the extent to which the costs of our products, if any, will be paid for or reimbursed by health maintenance, managed care, and similar healthcare management organizations, or government payers and private payers. If coverage and reimbursement are not available, or are available only in limited amounts, we may have to subsidize or provide medical products for free or we may not be able to successfully commercialize our products.

The ability of our customers to obtain appropriate reimbursement for products and services from third-party payors is critical to the success of our business because reimbursement status affects which products our customers purchase. In addition, our ability to obtain reimbursement approval in foreign jurisdictions may affect our ability to expand our product offerings internationally. In addition, changes in healthcare systems in Singapore or other countries where we currently offer or intend to offer products in a manner that significantly reduces reimbursement for procedures using our products or denies coverage for these procedures would also have an adverse impact on the acceptance of our products and the prices which our customers are willing to pay for them.

Moreover, increasing efforts by governmental and private payers in Singapore and abroad to limit or reduce healthcare costs may result in restrictions on coverage and the level of reimbursement for new medical products and, as a result, they may not cover or provide adequate payment for our products. We expect to experience pricing pressures in connection with our products due to the increasing trend toward managed healthcare, including the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, and prescription drugs or biologics in particular, has and is expected to continue to increase in the future. As a result, profitability of our current or future products may be more difficult to achieve.

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If our employees, distributors, customers, suppliers or other business partners engage in illegal, fraudulent, improper or unethical conduct, such as bribery and corruption, we may be subject to potential liability and negative publicity, and our reputation as well as business could be harmed.

We are exposed to the risk that our employees, distributors, customers, suppliers, or other business partners we have contracted may engage in illegal, fraudulent, improper or unethical conduct. Misconduct by these individuals and institutions could include intentional, reckless and/or negligent conduct that violates the relevant laws and regulations, including those requiring the reporting of true, complete and accurate information and data to regulatory authorities and those relating to data privacy and security, product quality, efficacy claims and manufacturing standards, and other relevant laws and regulations in Singapore and other countries. Such misconduct could also involve fraud, corruption, bribery (such as offering or accepting kickbacks and rebates that may constitute bribery), tax evasion and other illegal practices. In addition, our business partners such as medical institutions and distributors may be subject to greater regulatory scrutiny in their sales and operations and in particular, in their compliance with applicable anti-bribery and tax laws and regulations.

In particular, sales, marketing and other business arrangements in our industry are subject to extensive laws and regulations intended to prevent fraud, bribery, misconduct, kickbacks, self-dealing and other abusive practices. In recent years, regulatory scrutiny and enforcement in sales, marketing and other business arrangements involving medical institutions, such as hospitals and aesthetic medicine service providers, have increased, and regulations in our industry or those of our business partners may further tighten in the future. We could be potentially liable for actions taken by our employees, distributors, customers, suppliers or other business partners that violate anti-bribery, anti-corruption and other related laws and regulations in Singapore or other countries as well as suffer from negative publicity associated with these actions, over which we may not have full control. Our employees or other third parties may fail to comply with such laws and regulations, and the relevant government authorities with discretion may interpret the laws and regulations in a way inconsistent with our understanding, both of which may expose us to potential risks and penalties. Although we had not been subject to fines or penalties for any breach of such laws and regulations in the past, we cannot assure you that there will not be any such fines or penalties imposed on us in the future. The risk of breaches by our employees, distributors, customers, suppliers or other business partners, whether intentionally or inadvertently, could also potentially be higher in light of the recent regulatory scrutiny. We may not be able to identify and deter any misconduct by such foregoing persons, and the precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could severely disrupt our business operations, or result in failure to continue the marketing and sales of our products and obtain regulatory approval for our product candidates.

The government authorities may seize the products involved in any illegal or improper conduct by our employees and other third parties, and we may be subject to claims, fines or suspension of our operations. Our brands and reputation, business, results of operations and financial position could be adversely affected if we are associated with any potential liabilities as well as negative publicity as a result of illegal, fraudulent, improper or unethical conduct, or allegations of such, by our employees and other business partners.

Defects, failures or quality issues associated with our products could materially adversely affect our reputation, business, results of operations and financial condition.

Quality is extremely important to us and our customers due to the serious and costly consequences of product failure. Quality and safety issues may occur with respect to any of our products, and our future operating results will depend on our ability to maintain an effective quality control system and effectively train and manage our workforce with respect to our quality system. The development, manufacture and control of medical products are subject to extensive and rigorous regulation by numerous government agencies, including the HSA and similar foreign agencies. Compliance with these regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the HSA and foreign regulatory authorities. The HSA and foreign regulatory authorities may also require post-market testing and surveillance to monitor the performance of products cleared or approved for use in their jurisdictions. Our manufacturing facilities and those of our suppliers are also subject to periodic regulatory inspections. If the HSA or other regulatory authorities were to conclude that we or our suppliers have failed to comply with any of these requirements they could institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions, such as product recalls or seizures, withdrawals, monetary penalties, consent decrees, injunctive actions to halt the manufacture or distribution of products, import detentions of products, export restrictions, restrictions on operations or other civil or criminal sanctions. Civil or criminal sanctions could be assessed against our officers, employees, or us. Any adverse regulatory action, depending on its magnitude, may restrict us from effectively manufacturing, marketing, and selling our products.

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Relatedly, we could face product liability lawsuits or other similar proceedings relating to actual or alleged injuries, defects, deficiencies, failures, and/or representations relating to our products that could fall outside of the scope of our contractual indemnities. We do not have, and do not anticipate obtaining, contractual indemnification from parties supplying raw materials or parties marketing the products we sell. In any event, indemnification from the manufacturers of our products or from any other party is limited by the terms of the indemnity and by the creditworthiness of the indemnifying party. A successful product liability claims or other applicable claim or series of claims brought against us could result in judgments, fines, damages and liabilities that could have a material adverse effect on our business. We may incur significant expense investigating and defending these claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer as a result of any such claim, which could have a material adverse effect on our business.

As of the date of this prospectus, we have not obtained the relevant product liability insurance for our commercialized wound care product and are currently exploring the possibility of obtaining a product liability insurance for such product. Product liability insurance for the healthcare industry may become prohibitively expensive, to the extent it is available at all. We may not be able to maintain such insurance, should we decide to acquire it in the future, on acceptable terms or be able to secure increased coverage as commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by such product liability insurance. In the event that we do not have adequate insurance or contractual indemnification, product liability claims relating to defective products could have a material adverse effect on our business.

In addition, we cannot predict the results of future legislative activity or future court decisions, any of which could increase regulatory requirements, subject us to government investigations or expose us to unexpected litigation. Any regulatory action or litigation, regardless of the merits, may result in substantial costs, divert management’s attention from other business concerns and place additional restrictions on our sales or the use of our products. In addition, negative publicity, including regarding a quality or safety issue, could damage our reputation, reduce market acceptance of our products, cause us to lose customers and decrease demand for our products. Any actual or perceived quality issues may also result in issuance of physician’s advisories against our products or cause us to conduct voluntary recalls. Any product defects or problems, regulatory action, litigation, negative publicity or recalls could disrupt our business and have a material adverse effect on our business, results of operations and financial condition.

Failure to maintain effective pricing strategies and any downward changes in the pricing of our products could have a significant adverse effect on our business and results of operations.

We typically price our products by considering various factors, including market demand for products, our costs and expenses, different product line positioning, prices of competing products or treatments, the overall competitive landscape, and the level of local economic development. However, our pricing strategies may not always be effective and competitive, which may impact our ability to capture market demand and generate revenue.

Furthermore, if our customers gain more bargaining power, they may demand a lower price from us, which would reduce our profitability. Also, if medical institutions seek to lower the prices of our products and reduce the profitability of our distributors, our distributors may have less incentive to purchase and promote our products, and we may need to lower the order price we set for our distributors. Additionally, with the introduction of our new or competing products, or with voluntary price cuts by our competitors, we may be forced to lower the prices for our products.

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If the prices of our products decline due to the aforementioned factors, and if we are unable to mitigate the adverse effects of such price reduction without incurring substantial expenses to improve our products, our net profit margin may decrease accordingly. If our products experience downward pricing pressures, we cannot guarantee that we can sustain our gross profit margin levels. Any decrease in our product prices or decline in our gross profit margins in the future could materially and adversely affect our business, profitability, financial condition, and results of operations.

We rely on third parties to manufacture and supply our products, and we may encounter delays or incur additional costs when we add/replace manufacturers and suppliers for our products.

In 2023, we established our cosmeceuticals business. As of the date of this prospectus, we have three commercialized cosmeceutical products, namely, MEND Skin Restoration Balm, ENDURE Muscle Energy Cream and Activ Labs Cool Relief Muscle Patch. For MEND Skin Restoration Balm, we commissioned a Singapore-based original equipment manufacturer, or OEM, of skincare products to create the formulation and manufacture the substantially finished products, which are packaged in our own facility. For ENDURE Muscle Energy Cream, we have contracted with a Singapore-based pharmaceutical company to create the formula and manufacture the finished products for us in its own manufacturing facility. For Activ Labs Cool Relief Muscle Patch, we have contracted with an OEM based in mainland China specializing in producing medical and non-medical external preparations to create the formula for and manufacture the products.

While our existing manufacturer partners have generally met our demand requirements on a timely basis, their ability and willingness to continue to do so going forward may be limited for several reasons, including if any of our manufacturers’ facilities suffer damage or a force majeure event, our relative importance as a customer to each manufacturer or their inability to manufacture our products. An interruption in our cosmeceuticals business could occur if we encounter delays or difficulties in securing these manufactured products if we cannot obtain an acceptable substitute.

The process of identifying alternative manufacturing facilities for any other reason could be time-consuming and expensive, may result in interruptions in our operations and product delivery, and could affect the performance specifications of our products. If we are required to change any of our contract manufacturers, we will be required to verify that the new manufacturer maintains facilities, procedures and operations that comply with our quality and applicable regulatory requirements, which could further impede our ability to manufacture our products in a timely manner. We cannot assure you that we will be able to identify and engage alternative contract manufacturers on similar terms or without delay. The occurrence of any of these events could harm our ability to meet the demand for our products in a timely and cost-effective manner, which could have a material adverse effect on our business, financial condition and results of operations.

Negative publicity involving us, the industry we operate in, our brands and products, our shareholders, directors, officers, or employees, as well as distributors, suppliers or other parties we collaborate with, could have an adverse effect on our business and reputation.

The cosmeceutical industry and cosmeceutical products, including skincare products, have from time to time been subject to negative media coverage or other negative publicity, which could affect our reputation and the confidence in our brands and products. Any negative publicity concerning the industry, whether or not directly related to us, could negatively impact our reputation and business. For example, the manufacturing, sales, distribution, or adoption of suboptimal quality products, unlicensed products, or products failing to meet relevant regulatory requirements may result in negative implications for the industry as a whole, which may have an adverse impact on our reputation and business. Additionally, our products may be perceived to cause severe adverse reactions if competing products or treatments containing the same or similar ingredients or materials used for our products cause or are perceived to have caused severe adverse reactions.

Furthermore, negative media coverage and publicity about us, our shareholders, directors, officers, and employees, as well as distributors, suppliers or other parties we collaborate with, may threaten our reputation and disrupt our business operations. We may be required to devote significant time and resources and incur substantial costs to defend against such negative publicity, which may materially and adversely affect our business and results of operations.

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Any negative publicity or misconduct regarding the key opinion leaders, or KOLs, that promote our products could also adversely affect our business.

We collaborate with KOLs in relation to our marketing activities, but we cannot assure you that their endorsements will remain effective and compatible with the messages that our brands and products aim to convey. Any deterioration in the image or misconduct of the KOLs, including inappropriate speech, unethical behavior, non-compliance with relevant laws and regulations, or being banned from conducting marketing activities, could have a significant impact on our brands and subsequently the sales of our products. In the event that we need to replace the KOLs, we may not be able to find suitable candidates in a timely manner, which could disrupt our marketing plans or incur additional costs.

If any of these situations occur, our business, financial condition, and results of operations could be materially and adversely affected. Additionally, any legal actions, including litigation to enforce our rights to our brand names, may involve significant costs and divert our limited resources. Any negative publicity or unauthorized use of our brand names by third parties may adversely affect the value of our brand names, reputation, and business.

We are dependent on our key management and skilled personnel for our continued success and growth.

We attribute our success and growth to-date largely to the contributions and expertise of our directors and executive officers, all of whom have extensive experience in our business or relevant industries. Dr. Ronald A. Sherman, our Medical and Scientific Director, is instrumental in our continued success, formulating business strategies and spearheading the growth of our business. He possesses extensive industry and scientific knowledge, has established good relationships with customers, suppliers, technology partners and medical institutions, among others. He is supported by our executive officers, who play an important role in implementing our overall business strategy, managing our operations and executing our corporate development activities. Mr. David Quek Yong Qi, or Mr. Quek, our CEO and a director, has a crucial role in the management of our employees. Before joining us, he held various managerial positions in publicly listed companies. He has a deep understanding of our business operations and is responsible for fostering relationships with our business partners and making strategic business decisions for us.

However, there is no assurance that we will be able to continue to retain the services of our key personnel. The resignation or the loss of the services of, Mr. Quek or any of our directors, executive officers or other key personnel without suitable and timely replacement or the inability to attract and retain qualified management personnel, may materially and adversely affect our business, results of operations and prospects. Further, in the event that we need to increase employee compensation levels substantially to attract and/or retain any key management personnel, our costs may increase, and our results of operations may be materially and adversely affected.

Our continued success and growth are also dependent upon our ability to recruit and retain skilled and qualified personnel. Skilled personnel with the appropriate experience in our industries are limited and competition for the employment of such personnel is intense. Even though we intend to continue to devote significant resources to recruit, train and retain such personnel, there is no assurance that we will be able to attract the necessary skilled personnel to work for us or that we will be able to retain the skilled personnel or that suitable and timely replacements can be found for skilled personnel who leave us. Further, competition for skilled and qualified employees may result in us having to pay higher wages to attract and retain our employees, which may result in higher labor costs and materially and adversely affect our results of operations. If we are unable to continue to attract and retain skilled employees, this will adversely affect our business and prospects.

We are exposed to foreign exchange risks.

We have transactional currency exposure arising from purchases that are denominated in a currency other than our functional currencies. For the years ended December 31, 2024 and 2025, 100.0% of our revenue were denominated in S$. For the years ended December 31, 2024 and 2025, approximately 0.0 % of our purchases were denominated in foreign currencies including USD, MYR and RMB. To the extent that our revenue, purchases and operating costs are not sufficiently matched in the same currency and to the extent that there are timing differences between receipt and payment, we will be exposed to any adverse fluctuation in exchange rates. As a result, our earnings may be adversely affected.

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We are exposed to risks associated with joint ventures or strategic alliances.

We may seek opportunities for growth through acquisitions, joint ventures, investments and partnerships. We have entered into various joint venture agreements with local partners in countries like Saudi Arabia. There is no assurance that any of these efforts will be successful. The acquisitions and investments that we may make, or joint ventures and partnerships that we may enter into, may expose us to additional business or operating risks or uncertainties, including but not limited to the following:

●	our inability to effectively integrate and manage the acquired businesses;

●	our inability to exert control over the actions of our joint venture partners, including any non-performance, default or bankruptcy of the joint venture partners;

●	time and resources expended to coordinate internal systems, controls, procedures and policies;

●	disruption to ongoing business and diversion of our management’s time and attention from its day-to-day operations and other business concerns;

●	risk of entering markets that we may have no or limited prior experience or dealing with new counterparties;

●	potential loss of key employees and customers of our existing business and acquired businesses;

●	risk that an investment or acquisition may reduce our future earnings; and

●	exposure to unknown liabilities.

If there are disagreements between us and our joint venture partners regarding the business and operations of our joint ventures, there is no assurance that we will be able to resolve them in a manner that will be favorable to us. In addition, such joint venture partners may (i) have economic or business interests or goals that are inconsistent with ours; (ii) take actions contrary to our instructions, requests, policies or objectives; (iii) be unable or unwilling to fulfill their obligations; (iv) have financial difficulties; or (v) have disputes with us as to the scope of their responsibilities and obligations. Any of these and other factors may adversely affect the business and operations of our joint ventures, which may in turn adversely affect our business, results of operations, financial position and prospects.

If we are unable to successfully implement our growth strategy or are unable to address the risks associated with our acquisitions, joint ventures, investments and partnerships, or if we encounter unforeseen difficulties, complications or delays frequently encountered in connection with the integration of acquired businesses and the expansion of operations, or fail to achieve acquisition synergies, our business, results of operations, financial position and prospects may be materially and adversely affected.

Adverse conditions in the global financial markets and the general economy may adversely affect our business, results of operations, financial position and prospects.

While our current business primarily operates in Singapore, our business, prospects, financial position and results of operations may be adversely affected by political, economic, social and legal developments in Singapore and globally that are beyond our control. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, changes in interest rates, rates of economic growth, fiscal and monetary policies of the government, inflation, deflation, methods of taxation and tax policy, unemployment trends, and other matters that influence consumer confidence, spending and tourism.

Further, negative developments in geo-political events such as the US-China trade issues may bring uncertainty to the global economy. Any of such issues may lead to retaliatory and/or threat of retaliatory measures being imposed on the relevant countries. This may lead to volatility in the financial markets. The nature and extent of such changes are difficult to predict and may bring uncertainty to the global economy and/or political environment. There is no assurance that we will be able to grow our business, or that we will be able to react promptly to any change in economic conditions. If we fail to react promptly to the changing economic conditions, our performance and profitability could be adversely affected. Our business, financial position, results of operations and prospects may be materially and adversely affected if these conditions deteriorate in the future.

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We cannot give assurance that our future plans will be successful.

Our future plans include market expansion through strategic partnerships, expansion of product portfolio through development and innovation and increasing brand awareness and strengthening brand loyalty, among others. The execution of our future plans may require substantial capital expenditure, financial and management resources and/or may expose our business to unforeseen liabilities and risks associated with entering into new markets or new businesses which we have no experience in. There is no assurance that such future plans will be commercially successful and if we fail to manage our expansion efficiently, achieve the desired rate of return on our investments or execute our plans or integrate them successfully with our business for any reason, our business, results of operations, financial position and prospects may be adversely affected.

We may need to incur additional costs in the event of disputes, claims, defects or delays.

We may encounter disputes with our customers, suppliers and other collaborators in relation to non-compliance with contract specifications and defects. There can be no assurance that any such disputes and claims will not result in protracted litigation, which will have a negative impact on our results of operations and financial position. In the event that our customers suffer loss and damage due to defects which may be attributable to us, they may claim against us, thereby adversely affecting our results of operations.

We face risks related to heightened inflation, recession, financial and credit market disruptions and other economic conditions.

Our financial results, operations and forecasts depend significantly on worldwide economic and geopolitical conditions, the demand for our products, and the financial condition of our customers and suppliers. Economic weakness and geopolitical uncertainty have in the past resulted, and may result in the future, in reduced demand for products resulting in decreased sales, margins and earnings. In 2022, Singapore experienced sustained heightened inflationary pressures which have continued into 2024. According to the Monetary Authority of Singapore, the core inflation rate in Singapore averaged 2.7% in 2024, and 0.7% in 2025. Based on the recent publication from the Monetary Authority of Singapore on February, 2026, the core inflation rate in Singapore is projected to average 1.0% to 2.0% in 2026. We may not be able to fully mitigate the impact of inflation through price increases, productivity initiatives and cost savings, which could have an adverse effect on our results of operations. In addition, if the Singapore economy enters a recession, we may experience sales declines which could have an adverse effect on our business, operating results and financial condition.

Similarly, disruptions in financial and/or credit markets may impact our ability to manage normal commercial relationships with our customers, suppliers and creditors. Further, in the event of a recession or threat of a recession, our customers and suppliers may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm our ability to meet our customer demands or collect revenue or otherwise could harm our business. An economic or credit crisis could occur and impair credit availability and our ability to raise capital when needed. A disruption in the financial markets could impair our banking or other business partners, on whom we rely for access to capital. In addition, changes in tax or interest rates in Singapore or other nations, whether due to recession, economic disruptions or other reasons, could have an adverse effect on our operating results. Economic weakness and geopolitical uncertainty may also lead us to impair assets, take restructuring actions or adjust our operating strategy and reduce expenses in response to decreased sales or margins. We may not be able to adequately adjust our cost structure in a timely fashion, which could have an adverse effect on our operating results and financial condition. Uncertainty about economic conditions may increase foreign currency volatility in markets in which we transact business, which could have an adverse effect on our operating results.

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We are subject to credit risk arising from some of our customers, and our failure to collect on accounts receivable from our customers may have a material adverse effect on our business operations and financial condition.

We typically grant credit periods to our customers. As of December 31, 2024 and 2025, our net accounts receivables were S$26,389, and S$18,218 (US$14,163), respectively. As a result, we may be exposed to credit risk. As of December 31, 2024 and 2025, we made S$49,147 and S$49,147 (US$38,208) of allowance for current expected credit loss for our gross accounts receivable, respectively. For further information, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Accounts receivable, net” in the report. Although we have adopted a series of strict management measures, we may not be able to collect all accounts receivable due to a variety of factors that are outside of our control. If the relationship between us and any of our customers or distributors is terminated or deteriorates, or if our customers and distributors experience financial difficulties, our corresponding accounts receivable might be adversely affected in terms of recoverability, and our business, financial condition and results of operations may be materially and adversely affected.

We require adequate working capital for our operations.

We require adequate funding either from internal resources, credit from our suppliers or bank borrowings to fund the working capital of our business. The availability of credit and the credit terms extended to us by our suppliers could depend on factors such as the length of our business relationship with them, their evaluation of our creditworthiness, the size of the orders placed with them and our payment track record. Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, and the availability of other sources of debt financing or equity financing. If we are unable to secure adequate financing, our business, results of operations, financial position and prospects may be adversely affected.

We are dependent on a few of our major customers.

We are dependent on our major customers which primarily consist of public and private hospitals in Singapore. For the years ended December 31, 2024 and 2025, sales to our five largest customers collectively accounted for approximately 71.2% and 65.7%, respectively, of our total revenue, and sales to our largest customer accounted for approximately 23.8% and 28.3%, respectively, of our total revenue. There is no assurance that we will be able to retain our major customers or continue to receive orders from them at current levels or prices. Any material cancellations, reduction in orders or prices and/or claims for whatever reasons by any of our major customers, may result in a material adverse impact on our business and results of operations.

In addition, our bargaining position with our customers, such as those who transact with government bodies or agencies, may be such that they may be able to modify the terms of our agreements from time to time to our detriment notwithstanding the requirement for any such modification to be agreed in writing by both parties. If any of these events were to occur, our business, results of operations and financial position may be adversely affected.

We are dependent on a few of our major suppliers.

We are dependent on our major suppliers which primarily consist of those suppliers who provide raw materials used for the production of our MEDIFLY products or, starting from April 2023, who produce substantially finished and finished cosmeceutical products for us. For the years ended December 31, 2024 and 2025, our purchases from our five largest suppliers collectively accounted for 85.4%, and 74.8%, respectively, of our cost of sales, and purchases from our largest supplier accounted for approximately 67.4%, and 22.6%, respectively, of our total cost of sales.

We cannot assure you that our major suppliers will continue to supply their products in the quantities and timeframes required by us to meet the needs of our customers. If our major suppliers do not supply products to us in a timely manner or in sufficient quantities, our business, financial condition and operating results may be materially and adversely affected. Furthermore, in the event of any delay in delivery of the products to us, our cashflow or working capital may be materially and adversely affected as a result of the corresponding delay in delivery of our products to our customers, and hence the delay in our receipt of payment from our customers.

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The reduction or discontinuation of government grants currently available to us may have a material adverse effect on our business operations and financial condition.

We have received government grants in the amount of S$41,351 and S$16,928 (US$13,160) for the years ended December 31, 2024 and 2025, respectively, pursuant to the Jobs Support Scheme and Jobs Growth Incentive from the Inland Revenue Authority of Singapore, which is designed to support and encourage local hiring in Singapore. The amounts of and conditions attached to such government grants were determined at the sole discretion of the relevant authorities.

We cannot assure you that we will continue to receive such government grants or that the amount of any such government grants will not be reduced in the future. Even if we continue to be eligible to receive such government grants, we cannot guarantee that any conditions attached to the grants will be as favorable to us as they have historically been. Reduction or discontinuation of these government grants could adversely affect our results of operations.

Our historical growth and performance may not be indicative of our future growth and performance.

Although we have experienced growth in the past, we may fail to continue our growth or maintain our historical growth rates. You should not consider our historical growth and profitability as indicative of our future financial performance. You should consider our future operations in light of the challenges and uncertainties that we may encounter, which include our ability to, among other things:

●	successfully increase our market share, brand recognition and reputation;

●	develop our infrastructure to enhance service efficiency and customer experience;

●	retain existing customers and attract new customers;

●	continue to develop our technology and enhance our data insights;

●	adapt our operations to new policies, regulations and measures that may come into effect from time to time;

●	deliver compelling value propositions to our customers; and

●	expand into new jurisdictions and/or product lines.

We cannot assure you that we will be able to sustain our past financial performances in future periods, and we may not be able to sustain profitability on a quarterly, interim or annual basis in the future. Our interim results, growth rates and profitability may not be indicative of our annual results or our future results. In addition, our historical interim and annual results, growth rates and profitability may not be indicative of our future performance for the corresponding periods. Our Class A Ordinary Shares could be subject to significant price volatility should our earnings fail to meet the expectations of investors. Any of these events could cause the price of our Shares to materially decrease.

Moreover, when we become a publicly-listed company, we will be required to ensure continuing compliance with the applicable laws and regulations. Some of these efforts to ensure compliance will require our substantial resources and compliance costs, including our rectification measures to make required contributions to the social insurance and the housing provident fund for certain of our employees. These compliance costs will likely impact our results of operations and financial condition.

As a part of our business strategy, we plan to expand our business operations into new geographic markets including mainland China and Hong Kong, which could subject us to rules, regulations and influence of regulators in those jurisdictions.

As a part of our business strategy, we plan to expand our business operations into new geographic markets including mainland China and Hong Kong. We have been selling our MEDIFLY products in Hong Kong since March 2023 and we are currently working with a local partner to make our MEDIFLY products commercially available in mainland China. Going forward, we intend to introduce additional products into both markets. In addition, we have established subsidiaries in both Hong Kong and mainland China in preparation for our future business operations in these two regions.

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The PRC legal system is evolving rapidly, and the PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and businesses which are subject to such government actions.

We currently do not generate revenue from mainland China. However, if we were to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our future development, expansion or acquisition of operations in the PRC, it may require a material change in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards companies subject to PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not intervene in or influence our operations at any time.

We were not required to obtain permission from the PRC government to list on a U.S. securities exchange, however there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in issuers with PRC and/or Hong Kong operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including our Class A Ordinary Shares, to decline.

In addition, to operate our business in Hong Kong and mainland China, from time to time, we may be required to obtain additional permits or approvals from the relevant authorities. The process of obtaining these permits or approvals can be time-consuming, complex, and subject to uncertainties. Delays or failures in obtaining the necessary permissions or approvals could hinder our ability to operate, expand our business, or introduce new products. This could have a negative impact on our financial performance and prospects.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, the PRC government accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency, i.e. Hong Kong Dollar, legal system, parliamentary system and people’s rights and freedom for 50 years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues to use the English common law system.

However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the rules of Nasdaq because Cuprina Holding Pte. Ltd., holds more than 50% of the aggregate voting power of our total issued and outstanding share capital. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including exemptions from the rule that a nomination and corporate governance committee composed entirely of independent directors and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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Risks Relating to Doing Business in Singapore

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors, executive officers or our affiliates.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and, except for certain of our investments, substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers reside outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

In addition, holders of book-entry interests in the shares (for example, where such shareholders hold shares indirectly through the DTC) will be required to be registered shareholders as reflected in our register of members in order to have standing to bring a shareholder action and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts. Any such enforcement action would be subject to applicable Singapore laws. The administrative process of becoming a registered shareholder could result in delays that could be prejudicial to any legal proceeding or enforcement action. In making a determination as to enforceability of a judgment of a state court or a federal court of the United States, the Singapore courts would have regard to, among others, whether the judgment was final and conclusive, given by a court of law of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors or our executive officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

We are a holding company, and our primary subsidiary is located in Singapore. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiary. The distribution of dividends to us from our subsidiary is subject to restrictions imposed by the applicable laws and regulations in these markets. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future.

It is not certain if we will be classified as a Singapore tax resident.

Under the Income Tax Act 1947 of Singapore, or the Income Tax Act, a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, or where the board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent or attend such conferences.

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We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore, or IRAS, and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Income Tax Act. If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when it is: (i) remitted to, transmitted or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore. In addition, as Singapore does not impose withholding tax on dividends declared by Singapore resident companies, if the Company is considered a Singapore tax resident, dividends paid to the holders of our Class A Ordinary Shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our Class A Ordinary Shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our Class A Ordinary Shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our Class A Ordinary Shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our Class A Ordinary Shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature. See “Taxation—Singapore Tax.”

Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower revenues due to weakened demand or lower profit margins.

During economic downturns or recessions, there can be a heightened competition for our services and increased pressure to reduce our advisory fees as our clients may reduce their demand for our services. If we lose significant fee volume or reduce the level of our advisory fees significantly, then there could be a negative impact on our combined financial condition or results of operations, profitability and cash flows.

Reduced availability of credit may also adversely affect the ability of some of our clients to obtain funds for operations and capital expenditures. This could additionally result in reduced or delayed collections of outstanding accounts receivable.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. Previously, the outbreak of COVID-19 in 2019 has previously resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures.

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Further, the continuity of our operations will partially depend on the availability of our people and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing, and other related systems. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our business exposure and operations in Singapore, could have a material adverse impact on our ability to continue to operate our business without interruption.

Our revenue and profitability may be materially affected if any health epidemic or virus outbreak occurs and affected the overall economic and market conditions in Singapore for a prolonged period of time. Such an economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when a health epidemic or virus outbreak will be contained, and we also cannot predict if the impact of an outbreak will be short-lived or long-lasting or when the Singapore market will be able to fully recover to pre- health epidemic or virus outbreak levels. If these disruptions are for a prolonged period of time, or if there are further outbreaks of infectious diseases, these may have a material adverse effect on our Group’s business, financial condition, results of operations, and prospects.

Risks Relating to Our Class A Ordinary Shares and This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including repayment of indebtedness. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Any purchaser in this offering will experience immediate and substantial dilution in the net tangible book value of shares purchased in this offering.

Since the offering price per share in this offering is substantially higher than the net tangible book value per share of our Class A Ordinary Shares outstanding prior to this offering, any purchaser in this offering will suffer substantial dilution in the net tangible book value of shares purchased in this offering. Based on the assumed public offering price of US$[  ] per share and our estimated aggregate net proceeds of US$[  ] million from this offering, or approximately US$[  ] million if the Underwriter exercises its Over-Allotment Option in full, after deducting underwriting discounts and estimated offering expenses payable by us, the purchasers will experience immediate dilution of US$[  ] per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering and the public offering price per share of our Class A Ordinary Shares. The exercise of outstanding stock options would result in further dilution of such investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in Class A Ordinary Shares and subject us to additional trading restrictions.

In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;
●	reduced liquidity for our Class A Ordinary Shares;

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●	a determination that our Class A Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

Our corporate actions are significantly influenced by our directors, officers and principal shareholders, who have the ability to exert significant influence over important corporate matters that require approval of shareholders while their interests may differ from those of the other shareholders.

Pursuant to our memorandum and articles of association, our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to 100 votes at general meetings of our shareholders. We have issued Class A Ordinary Shares in our IPO. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Due to the disparate voting powers attached to these two classes of ordinary shares, our directors, officers and principal shareholders hold directly and/or beneficially in aggregate 100.0% of our issued Class B Ordinary Shares, representing [  ]% of our total issued and outstanding share capital immediately after our public offering and they are able to exercise [  ]% of the total voting power of our issued and outstanding share capital immediately following our offering, assuming that the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares. You will experience further dilution to the extent that any additional Class B Ordinary Shares are issued in the future. As a result, our directors, officers and principal shareholders will have considerable influence over matters such as electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of ordinary shares of public companies on certain indices, including the S&P 500, that would exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of the total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from stock indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

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The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. There are 920,625 Class A Ordinary Shares outstanding immediately as at the date of this prospectus.

We, our directors, executive officers and holders of 5% or more of our ordinary shares or securities convertible into or exercisable for ordinary shares have agreed, subject to limited exceptions, not to sell any shares until six (6) months after the date of our IPO without the prior written consent of the underwriter. However, the underwriter may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our directors have complete discretion as to whether to distribute dividends, subject to certain requirements of the relevant laws. Even if our directors decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a) at least 75% of our gross income for the year is passive income; or

(b) the average percentage of our assets (determined at the end of each quarter) during the taxable year that produced passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

Growing and operating our business will require significant cash investments, capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing services and technologies and expanding our infrastructure. If cash on hand, cash generated from operations are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. We may not be able to raise required cash on terms acceptable to us, or at all. Such financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the public offering price or the then-current market price per share of our Class A Ordinary Shares. The holders of new securities may also have rights, preferences, or privileges that are senior to those of existing stockholders. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

We are an emerging growth company and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d) the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq.

We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq as long as we qualify as a foreign private issuer including to: (i) have a majority of directors being independent; (ii) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of Nasdaq; (iii) have regularly scheduled executive sessions with independent directors; and (iv) obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

We are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company under the JOBS Act. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association; the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors are not required under our memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practices with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital— Differences in Corporate Law”.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Prior to our IPO, we have been a private company with limited accounting and financial reporting personnel and other resources to address our internal controls and procedures. In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2024 and 2025, we and our independent registered public accounting firm identified one material weakness in our internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relate to the following:

i.	documentation of contracts with customers: we do not have written sales agreements with our customers. Instead, the orders are discussed through messaging applications such as WhatsApp.

We have begun and will continue to implement measures to address the material weakness identified above.

To address (i) identified above, we are in the process of developing an automated ordering process through the utilization of a third-party online collaborative software. The terms and conditions of each sales order will be clearly stated within the collaborative software, providing transparency and clarity for all parties involved. To enhance our order management, an order confirmation email capturing the relevant information will be generated for each sales order. We are currently in the trial run phase of this process. We anticipate that such process will be fully operational by second half of 2026. Once the new process becomes operational, we will use the WhatsApp Group only for information updates and reminders.

However, the implementation of the measures may not fully remediate this material weakness in a timely manner. In the future, we may determine that we have additional material weakness or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weakness could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

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After the initial public offering, we are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Section 404 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report on Form 20-F.

In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectation regarding the use of proceeds from this offering;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	general economic and business conditions in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$[   ] million, or US$[   ] million, if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed offering price of US$[   ] per Class A Ordinary Share (the closing price of our Class A Ordinary Shares on Nasdaq on July [  ], 2026).

We currently intend to use the net proceeds from this offering for the following purposes:

●	approximately 45.0%, or US$[ ] million, is expected to be used for the growth and expansion into new businesses, in particular, our new business collaborations with Ferti-Craft Pte. Ltd. and Zhejiang Heliang Technology Co., Ltd.;

●	approximately 10.0%, or US$[ ] million, is expected to be used for research and development activities to expand our product offerings (inclusive of application for relevant regulatory permits and compliance with regulatory requirements);

●	approximately 8.3%, or US$[ ] million, is expected to be used for the growth and expansion into new markets;

●	approximately 8.3%, or US$[ ] million, is expected to be used for building brand awareness;

●	approximately 5.3%, or US$[ ] million, is expected to be used for the investment in equipment and infrastructure; and

●	the balance of the net proceeds for other working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to complete clinical trials can be difficult and we may need additional funds in the future. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our product development efforts and regulatory approval process, the status of and results from our ongoing clinical trials or any clinical trials we may commence in the future, as well as the effectiveness of our commercial efforts and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

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DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no intention to declare or pay any dividends in the near future on our Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. All dividends are subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 presented on:

●	an actual basis;

●	an as adjusted basis to reflect the issuance and sale of [ ] Class A Ordinary Shares in connection with this offering at an assumed public offering price of US$[ ] per Class A Ordinary Share (assuming no exercise of the underwriters’ over-allotment option to purchase [ ] additional shares), after deducting underwriting discounts and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2025
	Actual		As Adjusted
	S$	US$	S$	US$
Cash	3,117,682	2,423,760

Indebtedness:
Short term debt, including bank loan and amounts due to related parties	2,973,378	2,311,574
Long term debt – bank loan	126,201	98,112
Total indebtedness	3,099,579	2,409,686

Shareholders’ equity:
Ordinary shares, Class A, US$0.008 par value, 3,125,000 shares authorized, 920,625 issued and outstanding as of December 31, 2025	9,666	7,365
Ordinary shares, Class B, US$0.008 par value, 3,125,000 shares authorized, 1,760,625 issued and outstanding as of December 31, 2025	18,939	14,724
Additional paid in capital	13,912,778	10,816,122
Accumulated losses	(9,234,500)	(7,179,118)
Accumulated other comprehensive loss	348,542	271,115
Total shareholders’ equity	5,055,425	3,930,208
Total capitalization	8,155,004	6,339,894

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DILUTION

If you invest in our Class A Ordinary Shares, you will experience dilution to the extent of the difference between the public offering price per Class A Ordinary Share you pay in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the assumed public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to 100 votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof on a one-for-one basis. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Our net tangible book value as of December 31, 2025 was approximately US$3.93 million, or US$1.47 per ordinary share outstanding at that date. Net tangible book value per ordinary share is determined by dividing our net tangible book value by the number of outstanding ordinary shares. Our net tangible book value is determined by subtracting the value of our acquired net intangible assets, goodwill, total liabilities and minority interests from our total assets. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the public offering price of US$[ ] per Class A Ordinary Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in such net tangible book value after December 31, 2025, other than to give effect to the issuance and sale of the Class A Ordinary Shares offered hereby at an assumed public offering price of US$[  ] per Class A Ordinary Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional Class A Ordinary Shares and no other change to the number of Class A Ordinary Shares sold by us as set forth on the cover page of this prospectus, our as adjusted net tangible book value as of December 31, 2025, would have been US$[  ] million, US$[  ] per outstanding ordinary share, including ordinary shares underlying our outstanding ordinary shares, and US$[  ] per ordinary share. This represents an immediate increase in as adjusted net tangible book value of US$[  ] per ordinary share, to existing shareholders and an immediate dilution in as adjusted net tangible book value of US$[  ] per ordinary share, to new investors in this offering. The following table illustrates such per Class A Ordinary Share dilution:

Per Ordinary Share
Assumed public offering price per Class A Ordinary Share	US$	[ ]
Net tangible book value per ordinary share as of December 31, 2025	US$	1.47
Increase in net tangible book value per ordinary share attributable to price paid by new investors	US$	[ ]
As adjusted net tangible book value per ordinary share after the offering	US$	[ ]
Dilution in net tangible book value per ordinary share to new investors in the offering	US$	[ ]

The following table summarizes the differences between our existing shareholders and the new investors with respect to the number of ordinary shares, including Class A Ordinary Shares and Class B Ordinary Shares on an as-converted basis, the total consideration paid and the average price per ordinary share paid at a public offering price of US$[  ] per Class A Ordinary Share and before deducting estimated underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional Class A Ordinary Shares or the Representative’s Warrants).

	Ordinary Shares Purchased			Total Consideration				Average Price Per Share
	Number	Percentage		Amount ($)		Percent		Amount ($)

Existing shareholders (Class A/B Ordinary Shares)	2,681,250	[ ]	%		$13,878,056	[ ]	%	$5.18
New investors from the offering	[ ]	[ ]	%	$	[ ]	[ ]	%	$ [ ]
Total	[ ]	100.0%		$	[ ]	100.0%

The foregoing tables and discussion above are based on 920,625 Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares outstanding as of December 31, 2025, and exclude:

●	138,093 shares reserved for future issuance pursuant to our 2026 Employee Incentive Plan as of December 31, 2025.
●	18,750 shares reserved for future issuance pursuant to the initial public offering warrants issued to the Representative.

To the extent that any options are exercised, new options are granted under our 2026 Employee Incentive Plan or we otherwise issue additional Class A Ordinary Shares or securities convertible into or exercisable for our Class A Ordinary Shares in the future (including shares issued in connection with one or more acquisitions we may make), there may be further dilution to new investors. To the extent we raise additional capital through sales of our Class A Ordinary Shares or convertible securities, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, warrants to purchase our shares, or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above information is illustrative only and will change based upon the actual public offering price, the actual number of shares we offer in the offering, and other terms of the offering determined at pricing.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have the standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States, and substantially all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, the United States, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels Singapore LLP that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

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CORPORATE HISTORY AND STRUCTURE

Corporate Structure

We are a Cayman Islands exempted company incorporated on September 22, 2023, as a holding company of our business, which is primarily operated through our indirect wholly-owned Singapore subsidiary, Cuprina Pte. Ltd..

The following chart illustrates our corporate structure as of the date of this prospectus with percentages held pre offering and post offering (assuming no exercise of the over-allotment option to purchase additional Class A Ordinary Shares):

Entities

A description of our operating subsidiaries and an associate are set out below.

Cuprina Pte. Ltd.

On August 28, 2019, Cuprina Pte. Ltd. was incorporated in Singapore. Cuprina Pte. Ltd. is principally engaged in the manufacture of medical disposables and surgical supplies. As part of a group reorganization in January 2024, Cuprina Pte. Ltd. became an indirect wholly-owned subsidiary of our Company.

Cuprina United States Inc.

On April 6, 2022, Cuprina United States Inc. was incorporated in Delaware, United States. Cuprina United States Inc. is principally engaged as a holding company. As part of a group reorganization in January 2024, Cuprina United States Inc. became an indirect wholly-owned subsidiary of our Company.

Cuprina MENA Co. Ltd.

On May 21, 2023, Cuprina MENA Co. Ltd. was incorporated in Saudi Arabia. Cuprina MENA Co. Ltd. is principally engaged in the supply of medical devices and the operation of medical laboratories and supporting medical services. As part of a group reorganization in January 2024, Cuprina MENA Co. Ltd. became an indirect 49%-owned associate of our Company.

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Cuprina Malaysia Sdn. Bhd.

On March 29, 2022, Cuprina Malaysia Sdn. Bhd. was incorporated in Malaysia. Cuprina Malaysia Sdn. Bhd. is principally engaged in manufacture, distribution and supply of medical devices. As part of a group reorganization in January 2024, Cuprina Malaysia Sdn. Bhd. became an indirect wholly-owned subsidiary of our Company.

Cuprina (Beijing) Biotechnology Co. Ltd.

On July 26, 2022, Cuprina (Beijing) Biotechnology Co. Ltd. was incorporated in mainland China. Cuprina (Beijing) Biotechnology Co. Ltd. is principally engaged in the manufacture, distribution and supply of medical devices. As part of a group reorganization in January 2024, Cuprina (Beijing) Biotechnology Co. Ltd. became an indirect wholly-owned subsidiary of our Company.

Cuprina Hong Kong Limited

On May 17, 2022, Cuprina Hong Kong Limited was incorporated in Hong Kong. Cuprina Hong Kong Limited is principally engaged in the manufacture, distribution and supply of medical devices. As part of a group reorganization in January 2024, Cuprina Hong Kong Limited became an indirect wholly-owned subsidiary of our Company.

Cuprina & Aiodine Pte. Ltd.

On January 29, 2026, Cuprina & Aiodine Pte. Ltd. was incorporated in Singapore. Cuprina & Aiodine Pte. Ltd. is principally engaged in developing, testing and marketing the company’s novel iodine-based disinfectant solution as a treatment for chronic and acute wounds, and in other common antiseptic applications. Cuprina & Aiodine Pte. Ltd. became an indirect subsidiary of the Group since the day of incorporation.

SymbioCI SEA Pte. Ltd.

On June 3, 2026, SymbioCI SEA Pte. Ltd. was incorporated in Singapore. SymbioCI SEA Pte. Ltd. is principally engaged in researching and experimental development of natural sciences. SymbioCI SEA Pte. Ltd. became an indirect subsidiary of the Group since the day of incorporation.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial and Operating Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a Singapore-based biomedical and biotechnology company that is dedicated to the development and commercialization of innovative products for the management of chronic wounds, as well as operating in the health and beauty sector. Our expertise in biomedical research allows us to identify and utilize materials derived from natural sources to develop wound care products in the form of medical devices which meet international standards. We believe we will be able to build upon and leverage such expertise to develop innovative cosmeceutical products in the future.

As of December 31, 2025, we manufactured and distributed a line of medical grade sterile blowfly larvae bio-dressing products marketed under the MEDIFLY brand name, or the MEDIFLY products. The MEDIFLY products are used as a biological debridement tool for chronic wounds, in a procedure known as Maggot Debridement Therapy, or MDT, which is an effective alternative to surgical debridement. In addition to our currently commercialized MEDIFLY products, we have three lines of chronic wound care products in our pipeline. Such lines of pipeline chronic wound care products include:

●	Collagen dressings, including sponges, particles and hydrogels utilizing bullfrog collagen derived from the valorization of abattoir waste streams of American bullfrogs (Lithobates catesbeianus);

●	Iodine-based topical antiseptic products for wound care; and

●	Products utilizing medical leeches for wound treatment.

We currently expect development of such products to take place over the course of 2026 and 2027 and to become commercially available subject to regulatory approval.

We believe what sets us apart from competitors is our focus on developing functionally specific chronic wound care products designed to address the major stages of wound healing process, from chronic to closure.

Our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline, are poised to benefit from escalating global market demand. This demand is primarily fueled by the demographic shift towards an aging population and the concurrent rise in comorbidities such as diabetes, obesity, cardiovascular ailments, and peripheral vascular diseases.

We either self-develop our chronic wound care products or co-develop them through technology licensing agreements or research collaboration with a renowned research university. In June 2022, we were granted an exclusive license from NTU to develop and commercialize a range of chronic wound care products using collagen derived from bullfrog skin. In addition, in August 2022, we entered into an industry research collaboration agreement with NTU, pursuant to which both parties agreed to jointly undertake a research project regarding the development and validation of bullfrog skin waste to generate collagen-based wound care products. In November 2025, we entered into a joint venture agreement with Aiodine Laboratory Pte. Ltd. for the worldwide distribution and sale of iodine-based wound care and topical antiseptic products.

We have been selling our MEDIFLY products primarily in Singapore since February 2020. In March 2023, our MEDIFLY products became commercially available in Hong Kong. Looking ahead, we have strategic plans in place for second half of 2026 to expand our sales and establish physical operations in several key regions, including the Middle East (in particular, the member states of the Gulf Cooperation Council, or GCC), and mainland China. In January 2026, we have received the official product classification of our MEDIFLY products from Saudi Food and Drug Authority (SFDA). The SFDA has classified MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This classification, which allows the Company to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network, is a critical milestone in Cuprina’s expansion strategy for the Middle East and North Africa (MENA) region. These expansion initiatives will further enable us to cater to the growing demand for our products in these promising markets, cementing our position as a trusted player in the field of chronic wound care and treatment.

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For our cosmeceuticals business, we introduced three products in 2023, including a hydrating balm product, a muscle energy cream and a pain relief muscle patch. For our currently commercialized cosmeceutical products, we have commissioned original equipment manufacturers of skincare products to develop the formulation and manufacture the substantially finished and finished products. In addition, we plan to explore the possibility of developing a range of potential cosmeceutical product candidates incorporating bullfrog collagen using the novel collagen production technology that we are currently developing with a view to making them commercially available from 2027 onwards, subject to the progress of the relevant R&D work.

We offer our chronic wound care products to both public and private hospitals and clinics, where patients can obtain them through prescription from a physician. Our customers primarily include major public and private hospitals and clinics in Singapore. Our commercialized cosmeceutical products can be purchased directly by individual customers through a variety of channels, including retailers and gyms in Singapore and other countries such as Malaysia and Australia, as well as online shopping platforms such as Shopee.

Our commitment to quality is demonstrated by our attainment of ISO 13485:2016 standards for Quality Management Systems and Manufacturing Processes and Controls for our manufacturing facility located in Singapore in 2020. We are working towards obtaining compliance with FDA’s Quality Management System Regulation, an integral component of the Current Good Manufacturing Practice, or CGMP, regulations, to secure FDA 510(k) clearance for our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline.

As of December 31, 2025, we had 10 full-time employees. For the years ended December 31, 2024, and 2025, our revenue amounted to S$48,321 and S$49,894 (US$38,789), respectively, while we recorded net loss of S$1,560,535 and S$4,673,447 (US$3,633,248), respectively, for the same periods.

Key Factors Affecting Our Results of Operations

Our results of operations have been, and are expected to continue to be, affected by various factors, which primarily include the following:

Product pipeline and commercialization

Our business and results of operations depend on our ability to successfully develop and commercialize our pipeline products and product candidates and the timing of obtaining regulatory approvals and commercializing such products. As of December 31, 2025, we had fully commercialized one distinct line of chronic wound care products, our MEDIFLY products, which accounted for 71.2%, and 88.6% of our revenue for the years ended December 31, 2024 and 2025, respectively. We have a number of pipeline chronic wound care products and cosmeceutical products under development. Our ability to grow our revenue and timing of such growth is largely dependent on whether and when we are able to develop and commercialize these products.

Our results of operations also depend on our ability to successfully commercialize our pipeline products upon approval. The commercial success of our products depends upon the degree of market acceptance each of such products achieves, particularly among hospitals and physicians. Physicians’ and hospitals’ receptiveness to our products in turn depends on, among others, our ability to convince them as to the distinctive characteristics, advantages, safety and cost effectiveness of our products as compared to our competitors’ products.

Growth of the chronic wound care market in our intended markets

The overall growth of the medical device market, in particular the chronic wound care market, will significantly affect our financial performance and future growth. According to Fortune Business Insights, the market size for the global chronic wound care market was US$15.27 billion in 2025 and is expected to reach US$29.22 billion in 2034, representing a CAGR of 7.5%. In particular, with the escalating prevalence of lifestyle diseases such as diabetes, aging populations, enhanced patient health awareness, favorable government policies, increased patient affordability and improved clinical practice of physicians, in the countries/regions where we currently operate or intend to operate in the near future, namely, Southeast Asia, China, the United States and the Middle East, chronic wound care market is expected to grow steadily in the foreseeable future.

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We believe that we will benefit from the expected growth of the global and regional chronic wound care market. Through our robust product pipeline, research and development expertise, in-house manufacturing capabilities and knowledge navigating the complex regulatory approval process, we believe we are well positioned to capture the significant potential growth in the chronic wound care medical device market.

Our ability to attract customers and educate health practitioners to the benefit of our products

We generate revenue primarily from the provision of our chronic wound care products. Our sustainable revenue growth depends significantly on our ability to retain and attract customers, primarily including hospitals and clinics in Singapore, which, in turn, relies on our ability to educate healthcare practitioners regarding the utilization of our products in wound care environments. Healthcare practitioners hold a crucial role in deciding the treatment path for patients and selecting the appropriate products, if needed, for their care. To ensure the acceptance and adoption of our wound care products, it is essential to educate healthcare practitioners about the features, advantages, safety, clinical effectiveness, and cost-effectiveness of our products. This includes providing insights on potential comparisons with competitor products and offering training on the correct application of our products to healthcare practitioners. As such, we allocate substantial resources to training our sales professionals and to continuously augmenting their knowledge and capabilities on a continuous basis.

For the years ended December 31, 2024, 2025 and up to the date of this prospectus, our wound care products had been prescribed by health practitioners in a number of major general hospitals in Singapore and Hong Kong. In addition, we have either held and/or participated in over 10 educational conferences and talks during the same period. Our ability to continue to enhance our recognition among chronic wound care professionals and their potential patients is critical to our ability to continue to grow our revenue and achieve profitability.

Favorable Government Policies and Medical Insurance Coverage

Government policies and medical insurance coverage significantly affect the overall medical device industry, and specifically they can directly affect the end-market prices, sales volume and market acceptance of our products.

We have received government grants in the amount of S$41,531 and S$16,928 (US$13,160) for the years ended December 31, 2024 and 2025, respectively, due to the Jobs Support Scheme and Jobs Growth Incentive from Inland Revenue Authority of Singapore, which is designed to support and encourage local hiring in Singapore. In addition, the Smart Nation initiative led by the government of Singapore is expected to support the increased demand for medical devices by the rapidly ageing population to drive the market in Singapore. Furthermore, the Research, Innovation and Enterprise Plan (RIE2030), launched by the government of Singapore, holds a budget of around S$37 billion with ‘Human Health and Potential’ as one of the major areas of focus. These broader government policies and initiatives will help accelerate the innovation and upgrading of medical device industry, and boost the development of the medical device market into the future. However, we cannot assure you that the government grants we are currently benefiting from and the favorable government policies will continue in the future. See “Risk Factors – Risks Relating to Our Business and Industry – The reduction or discontinuation of government grants currently available to us may have a material adverse effect on our business operations and financial condition.”

Additionally, the growth in population coverage and funding for public medical insurance programs have significantly improved patients’ abilities to pay for medical treatment, resulting in considerable growth in both patient enrollment and average spending. As a result, whether our products, including pipeline products expected to become commercially available, can be included in government insurance coverage in the jurisdictions where we currently operate or intend to enter, will have a material impact on the demand for our products, the sales volume of our products and our financial performance. However, there are uncertainties as to whether the government will continue to increase its healthcare spending, and whether our products can be included in the public insurance coverage, and different jurisdictions may have different practices for the reimbursement of our products.

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Key Components of Results of Operations

Revenue

For the years ended December 31, 2024, and 2025, we generated revenue of S$48,321, and S$49,894 (US$38,789), respectively. We derive all of our revenue from sale of our products. For the year ended December 31, 2024 and 2025, 71.2% and 88.6%, respectively, of our revenue was derived from the sales of our MEDIFLY products, with the remaining 28.8% and 11.4% coming from sales of our cosmeceutical products respectively, which we began selling in April 2023. For the year ended December 31, 2024 and 2025, 89.9% and 75.7%, respectively, of our revenue was derived from customers located in Singapore, with the remainder of our revenue derived from customers located in Hong Kong and Australia respectively.

Cost of revenues

Our cost of revenues primarily consists of production staff salaries and contributions, rental for production space and the costs of breeding Lucilia cuprina flies and consumables used. For the years ended December 31, 2024 and 2025, our cost of revenues was S$51,345, and S$50,539 (US$39,290), respectively. The following table sets forth components of our cost of revenues for the years indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Production staff salaries and contributions	11,583	13,426	10,438
Rental for production space	15,073	15,265	11,867
Utilities used for production	5,658	4,195	3,261
Depreciation for production equipment	10,499	10,038	7,804
Direct cost for cosmeceutical product	5,753	1,696	1,319
Breeding for Lucilia cuprina flies and consumables used	2,779	4,239	3,295
Outsourcing nursing services	-	1,680	1,306
Total	51,345	50,539	39,290

Gross profit/ (loss) and gross profit/ (loss) margin

Our gross profit and gross profit margin are primarily affected by the pricing of the products as well as the fluctuation for some of the consumables in cost of sales. For the years ended December 31, 2024 and 2025, our gross loss was S$3,024 and S$645 (US$501), with a gross loss margin of 6.3% and 1.3%, respectively.

Operating expenses

Selling, general and administrative expenses

Our selling, general and administrative expenses primarily consist of (i) selling and marketing expenses; (ii) payroll and employee benefits; (iii) depreciation and amortization expenses; and (iv) other operating expenses. For the years ended December 31, 2024 and 2025, our selling, general and administrative expenses were S$1,400,873 and S$4,602,300 (US$3,577,937), respectively. The following table sets forth components of our selling, general and administrative expenses for the periods indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Selling and marketing expenses	3,641	1,039	808
Payroll and employee benefits	831,866	899,801	699,527
Depreciation and amortization expenses	31,687	26,485	20,590
Other operating expenses	533,679	3,674,975	2,857,012
Total	1,400,873	4,602,300	3,577,937

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(i) Selling and marketing expenses

Our selling and marketing expenses primarily consist of expenses relating to our advertising and marketing of our products and external consulting costs. For the years ended December 2024 and 2025, our selling and marketing expenses were S$3,641 and S$1,039 (US$808), respectively.

(ii) Payroll and employee benefits

Our payroll and employee benefits primarily consist of personnel-related expenses associated with our employees, primarily including salaries, benefits and allowances, and contributions to the government savings scheme in Singapore. The following table sets forth components of our payroll and employee benefits for the periods indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Staff salaries	726,170	733,689	570,387
Staff bonuses and allowances	-	59,938	46,597
Staff CPF contributions (1)	101,441	102,628	79,786
Skill Development Levy (2)	1,611	1,604	1,247
Staff uniform	104	-	-
Staff welfare	2,540	1,612	1,253
Others	-	330	257
Total (3)	831,866	899,801	699,527

Notes:

(1) a mandatory social security savings scheme in Singapore funded by contributions from employers and employees

(2) a compulsory levy in Singapore which requires an employer to pay for all employees working in Singapore

(3) the payroll and employee benefits included here are those that are not directly associated with our revenue generation and research and development activities.

(iii) Depreciation and amortization expenses

Our depreciation and amortization expenses are primarily charged on our (i) furniture and fittings; (ii) computers; and (iii) renovation. The depreciation and amortization expenses included here are those that are not directly associated with our revenue generation. For the years ended December 2024 and 2025, our depreciation and amortization expenses S$31,687 and S$26,485 (US$20,590), respectively.

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(iv) Other operating expenses

Our other operating expenses primarily consist of professional fees, consultant fees, director fees, insurance expenses, operating lease expenses, travelling expenses, foreign exchange losses and utilities. For the years ended December 31, 2024 and 2025, our other operating expenses was S$533,679 and S$3,674,975 (US$2,857,012), respectively. Among these expenses, professional fees accounted for approximately 69.1% and 88.1% of our other operating expenses for the years ended December 31, 2024 and 2025, respectively. These professional fees were primarily incurred in connection with (i) advisory services relating to potential businesses, assets, and, operation acquisition matters; (ii) corporate development and business consultancy services; (iii) regulatory compliance and advisory services relating to SEC and FINRA matters; (iv) investor relation services; (v) regulatory, compliance and corporate secretarial services in the jurisdictions in which we are operate; and (vi) professional accounting and auditing services performed in accordance with the standards of the PCAOB. Such expenses were not directly attributable to the offering and not offset against the gross proceeds. The following table sets forth components of our other operating expenses for the periods indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Professional fees	369,004	3,236,962	2,516,491
Consultant fees	22,133	80,249	62,387
Director fees	-	67,500	52,476
Operating lease expenses for ROU assets	29,112	48,087	37,384
Cardup fee charges	12,855	2,070	1,609
Short-term lease rental	6,448	4,933	3,835
Travelling expenses	6,014	9,888	7,687
Allowance for ECL	-	-	-
Utilities	6,782	5,362	4,169
Insurance expenses	10,642	49,127	38,192
Training and seminar expenses	18,468	10,001	7,775
Subscription expenses	24,433	6,906	5,369
Freight and courier expenses	2,860	6,857	5,331
Foreign exchange losses	1,969	124,152	96,519
Others(1)	22,959	22,881	17,788
Total	533,679	3,674,975	2,857,012

Notes:

(1) Others primarily include bank fees, fixed asset expensed off, IT & computer expenses, and printing & stationery expenses etc.

Research and development costs

Our research and development costs primarily consist of the costs incurred by us on research and collaboration works conducted with NTU for the extraction and formulation of bullfrog collagen and bullfrog collagen-based wound care products, and salaries and contributions related to our research and development staff. With respect to our product using hirudotherapy, or medical leech therapy, currently in the pipeline, in line with our R&D workflow, we have completed the ideation phase of the project and commenced the literature review stage in second half of 2025. Therefore, no R&D costs have been incurred thus far with respect to such products, and we anticipate costs to be incurred starting from the preliminary investigation phase and onwards. For further information regarding our R&D workflow, please refer to the “Business – Research and Development”.

For the years ended December 31, 2024 and 2025, our research and development costs were S$241,362 and S$226,884 (US$176,385), respectively. The following table sets forth components of our research and development costs for the periods indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

External costs	11,963	4,000	3,110
Internal costs
- R&D staff salaries and contributions	226,632	217,112	168,788
- Rental for R&D facilities (1)	-	-	-
- Equipment	483	2,485	1,932
- Consumables	2,284	3,287	2,555
Total	241,362	226,884	176,385

Notes:

(1) Rental for R&D facilities refers to a short-term lease that we entered into in March 2022 for the purpose of conducting our research and development activities in Life Science Incubator in Singapore. Life Science Incubator is a biosafety level 2 co-working laboratory space offering advanced equipment and facilities to researchers. This lease was terminated in June 2023.

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Other income

Our other income primarily consists of grants that we received under the Jobs Support Scheme and Jobs Growth Incentive from the government of Singapore, as well as Enterprise Development Grant (“EDG”) for Sustainability Open Innovation Challenge (“SOIC”) from Enterprise Singapore, fees received from providing the usage for ISO13485 certified facilities and interest income derived from fixed deposit and overnight deposit. For the years ended December 31, 2024 and 2025, our other income was S$173,865 and S$234,455 (US$182,271), respectively. The following table sets forth components of our other income for the periods indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Government grants	163,846	138,073	107,341
Usage of ISO13485 certified facilities	10,000	67,614	52,565
Interest income	-	26,562	20,650
Cash /fund transfer rebates	19	2,206	1,715
Total	173,865	234,455	182,271

Interest expense

Interest expense mainly represents interest on interest-bearing bank loan, loan from one of our ultimate beneficial owners and loan from employees. For the years ended December 31, 2024 and 2025, our interest expense was S$37,210 and S$14,724 (US$11,447), respectively. The following table sets forth components of our interest expense for the years indicated:

	Year ended December 31,
	2024	2025	2025
	S$	S$	US$

Interest expense on an advance from one of the ultimate beneficial owners	-	-	-
Interest expense on loan from employees	35,427	-	-
Interest expense on term loan	1,783	14,724	11,447
Total	37,210	14,724	11,447

Income tax expense

Our income tax expense comprises our current tax expense and deferred tax. As we did not generate taxable income for the years ended December 31, 2024 and 2025, our income tax expense was nil and nil, respectively.

Taxation

Cayman Islands and BVI

Our Company and Cuprina Holdings (BVI) Limited are domiciled in the Cayman Islands and British Virgin Islands, respectively. The locality currently enjoys permanent income tax holidays; accordingly, our Company does not accrue for income taxes.

Singapore

Cuprina Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

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Malaysia

Cuprina Malaysia Sdn. Bhd., the subsidiary, is subject to Malaysian corporate income tax on its taxable income as reported in its statutory financial statements, in accordance with applicable Malaysian tax laws. The standard corporate income tax rate in Malaysia is 24%. However, as Cuprina Malaysia Sdn. Bhd. is directly owned by a foreign company incorporated outside Malaysia, and such foreign ownership exceeds 20% of its paid-up ordinary share capital, the subsidiary does not qualify for the SME preferential tax rates and remains subject to the 24% corporate income tax rate. The subsidiary had no operating profit or tax liabilities for the years ended December 31, 2024 and 2025.

Hong Kong

Cuprina Hong Kong Limited is considered a Hong Kong tax resident enterprise under Hong Kong tax laws; accordingly, it is subject to enterprise income tax on its taxable income as determined under Hong Kong tax laws and accounting standards at a statutory tax rate of 16.5%.

Mainland China

Cuprina (Beijing) Biotechnology Co., Ltd., is considered a mainland China tax resident enterprise under mainland China tax laws; accordingly, it is subject to enterprise income tax on its taxable income as determined under mainland China tax laws and accounting standards at a statutory tax rate of 25%. The subsidiary had no operating profit or tax liabilities for the years ended December 31, 2024 and 2025.

United States

Cuprina United States Inc., is domiciled in the United States. As a result, it is subject to corporate income tax on its taxable income as determined under United States tax laws at a federal tax rate of 21% and state tax rate ranging from 1% to 12%. The subsidiary had no operating profit or tax liabilities for the years ended December 31, 2024 and 2025.

Equity in net earnings of affiliates

Equity in net earnings of affiliates mainly related to the sharing of results for the following two joint arrangements (i) the arrangement between Cuprina Malaysia Sdn. Bhd., one of our subsidiaries, and a local Malaysian company for the proposed business of selling our maggot-based chronic wound care products in Malaysia, which was terminated in July 2023; and (ii) the arrangement between Cuprina Pte. Ltd., one of our subsidiaries, and a local Saudi Arabian company for the supply of medical devices and the operation of medical laboratories and supporting medical services.

Year on Year Comparisons of Our Results of Operations

Year ended December 31, 2025 Compared to Year ended December 31, 2024.

Revenue

Our revenue increased by 3.3% from S$48,321 for the year ended December 31, 2024 to S$49,894 (US$38,789) for the year ended December 31, 2025. The increase was primarily due to increase in sales of our MEDIFLY products in both Singapore and Hong Kong. The number of patients using our MEDIFLY products increased from 78 for year ended December 31, 2024 to 96 for the year ended December 31, 2025.

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Cost of revenues

Our cost of revenues decreased by 1.6% from S$51,345 for the year ended December 31, 2024 to S$50,539 (US$39,290) for the year ended December 31, 2025, representing approximately 106.3%, and 101.3% of our revenue, respectively, for the corresponding years. The decrease was primarily due to the reduce in the direct cost of our cosmeceutical products, in line with our reduce in revenues generated by cosmeceutical products during the period.

The reduce in cost of revenues does not in line with the increase in our revenues, as majority of the cost of revenues are fixed in nature, primarily the cost of revenues from MEDIFLY products, which arise from production staff salaries and contributions, rental for production space, and depreciation for production equipment. These costs have been fairly consistent for the years ended December 31, 2023, 2024 and 2025 despite of the fluctuation in the revenues generated for the corresponding years.

Gross loss and gross loss margin

Our gross loss decreased from S$3,024 for the year ended December 31, 2024 to S$645 (US$501) for the year ended December 31, 2025, which was due to the increased revenue for the year ended December 31, 2025. Our gross loss margin decreased from approximately 6.3% for the year ended December 31, 2024, to gross loss margin of approximately 1.3% for the year ended December 31, 2025. The decrease was primarily attributed to increase in sales of our MEDIFLY products in both Singapore and Hong Kong, as majority of the cost of revenues are fixed in nature, which primarily arise from production staff salaries and contributions, rental for production space, and depreciation for production equipment

Operating expenses

Our operating expenses increased by 194.1% from S$1,642,235 for the year ended December 31, 2024 to S$4,829,184 (US$3,754,322) for the year ended December 31, 2025. The increase was due to the increase in our selling, general and administrative expenses.

Selling, general and administrative expenses

Our selling, general and administrative expenses increased by 228.5% from S$1,400,873 for the year ended December 31, 2024 to S$4,602,300 (US$3,577,937) for the year ended December 31, 2025, which was primarily due to an increase in our other operating expenses and payroll and employee benefits.

(i) Our selling and marketing expenses decreased from S$3,641 for the year ended December 31, 2024 to S$1,039 (US$808) for the year ended December 31, 2025. This was primarily due to our rebranding activities carried out for our cosmeceutical products, which were launched and carried out in the prior year, including photography and building the social media library.

(ii) Our payroll and employee benefits increased by 8.2% from S$831,866 for the year ended December 31, 2024 to S$899,801 (US$699,527) for the year ended December 31, 2025. The increase was primarily due to the bonus payout amounting to S$59,938 (US$46,597) during the period. Moreover, the increase was also due to the revision by Central Provident Fund Board for increasing the CPF ordinary wage ceiling from S$6,800 to S$7,400 effective January 1, 2025.

(iii) Our depreciation and amortization expenses decreased by 16.4% from S$31,687 for the year ended December 31, 2024 to S$26,485 (US$20,590) for the year ended December 31, 2025. The decrease was primarily due to some of the plant and equipment, including renovation works have been fully depreciated during the period, despite that they are still in use by the Company.

(iv) Our other operating expenses increased by 588.6% from S$533,679 for the year ended December 31, 2024 to S$3,674,975 (US$2,857,012) for the year ended December 31, 2025. The increase was primarily attributed to an increase in professional fees incurred by S$2,867,958 (US$2,229,619). The significant increase in professional fees for the year ended December 31, 2025 was primarily attributable to our transition from a private company in 2024 to our first year as a public company following the completion of our IPO on April 11, 2025. Accordingly, we incurred substantially higher professional fees in connection with ongoing SEC and FINRA compliance, public company reporting and governance requirements, accounting and auditing services, investor relations, and advisory services relating to potential business development and acquisition opportunities. In summary, our increase was particularly for (i) engagement of professional for advisory services on potential businesses, assets, and, operation acquisition matters of S$964,725 (US$750,000); (ii) engagement of professional for corporate development and business consultancy services of S$1,516,762 (US$1,179,167); (iii) engagement of professional for regulatory compliance and advisory services relating to SEC and FINRA matters of S$71,445 (US$55,543); and (iv) engagement of professional for investor relation services of S$151,667 (US$117,909).

In addition, the increase in consultant fees incurred of S$58,116 (US$45,181), primarily relating to the appointment of our Medical and Scientific Director, as well as the licensing fee incurred in respect of the FDA Clearance for Medical Maggots and associated dressings identified in 510(k) K033391 has also resulted in the increase. Furthermore, the increase also due to the director fees for those independent directors and non-executive directors of S$67,500 (US$52,476), as well as the related Director and Officer Liability Insurance acquired of S$39,959 (US$31,065), following the completion of IPO. Moreover, the increase also derived from the depreciated exchange rate of USD against SGD, of which resulted in our foreign exchange losses incurred of S$124,152 (US$96,519), particularly for our financial assets denominated in USD.

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Research and development costs

Our research and development costs decreased by 6.0% from S$241,362 for the year ended December 31, 2024 to S$226,884 (US$176,385) for the year ended December 31, 2025. The decrease in research and development costs was primarily due to the decrease in the salaries and contributions related to our internal research and development staff from S$226,632 for the year ended December 31, 2024 to S$217,112 (US$168,788) for the year ended December 31, 2025. The decrease was due to the departure of one of our research and development employees during the last quarter of the period.

Other income

Our other income increased by 34.8% from S$173,865 for the year ended December 31, 2024 to S$234,455 (US$182,271) for the year ended December 31, 2025. The increase was in relation to the fees received from the rendering the usage for our ISO13485 certified facilities.

Interest expense

Our interest expense decreased by 60.4% from S$37,210 for the year ended December 31, 2024 to S$14,724 (US$11,447) for the year ended December 31, 2025. This decrease was primarily attributable to the loan given to us in 2024, from several of our employees, which carries a one-off interest rate of 25.0%. The principal and interest have been fully settled as of June 30, 2024.

Equity in net earnings of affiliates

The equity in net earnings of the affiliates primarily relates to the sharing of results from the joint arrangement between Cuprina Pte. Ltd., one of our subsidiaries, and a local Saudi Arabian company. This joint arrangement is accounted for using the equity method, starting from May 2023. For the year ended December 31, 2025, we recorded a loss of S$63,349 (US$49,249) from this affiliate, attributed to the sharing of operational losses. This is in comparison to a loss of S$51,931 recorded for the year ended December 31, 2025.

Net loss

As a result of the foregoing, in particular the increase in professional fees under other operating expenses, our net loss increased from S$1,560,535 for the year ended December 31, 2024 to S$4,673,447 (US$3,633,248) for the year ended December 31, 2025.

Liquidity and Capital Resources

Our primary source of liquidity historically has been cash generated from our bank loan and equity and loan contributions from our shareholders, which have historically been sufficient to meet our working capital and capital expenditure requirements.

In 2021, we entered into a bridging loan agreement with DBS Bank with an aggregated principal amount of S$100,000 (US$77,742) with interest rate of 2.5% per annum. The bank loan has been fully repaid in January 2026.

In November 2024, we entered into a working capital loan agreement with DBS Bank with an aggregated principal amount of S$200,000 (US$155,485) with interest rate of 8.0% per annum.

As of December 31, 2025, our cash and cash equivalents were S$3,117,682 (US$2,423,760). Our cash and cash equivalents primarily consist of cash in bank balances.

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We believe that our existing cash and cash equivalents, anticipated cash raised from financings, together with anticipated cash flow from operations, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue additional equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	Years ended December 31,
	2024	2025	2025
	S$	S$	US$

Net cash used in operating activities	(1,235,981)	(9,133,948)	(7,100,947)
Net cash used in investing activities	(21,884)	(58,229)	(45,268)
Net cash provided by financing activities	1,340,977	12,231,742	9,509,245
Net increase/ (decrease) in cash and cash equivalents	83,112	3,039,565	2,363,030
Cash and cash equivalents, at the beginning of year	35,263	116,472	90,548
Foreign currency effect on cash and cash equivalents	(1,903)	(38,355)	(29,818)
Cash and cash equivalents, at the end of year	116,472	3,117,682	2,423,760

Net cash used in operating activities

We had net cash flows used in operating activities of S$1,235,981 for the year ended December 31, 2024, primarily reflecting a net loss of S$1,560,535 as adjusted by (a) positive changes of approximately S$96,198 in non-cash items primarily including depreciation and amortization and equity in net earnings of affiliate; and (b) positive changes of approximately S$228,356 in working capital primarily reflecting (i) a decrease of approximately S$10,639 in other current assets, and (ii) an increase of approximately S$123,562 in accruals and other payables,(iii) a decrease of approximately S$24,430 in accounts receivable, and (iv) a decrease of approximately S$69,725 in net advance to related parties.

We had net cash flows used in operating activities of S$9,133,948 (US$7,100,947) for the year ended December 31, 2025, primarily reflecting a net loss of S$4,673,447 (US$3,633,248), as adjusted by (a) positive changes of approximately S$241,254 (US$187,556) in non-cash items primarily including depreciation and amortization, foreign exchange losses and equity in net earnings of affiliate; and (b) negative changes of approximately S$4,701,755 (US$3,655,255) in working capital primarily reflecting (i) an increase of approximately S$4,457,200 (US$3,465,133) in other current assets, and (ii) a decrease of approximately S$292,171 (US$227,140) in accruals and other payables.

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Net cash used in investing activities

Net cash used in investing activities was S$21,884 for the year ended December 31, 2024, which was attributable to the acquisition of new property and equipment.

Net cash used in investing activities was S$58,229 (US$45,268) for the year ended December 31, 2025, which was primarily attributable to the acquisition of new property and equipment.

Net cash generated from financing activities

Net cash generated from financing activities was S$1,340,977 for the year ended December 31, 2024, primarily consisting of financial assistance from certain individual shareholders and ultimate beneficial owners, as well as drawdown of a bank loan amounted to S$200,000, partially offset by repayment of bank borrowings of S$23,572 and payments of deferred offering costs of S$423,787.

Net cash generated from financing activities was S$12,231,742 (US$9,509,245) for the year ended December 31, 2025, primarily consisting of (i) gross proceeds from issuance of ordinary shares of S$17,606,040 (US$13,687,351) following the completion of the IPO, partially offset by (ii) payments for deferred stock issuance cost of S$2,628,743 (US$2,043,647), (iii) repayment of bank borrowing of S$54,049 (US$42,019), and (iv) repayments of advances from related parties of S$2,691,506 (US$2,092,440).

Accounts receivable, net

Our net accounts receivables are non-interest bearing and are generally on 30 days credit terms. Net accounts receivable mainly represent amounts due from customers that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses and specific customer credit allowances. We maintain an allowance for estimated credit losses inherent in our accounts receivable portfolio. In establishing the required allowance, our management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. We write off the receivable when it is determined to be uncollectible.

Our net accounts receivable decreased from S$26,389 as of December 31, 2024 to S$18,218 (US$14,163) as of December 31, 2025. The decrease was primarily attributable to the completion of the change in the billing procedure of public hospitals in Singapore, requiring invoices to be sent to both the relevant hospital department for billing and the relevant hospital department for authentication. This procedural change resulted in delayed settlement of certain accounts receivable arising from the sale of our MEDIFLY products in the previous periods.

As of March 31, 2026, S$8,027 (US$6,240) or 44.1% of our net accounts receivable as of December 31, 2025 had been subsequently received.

As of December 31, 2024 and 2025, we made S$49,147 and S$49,147 (US$38,208) of allowance for current expected credit loss for our gross accounts receivable, respectively.

Deferred Costs

Our deferred costs primarily consist of deferred contractual costs in relation to the industry research collaboration agreement with NTU and the listing expenses in relation to our IPO prior to the completion as of December 31, 2024.

Our deferred costs decreased from S$1,272,202 as of December 31, 2024 to S$nil (US$nil) as of December 31, 2025. The decrease was primarily attributable to the (i) completion of the IPO, of which the accumulated deferred stock issuance cost has been charged against the gross proceeds of the offering as a reduction of additional paid-in capital, and (ii) the payment made for the deferred contractual cost in relation to the industry research collaboration agreement with NTU as of December 31, 2025.

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Other assets

Our other assets primarily consist of prepayments, deposits and other assets.

Our other assets increased from S$146,152 as of December 31, 2024 to S$4,736,715 (US$3,682,434) as of December 31, 2025. The increase was primarily attributable to the prepayments made in relation to the professional services engaged for the (i) businesses, assets, and, operation acquisition matters of S$1,607,875 (US$1,250,000), (ii) corporate development and business consultancy of S$2,342,138 (US$1,820,833), and (iii) investor relation of S$371,365 (US$288,708), particularly relating to upfront retainers for services to be delivered over future periods, ranging from a period of 20 – 24 months. These prepayments support our announced collaborations and joint ventures, as well as our ongoing evaluation and pursuit of potential business, asset, and operational acquisition opportunities. In addition, the increase in prepayment made for the contractual cost in relation to the industry research collaboration agreement with NTU of S$133,363 (US$103,680) has resulted in the increase as well.

Accruals and other payables

Our accruals and other payables decreased from S$323,971 as of December 31, 2024 to S$30,626 (US$23,809) as of December 31, 2025. The decrease was attributable to the settlement of payables, primarily relating to the (i) payable to a professional party amounted to S$65,930 (US$51,256), for professional services in relation to our initial public offering, (ii) payable to NTU amounted to S$178,396 (US$139,689), for the contractual cost in relation to the industry research collaboration agreement, and (iii) payable to advances from an employee amounted to S$69,681 (US$54,172), during the period.

Impact of Inflation

According to the Monetary Authority of Singapore, the core inflation rate in Singapore averaged 4.2% in 2023, 2.7% in 2024 and 0.7% in 2025. Based on the recent publication from the Monetary Authority of Singapore on February, 2026, the core inflation rate in Singapore is projected to average 1.0% - 2.0% in 2026. As of the date of this prospectus, inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will not be affected by such inflationary pressures in Singapore or globally in the future. In the event that the inflationary pressures continue to increase to any material extent, we may pass along increased costs to our customers, which could result in loss of sales and loss of customers, and adversely impact our margins and results of operations.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constraints our cash liquidity.

We had the following contractual obligations and lease commitments as of December 31, 2025:

Contractual Obligations	Total	Total	Less than 1 year	2-5 years
	US$	S$	S$	S$
Accounts payable	915	1,177	1,177	-
Accruals and other payables	23,809	30,626	30,626	-
Operating lease commitment	247,057	317,790	110,233	207,557
Bank loan repayment	128,220	164,929	38,728	126,201
Amount due to related parties	2,281,466	2,934,650	2,934,650	-
Total obligations	2,681,467	3,449,172	3,115,414	333,758

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, and cash flows from our operations.

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Bank Indebtedness

			As of December 31,
Bank Borrowings	Terms of repayment	Annual interest rate	2024	2025
			S$	S$

DBS Bank	60 months	2.5%	22,900	1,775
DBS Bank	60 months	8.0%	196,078	163,154

As of December 31, 2024 and 2025, bank borrowings were obtained from a financial institution in Singapore, both repayable in 60 instalments, which bear annual interest at a fixed rate at 2.5% and 8.0%, and expire in January 2026 and November 2029, respectively.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss will occur and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Capital Expenditures

We made capital expenditures of S$21,884 and S$58,229 (US$45,268) for the years ended December 31, 2024 and 2025, respectively. In these periods, our capital expenditures were mainly used for the purchase of plant and equipment.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from the offering. We will continue to make capital expenditures to meet the expected growth of our business.

Capital Commitments

As of December 31, 2024 and 2025, we did not have any capital commitments, except for the S$125,250 (US$97,372) capital commitment in relation to the joint venture agreement entered on November 18, 2025.

Internal Control Over Financial Reporting

Our management completed an assessment of the effectiveness of our internal control over financial reporting. Given that we qualify as an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. Accordingly, our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements as of and for the years ended December 31, 2025, we and our independent registered public accounting firm identified one material weakness in our internal control. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

The material weakness identified relate to the following:

i.	documentation of contracts with customers: we do not have written sales agreements with our customers. Instead, the orders are discussed through messaging applications such as WhatsApp.

We have begun and will continue to implement measures to address the material weakness identified above.

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To address (i) identified above, we are in the process of developing an automated ordering process through the utilization of a third-party online collaborative software. The terms and conditions of each sales order will be clearly stated within the collaborative software, providing transparency and clarity for all parties involved. To enhance our order management, an order confirmation email capturing the relevant information will be generated for each sales order. We are currently in the trial run phase of this process. We anticipate that such process will be fully operational by second half of 2026. Once the new process becomes operational, we will use the WhatsApp Group only for information updates and reminders.

However, we cannot assure you that we will complete the implementation of the measure in a timely manner. See “Risk Factors – Risks Relating to Our Business and Industry – If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.”

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Quantitative and Qualitative Disclosure about Market Risks

We are exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include credit risk, interest rate risk, liquidity risk and foreign exchange risk. Our board of directors reviews and agrees on the policies and procedures for the management of these risks. There has been no change to our exposure to these financial risks or the manner in which we manage and measure the risks.

Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Our exposure to credit risk arises primarily from accounts receivable and cash and bank balances. We manage our credit risk by dealing with high credit rating counterparties.

Our objective is to seek continual revenue growth while minimizing losses incurred due to increased credit risk exposure. We trade only with recognized and creditworthy third parties and uses credit verification procedures for customers seeking to trade on credit terms. In addition, receivable balances are monitored on an ongoing basis with the result that our exposure to bad debts is not significant in relation to our turnover.

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Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of our financial instruments will fluctuate because of changes in market interest rates. Our exposure to interest rate risk arises primarily from the borrowings and lease liabilities.

We manage interest rate risk exposure while obtaining sufficient funds for business expansion and working capital needs by regularly assessing and monitoring our cash levels with reference to our business plans and day-to-day operations.

Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in meeting financial obligations due to shortage of funds.

Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. In the management of the liquidity risk, we monitor and maintain a level of cash and bank balances deemed adequate by the management to finance our operations and mitigate the effects of the fluctuations in cash flows.

Foreign exchange risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. We have minimum foreign currency risk as our transactions are substantially transacted in Singapore Dollars.

Critical Accounting Policies

We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Revenue Recognition

We follow the revenue requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASC allows us to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, we apply a five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

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Revenues are generally recognized upon the transfer of control of promised products or services provided to our customers, reflecting the amount of consideration we expect to receive for those products or services.

Sales of Maggot Debridement Therapy Product: We recognize revenue from the respective hospitals after 36 hours from the delivery of the vials to the hospital for their treatment of respective patients, as the storage life of the vials are only 36 hours from the production and this is when the customer could direct the use of and obtain the benefits of their service. MDT product is typically sold without a discount for early payment, rebates or rights of return.

Payment terms are generally 30 days from the date of invoice. The point of invoice is typically upon completion of the overall service and treatment, as at this point, we are able to conclude whether the patient will be receiving (i) ala carte orders, (ii) one (1) week packages, or (iii) one (1) month packages, and invoice accordingly. Our product sales contracts are primarily with customers, which is the hospital. The revenue is earned at a point in time, when the customer received the vials or maggots for their treatment to the respective patient. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our performance obligations are satisfied after 36 hours from the delivery of maggots for the treatment of respective patient from the doctor.

Sales of Cosmeceutical Products: We provide sale of cosmeceutical products to our customers. Revenue from sale of cosmeceutical products is recognized when we satisfy a performance obligation at a point in time which generally coincides with delivery and acceptance of the goods sold. The customer would indicate the acceptance of the goods sold to them through acknowledgment on the delivery order. Cosmeceutical products are typically sold with a right of return and without discount for early payment and rebates. Accumulated experience is used to estimate and provide for such returns at the time of sale. There has been no event for return of goods since the launching of the product.

Principal versus agent considerations: We evaluate whether it is the principal or agent in revenue arrangements. We are considered the principal when we control the specified goods or services before they are transferred to the customer. We recognize the revenue from the delivery of goods on the gross basis as we responsible for the fulfilment of the delivery, has full discretion in establishing prices and as well as inventory risks and therefore, the principal in the arrangement.

Employee Benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

Defined contribution plans: Defined contribution plans are post-employment benefit plans under which we pay fixed contributions into separate entities such as the CPF on a mandatory, contractual or voluntary basis. We have no further payment obligations once the contributions have been paid.

Leases

We adopted ASC 842 on January 1, 2019. We are a lessee of non-cancellable operating leases for its corporate office premises and production space. We determine if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is our incremental borrowing rate based on the information available at the lease commencement date. We generally use the base, non-cancellable lease term in calculating the right-of-use assets and liabilities.

We have elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less. We recognize the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term.

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We evaluate the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. We have elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2024 and 2025, we did not have any impairment loss against our operating lease right-of-use assets.

Plant and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if applicable. We compute depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Capitalization of lease term or expected useful life
Computers	3 years
Furniture and fittings	3 years
Renovation	3-5 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statement of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to expense as incurred, while additions renewals and betterments, which are expected to extend the useful life of assets, are capitalized. We also re-evaluate the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Recent Accounting Pronouncements

Our Company is an “emerging growth company”, or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. Our Company made the election to delay the adoption of new or revised accounting standards.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (Topic 280). The standard requires incremental disclosures related to reportable segments, including disaggregated expense information and the title and position of the company’s chief operating decision maker (“CODM”), as identified for purposes of segment determination. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt the changes to the segment reporting guidance on a retrospective basis. We adopted the ASU on January 1, 2024. The additional required disclosures did not have a material impact on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. We adopted the ASU on January 1, 2025. The additional required disclosures did not have a material impact on our consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. We adopted the ASU on January 1, 2025. The amendments did not have a material impact on our consolidated financial statements.

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In November 2024, the FASB issued ASU 2024-03 Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures. This ASU requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. ASU 2024-03 should be applied either prospectively to financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the financial statements. We are in the process of assessing the impact of this ASU on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provides a practical expedient that allows entities to measure expected credit losses on current accounts receivable and contract assets by assuming that current economic conditions will remain unchanged over the asset’s life. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and for interim periods within those fiscal years. ASU 2025-05 should be applied on a prospective basis. We are in the process of assessing the impact of this ASU on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU applies to monetary and tangible nonmonetary government grants but explicitly excludes from its scope intangible asset grants, exchange transactions, and other arrangements. Under the ASU, an entity recognizes the impact of a government grant when it is probable that both (i) the entity will comply with the conditions attached to the grant, and (ii) the grant will be received. Asset-related grants may be accounted for using either a cost accumulation approach or a deferred income approach. Income grants must be systematically recognized over the related expense periods. ASU 2025-10 is effective for public business entities for annual reporting periods beginning after Dec. 15, 2028, and interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after Dec. 15, 2029, and interim reporting periods within those annual reporting periods. Early adoption is permitted. We are in the process of assessing the impact of this ASU on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, to enhance the clarity and usability of interim reporting guidance. The amendments do not change the underlying objective or expand existing interim disclosure requirements; instead, they reorganize and clarify Topic 270 to improve consistency and navigability. The ASU confirms that Topic 270 applies to all entities that issue interim financial statements and notes in accordance with GAAP and introduces a more structured framework for determining which interim disclosures are required. Significantly, the standard creates a comprehensive list of GAAP-required interim disclosures within Topic 270 and incorporates a disclosure principle requiring entities to disclose events occurring after the latest fiscal year-end that have a material impact, aligning GAAP with prior SEC guidance. The amendments also clarify types of interim reporting, provide improved guidance on the form and content of interim financial statements (including when condensed statements may be used), and make extensive conforming edits throughout the codification to indicate when a disclosure is explicitly required in interim periods. The guidance is intended to reduce confusion, promote consistent application, and support more efficient navigation of interim requirements across topics. The amendments apply to public business entities for interim periods within fiscal years beginning after December 15, 2027. For all other entities, they are effective for interim periods within fiscal years beginning after December 15, 2028. Early adoption is permitted. Transition may be applied prospectively or retrospectively to any or all prior periods presented. We are in the process of assessing the impact of this ASU on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, as part of its ongoing effort to make targeted technical corrections and clarifications to the Accounting Standards Codification (ASC). The update addresses 33 issues across a broad range of topics and is intended to clarify guidance, correct errors, and reduce unintended diversity in application without significantly changing current accounting practice. Notable amendments include:

●	Removal of the unused Master Glossary term “amortized cost”
●	Clarification of diluted earnings per share calculations when a loss from continuing operations exists
●	Refinement of guidance for calculating reference amounts for beneficial interests
●	Clarification that certain transfers of receivables from contracts with customers are subject to Topic 860
●	Updates to not-for-profit guidance related to receivables The amendments apply to all entities within the scope of the affected guidance and generally are expected to have a limited operational impact.

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The amendments are effective for all entities for annual reporting periods beginning after Dec. 15, 2026, and interim periods within those annual periods. Early adoption is permitted, and entities may elect transition and early adoption on an issue-by-issue basis. We are in the process of assessing the impact of this ASU on its consolidated financial statements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our Company’s consolidated balance sheets, statements of operations and cash flows.

Subsequent Events

We have assessed all subsequent events through the date that the consolidated financial statements were issued, there are no further material subsequent events that require disclosure in these consolidated financial statements other than as follows:

(a)	On November 18, 2025, Cuprina Pte. Ltd., a wholly-owned subsidiary of the Company has signed a joint venture company agreement with Singapore-based Aiodine Laboratory Pte Ltd. (“Aiodine”) to develop, test and market that company’s novel iodine-based disinfectant solution as a treatment for chronic and acute wounds, and in other common antiseptic applications.

Subsequently on January 29, 2026, the joint venture entity, namely Cuprina & Aiodine Pte. Ltd. has been incorporated with an issued and paid-up capital of S$250,000, of which Cuprina Pte. Ltd. owns 50.1% of the proportionate ownership interest.

This event represents a non-recognized subsequent event as it occurred after the balance sheet date. The Company is currently evaluating the appropriate accounting treatment for its interest in the joint venture, including whether the entity will be consolidated or accounted for under the equity method. The financial impact, if any, are not yet finalized as of the date of issuance of these consolidated financial statements.

(b)	On March 11, 2026, Cuprina MENA Co. Ltd, an 49%-owned affiliate of the Company, has received official product classification from the Saudi Food and Drug Authority (“SFDA”) for MEDIFLY, the medical-grade maggot debridement therapy of the entity. The SFDA has classified MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This classification, which allows the entity to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network, is a critical milestone in Company’s expansion strategy for the Middle East and North Africa (“MENA”) region.

(c)	On March 11, 2026, the Company announced the appointment of Enming Yong (“Dr. Yong”) to its Medical and Scientific Advisory Board. Dr. Yong is a highly respected consultant surgeon with the Vascular and Endovascular Service, Department of General Surgery at Tan Tock Seng Hospital (“TTSH”) in Singapore and concurrently Head of the Vascular Diagnostic Laboratory. A graduate of the Yong Loo Lin School of Medicine, National University of Singapore (“NUS”) and a member of the Royal College of Surgeons of Edinburgh, Dr. Yong brings deep clinical expertise in managing complex vascular and endovascular conditions, particularly those intersecting with chronic wound care.

(d)	On April 21, 2026, the Company announced certain proposed corporate actions, all of which are subject to shareholders’ approval in the Annual General Meeting to be held on May 14, 2026, and therefore were not effective as of the balance sheet date.

The proposals include but not limited to:

(i)	a share consolidation of the Company’s issued and authorized Class A and Class B ordinary shares on 8-for-1 basis, with a corresponding increase in par value from US$0.001 to US$0.008 per share, and the rounding of fractional shares (the “Share Consolidation”);
(ii)	a subsequent increase in authorized share capital from US$50,000 to US$100,000 immediately after the Share Consolidation;
(iii)	adoption of the Cuprina 2026 Employee Incentive Plan; and
(iv)	authorization for potential future issuances of ordinary shares, in one or more public or non-public financing transactions, which may result in a change of control under Nasdaq Listing Rules or the issuance exceeds 20% or more of the Company’s outstanding Class A ordinary shares.

Subsequently on May 15, 2026, following the completion of the Annual General Meeting, the Company announced that all the proposed corporate actions have been approved by the shareholders, including the above.

(e)

On June 12, 2026, the Company announced that it has regained compliance with Nasdaq Listing requirements. As previously disclosed, on November 26, 2025, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that the Company’s non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires primary securities listed on the Nasdaq Capital Market to maintain a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Rule”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(a), the Company has a compliance period of one hundred eighty (180) calendar days, or until May 26, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Rule. The Company had failed to regain compliance with the Minimum Bid Price Rule within the Compliance Period. Consequently, the Company filed a hearing request before the Nasdaq Hearings Panel (the “Panel”) on May 28, 2026.

Subsequently, the Company received a letter from the Hearings Advisor of Nasdaq on June 11, 2026, noting that the Nasdaq Listing Qualifications staff have advised the Hearings Department that the Company has regained compliance with the Minimum Bid Price Rule and that the Company is therefore in compliance with the Nasdaq Capital Market’s listing requirements. Consequently, the hearing before the Panel scheduled to take place on July 7, 2026 has been cancelled. The Company’s Class A Ordinary Shares will continue to be listed and traded on The Nasdaq Stock Market.

(f)	On June 15, 2026, the Company announced that an indirectly wholly-owned subsidiary of the Company, Cuprina Pte. Ltd. has received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) for MEDIFLY Maggots™, its medical-grade Lucilia cuprina larvae used in maggot debridement therapy (“MDT”). To the Company’s knowledge, MEDIFLY Maggots™ is the first maggot debridement product to receive U.S. FDA 510(k) clearance using the Lucilia cuprina species.

The Company evaluated these events in accordance with ASC 855-10-25. The Company determined that they represent non-recognized subsequent events under ASC 855, and accordingly, no adjustments have been made to the accompanying financial statements, except for (i) above, which are required to be retroactively restated in accordance with ASC 260-10-55-12 and ASC 505-20-25.

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MARKET AND INDUSTRY DATA

We obtained the market and industry data in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. While we believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. These data involve a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from the assumptions and estimates made by the independent parties or us. We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

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BUSINESS

Overview

We are a Singapore-based biomedical and biotechnology company that is dedicated to the development and commercialization of innovative products for the management of chronic wounds, as well as operating in the health and beauty sector. Our expertise in biomedical research allows us to identify and utilize materials derived from natural sources to develop wound care products in the form of medical devices which meet international standards. We believe we will be able to build upon and leverage such expertise to develop innovative cosmeceutical products in the future.

As of December 31, 2025, we manufactured and distributed a line of medical grade sterile blowfly larvae bio-dressing products marketed under the MEDIFLY brand name, or the MEDIFLY products. The MEDIFLY products are used as a biological debridement tool for chronic wounds, in a procedure known as Maggot Debridement Therapy, or MDT, which is an effective alternative to surgical debridement. The larvae target necrotic tissue and spare healthy surrounding tissue, which is a key advantage over surgical debridement. In addition to our currently commercialized MEDIFLY products, we have three lines of chronic wound care products in our pipeline. Such lines of pipeline chronic wound care products include:

●	Collagen dressings, including sponges, particles and hydrogels utilizing bullfrog collagen derived from the valorization of abattoir waste streams of American bullfrogs (Lithobates catesbeianus);

●	Iodine-based topical antiseptic products for wound care; and

●	Products utilizing medical leeches for wound treatment.

We currently expect development of such products to take place over the course of 2026 and 2027 and to become commercially available subject to regulatory approval.

We believe what sets us apart is our focus on developing functionally specific chronic wound care products designed to address the major stages of wound healing process, from chronic to closure.

Our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline, are poised to benefit from escalating global market demand. This demand is primarily fueled by the demographic shift towards an aging population and the concurrent rise in comorbidities such as diabetes, obesity, cardiovascular ailments, and peripheral vascular diseases.

We either self-develop our chronic wound care products or co-develop them through technology licensing agreements or research collaboration with a renowned research university. In June 2022, we were granted an exclusive license from NTU to develop and commercialize a range of chronic wound care products using collagen derived from bullfrog skin. In addition, in August 2022, we entered into an industry research collaboration agreement with NTU, pursuant to which both parties agreed to jointly undertake a research project regarding the development and validation of bullfrog skin waste to generate collagen-based wound care products. In November 2025, we entered into a joint venture agreement with Aiodine Laboratory Pte. Ltd. for the worldwide distribution and sale of iodine-based wound care and topical antiseptic products.

We have been selling our MEDIFLY products primarily in Singapore since February 2020. In March 2023, our MEDIFLY products became commercially available in Hong Kong. Looking ahead, we have strategic plans in place for second half of 2026 to expand our sales and establish physical operations in several key regions, including the Middle East (in particular, the member states of the Gulf Cooperation Council, or GCC), and mainland China. In January 2026, we have received the official product classification of our MEDIFLY products from Saudi Food and Drug Authority (SFDA). The SFDA has classified MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This classification, which allows the Company to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network, is a critical milestone in Cuprina’s expansion strategy for the Middle East and North Africa (MENA) region. These expansion initiatives will further enable us to cater to the growing demand for our products in these promising markets, cementing our position as a trusted player in the field of chronic wound care and treatment.

For our cosmeceuticals business, we introduced three products in 2023, including a hydrating balm product, a muscle energy cream and a pain relief muscle patch. For our currently commercialized cosmeceutical products, we have commissioned original equipment manufacturers of skincare products to develop the formulation and manufacture the substantially finished and finished products. In addition, we plan to explore the possibility of developing a range of potential cosmeceutical product candidates incorporating bullfrog collagen using the novel collagen production technology that we are currently developing with a view to making them commercially available between from 2027 onwards, subject to the progress of the relevant R&D work.

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We offer our chronic wound care products to both public and private hospitals and clinics, where patients can obtain them through prescription from a physician. Our customers primarily include major public and private hospitals and clinics in Singapore. Our commercialized cosmeceutical products can be purchased directly by individual customers through a variety of channels, including retailers and gyms in Singapore and other countries such as Malaysia and Australia, as well as online shopping platforms such as Shopee.

Our commitment to quality is demonstrated by our attainment of ISO 13485:2016 standards for Quality Management Systems and Manufacturing Processes and Controls for our manufacturing facility located in Singapore in 2020. We are working towards obtaining compliance with FDA’s Quality Management System Regulation, an integral component of the Current Good Manufacturing Practice, or CGMP, regulations, to secure FDA 510(k) clearance for our chronic wound care products, including both our existing commercialized products and forthcoming products in our pipeline.

As of December 31, 2025, we had 10 full-time employees. For the years ended December 31, 2024, and 2025, our revenue amounted to S$48,321 and S$49,894 (US$38,789), respectively, while we recorded net loss of S$1,560,535 and S$4,673,447 (US$3,633,248), respectively, for the same periods.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our past success and will continue to distinguish us from our competitors:

Innovative product portfolio that differentiates us from our competitors

We believe our portfolio of current and pipeline products sets us apart from competitors in the medical industry. Specifically, our bioactives possess distinctive properties that enable us to generate medical derivative products with improved performance compared to conventional treatments in the market and sets us apart from competitors in the relevant industry, as supported by statistically significant clinical and health economic outcomes data. For example, our current maggot-based chronic wound care products are able to disinfect wounds and accelerate the healing process for chronic wounds for patients who are not responsive to conventional treatments. In addition, hirudotherapy, the mechanism underpinning our pipeline product utilizing medical grade leeches, has been traditionally used for bloodletting and treating inflammation, thrombosis, phlebitis, varicosity, and pain in traditional medicine in certain parts of the world and has been investigated for effectiveness in treating non-healing chronic wounds, including ulcerated wounds and diabetic foot ulcers, or DFUs in a number of clinical studies. Through our joint venture with Aiodine Laboratory Pte. Ltd., we also intend to commercialize iodine-based wound care and topical antiseptic products, further broadening our product portfolio across the wound care continuum.

We believe the efficacy of our MEDIFLY products will result in expanded adoption of our products at a lower overall cost to payors. In addition, our portfolio of current and pipeline products will allow doctors and clinicians to provide personalized therapeutic solutions to meet the needs of individual wound care patients covering major stages of the wound healing process, from chronic to closure.

Well-positioned in large and growing chronic wound care markets

We believe the chronic wound care market is poised to experience continuous accelerated growth due to a number of global trends such as an aging population, rising healthcare costs, increasing awareness of difficult-to-treat infections like Methicillin-resistant Staphylococcus Aureus, or MRSA, and a growing prevalence of diabetes and obesity. Given the expanding chronic wound care market, our products are strategically positioned for widespread adoption as they are designed with a specific focus on cost-effectiveness and cater to the needs of patients suffering from chronic wounds.

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Our focus is to provide products that are not only more effective than competing options but also offer a stronger value proposition, which includes lower total costs and reduced healing time, ultimately leading to lower costs for the healthcare system. We believe that this approach is particularly effective in the geographic markets where we intend to enter in the near future, such as mainland China, which is a developing economy with a large and rapidly aging population and has strong demands for affordable and effective wound care solutions.

Access to innovative technology in developing pipeline products

We have been forging relationships with a renowned research university, which we believe have helped us gain access to innovative technology in developing pipeline products. In particular, we have been granted the exclusive license from NTU in June 2022, to develop and commercialize a range of chronic wound care products using collagen derived from bullfrog skin and possess many beneficial properties when compared to other conventional sources of collagen including superior biocompatibility, solubility and thermal stability, and reduced disease and allergy risks, among others. In addition, we have been developing related chronic wound care products utilizing bullfrog collagen, including sponge dressings and hydrogels through our research collaboration with NTU. Furthermore, researchers at NTU are constantly upgrading current formulations and introducing new formulations of the bullfrog collagen based on evolving trends in the medical device industry.

We have also entered into a joint venture with Aiodine Laboratory Pte. Ltd., through which we gain access to Aiodine’s proprietary iodine-based technology, intellectual property, and technical expertise for the worldwide commercialization of iodine-based wound care and topical antiseptic products. In a pilot clinical study published in Wounds International in 2025, Aiodine’s iodine-based technology demonstrated promising efficacy in facilitating wound healing across four cases of severe wounds, including infections caused by antibiotic-resistant bacteria, with no evidence of cytotoxicity and no significant patient discomfort reported.

We believe such a collaborative approach to product development allows us to develop multiple pipeline products in parallel without significant upfront investment in workforce and equipment and let us leverage our manufacturing capabilities and knowledge navigating the complex regulatory approval process to attract dedicated research institutions producing innovative technologies that we can commercialize.

Commitment to sustainability

We view sustainability as a key priority, which guides our decisions when sourcing raw materials to manufacture our products. We aim to grow our materials in-house whenever possible to minimize our environmental impact. As an example, our commercialized chronic wound care product utilizes maggots bred in house to debride chronic wounds, which is a sustainable approach with a small ecological footprint. We plan to follow this with our pipeline chronic wound care product that utilizes medical grade leeches, which will also be bred in-house.

In addition, the other products in our pipeline, including bullfrog collagen-related chronic wound care and cosmeceutical products represent examples of valorization processes for slaughterhouse waste for discarded bullfrog skins.

We believe our commitment to sustainability provides us with significant competitive advantages, including the ability to cater to a wider consumer base by meeting the increasing demand for environmentally responsible products, as well as cost savings through efficient manufacturing processes, as we source raw materials from the wild and previously untapped waste streams, such as Lucilia cuprina flies and discarded bullfrog skins, which not only reduces waste but also minimizes production costs.

Loyal and growing customer base

We have established strong relationships with our customer base, which primarily consists of hospitals, clinics and other licensed facilities providing medical care, resulting in a loyal following. In particular, 70.6% of customers of our chronic wound care business in 2024 continued to purchase our products in 2025. We believe such customer loyalty stems from our commitment to excellent customer service, reliable product quality, consistent delivery and ongoing support. This loyalty generates repeat business, maintains a steady revenue stream, and benefits from positive word-of-mouth referrals.

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Strong leadership with in-depth knowledge and expertise

Our leadership possesses strong management skills, operational experience and industry knowledge and expertise necessary to develop and execute our strategy to capture market opportunities. In particular, Dr. Ronald A. Sherman, our Medical and Scientific Director, possesses in-depth knowledge and expertise in the fields of entomology, biotechnology and biochemistry of chronic wounds management. He has co-written papers in biochemistry, applied entomology and clinical medicine. He is also a named inventor in several patents in entomological product development. He has built an extensive business network and connections in the industry and throughout the scientific community, which we believe have helped us establish a strong working relationship with key customers, suppliers and research institutions. He oversees ideation, regulatory affairs, clinical affairs and communications. Mr. Quek, our CEO and a director, has a crucial role in the management of our employees. Before joining us, he held various managerial positions such as business development director and marketing manager in publicly-listed companies in Singapore. He has a deep understanding of our business operations and is responsible for fostering relationships with our business partners and making strategic business decisions for us.

Led by our CEO, our management team is capable of taking advantage of market opportunities, formulating sound business strategies, assessing and managing risks and optimizing operational efficiencies to maximize profits. Our management is supported by a team of highly skilled and motivated employees. We believe our staff have high levels of professional qualification and training and are skilled and highly motivated.

Our Business Strategies

To achieve our business objectives, we plan to adopt the following strategies to drive our future growth.

Expand into new geographic markets through strategic partnerships

We plan to strengthen our market presence by expanding into new geographical regions, including Southeast Asia, the Middle East (particularly the member states of the GCC), and mainland China. These regions offer significant growth potential and a growing need for improved healthcare solutions, particularly in chronic wound care.

To achieve our strategic objectives, we have entered into various collaboration agreements with local partners in Saudi Arabia, Hong Kong, and mainland China. In Saudi Arabia, we have entered into a joint venture agreement with a local medical services company in May 2022 and are currently in the process of registering medical maggots with the Saudi Food and Drug Authority, or SFDA. In Hong Kong, we have collaborated with Advanced Biotech and Engineering Limited and signed an exclusive distribution and cooperation and profit-sharing agreement which took effect in June 2023. In mainland China, we have collaborated with Nan’ao (Beijing) Hospital Management Co., Ltd. for the purpose of registering our maggot-based chronic wound care products with the National Medical Products Administration of China, or NMPA. To this end, we have entered into an Agreement to Collaborate and Protect Confidentiality in August 2022. We believe our maggot-based chronic wound care product will become the first live bio-dressing to be registered with the NMPA in mainland China. These collaborations aim to facilitate market entry, secure regulatory approvals, and ensure a smooth transition into new markets. Please see “– Overseas Collaborations” in this section for additional details.

We plan to engage in further discussions with potential distribution partners in Thailand, Malaysia, Vietnam, and Indonesia. As of the date of this prospectus, we have not identified any such partners in the markets mentioned above. We believe leveraging strategic alliances will enable us to establish a robust distribution network and disseminate our comprehensive product offerings across these regions.

Continue to expand our product portfolio through development and innovation

We will utilize our in-house R&D team to develop new pipeline products. In addition, we are actively collaborating with our third-party R&D partner, NTU, to develop an innovative process for producing bullfrog collagen from bullfrog skin that will underpin many of our pipeline products. Our research utilizes ethical sourcing practices and cutting-edge technology to harness the beneficial properties of bullfrog collagen. We are also expanding our product portfolio through our joint venture with Aiodine Laboratory Pte. Ltd., through which we intend to commercialize Aiodine’s proprietary iodine-based wound care and topical antiseptic products.

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Our goal is to expand our current offerings to provide affordable and accessible wound care products and cosmeceutical products. In particular, subject to the progress of the relevant R&D work and regulatory approval, we plan to introduce ranges of new products that utilize leeches, bullfrog skin-derived collagen, and iodine-based formulations in the future to address each major stage of the wound healing process. We believe this will enable clinicians and patients to better select products tailored to the appropriate stage of wound healing. In addition, we plan to explore the possibility of developing a range of potential cosmeceutical products incorporating bullfrog collagen skincare and cosmetic products, with a view to making them commercially available between 2026 and 2028, subject to the progress of the relevant R&D work.

Expand into new business ventures

We intend to leverage our biomedical infrastructure and operational expertise to enter two adjacent growth areas: medical waste recycling technology and in-vitro fertilization (“IVF”) media production.

Medical Waste Recycling Technology

In September 2025, we secured exclusive licensing rights for Singapore, with an option to expand into ten additional Southeast Asian countries, to a medical waste recycling technology developed under the oversight of the United Nations Industrial Development Organization (“UNIDO”) and the Global Environment Facility (“GEF”). The license was entered into with Zhejiang Heliang Technology Co., Ltd., a China-based technology company. Unlike conventional incineration-based methods, which release toxic emissions and contribute to landfill strain, this technology employs advanced high-temperature steam treatment to sterilize and decontaminate medical waste, with a particular focus on plastic-based materials. The decontaminated materials are thereafter sorted and recycled into high-value resins and sustainable raw materials that re-enter the economy as productive inputs. The technology has been refined and validated over approximately two decades through collaboration between Chinese regulatory authorities, UNIDO, and GEF, and holds ISO certifications across quality, environmental, and occupational health management standards (ISO 9001, 14001, and 45001).

We intend to apply for the operating licenses required in Singapore to establish a facility deploying this technology, and are engaging with Singapore’s leading toxic waste disposal companies to integrate our operations into the national waste management framework. By establishing Singapore as the first hub for this technology outside of China, we aim to capture significant commercial opportunities across Southeast Asia, where governments are increasingly tightening environmental standards governing healthcare waste. In Singapore alone, biohazardous medical waste volumes grew from approximately 4,400 tons in 2016 to 5,700 tons in 2020, representing an average annual increase of approximately 5%. According to Grand View Research, the global medical waste management market was valued at approximately USD 34.06 billion in 2023 and is projected to reach approximately USD 59.42 billion by 2030, growing at a compound annual growth rate of approximately 8%, with Asia-Pacific identified as the fastest-growing region.

IVF Media Production

In April 2025, we completed construction of an IVF media production facility in Singapore, which has received ISO 13485 certification issued by the United Kingdom Accreditation Service (“UKAS”), a member body of the International Accreditation Forum (“IAF”), and a dealer license issued by the Singapore Health Sciences Authority (“HSA”). The facility was built in collaboration with Ferti-Craft Pte Ltd. (“Ferti-Craft”), a Singapore-based medtech company specializing in human Assisted Reproductive Technology (“ART”). The facility is intended to produce 14 stock-keeping units (“SKUs”) of IVF media products containing the nutrients, electrolytes, amino acids, and other biological materials required to support the fertilization of sperm and ovum in an in-vitro laboratory setting.

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We are collaborating with Ferti-Craft to prepare and submit the regulatory dossiers required for product registration with HSA, with the goal of obtaining approval for all 14 IVF media SKUs and commencing commercial sales before the fourth quarter of 2027. Under our arrangement, Ferti-Craft is responsible for all necessary documentation and testing, raw material logistics, and contributes the intellectual property, subject matter expertise, and production know-how in respect of these products. Subject to obtaining the necessary regulatory approvals, initial sales are expected to be primarily in Singapore, with a planned expansion into select ASEAN countries, the Middle East, and other global markets thereafter. According to Global Market Insights, the total ART market was valued at approximately USD 38.9 billion in 2025 and is expected to grow at a compound annual growth rate of approximately 7.6% to reach approximately USD 79.8 billion by 2035, driven by the rising prevalence of infertility and growing global acceptance of ART.

Strengthen brand awareness, and acquire and retain customers

To date, our efforts to promote our products and increase brand awareness have focused on participating in various conferences and holding educational talks in key existing and potential markets. For example:

●	Singapore: between 2021 and 2026, we have participated in multiple webinars and educational talks in collaboration with various organizations such as St. Luke’s Elder Care, Convatec Academy for Professional Education, Podiatry Association (Singapore), and Vascular & Intervention Center, to discuss the clinical application and future potential of MDT for wound care. We also conducted educational talks at hospitals and institutes such as Woodlands Hospital, Mount Alvernia Hospital, Farrer Park Hospital, Mount Elizabeth Novena Hospital, and Home Nursing Foundation to introduce and discuss the management of patients with MDT.

●	Malaysia: we participated in the First Pahang Wound Healing Conference and the Commonwealth & 4th Global Wound Conference in August 2022 and October 2022, respectively.

●	Hong Kong: we participated in multiple conferences and delivered talks in various venues, for example, we participated in the 2026 Symposium on Diabetic Wound Healing organized by The Hong Kong Society for Diabetic Limb Care, hosted at HKUMed – The University of Hong Kong, HKTDC Hong Kong International Medical and Healthcare Fair 2024, and delivered an educational talk at the Joint Orthopaedics and Traumatology Nursing Forum 2024 organized by Hong Kong East Cluster - Hospital Authority. We also delivered an educational talk at the 2023 Symposium on Diabetic Wound Healing - Recap the Essentials organized by The Hong Kong Society for Diabetic Limb Care, and held an education talk with the topic “Maggot Debridement Therapy for Wound Care” to the Department of Orthopaedics at Pamela Youde Nethersole Eastern Hospital in September 2022.

In addition, as of the date of this prospectus, we and our products had been covered by various news coverages in influential media outlets including Channel NewsAsia, South China Morning Post, Yahoo News, Healthcare Asia, Taiwan Health News, TODAY News, and 8world News, among others.

Going forward, we plan to increase our brand visibility and boost sales growth through marketing activities utilizing a combination of traditional channels, such as print media, targeted advertising campaigns and trade shows and digital channels, such as social media, content marketing and email and online advertising to maximize the reach and impact of our promotional efforts. This comprehensive set of avenues allow us to achieve targeted messaging, audience segmentation, and real-time performance tracking, enabling us to optimize marketing campaigns for maximum effectiveness.

In particular, we plan to acquire and retain customers through tailored marketing campaigns emphasizing personalized healthcare services and comprehensive patient education. By crafting campaigns that resonate with specific groups such as aging patients, clinicians, caretakers and other healthcare professionals, we plan to highlight the value proposition of our products and position ourselves as a preferred provider. We also plan to provide comprehensive patient education resources, such as informative brochures, online content, and interactive workshops, to educate the patients on their conditions, available treatment options, and the importance of proactive healthcare management.

Attract, cultivate and retain a talented and professional workforce

We believe that a significant part of our success is attributable to our ability to select, develop, motivate and retain our talented and professional workforce. We will continue to strengthen our team and proactively recruit, retain and train talents for our sales and marketing and R&D teams. We plan to recruit approximately four sales and marketing personnel and four R&D staff in the next two years.

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We will focus on cultivating the industrial knowledge of our workforce with training and professional development programs such as workshops, seminars, mentorship programs, and opportunities to participate in industry conferences or events, collegial working environment, competitive compensation structure as well as internal promotion opportunities to enhance their creativity, loyalty, job satisfaction and cohesiveness.

In order to foster the growth of future talent, we have successfully established internship programs with prestigious educational institutions in Singapore, namely, the National University of Singapore, NTU, and Republic Polytechnic. These programs serve as valuable platforms for students of these institutions to gain practical experience and apply the knowledge they have learned in the classroom to real-world situations and allow us to identify and recruit talented students who we consider as a good fit for us.

Industry Overview

Chronic Wound Care Business

Market Opportunities for Our Chronic Wound Care Products

Wounds represent a large and growing burden on the public health as well as a significant cost to the health care system. Wounds are divided into two primary types, chronic and acute. According to an article published in The Annals of Epidemiology in 2019, the global prevalence of chronic wounds is estimated at 1.51 to 2.21 per 1,000 population. As a result, it is estimated that up to 17.7 million people suffer from chronic wounds globally each year. According to Fortune Business Insights, the market size for the global chronic wound care market was US$15.27 billion in 2025 and is expected to reach US$29.22 billion in 2034, representing a CAGR of 7.5% from 2026 to 2034.

Wound healing involves a complex and dynamic process that occurs in three distinct stages. Wounds may stall during this process and become non-healing and chronic, typically in the inflammatory phase, for a variety of reasons. These reasons include biofilm or infection, uncontrolled inflammatory processes, shortages of cell types and growth factors secreted by cells that are critical to healing and disrupted cell signaling pathways. Below are the main stages of wound healing:

The inflammation stage is a defensive stage when white blood cells are dispatched. Chronic wounds fail to proceed through the normal phases of wound healing in an orderly and timely manner often stalling in the inflammation phase.	During the proliferation stage, various cellular activities occur to facilitate wound healing and it is a crucial stage for the formation of new tissue and the restoration of wound strength.	During the maturation stage, the newly formed tissue undergoes remodeling and strengthening. The healed tissue gains strength and durability as collagen fibers become more structured. Blood vessels within the tissue mature, ensuring proper blood supply. Scar tissue becomes less prominent over time.

Chronic wounds are a growing problem globally, driven primarily by the aging population and the prevalence of lifestyle diseases such as diabetes. The cost of healthcare has also been on the rise in most countries, and the persistence of difficult-to-treat infections further compounds the issue. These factors create a complex landscape for managing chronic wounds. Primary examples of chronic wounds include diabetic ulcers, venous ulcers, arterial ulcers, pressure ulcers and traumatic ulcers. In each of the various wound types, the presence of biofilms is a frequent cause for chronic wounds and the removal of biofilms is a crucial step to commence healing. Biofilms need to be eradicated to prevent further deterioration of the wound that may result in additional negative patient outcomes. If not effectively treated, these wounds can lead to potentially severe complications, including further infection, osteomyelitis, fasciitis, amputation and increased mortality,

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Diabetic Ulcers. Diabetes can lead to a reduction in blood flow, which can cause patients to lose sensation in their feet and may prevent them from noticing injuries, sometimes leading to the development of diabetic ulcers, which are open sores or ulcers on the feet that may take several weeks to heal, if ever.

Venous Ulcers. Venous ulcers develop as a result of vascular insufficiency, or the inability for the vasculature of the leg to return blood back toward the heart properly. These ulcers usually form on the sides of the lower leg, above the ankle and below the calf, and are slow to heal and often recur if preventative steps are not taken. The risk of venous ulcers can be increased as a result of a blood clot forming in the deep veins of the legs, obesity, smoking, lack of physical activity or work that requires many hours of standing.

Pressure Ulcers. Pressure ulcers, also known as decubitus ulcers or bed sores, are injuries to skin and underlying tissue resulting from prolonged pressure, or pressure in combination with shear or friction. Constant pressure on an area of skin reduces blood supply to the area and over time can cause the skin to break down and form an open ulcer. These often occur in patients who are hospitalized or confined to a chair or bed and most often form on the skin over bony areas, where there is little cushion between the bone and the skin, such as heels, ankles, hips and the tailbone.

Traumatic Ulcers. Traumatic wounds form as a result of cuts, lacerations or puncture wounds, which have caused damage to the skin and underlying tissue. Severe traumatic wounds may require surgical intervention to close the wound and stabilize the patient. Traumatic hard-to-heal wounds develop for various reasons, such as local surgical complications, suboptimal closure techniques, presence of foreign materials, exposed bones or tendons and infection. Millions of people receive post-surgical wound care annually, and the typical operative patient has comorbidities that create challenges with post-operative wound healing.

Arterial Ulcers. Arterial ulcers are a type of chronic wound that typically occurs on the lower legs, feet, or toes. These ulcers are caused by reduced blood flow to the affected area, usually due to underlying conditions such as peripheral artery disease (PAD) or atherosclerosis. Arterial ulcers can be painful and slow to heal, and if left untreated, can lead to serious complications such as infection or tissue damage. Effective treatment of arterial ulcers requires a comprehensive approach that addresses the underlying causes of reduced blood flow, promotes healing, and prevents further complications. In this context, innovative wound care solutions and a patient-centric approach can play a crucial role in improving outcomes and enhancing the quality of life for those affected by arterial ulcers.

Market Scale

Mainland China and Hong Kong

According to a report published by Mordor Intelligence, the wound care management market size in China is estimated at USD 1.04 billion in 2026, and is expected to reach USD 1.39 billion by 2031, growing at a CAGR of 6.02% from 2026 to 2031.

Mainland China is getting more requests for wound care management because the number of chronic wounds is going up. Articles published by the National Library of Medicine in 2021 and the Chinese Journal of Traumatology in 2023 stated that diabetes, infection, pressure, and trauma were the most common reasons for chronic wounds on the skin in mainland China. The high incidence of diabetes in mainland China is a defining characteristic of the region, and as a result, there is an increasing need for wound care management to lower the risk of slow-healing wounds in diabetic patients. As ulceration of the foot in diabetes is common and disabling and frequently leads to amputation of the leg, the incidence of chronic wounds, especially foot ulcers, increases among the diabetic population. For instance, in 2021, the International Diabetes Federation, or IDF, reported that the number of diabetic cases reported in mainland China in 2021 was 140.9 million, which accounted for 10.6% of mainland China’s population, and this number is expected to increase by 164.06 million by 2030. According to a clinical study published in the Chinese Journal of Diabetes Mellitus in 2021, the annual prevalence of DFUs in mainland China is 8.1% in patients with diabetes, which translates into the number of DFU patients at around 11.4 million. According to a clinical paper published in Diabetes, Metabolic Syndrome and Obesity: Targets and Therapy in 2020, the average cost for curing DFUs per person is RMB21,827 (US$3,093). Thus, high cases of diabetes are marked by a high incidence of DFUs, thereby increasing the demand for diabetic foot care management in mainland China.

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According to a report published by P&S Intelligence, the wound dressing market in Hong Kong reached a value of US$40.1 million in 2020 and is projected to grow at a CAGR of 6.0% between 2021 and 2030. Similar to mainland China, the major factors leading to the growth of the Hong Kong market are rising prevalence of diabetes, high incidence of traumatic injuries, and growing geriatric population.

Gulf Cooperation Council (GCC)

According to a report published by IMARC Group, the projected expansion of the wound care market in the GCC nations is expected to achieve a CAGR of approximately 5.39% during 2025 to 2033. This projected growth can be attributed to a notable increase in the number of people suffering from chronic wounds such as DFUs, venous leg ulcers, cavity wounds, and skin abrasions. For example, according to the data presented by the International Diabetes Federation, 12.3% of the population in the UAE, equating to roughly 990,900 individuals, had diabetes in 2021. Given the evident manifestation of chronic wounds in the GCC nations, particularly in the form of foot ulcers among diabetic patients, the healthcare infrastructure in GCC nations has grappled with a surge in chronic wound cases over recent years. These conditions necessitate the incorporation of more advanced wound healing methodologies within healthcare facilities as well as the increase in investment by the government in the healthcare infrastructure to encourage research and development activities aimed at addressing wounds. In addition, the growing geriatric population in the region has necessitated wound care facilities to provide wound care solutions that enable faster recovery.

Southeast Asia

According to a report published by Grand View Research, the Southeast Asia market for advanced wound care had a value of US$221.3 million in 2022 and is anticipated to grow at a CAGR of 6.1% from 2023 to 2030. The growth of the market is driven by various factors, including the rising incidence of chronic diseases such as diabetes and obesity, which cause chronic wounds like DFUs, pressure ulcers, and VLUs. For instance, diabetes was reported to contribute to 87% of arterial insufficiency ulcers in Singapore’s population, according to data published by the Singapore government. Furthermore, Indonesia had around 7.9 million adults with undiagnosed diabetes aged between 20 and 79 in 2019, according to IDF Diabetes Atlas. The healing of such chronic wounds requires advanced wound care products, thereby driving market growth.

Besides, the rising prevalence of obesity is another factor propelling market growth as it is associated with chronic wounds and lower extremity amputations. Obese individuals are at a higher risk of pressure ulcers due to reduced vascular activity in adipose tissue, and their inability to reposition themselves in bed increases the likelihood of pressure-related injuries. Additionally, the skin folds on their bodies provide an ideal environment for microorganisms to thrive, leading to ulcers. Hence, the demand for advanced wound care products is expected to increase, leading to market growth.

In particular, Singapore is projected to witness the fastest growth rate in Southeast Asia with a CAGR of 7.6% from 2023 to 2030. An increase in the number of surgeries, the presence of well-developed healthcare infrastructure, and the rise in medical tourism is among the major factors driving the market. Moreover, according to the International Trade Administration of the United States, the Singapore healthcare market is expected to grow to US$49.4 billion by 2029. Singapore’s healthcare spending comprises private and public expenditures, accounting for 5.9% of its total gross domestic product, which is expected to increase to 9.0% by 2029. According to the World Health Organization, Singapore has achieved a world-class healthcare system, which makes the country a preferred medical destination. Therefore, the aforementioned factors are expected to help the advanced wound care market grow in Singapore.

The United States

According to a report published by Fortune Business Insights, the U.S. chronic wound care market size was worth US$ 4.43 billion in 2023 and is projected to grow at a CAGR of 6.8% from 2024 to 2032.

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The surging prevalence of chronic diseases, such as diabetes, systemic illness, and others is one of the predominant factors increasing the risk of developing hard-to-heal wounds, such as venous leg ulcers, pressure ulcers, and others. Furthermore, the demand for chronic wound care products will surge in the forecast period owing to the rising prevalence of chronic diseases and associated complications among the geriatric population. Due to restricted and limited mobility, old-aged people are more prone to develop chronic wounds such as pressure ulcers. For instance, according to the report published by the Administration for Community Living, the number of people aged 65 years and above living in the U.S. was about 54.1 million in 2019 and was anticipated to reach 80.8 million in 2040.

Furthermore, according to an article published in National Center for Biotechnology Information in 2021, pressure ulcers affect approximately one million to three million people annually in the U.S.

Moreover, factors such as rising awareness regarding proper wound care among patients, increasing new product approval and launches, and others promote the U.S. chronic wound care market growth in the forthcoming years. During the COVID-19 pandemic, the market witnessed slow growth due to reduced patient visits to hospitals and clinics and disruption in demand and supply chain.

Our Products

Our chronic wound care business revolves around innovating and manufacturing products for healthcare professionals and their patients. Our currently available products and pipeline products aim to provide a suite of wound care products underpinned by bio-therapeutics and bullfrog collagen platform technologies covering each major stage of the wound healing process. The products that we currently offer and those in the pipeline are derived from medical techniques that have been used for centuries in many parts of the world. For example, evidence exists that larvae have been used for the last thousand years by various ancient cultures, including the aboriginal Ngemba tribe of New South Wales, the Hill people of Northern Myanmar and the Mayan healers of Central America. Similarly, medicinal leech therapy (hirudotherapy) has been documented in medical practice in ancient Egypt, over 2,500 years ago. We modernize and advance these medical techniques based on modern medical standards and processes to improve patient outcomes and enhance the efficiency of healthcare providers. Clinical and scientific studies demonstrate that when these products are used correctly, they can expedite healing and significantly reduce the overall cost of care.

In addition, beginning in April 2023, we launched and began generating revenue from our newly-established cosmeceuticals business. We introduced one hydrating balm product in the first half of 2023 and two additional products, namely, a muscle energy cream and a pain relief muscle patch, in the fourth quarter of 2023.

Our Chronic Wound Care Products

Commercialized Products

As of December 31, 2025, we had fully commercialized one distinct line of chronic wound care products which utilizes a biological debridement method using sterile maggots to provide in situ wound care in a procedure known as MDT. We marketed such line of products under the MEDIFLY brand name. Such product line accounted for 71.2% of our revenue in 2024, and 88.6% of our revenue for the year ended December 31, 2025. Our MEDIFLY products are used in hospitals, wound clinics and veterinary clinics for the non-surgical removal of necrotic, sloughy or infected tissue from chronic wounds. Made from live, disinfected medical-grade maggots belonging to the blowfly species Lucilia cuprina, these bio-dressings secrete enzymes and antimicrobial compounds that make them efficient in the removal of sloughy and devitalized tissue, the disruption of biofilm formation, and the reduction of pathogenic infections found commonly in chronic wounds. Our MEDIFLY products are also used to combat infections of the wound that contain antibiotic-resistant microbes, reducing the dependence on antibiotics.

MEDIFLY products are offered in two variants, namely, “MEDIFLY Free Range” and pre-sealed “MEDIFLY Baggots”. Different variants are used to address different patient needs and clinical settings. In the “MEDIFLY Free Range” variant, the disinfected maggots are placed on a gauze and administered directly onto the wound beds. They are allowed to roam freely on the wound beds. The “MEDIFLY Baggots” variant consists of disinfected maggots confined in a polyester pouch. The fabric of the pouch contains perforations that allow the maggots to feed through without exiting the pouch. Each of these products contains 150-250 live medical-grade Lucilia cuprina larvae and are made to order by clinicians. Maggots assist the wound healing process by softening, dissolving and digesting sloughy and devitalized tissue through the action of orally secreted proteolytic enzymes. In the process of ingestion and digestion, antimicrobials in the digestive system of these maggots are secreted to the wound beds. These antimicrobials disrupt biofilm formation and kill bacteria colonies, making them easier to ingest and digest. The maggots in our MEDIFLY products are placed on the wound and removed after 48 to 72 hours, signaling a single cycle of treatment. On average, three cycles of MEDIFLY treatment are sufficient to achieve a positive clinical outcome.

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Both “MEDIFLY Free Range” and “MEDIFLY Baggots” variants had become commercially available in Singapore and Hong Kong in February 2020 and March 2023, respectively, and can be prescribed by a licensed clinician and applied by a trained medical care professional. We intend to introduce the products into new markets including mainland China, Southeast Asia, and Saudi Arabia. For more details on regulatory approvals of MEDIFLY, please see “– Government Regulation – Our Regulatory Roadmap and Approval Timeline” in this section.

Selected Published Clinical Studies on Our Commercialized Products

Selected Clinical Studies on MDT

Clinical studies have investigated the efficacy and safety of MDT for the treatment of chronic wounds. According to a study published in Evidence-Based Complementary and Alternative Medicine in 2014, a cohort of 63 patients with 92 pressure ulcers was studied over a minimum period of eight weeks. The patients received either standard wound care prescribed by the hospital’s wound care doctors or maggot therapy consisting of two cycles per week. The findings revealed that maggot-treated wounds underwent debridement four times faster compared to wounds in the control group, with a debridement rate of 0.8 cm2/week compared to 0.2 cm2/week in the control group. In addition, the time to healing was approximately 19 weeks shorter in the MDT treatment group compared to the conventional treatment group. In one of the largest clinical MDT studies to date published in the Journal of Wound Care in 2012, 723 ambulatory and hospitalized patients were treated with MDT. Among these patients, 90.5% had leg ulcers, and 48% had DFUs. The study found that complete debridement was achieved in 82.1% of the cases, with a mean treatment length of 4.65 days.

In addition, MDT has been investigated for its effectiveness in treating wounds when compared to conventional treatments. In an article published in the Asian Journal of Surgery in 2013, the researcher presented findings derived from a retrospective cohort study which observed 111 diabetic patients, with 59 patients receiving MDT and 52 patients receiving conventional therapy. The study demonstrated that ulcers treated with MDT had approximately seven times higher chances of wound healing compared to conventional therapy. According to another study published in Evidence-Based Complementary and Alternative Medicine in 2014 regarding a prospective randomized clinical trial involving 72 patients revealed notable differences in the effectiveness of Vacuum-Assisted Closure, or VAC and MDT. In the VAC group, only 18.2% of patients had their wounds successfully closed, whereas 92.3% of patients in the MDT group experienced wound closure. In addition, the study reported that 69.6% of patients receiving VAC therapy required amputation, while only 7.7% of patients receiving MDT had to undergo amputation.

MDT has also been investigated for its effectiveness in eradicating biofilms, the presence of which is a frequent cause for chronic wounds and the removal of which is a crucial step to commence wound healing. According to an article published in Applied and Environmental Microbiology in 2013, the excretions/secretions of maggots are effective in disrupting the growth of bacterial biofilms. Another article published in Medical and Veterinary Entomology in 2012 similarly showed that maggot deoxyribonuclease is a competent enzyme with the potential to assist in clinical wound debridement by removing extracellular DNA from tissue and biofilm, and promoting tissue viability, while liberating proteinaceous slough/eschar for debridement.

Selected Clinical Studies on our MEDIFLY products

Several recent research findings involving MEDIFLY products have been noted in scientific literature. For example, in a clinical study conducted in Singapore in 2022, our MEDIFLY products were utilized for MDT in a challenging patient population. The study, highlighted in an article published in Wounds Asia in 2022, focused on a patient group comprised individuals with diabetes, with accompanying complications of hypertension (90.9% of the patient group) and ischaemic heart disease (72.3% of the patient group). The patients’ age ranged from 51 to 81 years, with an average age of 64 years. The study’s results demonstrated that MDT using our MEDIFLY products is a safe method of debridement. Furthermore, the pain resulting from MDT was found to be easily manageable. The study further revealed a high limb salvage rate of 90.9% among the patient group. Furthermore, according to an article published in the Journal of Tissue Viability in 2022 describing the use of our MEDIFLY products at a Singapore hospital, patients with non-viable tissue or who could not tolerate sharp debridement were recruited and our MEDIFLY products were applied by wound specialists. 14 patients participated in the study, with three receiving pre-sealed larvae therapy and 11 receiving free-range larvae therapy. As a result of the MDT, a reduction of non-viable tissue was observed in 78.6% of patients, out of which 90.9% of patients achieved successful debridement (at least 25% reduction in non-viable tissue).

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In a separate article published in Wounds Asia involving a single patient study conducted in Hong Kong in 2023, a 98-year-old patient with an advanced stage pressure ulcer who are unsuitable for surgical operation was treated with multiple cycles of MDT using our MEDIFLY products. During the course of the treatment, the patient’s condition showed steady improvement and the patient did not report any discomfort or show any major unwanted effects. In addition, the article concluded that MDT could improve the condition of the wound in a short period of time and can also be conveniently conducted outside of a hospital by a nurse, marking its potential in reaching a wider range of patients including older people and people with mobility problems who have difficulty in travelling to hospital frequently.

In a further case report presented at the Hospital Authority Convention 2025 in Hong Kong, our MEDIFLY products were utilized in the treatment of a 90-year-old patient who suffered a 33% total body surface area (“TBSA”) deep to full thickness scald injury to her perineum and legs. The patient had multiple comorbidities and was assessed as unfit for surgery under general anesthesia. Initial chemical debridement was first employed to thin the necrotic tissue, following which MDT using our MEDIFLY products was applied to remove the recalcitrant eschar. The patient showed successful management of her burns and was discharged home in January 2025. The case report described this as the first reported use of maggot therapy to successfully debride burns in Hong Kong, and noted that MDT may offer a viable treatment pathway in future cases of large burns in elderly or frail patients who are not candidates for surgical intervention.

Our Pipeline for Wound Care Products

We have a robust pipeline of products under development under our chronic wound care business based on our platform technologies, namely, bio-therapeutics and bullfrog collagen. We believe our pipeline efforts will expand our portfolio of offerings as well as allow us to address additional clinical applications.

Hirudotherapy

We are currently developing a product using hirudotherapy, or medical leech therapy, which involves the use of sterile, medical-grade leeches for wound treatment. When these leeches bite into targeted areas, they release compounds into the wound, improving blood flow and promoting wound healing. These compounds include hirudin, a powerful anti-thrombin that helps maintain blood flow as the leech feeds, and calin, which binds to collagen and neutralizes its capacity to induce blood clotting.

Our medical leech therapy product will be commercialized through Cuprina MENA Co. Ltd, our 49%-owned affiliate, which has secured exclusive rights from Biopharm UK Ltd, the world’s leading provider of medicinal leeches, to sell medicinal leeches across the Gulf Cooperation Council countries. BioPharm, established in 1812, is based in South Wales, United Kingdom. Its intended patient demographics include patients with venous congestion and osteoarthritis, as well as in veterinary surgery, especially to help treat polycythaemia vera, a chronic blood cancer. The product is intended to be used in government and private hospitals, specifically in departments such as vascular surgery, wound care and plastic and reconstructive surgery, as well as in public and private clinics.

We began the relevant R&D work for such product in June 2023. As of December 31, 2025, we have completed the ideation phase of the project and commenced the literature review stage. We expect to complete the development of the product over the course of 2026 and 2027. Such product will become commercially available subject to us receiving the necessary regulatory approvals from the relevant authorities in the intended markets where we plan to introduce it. We intend to make this product commercially available first in Singapore.

We plan to make our medical leech therapy product available across the MENA region and GCC countries through Cuprina MENA. Cuprina MENA is currently working towards obtaining the regulatory approvals required to sell the therapy in the MENA region, including the Saudi Food and Drug Authority license and ISO 13485 certification. As of the date of this prospectus, no filing has been submitted by us for this product in any country or region. However, regulatory agencies have considered and approved the use of medical leeches in the past. In June 2004, the U.S. Food and Drug Administration, or the FDA, which is an important reference agency for regulatory agencies in other countries, for the first time received request and approved the commercial marketing of leeches for medicinal purposes in skin grafts and reattachment surgery.

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Bullfrog collagen related products

We are currently developing a product range using collagen derived from bullfrog skin sourced from waste streams for novel medical wound care dressings. We intend to market such products under the ANURAN brand name and to trademark the brand name “ANURAN”. As of the date of this prospectus, we have not initiated the process of trademark registration.

Our first bullfrog collagen product will be a medical device in the form of a sponge dressing. The underlying working mechanism of the sponge dressings involves the direct contact of the dressings with the wound beds, serving to provide a scaffold and biochemical pathway to recruit fibroblasts post-debridement. Bullfrog collagen is highly absorbable and will be able to assist in the management of wound exudate, reduction in inflammation and facilitate granulation leading to closure at the wound site. Our bullfrog collagen sponges will contain a microporous scaffold environment which enables native cells to colonize and rebuild tissue, promoting natural healing. Bullfrog collagen is more biocompatible than traditional bovine/mammalian sources, contains more tensile strength, and possesses better thermostability than marine sources. With these unique properties, we believe bullfrog collagen products have the potential to revolutionize the way wounds are managed, facilitating accelerated wound closure rates through natural healing. To our knowledge, as of December 31, 2025, no wound dressings using bullfrog collagen were available in any markets worldwide.

The relevant R&D work for our bullfrog collagen sponge dressings began in May 2022, and we have completed the set-up of our CGMP-compliant pilot production facility for the extraction and formulation of the sponge dressings in our laboratory in Singapore in July 2023. We have since optimized a new manufacturing step and are in the process of resubmitting the product for ISO 10993 biocompatibility testing. Subject to satisfactory biocompatibility results, we intend to commence safety and efficacy clinical trials with a local hospital partner in Singapore by the end of 2026. Our FDA 510(k) submission is planned to follow the completion of the ISO 10993 biocompatibility testing and any additional clinical or performance data requirements as may be determined by the FDA, subject to the progress of the relevant R&D work and regulatory requirements. Obtaining an FDA 510(k) clearance holds significant value as it facilitates streamlined medical device regulatory filings, such as the abridged route for HSA and SFDA, as the FDA is a recognized reference agency in these countries. For a description of the relevant laws and regulations on the application and approval framework for medical devices in different jurisdictions relevant to our business operations, see “- Regulations” in this section.

We expect to conduct a pre-submission to the FDA between 2026 to 2027. A pre-submission is a formal written request to the FDA to seek feedback on specific portions of the 510(k) submission. The FDA notes that early interaction with the FDA (such as through a pre-submission) may improve the quality of submissions and shorten total review times.

We previously completed the ISO 10993 biocompatibility tests in August 2024. Following the optimization of a new manufacturing step, we are in the process of resubmitting the product for ISO 10993 biocompatibility testing. In the context of our 510(k) clearance process, the ISO 10993 biocompatibility tests evaluate the interactions between a medical device and living tissues or cells to assess its safety. These tests are carried out to determine the potential risks associated with the device, such as cytotoxicity, sensitization, irritation, systemic toxicity and implantation effects. These tests are required by regulatory authorities to ensure the compatibility of a device with biological systems before it can be marketed and used. Our FDA 510(k) submission is planned to follow the completion of the ISO 10993 biocompatibility testing and any additional clinical or performance data requirements as may be determined by the FDA, subject to the progress of the relevant R&D work and regulatory requirements. We intend to present our 510(k) submission to the FDA by 2027.

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The 510(k) clearance process is a regulatory pathway in the U.S. for demonstrating a new medical device’s substantial equivalence to an existing legally marketed device. Manufacturers submit a premarket notification to the FDA, providing detailed device information and comparing it to a predicate device. The FDA reviews the submission and, if complete and meeting requirements, grants 510(k) clearance for marketing and selling the device in the U.S. for its intended use. For more details on the 510(k) clearance process, please see “Government Regulation – Laws and Regulations Relating to Medical Devices and Cosmeceutical Products – United States Regulation – 510(k) Clearance Process” in this report.

We expect our bullfrog collagen sponge dressings to fall under the category of “wound dressing with animal-derived material(s)” according to the relevant categorization of the FDA. These medical devices are assigned the product code “KGN”. According to the FDA, medical devices classified under the KGN product code are considered “pre-amendments, unclassified device type,” meaning that they have been in commercial distribution prior to May 28, 1976. Currently, they are regulated through the 510(k) pathway and can be cleared for marketing if they demonstrate substantial equivalence to legally marketed predicate devices in terms of intended use and technological characteristics. As these devices are unclassified, there is no specific regulation associated with the product code. As of the date of this prospectus, the FDA has granted clearance to over 180 devices under the KGN product code. However, despite the current unclassified status of devices under the KGN product code, the FDA has proposed classifying them as Class II (special controls) medical devices in October 2022.

According to an article titled “Learn if a Medical Device Has Been Cleared by FDA for Marketing” published on the FDA’s website, only a small percentage of 510(k)s require clinical data to support a marketing clearance by the FDA. Furthermore, according to an article published in the New England Journal of Medicine in 2019, the FDA typically does not mandate premarket clinical evidence for moderate-risk devices. Such evidence is requested for less than 10% of applications. According to the same article, clinical trials are typically conducted for Class III medical devices. Therefore, we do not believe we will be required to conduct clinical trials to obtain FDA approval for our bullfrog collagen sponge dressing products. However, the final determination regarding the requirement for us to undergo clinical trials lies at the discretion of the FDA, and there is no guarantee that our product will obtain FDA approval.

Contingent on receiving our FDA 510(k) clearance in a timely manner, we expect the bullfrog sponge dressings to first become commercially available to medical device distributors in the first half of 2026 in the United States. In addition, we are taking steps to make the product commercially available in Singapore. We are currently in discussion with a government healthcare group in Singapore to commence clinical trials, targeted for 2025, to test for the clinical safety and efficacy of our bullfrog sponge dressing on patients in a formalized trial. The bullfrog sponge dressing is intended to compete with other forms of animal-derived collagen for wound care dressings currently available in Singapore.

In addition to the United States and Singapore, we intend to make our bullfrog sponge dressings available in several markets including Hong Kong, mainland China, Saudi Arabia, and countries in the ASEAN region, subject to the completion of the relevant R&D work and progress of the regulatory approval by the relevant authorities.

Besides the bullfrog sponge dressings that make up the first phase of our bullfrog collagen line of chronic wound care products, we have commenced the relevant research works into other bullfrog collagen-based wound care products. One such area of research will be a hydrogel to be used specifically in wound cavities. Wound dressing products using bullfrog collagen, such as the hydrogel, are expected to be on an accelerated regulatory timeline as the biocompatibility tests for bullfrog collagen are anticipated to be completed by the end of 2026 to 2027. As such, we expect the bullfrog hydrogel to become commercially available thereafter.

Leveraging the NTU’s industrial know-how, we expect to manufacture our bullfrog collagen line of chronic wound care products at scale to meet the demands of our chosen market. For more information regarding novel collagen production technology and our collaboration with NTU, please see “– Research and Development” in this section.

Iodine-based Wound Care and Topical Antiseptic Products

Through our joint venture with Aiodine Laboratory Pte. Ltd., we intend to commercialise a range of proprietary iodine-based wound care and topical antiseptic products. Aiodine’s iodine-based product is a natural extract containing complex hydroxy iodine and polyiodic species. Its antimicrobial mechanism works by releasing free iodine that oxidizes pathogen nucleotides and fatty and amino acids, thereby deactivating bacterial proteins and DNA/RNA. In vitro testing conducted under EN 13727 standards demonstrated broad-spectrum antibacterial efficacy, achieving greater than 5 log reduction against key clinical pathogens including Staphylococcus aureus, Escherichia coli, Salmonella typhi, and Pseudomonas aeruginosa within 30 seconds of contact, performance comparable to conventional povidone iodine. Notably, Aiodine’s solution demonstrated this efficacy at high dilution, which we believe reflects a meaningful formulation advantage over existing products.

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Preliminary clinical evidence published in Wounds International (2025) from a pilot study of four patients conducted at the Wound Department of the First Affiliated Hospital of Hainan Medical University, China, demonstrated promising outcomes, including infections caused by antibiotic-resistant bacteria, with no evidence of cytotoxicity and no significant patient discomfort reported.

Under our joint venture arrangement, Cuprina holds a 50.1% equity interest in the joint venture company, which holds a worldwide exclusive license to distribute, market, and commercialize Aiodine’s iodine-based products. Aiodine Laboratory Pte. Ltd. is responsible for the manufacture and supply of the products to the joint venture company. Cuprina is responsible for the day-to-day management of the joint venture company and its worldwide sales and distribution activities.

Selected Published Studies on Our Pipeline Products

Hirudotherapy

Hirudotherapy has been traditionally used for bloodletting and treating inflammation, thrombosis, phlebitis, varicosity, and pain in traditional medicine in certain parts of the world. Several clinical studies have investigated the effectiveness of hirudotherapy in treating non-healing chronic wounds, including ulcerated wounds and DFUs.

An article published in the Asian Journal of Medical Case Reports for Traditional and Alternative Medicine in 2017 compiled a retrospective review of ten patients with DFUs who had undergone hirudotherapy between 2015 and 2016. Each of these patients had had a history of sequential foot ulcers. The wounds of these patients did not respond to common treatments, as the flow of blood to these ulcers were limited/insufficient and based on the advice of an orthopedic surgeon, amputation was ordered by the physician. The article stated that hirudotherapy was performed for some patients in the group. 10 to twelve leeches were applied inside and around the patients’ wounds once every three to seven days, for a total of ten sessions. The patients who received hirudotherapy saw their DFUs completely cured following 40–60 days of this treatment.

Another controlled case series study, which was published in the Journal of the German Society of Dermatology in 2010 reported the use of medical leeches in reconstructive surgery for 23 patients with necrotic skin flaps and hematomas. Hirudotherapy started an average of 2.6 days following these patients’ surgical interventions. On average, 2.6 leeches were applied to patients’ wounds, with a mean of 1.7 treatment sessions per patient. The researcher reported that 87% of these patients (20/23) showed restitution and integration of their skin flaps after their hirudotherapy. Clinical improvement was noticed after 1.1 days on average. Although prolonged bleeding occurred, lasting up to two days, no further adverse reactions or complications were observed.

The avoidance of imminent amputation is also reported by an article published in the International Wound Journal in 2016. The patient concerned presented with a severe non-healing DFU and faced the prospect of imminent amputation. The wound was extremely painful (rated as 80/100 mm on a visual analogue scale), gangrenous and foul-smelling. Following the hirudotherapy, the author reported that the patient’s pain score decreased to 0–10 mm within 20 days and no further analgesics were required. After four months, the necrotic areas had disappeared, and the wound was completely healed.

A number of single patient observation-based case studies published in the Asian Journal of Medical Case Reports for Traditional and Alternative Medicine, Traditional and Integrative Medicine and Journal of Ayurveda and Integrative Medicine between 2016 and 2017 provide further empirical evidence with regard to hirudotherapy in the management of chronic wounds. These reports describe the successful use of hirudotherapy in various patients who did not respond to conventional treatment, including the inability to use antibiotics and anti-inflammation treatments.

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Bullfrog Collagen

The current study of the novel bullfrog collagen conducted by NTU has involved in vitro studies characterizing its properties and comparing it to existing marine and mammalian collagen, as well as in vivo studies testing its safety and efficacy in diabetic-induced animal (rat) models. Notably, as identified in these studies, the bullfrog collagen extracted by NTU, is a type 1 collagen, with an intact triple helix which exists as nano-collagen fibers. The nano fibers are around 175-187% thinner than mammalian collagen fibers. In vitro tests showed around 90% wound closure at the 24-hour time point, as compared to commercially available bovine collagen, which showed around 34% closure in the same time.

In addition, based on the patent application we have licensed from NTU regarding “Bullfrog skin-derived collagen, materials comprising thereof, and its application in wound healing,” as well as the research data obtained by NTU, bullfrog collagen is more biocompatible as shown by its rapid integration into the wound beds when used as a bio-dressing as compared to bovine collagen, making it more effective in facilitating wound closure. Bullfrog collagen is also soluble in water at a near neutral pH, which expands its potential use in water-based products. Furthermore, bullfrog collagen possesses greater thermal stability compared to marine-derived collagen, which reduces the likelihood of the collagen denaturing on wound beds, and decreases associated storage and logistics costs. These findings highlight the potential of bullfrog collagen as a beneficial biomaterial for wound care.

Given that using bullfrog collagen for wound care solutions is relatively new, no studies on human trials have been identified as of the date of this prospectus. We intend to commence safety and efficacy clinical trials with a local hospital partner in Singapore by the end of 2026.

Iodine-based Wound Care and Topical Antiseptic Products

A case series published in Wounds International (2025, Volume 16, Issue 1) evaluated the efficacy and safety of Aiodine’s iodine-based solution in four patients presenting with various types of severe wounds at the Wound Department of the First Affiliated Hospital of Hainan Medical University, Haikou, China. The study was an open label, single-arm pilot intervention study. The four patients, aged 42 to 66 years, presented with severe wounds including soft tissue necrosis following an ant bite, a diabetic foot ulcer post-amputation, a Stage 4 pressure ulcer, and purulent paronychia. Wounds were chronic refractory wounds persisting for at least two weeks without significant improvement. Aiodine was topically applied once daily for up to two weeks, either as a spray or wet compress, tailored to each patient’s healing response.

Over the course of two weeks, significant improvements in wound healing and substantial reductions in infection rates were observed across all four cases, with no significant patient discomfort reported. Notably, in one case involving a drug-resistant strain of Pseudomonas aeruginosa, Aiodine’s solution was used as a wet compress to eradicate the infection prior to skin grafting. Wound discharge cultures tested negative after one week of Aiodine’s solution application, and subsequent bacterial cultures following the skin graft remained negative. The findings suggest that Aiodine’s solution did not impede healing and exhibited no cytotoxicity to healing or grafted tissue.

The study concluded that Aiodine’s solution demonstrated promising efficacy in wound management, particularly against antibiotic-resistant bacteria, and may serve as a valuable addition to wound care protocols.

Our Future Wound Care Product Candidates

We are also exploring a number of additional product candidates for chronic wound care treatment that we consider to be potentially promising including, among others, insect derived bioactive compounds, and botanically derived bioactive compounds. As of the date of this prospectus, our research team has commenced initial R&D work into botanically derived bioactive compounds. No substantive R&D work on insect derived bioactive compounds had commenced. We consider the below product candidates to be promising because of the following reasons:

●	Insect derived bioactive compounds: The secretions from insects such as Lucilia Sericata or Lucilia Cuprina have evolved unique biochemistry that is beneficial in clinical medicine. The larvae, for instance, generate enzymes, proteins, and factors, that liquify necrotic tissue, inhibit the growth of bacteria and stimulate exposed tissue responses. Understanding these biochemical pathways and extracting and exploiting them would allow for their incorporation into our future product development.

●	Botanically derived bioactive compounds: Plants contain a rich diversity of bioactive compounds with pharmacological properties relevant to wound care. Certain naturally occurring plant-derived compounds possess well-established antioxidant, anti-inflammatory, and antibacterial properties that make them potentially valuable in wound care applications. Our research team is currently investigating the incorporation of selected botanically derived bioactive compounds to enhance our wound care portfolio.

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Our Cosmeceutical Products

In 2023, we established our cosmeceuticals business in order to further profit from the technologies and expertise dealing with natural bioactives that we obtained from research and production of our chronic wound care products. In particular, we believe that bullfrog collagen, owing to its beneficial properties as described above, will serve as the foundation ingredient in the line of cosmeceutical product candidates that we intend to explore and offer in the future. While we work to develop and refine our process of extracting, purifying and concentrating bullfrog collagen, we have introduced one hydrating balm product in the first half of 2023 and two additional products, including a muscle energy cream and a pain relief muscle patch in the fourth quarter of 2023, in collaboration with third party manufacturers and distributors for the purpose of establishing our position as a provider of cosmeceutical products, promoting our brand name and building sales networks.

Our Commercialized Cosmeceutical Product

As of the date of this prospectus, we had three commercialized cosmeceutical products.

MEND Skin Restoration Balm

MEND Skin Restoration Balm is a hydrating balm that caters to the skincare needs of individuals who engage in manual labor or sports activities that may cause wear or damage to their hands. We commissioned a Singapore-based OEM of skincare products for the relevant R&D work to create a customized formulation that meets the needs and preferences of the targeted customer base.

The balm’s key ingredients include collagen and hydroxyethyl urea to provide hydration to the skin. The formulation also includes a blend of natural plant extracts for their skin-soothing and restorative properties. The balm is considered a cosmetic product under the relevant regulations of the HSA.

The Singapore-based OEM manufactures the raw material under the CGMP clean room environment. We oversee the development of the balm’s formulation, production of the empty cosmetics tubes and logistics for raw materials. We then purchase the raw materials consisting of empty cosmetics tubes and cream in bulk, and fill and seal the final product at our own manufacturing facility. Full Crimp Milk LLP, or Full Crimp Milk, with whom we have entered into a partnership agreement, oversees the sales and marketing of MEND Skin Restoration Balm.

The material terms of such agreement are set out below:

Commencement date	January 26, 2023

Parties to the agreement	i. Cuprina Pte. Ltd. ii. Full Crimp Milk LLP

Profit Sharing	Each party shall be entitled to receive 50% of all revenues generated from the sales of MEND Skin Restoration Balm, and both parties shall equally contribute 50% of the capital required for development and manufacturing costs.

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Our primary responsibilities

i. Formulation of MEND ingredients, including sourcing for formulators that adhere to GMP standards to ensure quality and consistency in the product;

ii. filling and sealing of MEND cream into the printed tubes as a finished product;

iii. delivering the finished product to Full Crimp Milk for sales; and

iv. provide support to Full Crimp Milk when necessary, for example, manpower support during large-scale marketing campaigns or events.

Full Crimp Milk primary responsibilities

i. Preparation for product launch;

ii. sales of the product, including (1) direct sales, and/or through distribution, and (2) determining the appropriate retail price of the finished product that is compatible with customers’ willingness to pay and cost of the product;

iii. marketing of the product, including through Full Crimp Milk’s social media accounts;

iv. distribution of finished products to customers; and

v. collecting customer feedback to improve the product.

Termination	The agreement shall terminate at a date mutually agreed upon between the parties.

The balm is currently available through a variety of channels, including retailers and gyms in Singapore and other countries such as Malaysia and Australia, as well as online shopping platforms such as Shopee.

In the future, once the novel collagen production technology becomes available, we plan to incorporate the bullfrog collagen into the balm’s formula as a superior substitute for the collagen in the current formula.

ENDURE Muscle Energy Cream

ENDURE Muscle Energy Cream is a product designed to meet the needs of sportsmen and athletes who require a high-performing energy cream to enhance their physical performance. The cream is created using transdermal delivery technology, delivering energy directly to the muscles through the skin. The cream is considered a health supplement under the relevant HSA regulations, which is not subject to approval and licensing by HSA for the manufacture and sales of the product in Singapore.

ENDURE Muscle Energy Cream combines ribose, creatine, carnitine and caffeine to relieve muscle fatigue. The formula was created by a Singapore-based pharmaceutical company. It manufactures the cream for us in its manufacturing facility. We are responsible for branding, marketing and sales of the cream. We have launched the product in Singapore through a direct-to-consumer sales channel on our own website as well as Shopee, an online shopping platform, as well as through various gyms acting as our distributors in the fourth quarter of 2023.

Activ Labs Cool Relief Muscle Patch

Activ Labs Cool Relief Muscle Patch is designed to provide temporary relief for aches and pains associated with joint paint, ankle sprains, ligament sprains, backaches and muscle pain.

The muscle patch contains various ingredients, including menthol, sodium hyaluronate, glucosamine, and chondroitin, which work synergistically to reduce swelling, relieve pain, and cool the affected area. Our muscle patch is considered under the category of “medicated oils, balms, and medicated plasters” by the HSA. These products do not require approvals or licensing from HSA for their importation, manufacture and sales.

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The muscle patch is developed in conjunction with an OEM based in mainland China specializing in producing medical and non-medical external preparations, which creates the formula for and manufactures the products. We oversee the branding, marketing and sales of the muscle patch. We have launched the product in Singapore through a direct-to-consumer sales channel on our own website, as well as through various gyms acting as our distributors.

Our Future Cosmeceutical Product Candidates

We will explore a number of cosmeceutical product candidates incorporating bullfrog collagen once our novel collagen production technology is fully-developed. Products we will consider include, among others, cosmetic scar repair hydrogel and other collagen skincare and cosmetic products, for sale directly to both consumers and/or distributors as end products, as well as to cosmetic companies as formulating ingredients.

As of the date of this prospectus, no substantive R&D work on these product candidates had commenced. Subject to the progress of the future R&D work, our goal is to convert these candidates into pipeline products and make them commercially available in batches from 2026 to 2027.

Overseas Collaborations

To achieve our strategic objectives, we have entered into various collaboration agreements with local partners in Saudi Arabia, Hong Kong and mainland China.

In Saudi Arabia, we have entered into a joint venture agreement with a local medical services company in May 2022, and are currently in the process of registering our maggot-based chronic wound care products with the SFDA. As of the date of this prospectus, we had subscribed to the ordinary shares in the JV company for cash payable in the amount of Saudi Riyal 406,700 (approximately S$147,000) to support the working capital of the JV company and had made full contributions of Saudi Riyal 406,700 (approximately S$147,000) towards our collaboration with New Future Medical Services Company. We do not have any future payment obligations, and the future revenue generated from the JV company will be divided based on the percentage of equity held by the shareholders of the JV company. As of the date of this prospectus, we held a 49% interest in the JV company. The material terms of the agreement are set out below:

Parties	i. Cuprina Pte. Ltd. ii. New Future Medical Services Company

Primary objectives

To incorporate a joint venture entity in Saudi Arabia, the principal objectives of which will be:

i. the establishment of an insectary and laboratory to manufacture our maggot-based chronic wound care products in Saudi Arabia;

ii. the distribution and sale of such products in the Middle East and North Africa, or the relevant territories; and

iii. the incorporation of one or more subsidiaries, or the appointment of third-party distributors within the relevant territories to achieve better market penetration.

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Our primary responsibilities

i. Licensing of rights, including intellectual property rights, to the products for the JV company to exploit within the relevant territories;

ii. overseeing the design, set-up, operation and management of the insectary and laboratory to be set up in Saudi Arabia;

iii. providing all required information and documents to facilitate all required registrations of the Product within the relevant territories;

iv. training of local staff in the sale and distribution of the products within the relevant territories; and

v. granting the JV company the right of first refusal to future new products and technology developed by us on terms and conditions to be agreed.

New Future Medical Services Company’s primary responsibilities

i. Preparing a comprehensive business plan for the JV company;

ii. identifying and proposing viable options for locating the insectary and laboratory for manufacturing the products in Saudi Arabia;

iii. overseeing all sales and distribution activities of the JV company within the relevant territories;

iv. overseeing, managing and ensuring all required medical device registrations of the products with the SFDA and all other regulatory agencies within the relevant territories;

Term and termination

with respect to any one shareholder of the JV company when:

i. such shareholder ceases to be a member of the JV company in accordance with the provisions of this agreement. If, following any such transfer by one shareholder, there remains more than one shareholder bound by the provisions of this agreement, then this agreement shall continue in full force and effect as between the continuing shareholders;

ii. a bankruptcy or winding-up order is made against such shareholder; or

iii. the JV company’s shares become listed and are thereby freely transferable or tradable on a recognized stock exchange.

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In Hong Kong, we have collaborated with Advanced Biotech and Engineering Limited and signed an exclusive distribution and cooperation and profit-sharing agreement for our MEDIFLY products, which became effective in June 2023, the material terms of which are set out below:

Parties	i. Cuprina Pte. Ltd. ii. Advanced Biotech and Engineering Limited, or Advanced Biotech

Primary objective	We granted Advanced Biotech a sole and exclusive, non-transferable, non-sub-licensable, non-assignable, license to develop, market, promote, sell, and deliver the MEDIFLY products within Hong Kong on an exclusive basis.

Our primary responsibilities

i. provide the MEDIFLY products manufactured by us to Advanced Biotech at the designated destination of Advanced Biotech in proper packaging to ensure the quality of such products upon delivery to Advanced Biotech;

ii. provide literature and merchandising aids, including promotional materials to enable Advanced Biotech to distribute to potential customers;

iii. any and all liabilities claims against the products shall remain with us;

iv. we will not appoint any other distributor(s) to sell MEDIFLY products in Hong Kong.

Advanced Biotech and Engineering Limited’s primary responsibilities

i. Provide support and advice on promoting, selling or marketing and develop with its specialty know-how, the Products and distribute new and updated technical and sales literature to customers as provided by us;

ii. use commercially reasonable efforts to develop, promote, market and sell the Products within Hong Kong and shall convene related activities to promote the Products twice every two years;

iii. provide quarterly sales information to us; and

iv. obtain on behalf of and for the benefit of either or both parties to the agreement including all licenses necessary in Hong Kong to carry on the manufacture and sale of the Products;

Payment and profit sharing	The parties to the agreement will share in the gross profits derived from the sales of the products on a 50/50 basis; and
Term and termination	The agreement shall last for five years from the date of execution and thereafter automatically renew until terminated by one hundred and eighty (180) days’ prior written notice by either party to the agreement.

In mainland China, we have collaborated with Nan’ao (Beijing) Hospital Management Co., Ltd., for the purpose of registering our maggot-based chronic wound care products with the NMPA. To this end, we have entered into an Agreement to Collaborate and Protect Confidentiality in August 2022, and the material terms of which are set out below:

Parties	i. Cuprina Pte. Ltd. ii. Nan’ao (Beijing) Hospital Management Co., Ltd. or Nan’ao

Primary objectives	Registration of our maggot-based chronic wound care products with the NMPA

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Arrangement between parties

i. We authorize Nan’ao to fully represent us to engage Shanghai Zhangjiang Yidiantong Technology Co., Ltd., or Yidiantong, to perform services relating to the classification and definition of our maggot-based chronic wound care products in the registration of technical services for medical device products and other related technical services;

ii. we shall provide Nan’ao with product-related information as required by the NMPA or other relevant legal authorities, and entrust Yidiantong to provide all services required to register our products to be registered as medical device by the NMPA or other relevant legal authorities; and

iii. we entrust Nan’ao to be responsible for the management and liaison with Yidiantong to apply for classification and determination to the NMPA on whether our maggot-based chronic wound care product is a medical device, and what types of medical devices belong to it, and to track the progress of the application. Yidiantong shall convey all queries given by the NMPA to us and Nan’ao, which in turn shall endeavor to answer and if necessary, submit supplementary materials in accordance with the prescribed format until the final classification definition notice is obtained. If the NMPA determines that the product needs to hold an expert discussion meeting, Yidiantong will assume the responsibility to provide expert meeting coordination and meeting materials.

Fee	The total service fee payable to Nan’ao is RMB50,000. The service fee payable to Yidiantong will be negotiated separately between Yidiantong and us.

Our New Business Collaborations

In connection with our IVF media production business, we have collaborated with Ferti-Craft Pte Ltd. (“Ferti-Craft”), a Singapore-based medtech company specializing in human Assisted Reproductive Technology, for the purpose of establishing an ISO 13485-certified facility to manufacture IVF media products and achieve HSA medical device registration approval. To this end, we have entered into an ISO 13485 Facility Setup and Regulatory Compliance Agreement in November 2024 (further amended in December 2025), the material terms of which are set out below:

Parties	i. Cuprina Pte. Ltd. ii. Ferti-Craft Pte Ltd.

Primary objectives	Setup and operation of an ISO 13485-certified facility by Cuprina Pte. Ltd. to manufacture IVF media product SKUs specified by Ferti-Craft, and achievement of HSA medical device registration approval for those products

Arrangement between parties

i. Cuprina Pte. Ltd. shall set up and operate a facility meeting ISO 13485 standards at its principal location, obtain ISO 13485 certification, and use its best efforts to achieve HSA registration for the agreed IVF media product SKUs. Cuprina Pte. Ltd. will provide all necessary regulatory expertise, equipment, and infrastructure for the facility, and shall provide Ferti-Craft with progress reports on milestones and deliverables;

ii. Ferti-Craft shall provide detailed product specifications and guidance on the product SKUs, contribute all intellectual property, subject matter expertise, and production know-how in respect of the products, and shall provide all necessary documentation and testing certificates required by HSA promptly and diligently. Ferti-Craft shall also be responsible for all marketing, sales promotions, and customer relations; and

iii. Cuprina Pte. Ltd. shall act as the contract manufacturer and hold the product registration on behalf of Ferti-Craft. Upon successful HSA registration, the registrations shall be transferred to Ferti-Craft once Ferti-Craft obtains all necessary certifications and licenses to hold the product registration, with the cost of such transfer to be borne by Ferti-Craft.

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Fee

i. During the period prior to receiving regulatory approval from HSA, Ferti-Craft shall remit a fixed monthly fee to Cuprina Pte. Ltd. to cover administrative, rental, and operational costs. Upon receipt of regulatory approval, the monthly fee shall be adjusted accordingly to reflect the transition into full operational readiness;

ii. in addition to the monthly fee, Ferti-Craft shall remit to Cuprina Pte. Ltd. a portion of revenue generated from domestic sales within Singapore and exports conducted via the Singapore facility, calculated and disbursed on a quarterly basis; and

iii. all regulatory costs charged by HSA in connection with the registration and approval of the product SKUs, as well as all costs associated with the import and export of equipment or products, shall be borne by Ferti-Craft. All costs associated with obtaining and maintaining ISO 13485 certification shall be borne by Cuprina Pte. Ltd..

Term	The agreement shall remain in effect until all deliverables have been completed and certifications obtained, unless terminated earlier in accordance with the agreement. Either party may terminate for cause with thirty (30) days’ written notice upon material breach, or for convenience with sixty (60) days’ written notice, subject to a safety period linked to specific project milestones during which unilateral termination for convenience is not permitted.

Governing law	Laws of Singapore, with disputes to be resolved first through good faith negotiation, then mediation administered by the Singapore Mediation Centre, and if unresolved, by arbitration administered by the Singapore International Arbitration Centre (“SIAC”).

In connection with our medical waste recycling business, we have collaborated with Zhejiang Heliang Technology Co., Ltd. (“Zhejiang Heliang”), for the purpose of securing exclusive licensing rights to deploy a medical waste recycling technology in Singapore and across Southeast Asia. To this end, we have entered into an Exclusive License Agreement in August 2025, the material terms of which are set out below:

Parties	i. Cuprina Pte. Ltd. ii. Zhejiang Heliang Technology Co., Ltd.

Primary objectives	Exclusive licensing and commercialization of Zhejiang Heliang’s medical waste recycling technology in Singapore, with a right of first refusal to expand into ten additional Southeast Asian countries

Arrangement between parties

i. Zhejiang Heliang grants Cuprina Pte. Ltd. exclusive rights to use, implement, and commercialize its medical waste recycling technology within Singapore for the duration of the agreement, including all necessary licenses and know-how required to establish and operate medical waste recycling facilities;

ii. Zhejiang Heliang shall provide Cuprina Pte. Ltd. with the complete manufacturing process for recycling medical waste, fully documented with detailed technical information, and shall ensure compliance with Best Available Techniques (“BAT”) and Best Environmental Practices (“BEP”) guidelines in the manufacturing process, together with a comprehensive equipment list including specifications and supplier information necessary for the establishment and operation of the recycling facilities;

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iii. Zhejiang Heliang shall provide technical support and training to Cuprina Pte. Ltd.’s personnel to ensure the successful implementation and operation of the technology, including initial setup assistance, ongoing support as reasonably requested, and the availability of qualified personnel to provide technical services within 48 hours of a support request; and

iv. upon Zhejiang Heliang’s reasonable determination of successful implementation and commercialization in Singapore, Cuprina Pte. Ltd. shall have the right of first refusal to expand the use, implementation, and commercialization of the licensed technology into other Southeast Asian markets within the region, including Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Thailand, and Vietnam, subject to mutually agreeable terms.

Fee	Cuprina Pte. Ltd. shall pay Zhejiang Heliang ongoing royalties of 12.5% of the net sales generated from the use of the licensed medical waste recycling technology, calculated quarterly and payable within 30 days following the end of each calendar quarter.

Term	The agreement is effective from the date of signing and shall continue for a period of 3 years, with automatic renewals for successive 3-year periods unless either party is unable to fulfill the scope of its roles.

Research and Development

As of December 31, 2025, we had two team members responsible for our R&D work who work collaboratively to develop innovative solutions in various aspects of our wound care market. Our R&D team comprises members who hold degrees in relevant fields, including biotechnology, pharmaceutical sciences, biomedical engineering, entomology and product design engineering.

The team follows a well-defined workflow that is detailed below.

Ideation	Ideation begins with identifying a sustainable in-house capability to generate a raw material or the potential to utilize waste material as a side stream, which will become the foundation to generate a novel medical device. Ideation typically takes approximately one month to complete.

Literature Review	In the context of medical device product development, the literature review involves an exploration of existing scientific research, medical literature, industry guidelines, and regulatory standards relevant to the proposed medical device. This step helps the development team understand the medical landscape, existing technologies, clinical practices, and safety considerations associated with the specific medical domain the device aims to address. Literature review typically takes approximately one month to complete.

Preliminary Investigation	Preliminary investigation in medical device development focuses on initial research to assess the feasibility and potential impact of the proposed medical device. This phase involves investigating factors such as the clinical need, patient population, potential competitors, regulatory requirements, and potential risks associated with the device’s use. The aim is to establish the viability of the device concept before proceeding further. Preliminary investigation typically takes approximately one month to complete.

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Process Investigation	Process investigation in medical device development involves a thorough examination of the technical and operational aspects required to design and manufacture the device. This includes determining the materials, manufacturing processes, sterilization methods, and quality control procedures necessary to ensure the device’s safety, efficacy, and compliance with medical standards. Process investigation typically takes around one month to complete.

Prototyping	Prototyping in the medical device context entails creating a functional prototype of the device. This prototype is used for testing and validation purposes, enabling the development team to identify potential design flaws, usability issues, and other concerns. It also aids in communicating the device’s concept to stakeholders, including medical professionals, clinical studies review boards and potential investors. Prototyping typically takes between one and three months to complete. However, the specific duration required for this step depends heavily on the nature of the product being developed.

Process Review	Process review involves evaluating the outcomes of the prototyping phase and refining the design and manufacturing processes accordingly. This iterative process ensures that the device’s design aligns with its intended medical application and that any technical challenges are addressed before proceeding to the next stages. Process review typically takes approximately three months to complete.

Process Optimization	Process optimization focuses on refining the manufacturing processes to ensure consistent quality, reproducibility, and cost-effectiveness. In medical device development, this may involve optimizing production workflows, materials sourcing, and quality assurance procedures to meet regulatory standards while maintaining efficiency and functionality. Process optimization typically takes approximately three months to complete. However, the specific duration required for this step depends heavily on the nature of the product being developed.

Documentation for Regulatory Standards	Given the stringent regulatory requirements in the medical device industry, thorough documentation is essential. This includes creating design documentation, risk assessments, clinical evaluation reports, and other essential documentation necessary to demonstrate the device’s safety, performance, and compliance with applicable regulations. Documentation for regulatory standards typically takes approximately six months to complete.

Production Validation	Production validation involves testing and validating the manufacturing processes to ensure that the medical devices produced consistently meet quality and performance specifications. This step ensures that the devices manufactured in larger quantities maintain the same level of quality as the prototypes. This step also ensure that the production process meet CGMP/ current good laboratory practices, or CGLP standards for international compliance. Production validation typically takes approximately one month to complete.

Regulatory Approval	Regulatory approval is a critical phase in medical device development. It involves preparing and submitting samples for biocompatibility tests and then documentation requirements satisfy regulatory authorities (such as the FDA, HSA, etc.) review and approval. The documentation demonstrates the device’s safety and effectiveness, as well as its compliance with applicable regulations and standards. Regulatory approval typically takes between three and six months to complete. However, the exact duration for this step heavily depends on the nature of the product under development and the specific jurisdiction in which approval is sought.

Commercialization	Commercialization in medical device development entails the strategic planning and execution of activities to introduce the device to the market. This includes a clinical review/trial process, developing marketing strategies, establishing distribution channels, setting pricing, training medical professionals on device use, and ensuring post-market surveillance to monitor the device’s performance and safety. Commercialization typically takes between six and eight months to complete. However, the duration may vary depending on factors such as the number of locations involved and the size of the patient population for the clinical study.

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In addition to in-house R&D efforts, we believe that it is imperative to accelerate our R&D advancement through collaborative research with institutes of higher learning, government agencies and/or third-party companies that have adjunct technology for use. Leveraging the technological expertise of external research partners keeps us nimble, objective driven and allows us to work on multiple products simultaneously. It also gives us the ability to utilize and commercialize innovative intellectual properties developed by these research partners in our products through arrangements such as technology licensing agreements and joint research collaboration. In particular, we have worked closely with NTU and Aiodine Laboratory Pte. Ltd. for the development of our pipeline products.

Licensing Agreement with NTU

On June 3, 2022, we entered into a licensing agreement with NTU, pursuant to which NTU agreed to grant us an exclusive license to develop, make, have made, import into, export from, offer for sale, sell and have sold products developed incorporating licensed technology primarily including a utility patent application relating to bullfrog skin-derived collagen and its use as a wound dressing material (together with any future divisional, continuation or reissue applications of such patent application, and all patents issuing from the application, the “Licensed Patents”) and unpublished R&D information, technical information, manufacturing technology, formulae, data, protocols, designs and other information in relation to bullfrog skin-derived collagen and its use as a wound dressing material (the “Licensed Proprietary Materials”). The license rights will terminate on a country-by-country basis upon the last to expire of any patents under the Licensed Patents or the end of a period of 20 years from the date of the first commercial sale of Licensed Products (as defined below). We undertook and agreed with NTU that we would procure a first commercial sale of a Licensed Product within three years of the signing date of the agreement. Pursuant to the terms of the agreement, we are required to make milestone payments to NTU in the following amounts: (i) S$25,000 upon signing the agreement, (ii) S$15,000 on the first anniversary of the signing date, and (iii) S$15,000 on the second anniversary of the signing date. As of the date of this prospectus, all of these payments have been made according to schedule and we have made aggregate payments of S$55,000 to NTU under the agreement. In addition to the milestone payments, we will pay to NTU royalties in respect of all sales, leases or other transfers of licensed products during the term of the agreement at the following rates: (i) 3.5% of net sales of any product or service the making, using, selling or import of which is covered by any claim of any patent under the Licensed Patents (the “Patented Licensed Products”); and (ii) 2.5% of net sales of any product or service, other than Patented Licensed Products, that incorporates or that is or was developed in whole or in part through the use or application of any of the Licensed Proprietary Materials (the “Other Licensed Products”, together with the Patented Licensed Products, the “Licensed Products”).

If the annual royalty payments fall below S$15,000, the Licensee will compensate NTU with additional royalties to reach the minimum sum of S$15,000 per year. This requirement will be effective three years from the signing date and throughout the term of the agreement. As of the date of this prospectus, NTU can terminate the agreement by written notice if (i) we breach a material term, including non-payment or failure to meet performance milestones; (ii) we assert intellectual property rights against NTU; (iii) we cease or announce the intention to cease our business; (iv) we become insolvent, unable to pay debts, or enter into arrangements with creditors; (v) we go into liquidation, except for bona fide reconstruction or amalgamation; or (vi) we have a receiver or judicial manager appointed. We may terminate the agreement with a written notice of ninety (90) days in advance to NTU.

Novel Collagen Production Process

We have an exclusive license for process technology developed by NTU for scale-up and commercial production of bullfrog collagen for our planned bullfrog collagen wound care products. Such license encompasses the extraction, purification, and concentration of the collagen at scale.

We intend that this process will be compliant with FDA 510(K) standards and follow CGMP regulations. Additionally, the manufacturing process will be carried out in an ISO 7 (Class 10,000) cleanroom to ensure satisfactory quality standards. Furthermore, the process has shown higher extraction yield and requires less extraction time, making it more efficient and sustainable.

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Below is a chart showing the steps required for producing bullfrog collagen using the process mentioned above:

Industry Research Collaboration Agreement with NTU

On August 22, 2022, we entered into an industry research collaboration agreement with NTU, pursuant to which both parties agreed to jointly undertake a research project regarding the development and validation of American bullfrog (Lithobates catesbeianus) skin waste to generate collagen-based wound products, or the Joint Research Project. The scope of the collaboration includes biomaterial (bullfrog collagen sponge dressings/hydrogels) development, biomaterial characterization (in vitro degradation, mechanical properties, ultrastructure, self-healing properties), in vitro cell studies (cytocompatibility, cell adhesion, immunogenicity, wound healing assays) and in vivo animal studies (functional wound healing assessment in diabetic rats).

The term of the agreement will continue for 18 months and may be extended by mutual agreement. The term of the agreement has subsequently been extended for another twelve months upon the expiry of the original term of 18 months by the parties to the agreement. The deliverables of the Joint Research Project include optimized processing parameters for bullfrog collagen sponge dressings and hydrogels wound healing platforms, in vitro data to evaluate biocompatibility of the developed wound healing products, and preclinical in vivo data to evaluate functional performance of the wound healing products, the latter two deliverables will be provided solely by NTU. As of the date of the report, the Joint Research Project has achieved several milestones in the development of bullfrog collagen-based chronic wound care products. These milestones include the extraction and detailed characterization of bullfrog collagen, as well as the processing and characterization of the bullfrog collagen sponge. Furthermore, in vivo studies and analyses have been conducted on the bullfrog collagen sponge. The remaining material phases of the Joint Research Project involve the processing and characterization of the bullfrog collagen hydrogel, followed by in vitro studies on the hydrogel. Subsequently, the Joint Research Project will proceed with further in vivo studies to assess the effectiveness and potential applications of both the bullfrog collagen sponge and hydrogel.

Intellectual property that is first generated, conceived, produced, developed or reduced to practice in the course of performing the Joint Research Project, or Foreground IP, and is created or developed solely by one party to the agreement without any inventive contribution from the other party, will be the sole and exclusive property of the inventing party. All Foreground IP created or developed jointly by NTU and us, or Joint IP, will be jointly owned in equal undivided shares by both parties. The commercialization of the Joint IP will be governed by a separate written agreement to be entered into at a later date. As of the date of this prospectus, we have not entered into such commercialization agreement.

We will contribute the funding of the Joint Research Project, while NTU will provide in-kind contributions primarily including research equipment and manpower. In particular, our funding includes approximately S$333,450 for: (i) a postdoctoral fellow leading biomaterials development and evaluation; (ii) general lab consumables and specific items needed for various tests; (iii) other miscellaneous items including equipment maintenance, core facility charges, transportation and publication costs; and (iv) a 30% overhead charge on the total direct project cost. As of the date of this prospectus, we had settled 100% of our contributions under this agreement.

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The agreement can be terminated by written consent of either party to the agreement under the following circumstances: (i) material breach by the terminated party, either incapable of rectification or not rectified within thirty (30) days of notice; (ii) engagement in activities that may expose NTU to sanctions, prohibitions, restrictions, laws, or regulations; (iii) non-approval or revocation of approval by the relevant institutional review board for the Joint Research Project; (iv) termination or revocation of any grant provided for the Joint Research Project; or (v) events such as the appointment of a receiver, liquidation, inability to pay debts, or cessation of business by the terminated party, as permitted by law. In addition, either party can withdraw from the agreement by providing thirty (30) days’ prior written notice, resulting in effective termination at the end of the notice period for that party.

Joint Venture Agreement with Aiodine Laboratory Pte. Ltd.

On November 18, 2025, we entered into a joint venture agreement with Aiodine Laboratory Pte. Ltd, a company incorporated in Singapore, pursuant to which the parties agreed to incorporate a joint venture company in Singapore for the worldwide distribution, marketing, and commercialization of Aiodine’s proprietary iodine-based wound care and topical antiseptic products.

We hold 125,250 ordinary shares, representing a 50.1% equity interest, and Aiodine holds 124,750 ordinary shares, representing a 49.9% equity interest, in the joint venture company. The initial issued share capital of the joint venture company is SGD 250,000, comprising 250,000 ordinary shares of SGD 1.00 each.

Under the terms of the agreement, Aiodine has granted the joint venture company a worldwide exclusive licence to distribute, market, and commercialize the products for the duration of the agreement, in consideration of an upfront license fee of SGD 50,000 payable by us to the shareholders of Aiodine upon execution of the agreement. The joint venture company will pay Aiodine an annual royalty equal to 3% of net sales of the products, commencing in the first financial year in which the joint venture company reports a net profit, and applying for each subsequent profitable financial year thereafter. Aiodine is responsible for the manufacture and supply of the products to the joint venture company on a cost-plus basis, as well as providing all necessary technical expertise, know-how, and intellectual property related to the products, including formulations, manufacturing processes, and technical support for product development and regulatory compliance. Cuprina is responsible for preparing a comprehensive business plan for the joint venture company, overseeing all sales and distribution activities worldwide, identifying and managing relationships with distributors, and the day-to-day management of the joint venture company.

The board of directors of the joint venture company comprises of four directors, with Aiodine and Cuprina each entitled to appoint two nominees. The Chairman of the board of directors shall rotate every two years between Aiodine and Cuprina nominees, with the initial Chairman being our Chief Executive Officer, Mr. David Quek Yong Qi. Neither party shall take any shareholder action that materially affects the business, intellectual property, or strategic direction of the joint venture company without the affirmative vote of both parties.

Neither party shall transfer, assign, or otherwise dispose of its shares in the joint venture company during the first five years from the date of the agreement, and for a further period of five years thereafter, except with the prior written consent of the other party.

The agreement may be terminated with respect to any shareholder upon: (i) such shareholder ceasing to be a member of the joint venture company in accordance with the provisions of the agreement; (ii) a bankruptcy or winding-up order being made against such shareholder; or (iii) the joint venture company’s shares becoming listed and freely transferable on a recognized stock exchange. In addition, a non-defaulting shareholder may serve a default notice and require compulsory transfer of shares upon: (i) material breach of the agreement not remedied within thirty days of notice; (ii) insolvency or appointment of a receiver over the defaulting shareholder; or (iii) breach of the non-competition or non-disclosure provisions of the agreement. Any disputes arising out of the agreement shall be referred first to mediation at the Singapore Mediation Centre, and if unresolved, to arbitration in Singapore in accordance with the rules of the Singapore International Arbitration Centre.

Sales and Marketing

As of December 31, 2025, our sales and marketing team consisted of two country managers and one business development lead, all of whom are located in Singapore. The country managers, in collaboration with the business development lead, are responsible for overseeing all sales and marketing activities within their respective designated territories including (i) Singapore, (ii) Hong Kong and mainland China, (iii) South East Asia (excluding Singapore and (iv) Saudi Arabia, respectively, and customer segments, while our business development lead is primarily responsible for overseeing all pipeline activities, identifying potential customers, and developing and executing strategic plans aimed at driving revenue growth and expanding our customer base.

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The sales of our commercialized chronic wound care products are managed through a combination of direct sales force and distributors, depending on the geographic markets where our products are sold. In Singapore, our country managers, acting as sales representative, work closely with local physicians in a diverse array of public and private hospitals to demonstrate our chronic wound care products in their respective care settings and provide comprehensive support throughout the sales process such as providing post-marketing surveys and product evaluation forms and maintaining 24/7 hotline for clinical support. In Hong Kong, we rely on our local partner, to whom we have granted exclusive rights, to distribute our maggot-based chronic wound care products.

For our cosmeceutical products, the sales of MEND Skin Restoration Balm are managed through our collaborative venture with Full Crimp Milk, which assumes the responsibility for sales efforts. Its sales efforts encompass two main aspects, namely, business-to-business and business-to-consumer, which include both identifying gyms in Singapore and other countries to establish them as authorized distributors for the product, as well as operating its Shopee platform and its own dedicated Full Crimp Milk website to facilitate direct-to-consumer sales. For ENDURE Muscle Energy Cream and Activ Labs Cool Relief Muscle Patch, we adopted a similar approach by both offering them through gyms as authorized distributors, as well as on our own website and Shopee platform.

Our current marketing strategy for the commercialized chronic wound care product primarily employs the following measures:

●	actively engage with physicians through education and training events, conferences, and collaborations on research projects and clinical trials;

●	enhancing our online presence through website optimization, social media platforms, and targeted online advertising to promote our brand and products.

●	participating in prominent wound conferences, engaging in booths and tradeshows, and seizing opportunities for direct engagement with healthcare professionals and industry experts.

●	Key Opinion Leader (KOL) engagement and management is a significant aspect of our marketing efforts. We collaborate with influential clinicians who inspire confidence, provide invaluable insights, and promote our therapies and products. This approach is particularly important given the nature of our therapies, which often require the endorsement of respected doctors and clinicians.

For MEND Skin Restoration Balm, Full Crimp Milk is responsible for the marketing of the product and primarily employs the following measures:

●	Managing the Full Crimp Milk website and its social media platform through the development of various marketing collaterals such as posters, educational flyers, and visually appealing images specifically designed for promotion

●	Creating and maintaining the dedicated MEND Skin Restoration Balm website to raise product awareness and provide product and sales information to potential customers.

●	Actively participating in gym booths and events to facilitate direct promotion of the product and engage with potential customers.

●	Identifying and managing potential KOLs who can effectively endorse and advocate for the product.

We oversee the branding and marketing strategy for ENDURE Muscle Energy Cream and Activ Labs Cool Relief Muscle Patch. We list these products on our website to raise awareness and provide potential customers with product information and sales details. In addition, we promote our products through gyms to reach our target demographics more directly and effectively.

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Pricing Policy

Our current commercialized chronic wound care product includes the maggot-based products. Our pricing policy for such product line varies based on the specific market that we operate and/or the agreements into which we entered with our local partners.

●	In Singapore, we have adopted a pricing strategy that combines elements of both penetration pricing and bundling pricing models. By initially setting our prices lower, we aim to capture a significant market share and foster widespread adoption. We offer a variety of purchase options for patients of different treatment needs, including sale by single vial and unlimited vials within a subscribed period of time, such as by week and by month.

●	In Hong Kong, prices of our maggot-based products are determined based on the consultation with our exclusive local partner who has extensive knowledge of the Hong Kong wound care market.

We adjust the prices of our maggot-based products periodically based on local market conditions, cost fluctuations and other relevant factors to ensure that they remain competitive and are aligned with relevant industry standards. The pricing models of other wound care products under development have not been determined.

Our current commercialized cosmeceutical products are priced using a “cost-plus” strategy, which is assessed against competitor prices to ensure that our products are attractively priced for our target customers. We consolidate all relevant costs associated with each unit of the products and apply a markup percentage to arrive at a final selling price. We conduct market research to ensure that our final selling price is aligned with that of our competitors. To incentivize larger volume orders and foster mutually beneficial relationships with our distributors, we offer a tiered pricing structure for our current commercialized products, offering price per unit discounts for purchases of higher quantities by any individual gym.

Major Customers

Our customers primarily include major public and private hospitals and clinics in Singapore. We do not enter into long-term written sales agreements with our customers and conduct sales on a case-by-case basis. The terms of our sales are communicated through messaging applications such as WhatsApp. The key terms (including those with our top customers) include, among others:

●	The product’s name, type, quantity and price; and

●	Delivery method and payment terms. Delivery is typically made within one day after a purchase order is placed. Payments are typically due within 30 days after the completion of treatment.

For the years ended December 31, 2024, and 2025, sales to our five largest customers collectively accounted for approximately 71.2% and 65.7%, respectively, of our total revenue, and sales to our largest customer accounted for approximately 23.8% and 28.3%, respectively, of our total revenue.

Manufacturing

We manufacture internally our MEDIFLY products using our laboratory and use third-party OEM manufacturers for our cosmeceutical products.

The MEDIFLY products are manufactured on-site in our laboratory in Singapore and is dependent on the availability of sufficient quantities of maggots. We breed and collect maggots in our laboratory without relying on any third-party suppliers. Our laboratory consists of an insectary area, where all life stages of the Cuprina blowflies are maintained, and a microbiology area, where the harvested eggs are disinfected and processed to become the MEDIFLY products. In the years ended December 31, 2024 and 2025, and up to the date of this prospectus, we have not encountered any significant disruptions or capacity constraints that have had a material impact on the production of maggots or the fulfillment of orders for our MEDIFLY products. Below is the general production procedure used to produce medical grade sterile maggots used by us:

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We collect colonies of Lucilia cuprina flies from the wild and breed them in our specialized insectary area within our laboratory. The flies are fed a diet of essential nutrients until they become sexually active, and females become gravid. Gravid females are stimulated to lay eggs on a high protein substrate, which are then separated, rinsed, and sterilized through multiple washes in a buffered disinfection solution. Viable eggs are removed and placed into prepared transportation vials containing a nutrient agar transport media. Quality control measures are taken to ensure the sterility of the eggs and larvae, which are incubated and inspected. The resulting vials of hatched larvae are labeled and assembled into our final products.

Our production of MEDIFLY products is based on projected market demand while accounting for orders already received. Besides maggots, we stock inventory of raw materials, components, and finished products at our facility. We typically maintain sufficient stock of key materials in inventory to ensure that we have enough materials and finished products to meet customer demand. For example, we maintain vials sufficient to cover projected demand for the following 26 weeks of production.

The production of MEDIFLY products at our laboratory is certified to the ISO 13485:2016 standards. We are working towards compliance with the FDA’s Quality Management System Regulation (QMSR) across both product lines: (i) For our MEDIFLY products, which have already received FDA 510(k) clearance, this work continues in connection with their ongoing production; and (ii) For our bullfrog collagen related products, which remain in our development pipeline, this work is aimed at securing the relevant FDA 510(k) clearance.

As we expand both geographically and in terms of product offerings in the future, we plan to establish similar manufacturing facilities in other regions to meet the market demands for our products. To facilitate the future regulatory approval process, we expect all future laboratories will adhere to the relevant CGMP/ISO 13485/QMSR standards.

Quality Control and Assurance

All of our products are directly applied to the human body and are closely related to the life and health of users. Quality and safety are always our core values. Reliable, safe and stable product quality is an important driving factor for maintaining market competitiveness. Through our business dealings with major hospitals and medical institutions across Singapore and other countries, we believe that we have developed a sophisticated quality control management system as well as a strict and effective internal control system in accordance with the requirements of the relevant laws and regulations.

In order to maintain product safety and a high standard of product quality, we have implemented a strict set of quality control policies and inspection protocols. These policies and protocols are enforced by our quality control and assurance specialist within our production team along every step of the production to post-production process. We believe our quality control management system is in line with international standards.

Our current quality control and assurance procedures are established according to ISO 13485:2016 international standards, which specifies requirements for a Quality Management System, or QMS, to be applied by entities involved in the medical device industry. To ensure the relevance and appropriateness of our QMS system, we undergo yearly audits.

Our current quality control and assurance procedures cover various aspects of our business operations, including sales and processing; product production and delivery; vendor evaluation; purchasing and verification; resource management; equipment calibration; control of nonconformance, analysis and improvement; risk management; QMS management review; document control; corrective and preventive action; control of quality records, and internal quality audits.

We are currently in the process of updating our QMS systems to comply with FDA 510(k) and FDA’s Quality Management System Regulation standards.

Despite our quality control management system, we cannot eliminate the risks of errors, defects or failures. We may fail to detect or cure defects as a result of a number of factors, many of which are outside our control, including: technical or mechanical malfunctions in the production process; human error or malfeasance by our quality control personnel; tampering by third parties; and defective raw materials or equipment.

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Major Suppliers

We source our suppliers through multiple channels, including through (i) referrals from local medical device industry associations, (ii) industry exhibitions/expos, and (iii) online research.

Our suppliers are primarily divided into two categories: (i) those providing raw materials including flasks, tubes and nutrients used to maintain our population of insects for the manufacture of our MEDIFLY products, and (ii) those providing near finished cosmeceutical products, starting in April 2023. All of our suppliers are certified and qualified suppliers in Singapore or mainland China. Our raw materials supply has been stable and such materials are easily sourced due to our unique geographical location of operating in Singapore, a major trade hub in Asia.

We do not have long-term written purchase agreements with our suppliers. We usually place purchase orders with our suppliers based on our need. We do not consider any of our suppliers to be material to our business. As of the date of this prospectus, we had a total number of approximately ten suppliers. We can utilize any supplier we determine at our sole discretion. Although we can utilize any supplier we determine, we believe that we established healthy and stable relationships with our suppliers.

For the years ended December 31, 2024 and year ended December 31, 2025, our purchases from our five largest suppliers collectively accounted for 85.4% and 74.8%, respectively, of our cost of sales, and purchases from our largest supplier accounted for approximately 67.4% and 22.6%, respectively, of our total cost of sales. The concentration of our major suppliers increased significantly for the year ended December 31, 2025 as a result of our cost-cutting measure of consolidating suppliers of plastic vials used to contain the maggots for our MEDIFLY products to secure favorable bulk purchase prices.

Reimbursement, Clinical Validation, and Clinical Utility

We do not promote our products based on their reimbursement status. However, we are mindful of the benefits of a favorable reimbursement coverage status to increase patient access and support our research and development efforts to supply the highest efficacy solutions.

Singapore

In the public healthcare sector, our maggot-based chronic wound care products are subsidized under the MediSave Scheme and classified as one of the approved inpatient day surgery treatment options.

Hong Kong

In the public healthcare sector, we are currently registered with the Hospital Authority’s central supplier database and our products are subsidized at all public hospitals in Hong Kong.

Competition

The wound care market is highly competitive and subject to rapid technological change. Success in this market depends primarily on product efficacy, ease of product use, product price, availability of coverage and adequate third-party reimbursement, customer support services for technical, clinical, and reimbursement support, and customer preference for, and loyalty to, the products. We believe that the positive clinical evidence of our products currently on offer and in pipeline, our strong cooperation with our local partners, our customer relationships and reputation offer us advantages over our competitors.

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The wound care market is served by several large international companies as well as a number of small local companies. Our current and future products compete with biotherapeutic wound care products, collagen-based wound care products and other biopharmaceutical products. Manufacturers and distributors of competitive products include large multinationals including Smith & Nephew plc, ConvaTec Group plc, Mölnlycke Health Care AB, 3M, Integra Urgo Group, among others and other local companies operating in the geographic markets that we currently operate or intend to enter in the future. Many of our competitors are significantly larger than we are and have greater financial and personnel resources.

We are aware of several companies that compete, or are developing technologies, in our current and future product areas. As a result, we expect competition may become intense in the future. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner, receive adequate coverage and reimbursement, are cost effective, and are safe and effective.

For our cosmeceuticals business, in the global market, there are currently no direct competitors that commercially offer bullfrog collagen-based cosmeceutical products which we intend to explore the possibility of developing and commercializing in the future. However, we are aware that there are multiple indirect competitors in the cosmeceuticals industry that offer products containing collagen derived from other sources. These include several companies in mainland China such as Giant Biogene, Guangzhou Trauer Biotechnology Co. Ltd., and Shanxi Jinbo Biopharmaceutical Ltd., as well as companies in Germany, Italy, Japan, and the United States. Despite the presence of these indirect competitors, we believe our unique value proposition in the cosmeceuticals industry lies in the superiority of our bullfrog collagen compared to collagen sourced from other animals, such as marine, bovine and porcine sources. However, we do not currently sell any cosmeceutical products that incorporate bullfrog collagen and there is no guarantee that we will be able to successfully develop and commercial these products.

We also compete in the marketplace to recruit and retain qualified scientific, management and sales personnel, as well as to acquire technologies and technology licenses complementary to our products or advantageous to our business.

Laws and Regulations Relating to Medical Devices

Our operations are subject to comprehensive laws and regulations in the jurisdictions in which we or our R&D partners or affiliates do business. For more information regarding the relevant laws and regulations on medical devices in different jurisdictions relevant to our business operations, see “- Regulations” in this section.

Our Regulatory Roadmap and Approval Timeline

For our MEDIFLY products, below is the current regulatory application and approval status with various regulatory authorities around the world. However, we may not be able to receive the necessary regulatory approvals from the authorities in the intended markets where we plan to introduce them on the timeline envisioned below, or at all.

●	Singapore: Our MEDIFLY products have obtained the registration under the relevant laws and regulations and are currently listed on the Singapore Medical Device Register as a Class C medical device.

●	United States: Our MEDIFLY products have obtained FDA 510(k) clearance and may be marketed and sold in the United States for their cleared indications.

●	Mainland China: we have commenced our product classification application process with the NMPA in November 2022 and expect to receive the classification announcement after receiving FDA 510(k) clearance, which will be used as a reference document.

●	Hong Kong: we currently ship MEDIFLY products from Singapore to Hong Kong for sale. This is permissible using our import permit issued by the Port Health Division under the Department of Health of Hong Kong.

●	Southeast Asia: Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam utilize a harmonized medical device regulatory framework under the ASEAN Medical Device Directive (AMDD) agreement. We plan to use the Common Submission Dossier Template (CSDT) to commence the registration of MEDIFLY products, in jurisdictions where partnerships have been established.

●	Saudi Arabia: we have commenced our application in Saudi Arabia with SFDA in 2024. In March 2026, Cuprina MENA Co. Ltd received official product classification from the SFDA for MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This allows us to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network. Cuprina MENA Co. Ltd continues to assist us with the application and approval process.

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For the bullfrog collagen sponge dressing product currently in our pipeline, we have completed the set-up of our CGMP-compliant pilot production facility in our laboratory in Singapore for the extraction and formulation of the bullfrog collagen wound care products, and have conducted the necessary production runs for process validation and product consistency.

Below is the current regulatory application and approval status with various regulatory authorities around the world for the bullfrog collagen sponge dressing. However, we may not be able to receive the necessary regulatory approvals for our bullfrog collagen sponge dressing product from the regulatory authorities in the jurisdictions below on the timeline currently envisioned, or at all.

●	United States: We have optimized a new manufacturing step and are in the process of resubmitting the product for ISO 10993 biocompatibility testing. Subject to satisfactory biocompatibility results, we intend to commence safety and efficacy clinical trials with a local hospital partner in Singapore by the end of 2026. Our 510(k) submission to the FDA, which requires compliance with the FDA’s Quality Management System Regulation, is planned to follow the completion of the ISO 10993 biocompatibility testing and any additional clinical or performance data requirements as may be determined by the FDA, subject to the progress of the relevant R&D work and regulatory requirements.

●	Singapore: Upon receiving FDA 510(k) clearance, we plan to register our bullfrog sponge dressing with the HSA. Since the FDA is a reference regulatory agency for HSA, obtaining an FDA 510(k) clearance will enable us to utilize the abridged registration route allowed under the relevant regulatory framework to expedite our regulatory process. The timeline for obtaining HSA approval typically spans between 160 and 220 working days, excluding the duration required for addressing additional information inquiries.

●	Southeast Asia: Upon obtaining Singapore HSA approval, we plan to use the Common Submission Dossier Template (CSDT) to register our bullfrog collagen sponge dressing in Southeast Asian jurisdictions where partnerships have been established.

Other wound dressing products using bullfrog collagen, such as a hydrogel, are expected to be on an accelerated regulatory timeline as the biocompatibility tests for bullfrog collagen are anticipated to be completed in the second half of 2026 to 2027. As such, we expect the bullfrog collagen hydrogel to become commercially available thereafter in the United States. We will commence the application process for our pipeline products once the relevant R&D work is validated and is complete.

For our commercialized and pipeline cosmeceuticals products, as well as those product candidates incorporating bullfrog collagen, there are no product approval process that is required from any regulatory authorities in any of the markets that we intend to operate, as long as the cosmeceuticals do not make any therapeutic claims.

Facilities

As of the date of this prospectus, we do not own any properties. We have leased the following properties, all of which are located in Singapore:

No.	Location	Approximate Gross Area (sq m)	Lessor	Usage	Lease Expiration Date
1	Block 1090, Lower Delta Road, #06-08, Singapore 169201.	93.5	DBS Trustee Limited	Manufacturing and distribution of medical devices	October 31, 2028
2	Block 1090, Lower Delta Road, #06-10, 11, 12 & 13, Singapore 169201.	362.8	DBS Trustee Limited	Distribution, storage of medical devices and ancillary office	September 23, 2028

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Intellectual Property

The wound care products that we currently offer and those in our pipeline are inspired by medical techniques that have been utilized for centuries across various regions worldwide. We modernize and advance these natural techniques based on modern medical standards and processes to improve patient outcomes and enhance the operational efficiency of healthcare providers. As a result, we have not, as of the date of this prospectus, relied on patents to protect our proprietary technology or intellectual property. Rather, we rely on and expect to continue to rely on in the future trade secrets, know-how and related non-patent intellectual properties to develop and maintain our competitive position, as well as protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Our currently commercialized chronic wound care line of products, namely, MEDIFLY products, from which we derived 71.2% of our revenue in 2024 and 88.6% of our revenue for the year ended December 31, 2025, have no patent protection, and rely primarily on trade secrets and know-how relating to the optimized process and conditions for the identification of native blowflies, and the collection and breeding of blowflies sustainably to produce sufficient medical grade maggots in insectaries that meet the relevant containment standards. For more information regarding the lack of patent protection for our MEDIFLY products, see “Risk Factors - Risks Relating to Our Business and Industry - Our maggot-based chronic wound care products are not currently protected by any pending patent application nor any unexpired patent. Currently, the substantial majority of our net revenue is derived from the sale of maggot-based chronic wound care productions and such products may be subject to competition from the sale of substantially equivalent products that could adversely affect our business and operations.”

Therefore, it is our policy to protect trade secrets and/or know-how by establishing confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and collaborators. These agreements provide that all confidential information developed or made known during the course of an individual or entity’s relationship with us must be kept confidential during and after the relationship. These agreements also provide that all inventions resulting from work performed for us or relating to our business and conceived or completed during the period of employment or assignment, as applicable, shall be our exclusive property. In addition, we take other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of our proprietary information by third parties.

In the future, as we continue to develop our product portfolio, we may, in addition to non-patent intellectual properties such as trade secrets and know-how, seek to obtain domestic and international patent protection by filing patent applications as we conduct research and development on our future products and initiate new projects. We strive to operate without infringing on the proprietary rights of others and endeavor to promptly file patent applications for new commercially valuable inventions.

As of December 31, 2025, apart from the intellectual property we licensed from NTU through our licensing arrangement with NTU, we did not possess any patents or trademarks, nor had we submitted any patent applications. Pursuant to the said licensing agreement with NTU, we were granted an exclusive license to develop, make, have made, import into, export from, offer for sale, sell and have sold products developed incorporating licensed technology primarily including a utility patent application relating to bullfrog skin-derived collagen and its use as a wound dressing material and unpublished R&D information, technical information, manufacturing technology, formulae, data, protocols, designs and other information in relation to bullfrog skin-derived collagen and its use as a wound dressing material. The utility patent application was filed in the United States on April 16, 2021, and it will expire 20 years from the filing date. The licensed technology is primarily utilized for the development of our wound care pipeline products, specifically sponge dressings and hydrogel that incorporate bullfrog collagen. Please see “– Research and Development – Licensing Agreement with NTU” in this section for additional details.

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In addition, through our 50.1%-owned joint venture company established pursuant to the Joint Venture Agreement with Aiodine Laboratory Pte. Ltd. dated November 18, 2025, we have access to a worldwide exclusive license to distribute, market, and commercialize Aiodine’s proprietary iodine-based wound care and topical antiseptic products for the duration of the agreement. The Aiodine brand name and related trademarks remain the property of Aiodine Laboratory Pte. Ltd. and are exclusively licensed to the joint venture company during the term of the agreement. Any intellectual property, data, know-how, or proprietary rights developed through the resources, funding, or personnel of the joint venture company will be owned by the joint venture company. Each party retains ownership of intellectual property independently developed outside the scope of the joint venture. Our interest in the intellectual property rights of the joint venture company flows through its 50.1% shareholding therein.

Internet Domain Names

As of the date of this prospectus, we have registered the domain names https://www.cuprina.com, https://www.cuprinawoundcare.com, and https://activlabs.co.

Employees

We had 10 full-time employees as of December 31, 2025. The following table sets forth the numbers of our full-time employees, categorized by function, as of the same date:

Role	Number of Employees

Management & Finance	2
Business Development, Sales and Marketing	3
Research and Development	2
Quality Assurance and Regulatory Affairs	1
Production	2
Total	10

All of our employees are located in Singapore. Employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good. As of the date of this prospectus, we have not experienced any material labor disputes.

Licenses, Permits, Registrations and Approvals

Our principal business activities are located in Singapore and are subject to regulation by applicable laws, regulations and government agencies in Singapore. These regulations require us to possess various approvals and certifications in respect of certain of the heavy equipment we supply.

Below is a list of material licenses and permits that we have as of the date of this prospectus:

Name	Issuing authority	Commencement date	Expiration date

Import Permit	Port Health Division under the Department of Health of Hong Kong	24/11/2025	01/12/2026

Approved Vendor Master	The Hospital Authority of Hong Kong	April 2023	No Expiry Date

Dealer’s License - Manufacturer	Health Sciences Authority of Singapore	25/02/2020	30/11/2026

Medical Device Dealer’s License	Health Sciences Authority of Singapore	12/02/2020	No Expiry Date

Medical Device Listing	Health Sciences Authority of Singapore	08/04/2013 (issued) 08/01/2021 (change of ownership)	07/04/2027

License to Collect, Keep, Breed and Sell Lucilla Cuprina	National Environmental Agency of Singapore	15/01/2019	19/01/2027

*

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Corporate Social Responsibility

We recognize our responsibilities to our employees, shareholders, business partners and the community as a whole, and are committed to achieving long term mutually sustainable relationships with our stakeholders.

We are constantly searching for means to contribute to the community and we intend to set aside funds to be used for our corporate social responsibility activities every year. In pursuit of enriching the community we serve, we plan to set aside a portion of our profits towards corporate social responsibility endeavors. We were among the winners of the Enterprise Singapore Sustainability Open Innovation Challenge 2021, a competition launched by Enterprise Singapore under the Ministry of Trade and Industry of the Government of Singapore, that aims to bring together industry partners and creative innovators to co-develop sustainable solutions in key areas such as low carbon alternatives and sustainable materials. In addition, we launched our “Cuprina Cares” initiative with the aim to support individuals in Singapore who lack access to MDT treatment due to financial difficulties in August 2023. We have published the relevant information relating to our initiative, including how to participate in the initiative, on https://cuprina.com/cuprina-cares. As of the date of this prospectus, we had not received any applications from the general public.

Seasonality

Revenues during our fourth quarter tend to be stronger than other quarters because many hospitals increase their purchases of our products during the fourth quarter to coincide with the end of their budget cycles. Satisfaction of patient deductibles through the course of the year also results in increased revenues later in the year. In general, our first quarter usually has lower revenues than the preceding fourth quarter, the second and third quarters have higher revenues than the first quarter, and the fourth quarter revenues are the highest in the year.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions such as those relating to breach of contract and labor and employment claims.

We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations. We may periodically be subject to legal proceedings, investigations and claims relating to our business. We may also initiate legal proceedings to protect our rights and interests.

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REGULATION

This section sets forth a summary of the material laws and regulations that affect our business and operations. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to our business and operations. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations on our business and operations.

Laws and Regulations Relating to Medical Devices and Cosmeceutical Products

Our operations are subject to comprehensive laws and regulations in the jurisdictions in which we or our R&D partners or affiliates do business. The laws and regulations governing our business and interpretations of those laws and regulations are subject to frequent change. Our ability to operate profitably will depend in part upon our ability, and that of our R&D partners and affiliates, to operate in compliance with applicable laws and regulations. The laws and regulations relating to medical products and healthcare services that apply to our business and that of our partners and affiliates continue to evolve, and we must, therefore, devote significant resources to monitoring developments in legislation, enforcement, and regulation in such areas. As the applicable laws and regulations change, we are likely to make conforming modifications in our business processes from time to time. We cannot provide assurance that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the regulatory environment will not change in a way that restricts our operations.

Singapore

Introduction

Our operating subsidiary incorporated in Singapore, Cuprina Pte. Ltd. (the “Singapore Subsidiary”), is subject to all relevant laws and regulations of Singapore, and may also be affected by new laws, regulations and policies which are introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect the Singapore Subsidiary’s operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of the Singapore Subsidiary’s business in Singapore.

The following description is a summary of material laws and regulations applicable to the Singapore Subsidiary’s operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

As of the date of this prospectus, we have not commenced any clinical trials in Singapore. However, we are planning to commence safety and efficacy clinical trials with a local hospital partner in Singapore for our bullfrog collagen sponge dressings by the end of 2026. Accordingly, the clinical trial regulations below are expected to become applicable when the Singapore Subsidiary and/or any of its subsidiaries commences clinical operations and/or clinical trials in Singapore.

Overview of Regulatory Landscape

In Singapore, the chronic wound care products and cosmeceutical products (as aforementioned in the section “Our Products” above) are regulated by the Health Products Act 2007 (“HPA”), the Health Products (Medical Devices) Regulations 2010 (“HP(MD)R”) and the Health Products (Cosmetic Products — ASEAN Cosmetic Directive) Regulations 2007 (“HP(CP-ACD)R”). These pieces of legislation are administered by the HSA, a statutory board under the Ministry of Health of Singapore (“MOH Singapore”). Additionally, the chronic wound care products may also be subject to regulation under the Human Biomedical Research Act 2015 (“HBRA”), which is administered by the Director-General of Health of the MOH Singapore, during any potential clinical trial phase in Singapore.

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The HSA, established under the Health Sciences Authority Act 2001, is overseen by MOH Singapore, and its functions, objects and duties include, amongst others:

1.	Regulating the manufacture, import, export, sale, supply, advertisement and use of health products in accordance with the applicable written laws; and

2.	Conducting technological assessments of health products to determine their quality, safety, efficacy and suitability for consumption and use in Singapore and to advise the Singapore government thereon.

Apart from the laws and regulations below which are administered by HSA and/or MOH Singapore, the Singapore Subsidiary must comply with all applicable circulars, directives and guidance released by HSA and/or MOH Singapore from time to time as well. The Singapore Subsidiary’s business is generally regulated under the HPA, with subsidiary legislation and guidelines as promulgated by HSA and MOH Singapore.

Separately, we note that the breeding of Lucilia cuprina flies is regulated by the Control of Vectors and Pesticides Act 1998 (“CVPA”) which is in turn administered by the Director-General of Public Health (“DGPH”) of the National Environment Agency (“NEA”), a statutory board under the purview of the Ministry of Sustainability and the Environment.

Additionally, we note that personal data is regulated under the Personal Data Protection Act 2012 (“PDPA”) and that issues may arise out of research or clinical trials and regulated under Singapore. For more information on the PDPA, please see the section “Regulations on Data Protection” below.

Classification of Chronic Wound Care and Cosmeceutical Products under the HPA

Under the First Schedule of the HPA, health products are classified into: (i) medical devices; (ii) cosmetic products; (iii) therapeutic products; (iv) oral dental gum; and (v) cell, tissue or gene therapy products. The two most pertinent classifications would be: (a) medical devices, which are defined as, among other things, “any instrument, apparatus, implement, machine, appliance, implant, reagent for in-vitro use, software, material or other similar or related article that is intended by its manufacturer to be used, whether alone or in combination, for humans for certain specified purposes, including the: (i) treatment or alleviation of disease; (ii) treatment or alleviation of an injury, and which does not achieve its primary intended action in or on the human body by pharmacological, immunological or metabolic means”; and (b) cosmetic products, which are defined as, among other things, “any substance or preparation that is intended by its manufacturer to be placed in contact with the various external parts of the human body, with a view exclusively or mainly to: (i) protecting them; or (ii) keeping them in good condition”.

As aforementioned, our products comprise chronic wound care products and cosmeceutical products. Our chronic wound care products include our commercialized product MEDIFLY (a medical grade sterile live blowfly larvae bio-dressing) and our pipeline products include (i) hirudotherapy (i.e., medical leech therapy); (ii) bullfrog collagen sponge dressing and (iii) bullfrog collagen hydrogel. Through our 50.1%-owned joint venture company with Aiodine Laboratory Pte. Ltd., we also have access to a range of iodine-based wound care and topical antiseptic products. Our commercialized cosmeceutical products include (i) MEND Skin Restoration Balm (i.e., a hydrating balm); (ii) ENDURE Muscle Energy Cream; and (iii) Activ Labs Cool Relief Muscle Patch. All of our chronic wound care products are likely to be classified as medical devices.

In respect of the iodine-based wound care and topical antiseptic products distributed through our joint venture company with Aiodine Laboratory Pte. Ltd., these products are likely to be classified as topical antiseptics and regulated under the Medicines Act (Chapter 176) and its subsidiary legislation. Topical antiseptics are not subject to pre-market approval or licensing by HSA for their importation, manufacture and sale in Singapore. Dealers are nonetheless required to ensure that such products are safe and conform to applicable HSA guidelines and quality standards. A valid permit from HSA is required before publishing any medical advertisement or conducting any sales promotion directed at the general public in respect of such products.

In respect of our cosmeceutical products, the MEND Skin Restoration Balm would likely be classified as a cosmetic product whilst the ENDURE Muscle Energy Cream and Activ Labs Cool Relief Muscle Patch would likely be respectively classified as a health supplement and medicated patch, both of which are categories of products excluded from the definition of therapeutic products (being one of the categories of health products set out in the First Schedule of the HPA) and thus would not be subject to the regulations of the HPA.

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Regulatory Requirements in Singapore specific to Medical Devices and Regulatory Status of Our Medical Device Products

Medical devices in Singapore are regulated by the HPA, HP(MD)R and HBRA. All companies are required to obtain a license from HSA before manufacturing, importing or supplying medical devices (and other health products) wholesale in the country.

Companies are obligated to notify HSA prior to making any changes to their medical devices, including technical changes, review changes, administrative changes, notification changes and changes arising from field safety corrective actions (“FSCAs”), which are actions taken to reduce the risk of death or serious deterioration in the state of health of a person associated with the use of a medical device.

Device Premarket Regulatory Requirements. Product registration applications for medical devices submitted to HSA must follow the format outlined in the ASEAN Common Submission Dossier Template (“ASEAN CSDT”). The various sections of the ASEAN CSDT and their respective contents are detailed in GN17: Guidance on Preparation of a Product Registration Submission for General Medical Devices using the ASEAN CSDT and GN18: Guidance on Preparation of a Product Registration Submission for In Vitro Diagnostic (IVD) Medical Devices using the ASEAN CSDT.

The key sections covered include:

●	Essential principles and evidence of conformity;
●	Device description;
●	Design, verification & validation;
●	Clinical evidence; and
●	Risk analysis.

HSA classifies medical devices into four risk classes based on their inherent risk, which depends substantially on the intended purpose and effectiveness of risk management techniques applied during design, manufacture and use. The four classifications are:

●	Class A: This includes low-risk medical devices that do not enter the body, such as tongue depressors, bandages, and surgical gloves.
●	Class B: This includes low to moderate-risk medical devices that come into contact with the body, such as syringes, catheters, and surgical instruments.
●	Class C: This includes moderate to high-risk medical devices that are implanted into the body, such as pacemakers, heart valves, and joint replacements.
●	Class D: This includes the high-risk medical devices, such as life-support machines, and devices that are used for the diagnosis and treatment of serious diseases, such as cancer.

Other considerations in risk classification include the intended user(s), mode of operation and technology used. Factors influencing risk classification of a general medical device include contact duration with the body, degree of invasiveness, whether the device delivers medicinal products or energy to the patient, whether it is intended to have a biological effect on the patient, local versus systemic effects, etc.

Essential Principles for Safety and Performance. Medical devices must also conform to the Essential Principles for Safety and Performance checklist, which outlines fundamental design and manufacturing requirements. The company must identify which design and manufacturing requirements are relevant for a particular medical device. Where requirements are deemed not applicable, the rationale must be documented. This applies to all medical devices. Pursuant to the HP(MD)R, companies are required to declare that their devices are classified as per the classification rules and conform to the Essential Principles for Safety and Performance regulatory guidance as issued by the HSA.

Labeling Requirements. Companies must label their medical devices according to HSA requirements. Device labeling (e.g. physical labels, instructions for use, implementation manuals, etc.) helps users: (i) identify the device; (ii) communicate safety and performance information; and (iii) ensure device traceability. Essential details like device name and manufacturer’s information must be on labels for identification. Safety and performance information like intended use, instructions for proper use and safety warnings are also clearly presented for users’ reference.

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Device Post-market Regulatory Requirements. Post-market surveillance is mandated for all medical devices supplied in Singapore, in accordance with the HPA and the HP(MD)R.

Every manufacturer, importer, supplier or registrant of a medical device must maintain records of complaints received and produce these records for HSA inspections when required to do so by the HSA. The records must contain detailed information specified in the HP(MD)R. Companies are required to plan, establish, document, implement, maintain, and update a Post-Market Surveillance (“PMS”) system for devices placed on the Singapore market. The PMS system must be designed and documented in a PMS plan, and constantly updated based on structured assessments of its performance and yielded data.

Every manufacturer, importer, supplier or registrant of a medical device must, upon becoming aware of any defect in the medical device or any adverse effect that has arisen from the use thereof, inform the HSA of the defect or adverse effect: (a) within 48 hours, if the information relates to any defect or adverse effect that represents a serious threat to public health; (b) within 10 days, if the information relates to an incident that has led to the death, or a serious deterioration in the state of health, of a patient, a user of the medical device or any other person; and (c) within 30 days, if the information relates to an incident a recurrence of which might lead to the death, or a serious deterioration in the state of health, of a patient, a user of the medical device or any other person.

The PMS plan collects data from various sources including:

●	Serious incidents;
●	FSCAs;
●	Complaints;
●	Databases and/or registries; and
●	Feedbacks.

In addition to PMS requirements for manufacturers, there are specific adverse event and FSCA reporting requirements for all economic operators (manufacturers, importers, distributors, local authorized representatives).

Possible FSCAs include:

●	Product recall;
●	Product replacement;
●	Product destruction;
●	Product modification including retrofitting;
●	Permanent or temporary labeling;
●	Permanent or temporary changes to the instructions for use; and
●	Software upgrades.

An FSCA must be reported if the medical device is manufactured, imported or supplied in Singapore, or is registered or authorized for supply in Singapore (even if not currently on the market). The reporting person should be the dealer who manufactured, imported, supplied or registered the concerned device. Where multiple dealers are involved, each must report the FSCA individually.

Before initiating an FSCA, the dealer must notify HSA. Once reported, the dealer can proceed without waiting for HSA approval. Medical device dealers must report FSCAs via the Online Safety, Compliance Application and Registration System.

Laws and Regulations relating to Advertising, Fraud and Abuse and Transparency Laws and Regulations. The legislative control for the advertisement of medical devices is outlined in the HPA - Part 5 Advertisement of Health Products, Sections 19-23, and the HP(MD)R. Any person advertising or causing the advertisement of a product as a medical device must comply with Part 5 of the HPA and the HP(MD)R.

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Prior approval by the HSA is not required for advertisements of medical devices, but compliance with the requirements stated in the HPA and the HP(MD)R is mandatory. Products should not be advertised as a medical device or claim to function as a medical device if they do not meet the definition provided in the First Schedule to the HPA. Advertisements must not contain false information or give any erroneous impression regarding the formulation, composition, design specification, safety, efficacy, or uses of the medical device. Any representation of a medical device must be factual and supported by objective evidence.

In the case of registered medical devices, all advertised claims must align with the indications and instructions for use (IFU) registered with the HSA. Information not registered or that may potentially extend the usage of a registered medical device must not be included in advertisements. Advertisements for exempted medical devices, i.e., Class A medical devices, must align with the product owner’s specifications and comply with any relevant conditions of registration that may be imposed.

Advertisements of medical devices that are registered as “Professional Use only” or unregistered but supplied in accordance with Regulation 8 or 10 of the HP(MD)R cannot be advertised to the general public. Such advertisements are only allowed to be distributed to, or featured in publications mainly intended for qualified practitioners.

Advertisements of medical devices should not imply or suggest that the medical device can prevent, cure, or alleviate any disease or condition specified in the relevant laws and regulations unless the advertisement is distributed only to qualified practitioners, registered pharmacists, registered nurses, registered midwives, and persons undergoing training with a view to becoming one of the aforementioned persons.

Advertisements of medical devices should not encourage self-diagnosis or self-treatment of serious diseases. Advertisements must not suggest that consumers do not need to consult a doctor after using the medical device. Advertisements should not offer diagnoses or suggest that medical interventions such as surgical operations are not required by using the medical device advertised.

All product claims made in advertisements must be supported by scientific evidence, and the nature, quality, and properties of the medical device must be truthfully stated. Advertisements must not mislead readers or create unrealistic expectations regarding the safety, quality, or efficacy of the medical device. The use of superlatives or exaggerated claims should be avoided, and advertisements should not encourage inappropriate, indiscriminate, unnecessary, or excessive use of the medical device. Advertisements must not exploit the ignorance and credulity of the public or misuse research results or make unnecessary quotations from technical and scientific publications.

Advertisements of medical devices must not denigrate or unfairly attack any other products, goods, or services, or any other sector of the industry. Any comparative statements must not mislead the public about the advertised product or any product it is compared to. Advertisements must not cause fear, alarm, or distress to consumers, abuse trust, or exploit the lack of knowledge of any consumer.

Advertisements must not contain any claim or statement suggesting that the results of using the medical device are guaranteed, extraordinary, or better than any other identifiable treatment. Advertisements must not claim or imply that the medical device is 100% safe, has no side effects, or will not cause harm. False or erroneous claims indicating or suggesting that the use of the medical device is promoted, supported, or endorsed by the government or any public authority, including the HSA, must not be published.

Recommendations by healthcare professionals, including testimonials, support, and endorsements, must not be included in advertisements. Advertisers are advised to use caution when featuring pharmacies, healthcare institutions, or scenes of surgical procedures that may give the perception of endorsement by a healthcare professional.

The HSA may require advertisers to furnish copies of medical device advertisements that have been advertised or are about to be advertised for compliance review and investigation. If an advertiser contravenes the HPA and its regulations, the HSA may order the immediate cessation of the advertisement, reasonable measures to remove the offending advertisements that have been published/distributed, or the publication of a corrective advertisement containing specified information as per the HSA requirements.

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MEDIFLY Manufacturer’s License. We currently hold a manufacturer’s license for our MEDIFLY product, which is registered as a Class C medical device. For more information on the classification of medical devices, please see the section “Government Regulation – Singapore” above. The conditions for such a license include:

●	Submitting (upon HSA’s request) medical devices for batch testing in accordance with a product standard prescribed by HSA, to a testing body recognized by HSA.
●	Reporting to HSA all reportable changes to the license, including changes to our Company’s name, address and ISO 13485 certification, within 15 days after the date of implementation of the change.
●	Not using the license in any form of advertisement.
●	Submitting (upon HSA’s request) the ISO13485 audit report.
●	Labelling our MEDIFLY product, which is manufactured for supply in Singapore, with Unique Device Identifier (UDI) and complying with the UDI requirements by the respective UDI compliance dates as set out on the HSA website.

Clinical Trials of Medical Devices. Regarding clinical trials of medical devices, under the HBRA, appropriate consent must be obtained, amongst other requirements, in the presence of a prescribed witness, and in writing from research subjects or tissue donors for clinical trials. Relevant information must be provided before obtaining such appropriate consent. Such relevant information includes:

●	the investigational nature of the biomedical research;
●	the purpose of the biomedical research;
●	the reasonably foreseeable risks, discomforts or inconveniences to a living research subject arising from the biomedical research;
●	the benefits which the research subject may reasonably expect from the biomedical research;
●	where applicable, whether there are alternative procedures or treatments available to the research subject, and the potential benefits and risks of such alternatives;
●	any compensation and treatment available to the research subject due to injury arising from participation in the research;
●	any anticipated expenses the research subject is likely to incur when participating in the biomedical research;
●	the extent to which information identifying the research subject will be kept confidential;
●	whether individually-identifiable information obtained from the research subject will be used for future biomedical research;
●	where applicable, whether biological material taken from the research subject will be destroyed, discarded or stored for future biomedical research;
●	whether the research subject’s participation involves information in individually-identifiable form;
●	any circumstances under which, the research subject will be contacted for further consent, including changes in the proposed research, serious adverse events leading to a change in the proposed research, the development of capacity by minors to make decisions and any other circumstances specific to a particular research proposal;
●	whether the research subject would wish to be re-identified given an incidental finding, if the proposed biomedical research expressly provides for such re-identification;
●	the research subject’s right to withdraw consent (as specified in the HBRA) and the limitations of such withdrawal;
●	the person or persons to contact to obtain further information on the biomedical research and to provide feedback in relation to the biomedical research, respectively;
●	such other information as the institutional review board may require; and
●	other relevant information as may be prescribed.

Additionally, the HBRA provides for additional safeguards when obtaining the appropriate consent of research subjects who are adults who lack mental capacity or are minors (i.e., a person who is below 21 years of age and who has never been married). Where the research subject is an adult who lacks mental capacity, appropriate consent must be obtained from: (a) the donee or deputy (if any) who is authorized to give consent on behalf of the said adult; or (b) where there is no donee or deputy who is authorized to give consent, such adult’s spouse, adult son or daughter, either parent or guardian, an adult brother or sister or person so named by the said adult as someone to be consulted on the matter in question or on matters of that kind. Where the research subject is a minor then, depending on the circumstances involved, appropriate consent will have to be obtained from the minor and/or the minor’s adult parent or guardian or a deputy who is authorized to give consent on behalf of the minor.

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Further, under the HBRA, research institutions (i.e., bodies of persons which engage researchers to conduct human biomedical research in Singapore and exercises supervision and control over human biomedical research so conducted) must appoint one or more institutional review boards to review human biomedical research conducted as supervised and controlled by the research institution. Human biomedical research may only be conducted under the supervision of a research institution having a place of business in Singapore with least 2 individuals ordinarily resident in Singapore who are responsible for supervising and controlling the biomedical research. In addition, no person may conduct any human biomedical research unless he has:

●	made necessary arrangements with the research institution for the proposed research to be conducted under the supervision and control of the research institution;
●	ensured that the proposed research has been reviewed and approved (or exempted from review) by an institutional review board; and
●	obtained appropriate consent from the research subjects.

The HP(MD)R also regulates the manufacture, import and supply of medical devices used as clinical research materials. A person may manufacture / import / supply (by wholesale or otherwise) a medical device without holding the required license, if the planned use for the medical device is a clinical purpose in any clinical research. Where the medical device is supplied for use in any investigational testing, the statement “For Clinical Trial Use” or any other statement in English that conveys the same meaning should accompany the medical device.

Additionally, under Regulation 39A of the HP(MD)R, every person who supplies any medical device whose planned use is for a clinical purpose in any clinical research must (a) maintain a record relating to every receipt (where applicable) and every supply by the person of the medical device; and (b) produce such record for inspection by the relevant regulatory or enforcement authorities. Regulation 39A also prescribes the details that have to be maintained in the records.

The sponsor (i.e., a person who takes responsibility for the initiation, management or financing of any clinical research) must: (a) ensure that no person involved in the clinical research uses the medical device except for a clinical purpose in the research, and where the research requires approval of an institutional review board, with the approval of that board; (b) maintain a record of the putting to some other use, disposal or export of the medical device; and (c) produce such record for inspection by the relevant regulatory or enforcement authorities. Regulation 39B also prescribes the details that have to be maintained in the records.

Regulatory Requirements applicable to the Breeding of Lucilia cuprina

The CVPA prohibits the breeding, keeping, collecting, distributing, selling and import or export of any insect, including its egg, larva and pupa without the written permission of the DGPH.

We have accordingly obtained a permit to collect, breed, keep and sell Lucilia cuprina flies for the purpose of MDT, which will expire on 19 January 2027 if not renewed. This permit is subject to these conditions, amongst other conditions:

●	The permit holder shall maintain all records, reports and other documentation relating to the type(s) of use for the permitted vectors (i.e., Lucilia cuprina) for 3 years.
●	The permit holder shall, within such period as may be specified, make all records and other relevant documentation available for inspection and providing copies, at its cost, to the DGPH or his delegates.
●	The permit holder shall report every breach of these conditions within 24 hours of any incident.
●	Any breach of these conditions may result in the revocation of the permit.
●	The DGPH can revoke, cancel or suspend the permit at any time without giving any reason and the permit holder shall have no right to any claim for loss of revenue or any other claim in respect of such cancellation or suspension.

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Regulatory requirements applicable to cosmetic products

The HP(CP-ACD)R are given effect under the HPA, and came into operation on 1 January 2008. The HP(CP-ACD)R regulate the supply and advertisement of, and record-keeping and reporting obligations in relation to, cosmetic products.

A person responsible for marketing a cosmetic product must notify HSA of the intention to place the said product on the market via the online Pharmaceutical Regulatory Information System, before actually placing the product on the market. The notification shall be submitted to the HSA accompanied by such particulars, information, documents and samples of the cosmetic product as required by the HSA. A new product notification is required if changes are made to: (a) brand name; (b) product name; (c) product type; (d) formulation; and (e) company change of distribution rights. Particulars to be submitted to the HSA include:

●	Particulars of local company responsible for placing the cosmetic product in the market;
●	Particulars of manufacturer; and
●	Particulars of product.

Separately, failing to adhere to stipulated requirements in terms of the content of cosmetic products can render the said product being deemed as an unwholesome product which cannot be manufactured in, imported into or supplied in Singapore. These requirements are listed below:

●	Cosmetic products shall not contain substances found in Part I of the Third Schedule of the HP(CP-ACD)R. These substances are prohibited for use in cosmetic products.
●	Substances found in Part II of the Third Schedule of the HP(CP-ACD)R, may only be used in cosmetic products provided the specified conditions are met. Depending on the substance, the conditions could be on the maximum concentration allowed to be used or labelling of special warning on the product packaging.
●	Only coloring agents, preservatives or ultraviolet filters found in Parts III, IV and V respectively of the Third Schedule of the HP(CP-ACD)R are allowed to be used in cosmetic products. The use of coloring agents, preservatives and ultraviolet filters are subject to the conditions specified, if any.

Separate requirements are applicable to the labelling of cosmetic products, including that:

●	A cosmetic product label must generally contain the: (i) product name, function and instructions on product usage; (ii) ingredient list; (iii) product weight or volume in the immediate container or package; (iv) batch number of that product; (v) name and address in Singapore of the product marketer; (vi) name of the country where the product was manufactured; (vii) special precautions to be observed when using the product; (viii) expiry date; and (ix) date of manufacture of the product.
●	Such information must appear on the outer packaging, or otherwise on the immediate container or package, or in a product leaflet.
●	Ingredients, if they appear in the: (i) International Cosmetic Ingredient Dictionary; (ii) British Pharmacopeia; (iii) United States Pharmacopeia; or (iv) Chemical Abstract Services, must generally be named according to the nomenclature in that standard reference, and be listed in descending order by weight, unless otherwise provided for in the HP(CP-ACD)R.
●	All information on the label shall be in English, and any other language, and all numbers, letters and symbols shall be legible, permanent, indelible and prominent. If a symbol or code is used, an explanation of the symbol or color shall be provided.
●	The label must not contain any statement, trademark, picture or other sign that: (a) the supply or use of the product is promoted or endorsed by HSA; or (b) likely creates an erroneous impression regarding the formulation, composition, quality or safety of the product.

There are several requirements applicable to claims made in advertising cosmetic products, including that:

●	Claims to modify a physiological process or to prevent or treat a disease / medical condition are forbidden.
●	Claims must generally be justified scientifically and/or by the cosmetic formulation or preparation itself.
●	All advertising claims must be fully substantiated when requested by the HSA, and comply with the principles and guidelines set out in the Singapore Code of Advertising Practice that is promulgated by the Advertising Standards Authority of Singapore.

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Under the HP(CP-ACD)R, we must keep records of all cosmetic products we supply or which have been supplied on our behalf in Singapore, which records must be produced for inspection upon HSA’s request. The records are to be retained for 2 years after the date on which the product is supplied and shall contain the following information:

●	the name and notification number of the product;
●	the date on which the product was so supplied;
●	name and address of the person to whom the product was so supplied;
●	the quantity of the product so supplied; and
●	the identification number or mark (including the control number, lot number, batch number or serial number) of the product so supplied.

Where we become aware of any event or other occurrence that concerns any adverse effect arising from the use of the cosmetic product, we must report the adverse effect if the adverse effect has caused death, is life-threatening, has resulted in any person being hospitalized, or has caused any persistent or significant disability or incapacity in any person.

United States Regulation

The FDA regulates, among other things, the development, design, non-clinical and clinical testing, manufacturing, safety, effectiveness, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing and distribution, and import and export and post-marketing surveillance of medical devices in the United States to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the Federal Food, Drug, and Cosmetic Act, or FDCA.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, each new or significantly modified medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, or approval of a premarket approval, or PMA, application.

Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general controls for medical devices, which include compliance with the applicable portions of FDA’s CGMP for devices, as reflected in the Quality Management System Regulation, or QMSR, establishment registration and device listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising, and promotional materials. Most Class I devices are exempt from the premarket notification requirements. Class II devices are subject to the FDA’s general controls, and any other special controls deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, special labeling requirements, post-market surveillance, patient registries and FDA guidance documents.

Most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance. Class III devices include devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, requiring approval of a PMA. Due to the level of risk associated with Class III devices, the FDA’s general controls and special controls alone are insufficient to assure their safety and effectiveness. Devices placed in Class III generally require the submission of a PMA application demonstrating the safety and effectiveness of the device, which must be approved by the FDA prior to marketing, or the receipt of a 510(k) de novo classification, which provides for the reclassification of the device in Class I or II.

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The PMA process is generally more costly and time-consuming than the 510(k) process. Through the PMA application process, the applicant must submit data and information demonstrating reasonable assurance of the safety and effectiveness of the device for its intended use to the FDA’s satisfaction. The PMA application must provide valid scientific evidence that demonstrates to the FDA’s satisfaction a reasonable assurance of the safety and effectiveness of the device for its intended use.

If a new medical device does not qualify for the 510(k) premarket notification process because no predicate device to which it is substantially equivalent can be identified, the device is automatically classified into Class III.

Some pre-amendment devices are unclassified, but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed.

Investigational Device Process

Clinical trials are almost always required to support a PMA and are sometimes required to support a 510(k) submission. In the United States, absent certain limited exceptions, human clinical trials intended to support medical device clearance or approval or to determine safety and effectiveness of a device for an investigational use must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of subjects.

Regardless of the degree of risk presented by the medical device, clinical studies must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects. During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including, but not limited to, the following:

●	The FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;
●	Patients do not enroll in clinical trials at the rate expected;
●	Patients do not comply with trial protocols;
●	Patient follow-up is not at the rate expected;
●	Patients experience adverse events;
●	Patients die during a clinical trial, even though their death may not be related to the products that are part of the trial;
●	Device malfunctions occur with unexpected frequency or potential adverse consequences;
●	Side effects or device malfunctions of similar products already in the market that change the FDA’s view toward approval of new or similar PMAs or result in the imposition of new requirements or testing; and
●	Institutional review boards and third-party clinical investigators may delay or reject the trial protocol.

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510(k) Clearance Process

Under the 510(k) process, the manufacturer must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent, “as defined in the FDCA, to a legally marketed predicate device. A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process.

A device is considered to be substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (i) the same technological characteristics; or (ii) different technological characteristics, but the information provided in the 510(k) submission demonstrates that the device does not raise different questions of safety or effectiveness than the predicate device.

Before the FDA will accept a 510(k) premarket notification for substantive review, the FDA will first assess whether the submission satisfies a minimum threshold of acceptability. If the FDA determines that the 510(k) submission lacks necessary information for substantive review, the FDA will issue a “Refuse to Accept” letter which generally outlines the information the FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. An applicant must submit the requested information before the FDA will proceed with additional review of the submission. If a 510(k) submission is accepted for substantive review, the Medical Device User Fee Amendments sets a performance goal of 90 days for FDA review of a 510(k) submission, but the review time can be delayed if FDA raises questions or requests addition information during the review process. As a practical matter, clearance often takes longer, and clearance is never assured. Thus, as a practical matter, clearance often takes longer than 90 days. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

If the FDA determines that the device is substantially equivalent to a predicate device, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous requirements of the PMA approval process or can request a risk-based classification determination for the device in accordance with the “de novo” process, which is a route to market for certain novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device.

Medical devices can only be marketed for the indications for use for which they are cleared or approved. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval or de novo reclassification. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k), de novo request or a PMA in the first instance, but the FDA may review this determination to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and/or request the recall of the modified device until 510(k) marketing clearance or PMA approval is obtained or a de novo request is granted. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.

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PMA Approval Process

Class III devices require PMA approval before they can be marketed, although some pre-amendment Class III devices for which FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is safe and effective for its intended use, and the PMA must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA conducts an administrative review to determine whether the application is sufficiently complete to permit a substantive review. If it is not, the agency will refuse to file the PMA. If the FDA accepts the application for substantive review, it has 180 days under the FDCA to complete its review of a filed PMA application, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. During this review period, the FDA may request additional information or clarification of information already provided, and the FDA may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA. The FDA considers a PMA or PMA supplement to have been voluntarily withdrawn if an applicant fails to respond to an FDA request for information (e.g., major deficiency letter) within a total of 360 days. Before approving or denying a PMA application, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to whether the FDA should approve the submission, approve it with specific conditions, or not approve it. The FDA may or may not accept the panel’s recommendation. Prior to approval of a PMA, the FDA may conduct inspections of the clinical trial data and clinical trial sites, as well as conduct inspections of the applicant or its third-party manufacturers ‘or suppliers ‘manufacturing facility or facilities to, among other things, ensure compliance with the QSR.

If the FDA evaluation of a PMA is favorable, the FDA will issue either an approval letter, or an approvable letter, the latter of which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device, subject to the conditions of approval and the limitations established in the approval letter. The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported PMA approval or requirements to conduct additional clinical studies post-approval.

Ongoing Regulation by the FDA

Even after the FDA permits a device to be marketed, numerous and pervasive regulatory requirements continue to apply. These include:

●	Establishment registration and device listing with the FDA;

●	QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, supplier/contractor selection, compliant handling, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

●	Labeling regulations, advertising and promotion requirements, restrictions on sale, distribution or sale of a device, each including the FDA prohibition against the promotion of products for any uses other than those authorized by the FDA, which are commonly known as “off-label” uses;

●	The Medical Device Reporting, or MDR, regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

●	Medical device correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

●	Recall requirements, including a mandatory recall if there is a reasonable probability that the device would cause serious adverse health consequences or death;

●	An order of repair, replacement, or refund;

●	Device tracking requirements; and

●	Post-market study and surveillance requirements.、

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After a device receives 510(k) clearance, any modification that could significantly affects its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) or possibly a PMA. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with our determination not to seek a new 510(k) clearance, the FDA may retroactively require us to seek 510(k) clearance or possibly a PMA. The FDA could also require us to cease marketing and distribution and/or recall the modified device until 510(k) clearance or a PMA is obtained. Also, in these circumstances, we may be subject to significant regulatory fines and penalties. Some changes to an approved PMA device, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new PMA application or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA application, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMA applications.

FDA regulations require us to register as a medical device manufacturer with the FDA. Additionally, some states also require medical device manufacturers and/or distributors doing business within the state to register with the state or apply for a state license, which could subject our facility to state inspection as well as FDA inspection on a routine basis for compliance with the QSR and any applicable state requirements. These regulations require that we manufacture our products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities.

Manufacturing processes for medical devices are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, device history file, and complaint files. As a manufacturer, we are subject to periodic scheduled or unscheduled inspections by the FDA. Failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, manufacturing operations and the recall or seizure of marketed products, which would have a material adverse effect on our business. The discovery of previously unknown problems with any of our products, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or off-label by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that a manufacturer has failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

●	Refusing or delays in processing, clearing, or approving submissions or applications for new products or modifications to existing products;

●	Suspension or withdrawal of 510(k) clearances or PMA approvals that have already been granted;

●	FDA refusal to issue certification to foreign governments needed to export our products for sale in other countries;

●	Criminal prosecution;

●	Warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

●	Recalls, withdrawals, or administrative detention or seizure of our products; or

●	Operating restrictions or partial suspension or total shutdown of production;

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Failure to comply with the applicable United States medical device regulatory requirements could result in, among other things, warning letters, untitled letters, fines, injunctions, consent decrees, civil penalties, unanticipated expenditures, repairs, replacements, refunds, recalls or seizures of products, operating restrictions, total or partial suspension of production, the FDA’s refusal to issue certificates to foreign governments needed to export products for sale in other countries, the FDA’s refusal to grant future premarket clearances or approvals, withdrawals or suspensions of current product clearances or approvals and criminal prosecution.

Mainland China

Supervision over Medical Devices and their Classification

The main regulatory authorities of mainland China’s medical device industry include the State Administration for Market Regulation, or SAMR, the National Medical Products Administration, formerly the China Food and Drug Administration, or CFDA, the National Development and Reform Commission, or NDRC, the National Health Commission, or NHC, and the National Healthcare Security Administration, or NHSA.

The Regulations on the Supervision and Administration of Medical Devices, or the Regulations on Medical Devices, as amended by the State Council on February 9, 2021 and became effective on June 1, 2021, regulates entities that engage in the R&D, production, operation, use, supervision and administration of medical devices in mainland China. Medical devices are classified according to their risk levels. Class I medical devices are medical devices with low risks, and the safety and effectiveness of which can be ensured through routine administration. Class II medical devices are medical devices with moderate risks, which are strictly controlled and administered to ensure their safety and effectiveness. Class III medical devices are medical devices with relatively high risks, which are strictly controlled and regulated through special measures to ensure their safety and effectiveness.

The evaluation of the risk levels of medical devices takes into consideration the medical devices’ objectives, structural features, methods of use and other factors. Registration is required for Class II and Class III medical devices; and filing is required for Class I medical devices. Furthermore, to engage in the business operator of Class II medical devices, the operator shall file for record with the authority department; and to engage in the production of Class II or Class III medical devices, the producer shall procure a permission with the authority department; while to engage in the production of Class I medical devices, the producer shall file for record with the authority department. Violations of the Regulations on Medical Devices shall result in various penalties ranging from fines (fixed range or based on the values of the illegally manufactured goods in severe violations), confiscation of products illegally sold and illegally obtained gains, revoking licenses, suspension of business, being refused to review and approve the medical devices permit within five years after such violation, or even criminal liability.

Registration and Filing of Medical Device Products

Pursuant to the Measures for the Administration of Registration and Filing of Medical Devices, which were promulgated by the SAMR on August 26, 2021 and came into effect on October 1, 2021, Class I medical devices shall be subject to product filing, while Class II and Class III medical devices shall be subject to product registration. For Class I domestic medical devices, the applicant shall submit filing materials to the medical products administrative departments at the level of cities divided into districts. For Class II domestic medical devices, the medical products administrative departments of provinces, autonomous regions and municipalities directly under the Central Government shall be responsible for examination, and issuance of registration certificates for medical devices. For Class III domestic medical devices, the NMPA shall be responsible for examination, and issuance of registration certificates for medical devices. For Class I imported medical devices, applicant shall submit filing materials to the NMPA. In addition, the Measures for the Administration of Registration and Filing of Medical Devices also sets out provisions on R&D, clinical evaluation, verification of the registration system, product registration, change of registration, renewal of registration and filing of medical devices.

A registrant shall proactively carry out post-marketing research on a medical device to further confirm the safety, effectiveness and quality control of a medical device, and strengthen the management of the listed medical device. For registered Class II and Class III medical devices, if there are any substantial changes in the design, raw materials, production techniques, applicable scope and usage, among others which may impact its safety and effectiveness, the registrants shall apply to the original registration departments to modify its registration; for other changes, registrants shall file the modifications with the original registration departments within 30 days from the date of the changes.

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The Good Clinical Practice for Medical Devices Trials promulgated by the NMPA and the NHC, which was last amended on March 24, 2022 and became effective on May 1, 2022 stipulates the procedural requirements for medical device clinical trials, including, among others, the protocol design, implementation, monitoring, verification, inspection, and data collection, recording, preservation, analysis, summary and reporting procedure of a clinical trial. When conducting clinical trials for medical devices, an applicant shall formulate scientific and reasonable clinical trial protocols according to the purpose of the trial, and consider comprehensively the risks, technical characteristics, scope of application and expected use of the medical devices. The applicant shall select appropriate and qualified clinical trial institutions and researchers according to the medical device, and enter into a contract with them to specify the rights and obligations of each party in the clinical trials of medical devices. The applicant for clinical trials of medical devices shall be responsible for initiating, applying, organizing and monitoring such clinical trials, and shall be responsible for the authenticity and compliance of the clinical trials.

Regulations Regarding the Production of Medical Devices

Pursuant to the Regulations on Medical Devices, in addition to the medical device registration certificate, the medical device manufacturers shall file with the local NMPA at the municipal level or obtain a production license from the local NMPA at the provincial level before engaging in the production of medical devices. A medical device production license shall be valid for five years. The Measures for the Supervision and Administration of Medical Device Manufacture, was promulgated by the CFDA on July 20, 2004 and was last amended on March 10, 2022, which became effective on May 1, 2022, pursuant to which, in the event of entrusted manufacturing of medical devices, the medical devices registrant or the party undergoing filing shall assess the entrusted party’s quality assurance capabilities and risk management capabilities, and follow the guidelines for entrusted production to sign the quality agreement and the entrustment agreement with the entrusted party and to supervise the entrusted party to fulfill the obligations agreed upon in the agreement.

Pursuant to the Good Manufacturing Practice for Medical Devices, which was promulgated on December 29, 2014 and became effective on March 1, 2015, an enterprise engaging in the production of medical devices shall establish and maintain an effective quality control system in accordance with the requirements of the Good Manufacturing Practice for Medical Devices. The regulations set provisions on the organization and personnel, premises and facilities, equipment, document management, design and development, purchasing, production management, quality control, sales and after-sale services of medical devices. The enterprise shall establish a procurement control process and evaluate its suppliers by establishing an examination system to ensure the purchased products are in compliance with the statutory requirements. The enterprise shall implement risk management procedures to the entire process from design and development, production, sales and after-sale services, and the measures taken shall be appropriate to the risks of the products.

Regulation Regarding the Operation of Medical Devices

According to the Administrative Measures for Supervision of the Operation of Medical Devices, which was promulgated by the CFDA on July 30, 2014 and was later amended on November 17, 2017, and March 10, 2022, which became effective on May 1, 2022, pursuant to which, an enterprise engaging in the operations of Class I medical devices is not required to obtain an approval or filing. An enterprise engaging in the operations of Class II medical devices is required to obtain a product filing with the food and drug supervision and administration departments of the city with districts where it is located. An enterprise engaging in the operations of Class III medical devices shall obtain an operation permit from the food and drug supervision and administration departments of the city with districts where it is located. No operation permit or filing is required for the registrant, record holder or manufacturer to sell its medical devices at its domicile or production sites; while an operation permit or filing is required to store and sell medical devices in other places.

Regulations Regarding the Naming and Labeling of Medical Devices

In accordance with the Provisions on the Administration of Instructions and Labels of Medical Devices adopted at the executive meeting of the CFDA on June 27, 2014 and implemented on October 1, 2014, the contents in the instructions and labels of medical devices shall be scientific, true, complete, accurate and consistent with product features. Where the instructions and labels fail to meet the requirements set out in the provisions, the food and drug supervision and administration department at or above the county level shall impose penalties in accordance with Article 67 of the Regulation of Medical Devices.

The Naming Rules for the Generic Names of Medical Devices was promulgated by the CFDA and became effective from April 1, 2016. For purposes of strengthening the supervision and administration of medical devices and guaranteeing that generic names of medical devices are named in a scientific and standardized manner, the Naming Rules for the Generic Names of Medical Devices stipulates that medical devices sold and used within the territory of mainland China shall have a generic name.

Regulations Regarding the Safety Control of Medical Devices

Pursuant to the Administrative Measures for Medical Device Recalls, which was promulgated by the former CFDA on January 25, 2017 and became effective on May 1, 2017, medical device manufacturers are responsible for reducing and eliminating product defects, and voluntarily recalling any defective products. Defective medical devices include products (i) that would cause unreasonable risk to human health and life during the normal use; (ii) that do not conform to the required standards, or the technical requirements stipulated on the product registration or filing; (iii) that do not comply with relevant quality management requirements on the production and operation of medical devices and may cause unreasonable risk; and (iv) that need to be recalled.

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As defects may cause severe consequences, medical device recalls are divided into three classes, namely: (i) Class I recall, where the circumstances leading to the recall may cause, or have caused, serious harm to health; (ii) Class II recall, where the circumstances leading to the recall may cause, or have caused, temporary or reversible harm to health; or (iii) Class III recall, where the circumstances leading to the recall are not likely to cause harm, but a recall is necessary.

Medical device manufacturers shall determine the appropriate recall class based on the situation and design and implement an appropriate recall plan by taking into consideration the recall class and the sale and use of the medical devices. For Class I recalls, the recall notice shall be published on the NMPA website and major media channels of the central government. For Class II and Class III recalls, the recall notice shall be published on the website of the provincial level, autonomous regions or municipalities of food and drug administrative authority.

In accordance with the Administration Measures for Medical Device Adverse Events Monitoring and Re-evaluation which was issued on August 13, 2018 and became effective on January 1, 2019, the holder of the medical device registration certificate is obliged to collect information with respect to adverse events and report to the monitoring technical regulators in a timely manner. The adverse events are classified as individual medical device adverse events and group medical device adverse events. In the event an individual medical device adverse event occurs, the holder is required to conduct an investigation immediately and report its findings within seven days if a death has occurred or within 20 days if a serious injury, possible serious injury or possible death has occurred. In the event a group medical device adverse event occurs, the holder, business operator or user aware of the group medical device adverse event shall report to the competent regulatory authorities within 12 hours.

Hong Kong

Currently, there is no specific legislation that regulates the manufacture, import, export and sale of medical devices in Hong Kong. However, depending on the nature and characteristics of the products concerned, some products may be regulated by existing pieces of legislation such as the Pharmacy and Poisons Ordinance (Cap 138), the Radiation Ordinance (Cap 303), and the Telecommunications Ordinance (Cap 106).

A statutory control framework for medical devices is being developed by the Hong Kong government to ensure that medical devices are safe, of good quality, and can perform as intended before they are allowed to be placed on the local market. To raise public awareness on the safe use of medical devices and enable traders to familiarize themselves with the future mandatory requirements, the Government has launched the voluntary Medical Device Administrative Control System (MDACS) since November 2004. The listing of medical devices and traders, and the Conformity Assessment Body (CAB) Recognition Scheme were implemented in phases. The MDACS covers classes II to IV (medium to high risk) general medical devices, classes B to D (medium to high risk) in vitro diagnostic medical devices, local manufacturers, importers, distributors and CABs. The MDACS has the same scope as that of the proposed legislative control framework.

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Laws and Regulations Relating to Our Business in Singapore

As we operate primarily in Singapore, we are subject to all relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

Regulations on Labor

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is the main legislation governing employment in Singapore and is administered by the Ministry of Manpower (“MOM”). The Employment Act covers every employee who is under a contract of service with an employer (which includes workmen and persons employed in managerial or executive positions but does not cover seafarers, domestic workers, and, under certain circumstances persons employed in a managerial or executive position. The definition of “employee” under the Employment Act does not extend to freelance contractors who have entered into a contract for service.

A workman is defined under the Employment Act as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice but excluding any seafarer or domestic worker; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the Employment Act, such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and authorized deductions and reinstatement for wrongful dismissal, cover all employees (as defined in the Employment Act).

In addition to the core employment provisions of the Employment Act, Part 4 of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part 4”). However, such Part 4 provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen or a person employed in a managerial or an executive position) earning basic monthly salaries of not more than S$2,600. An employer who breaches any provision of Part 4 is guilty of an offence and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offence a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Employers are required to provide to their employees who are covered by the Employment Act and who have entered into a contract of service with the employer on or after 1 April 2016, and are employed for a continuous period of 14 days or more, a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

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Employment of Foreign Manpower Act

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”) and is regulated by the MOM. The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offence and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

Regulations on Provident Fund

Central Provident Fund Act

The Central Provident Fund (the “CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (which do not include those who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). However, CPF contributions do not apply to employees who are not a citizen or permanent resident of Singapore. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and an additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. Employers must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Additionally, where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offence and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Lastly, where a person has been convicted of an offence under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offence is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

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Regulations on Import and Export

Customs Regulations

Goods exported from, or imported into, Singapore are regulated under the Customs Act 1960 of Singapore (the “Customs Act”). To export goods from, or import goods into, Singapore, the exporter or importer (as the case may be) is required to declare the goods to Singapore Customs, a department under the Ministry of Finance, which is the lead agency for trade facilitation and revenue enforcement. Goods and services tax (“GST”) is not levied on goods exported from Singapore. A customs export permit is required for, among other things, the export of locally manufactured goods or local GST paid goods, the export of goods from free trade zones, dutiable goods from licensed warehouses and non-dutiable goods from a zero-rated warehouse. A customs import permit is required for the import of goods into Singapore.

Exporters and importers may be penalized if they do not comply with the requirements and conditions imposed under the Customs Act. A person who makes an incorrect declaration or fails to make a declaration of goods imported into, exported from or transshipped in Singapore may be liable on conviction for a fine not exceeding S$10,000, or the equivalent of the amount of the customs duty, excise duty or tax payable, whichever is the greater amount, or imprisonment for a term not exceeding 12 months, or both.

Regulations on Workplace Safety and Health

Workplace Safety and Health Act 2006

The Workplace Safety and Health Act 2006 of Singapore (“WSHA”), which is regulated by the MOM, provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include: (a) providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate as regards to facilities and arrangements for employees’ welfare at work; (b) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (c) ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer; (d) developing and implementing procedures for dealing with emergencies that may arise while those persons are at work; and (e) ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Any person who breaches his duty under the WSHA is guilty of an offence and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offence and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offence under the WSHA that causes the death of any person and that person is subsequently convicted of the same offence that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offence, with a further fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

Under the WSHA, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (“MEHS”) for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is available to any person to whom the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade, business, profession or undertaking carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (the “Customer”) in the course of a business of financing the acquisition of the machinery or equipment by the Customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offence, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

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A remedial order will direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work. A stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

Under the WSHA, if the CWSH becomes aware of any accident, dangerous occurrence (such occurrences being set out in the First Schedule of the WSHA) or occupational disease (including the diseases set out in the Second Schedule of the WSHA) in a workplace, the Commissioner may direct an inspector to investigate the circumstances of the accident, dangerous occurrence or occupational disease. The occupier of a workplace in which an accident, a dangerous occurrence or occupational disease occurs must take all reasonable measures to prevent any person from modifying the scene where any fatal accident, dangerous occurrence or occupational disease occurred.

Additionally, under the WSHA, inspectors appointed by the CWSH may, among others, enter a workplace to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in a workplace which is relevant to an investigation or inquiry under the WSHA.

Workplace Safety and Health (Noise) Regulations 2011

Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 (the “WSH(N)R”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSH(N)R. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSH(N)R. Any person who contravenes the aforementioned is guilty of an offence and is liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding two years or both, and if the person is a repeat offender, for a fine not exceeding S$50,000 or imprisonment for a term not exceeding two years or both.

Workplace Safety and Health (Risk Management) Regulations

Pursuant to the Workplace Safety and Health (Risk Management) Regulations, the employer in a workplace is required to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks to any person who may be affected by his undertaking in the workplace, implement safe work procedures to control the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safe work procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who, without reasonable excuse, contravenes the regulations pursuant to which the aforementioned requirements are imposed, is guilty of an offence and is liable on conviction for, depending on the specific regulation contravened: (i) a fine not exceeding S$50,000 or imprisonment for a term not exceeding two years or both; (ii) a fine not exceeding S$20,000 or imprisonment for a term not exceeding two years or both, and if the person is a repeat offender, for a fine not exceeding S$50,000 or imprisonment for a term not exceeding two years or both; or (iii) a fine not exceeding S$10,000, and if the person is a repeat offender, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

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Workplace Safety and Health (General Provisions) Regulations (“WSH(GP)R”)

More specific duties imposed on employers are laid out in the WSH(GP)R. Some of these duties include (a) taking effective measures to protect persons at work from the harmful effects of any exposure to any biohazardous material which may constitute a risk to their health; (b) taking reasonably practicable measures to prevent the accumulation of any toxic dust, fumes, gas, vapor, mist, fiber or other contaminants; (c) providing, maintaining and keeping clean, sufficient and suitable sanitary conveniences for employees in the work place; and (d) providing and maintaining sufficient and suitable lighting for such sanitary conveniences.

It is also mandatory for at least one board director or chief executive officer of our Singapore Subsidiary to complete the Top Executive WSH Programme, as the Singapore Subsidiary is in the manufacturing industry and the manufacturing industry is a high-risk industry according to the Singapore Standard Industrial Classification. The Singapore Subsidiary is therefore a regulated person (i.e., a person that carries on a business in Singapore, the general nature of which is or includes a high-risk industry) under Regulation 38B of the WSH(GP)R. A regulated person that contravenes this requirement shall be guilty of an offence and shall be liable on conviction to a fine not exceeding $20,000 and, in the case of a continuing offence, to a further fine not exceeding $1,000 for every day or part of a day during which the offence continues after conviction.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (“WICA”), which is regulated by the MOM, applies to all employees who have entered into or work under a contract of service (including an apprenticeship contract) with an employer. The WICA does not cover self-employed persons or independent contractors. However, the WICA does provide that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal where directed by the Commissioner. The WICA provides that if an employee dies or sustains personal injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA in respect of all employees employed by him, unless specifically exempted. Failure to provide adequate insurance is an offence carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both.

Regulations on Environmental Protection and Waste Disposal

Environmental Public Health Act 1987

Administered by the NEA, the Environmental Public Health Act 1987 of Singapore (the “EPHA”) regulates, among other things, the disposal and treatment of industrial waste and public nuisances. The DGPH may, pursuant to the EPHA, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order, requiring measures to be taken to remedy the nuisance, on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Examples of the nuisances which may be liable to be dealt with summarily under the EPHA include (a) any factory or workplace which is not kept in a clean state; (b) any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes; (c) the keeping of any animal in such numbers as to become a nuisance; (d) any dust, effluvium, accumulation or deposit which is a nuisance or injurious or dangerous to health; or (e) the issue of any fumes, vapours, gases, heat, radiation or smells in any premises which is a nuisance or injurious or dangerous to health. Any failure to comply with the nuisance order served is an offence and such person is liable upon first conviction to a fine not exceeding S$10,000 and to a further fine not exceeding S$1,000 for every day during which the offence continues after conviction.

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Additionally, under the EPHA, no person must dispose of or cause or permit to be disposed of industrial waste in or at any place except in or at a public disposal facility or a disposal facility established pursuant to a waste disposal licence granted by the DPGH. Any failure to comply with the aforementioned obligation under the EPHA concerning the disposal of industrial waste shall be guilty of an offence and shall be liable on first conviction to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

Further, the occupier of any work place where industrial waste is being produced must keep or store the waste before disposal in a proper and efficient manner so as not to create a nuisance or to cause any risk, harm or injury to persons or animals or is likely to pollute the environment. Any person who contravenes such provision shall be guilty of an offence and liable on first conviction to a fine not exceeding S$5,000.

Environmental Protection and Management Act 1999

Administered by the NEA, the Environmental Protection and Management Act 1999 of Singapore and its subsidiary legislation regulate, among other things, environmental pollution control in Singapore. Pursuant to the Environmental Protection and Management (Boundary Noise Limits for Factory Premises) Regulations (“EPM(BNLFP)R”), the owner or occupier of any factory premises shall ensure that the level of noise emitted from his premises does not exceed the maximum permissible noise levels as set out in the First Schedule to the EPM(BNLFP)R. The maximum permissible noise levels may vary depending on the type of premise being so affected, such premises may include, among others, noise sensitive premises that require peace and quiet, residential premises and commercial premises. Any person who fails to comply with the aforementioned restrictions is guilty of an offence and liable upon conviction for (a) a fine not exceeding S$5,000 on the first conviction, and in the case of a continuing offence, to a further fine not exceeding S$200 for every day or part thereof the offence continues after the conviction; and (b) a fine not exceeding S$10,000 on a subsequent conviction, and in the case of a continuing offence, to a further fine not exceeding S$300 for every day or part thereof during which the offence continues after conviction.

Regulations on Data Protection

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore (“PDPA”) is a legal framework which establishes the Singapore regime for the protection of personal data, and governs the collection, use and disclosure of personal data by organisations. In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data, or from that data and other information to which the organization has or is likely to have access.

An organization is required to comply with the following obligations imposed by the PDPA:

(a) Purpose limitation obligation – personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(b) Notification obligation – individuals must be notified of the purposes for the collection, use or disclosure of their personal data before such collection, use or disclosure;

(c) Consent obligation – the consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless collection, use or disclosure of personal data without the individual’s consent is required or authorized under the PDPA or other written law. In addition, an organization must allow the withdrawal of consent which has been given or is deemed to have been given;

(d) Access and correction obligations – when requested by an individual and unless exceptions under the PDPA apply, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data has been or may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

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(e) Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such personal data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such personal data is likely to be disclosed to another organization;

(f) Protection obligation – an organization must make reasonable security arrangements for the protection of personal data in its possession or under its control;

(g) Retention limitation obligation – an organization must not keep personal data for longer than it is necessary to fulfill: (i) the purpose for which it was collected, or (ii) a legal or business purpose;

(h) Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA; and

(i) Openness obligation – an organization must implement the necessary policies and practices in order to meet the obligations under the PDPA and shall make information about its policies and practices available on request.

Organisations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission of Singapore (“PDPC”) and the relevant individuals affected by the data breach where the data breach is of a certain severity.

The PDPA establishes various offences relating to the improper use of personal data, certain methods of collecting personal data and certain non-compliance with the requirements under the PDPA. These offences may be applicable to organisations, their officers, agents and/or their employees. Offenders may be liable on conviction to fines and/or imprisonment. The PDPA grants the PDPC significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose financial penalties. In addition, the PDPA created a right of private action, pursuant to which the Singapore courts may grant damages and/or relief by way of injunction or declaration, to persons who suffer loss or damage directly as a result of contraventions of certain requirements under the PDPA.

Do Not Call Obligations

Apart from the data protection obligations imposed under the PDPA, the PDPA also generally prohibits organizations and individuals from sending direct marketing messages (in the form of voice calls, text or fax messages) to Singapore telephone numbers, including mobile, fixed-line, residential and business numbers, registered with the Do Not Call Registry (the “DNC Registry”), as maintained by the PDPC (the “DNC Obligations”). The DNC Obligations only apply to the sending of “specified messages” as defined in the PDPA, which are marketing messages that offer, promote or advertise goods or services.

Pursuant to the DNC Obligations, before an organization sends any specified messages to a Singapore telephone number, it must check whether that Singapore telephone number is listed in the relevant register of the DNC Registry.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
David Quek Yong Qi	32	Director and Chief Executive Officer
Teo Peng Kwang	66	Non-Executive Director
Jimmy Lee Peng Siew	70	Non-Executive Director
Chan Tat Jing	34	Chief Financial Officer
Koh Pee Keat	71	Independent Director
Ivan Ng	47	Independent Director
Natasha Kaur Raina	51	Independent Director

Mr. David Quek Yong Qi

Mr. Quek, is our director and CEO. Mr. Quek joined Cuprina Pte. Ltd., our operating subsidiary in Singapore, in September 2021. Mr. Quek is primarily responsible for overseeing our daily operations driving our strategic goals.

From 2018 to 2019, Mr. Quek held the position of brand manager at ABR Holdings, a Singapore company listed on the Singapore Exchange, or SGX. In this role, he was responsible for executing marketing campaigns across various brands. Subsequently, from 2020 to 2021, he served as the business development director at OEL Holdings, another Singapore company listed on the SGX and is in the medical devices industry. During his tenure at OEL Holdings, Mr. Quek was responsible for expanding the medical device portfolio, managing strategic partnerships and overseeing medical device sales. Mr. Quek obtained his Bachelor of Commerce from the University of Western Australia in 2017.

Mr. Teo Peng Kwang

Mr. Teo Peng Kwang, or Mr. Teo, is our non-executive director. Mr. Teo has over 30 years of development and management experience in the property and workers accommodation business. He currently serves as an executive director at Centurion Corporation Limited, a Singapore company listed on the Singapore Exchange Securities Trading Limited. He was the vice president of the Dormitory Association of Singapore Limited from July 2015 to July 2021 and previously was the president of the same association from October 2012 to June 2015. He also served as an independent trustee of the board of trustees for the Migrant Workers’ Assistance Fund from November 2014 to July 2020. Mr. Teo served as a director of Maxi Global Management Pte Ltd, a company which then provided housing services for foreign workers, from March 2009 to April 2011. He was also a director of Maxfresh Leisure Pte Ltd, a company principally engaged in the rental services of fishing boats, from August 2010 to April 2011. Mr. Teo was also a director of Intertrade (S) Enterprise Pte. Ltd., a company principally engaged in chemical trading, from January 2006 to July 2007.

Mr. Teo has owned and managed various businesses in Singapore including a real estate and construction business. Mr. Teo was a director of ISO Industry Pte. Ltd. from March 2006 to February 2011, and Maxi Consultancy Pte. Limited from December 2008 to January 2010. Mr. Teo was also a director at Pointbuilt Pte. Limited from May 2008 to February 2011, Serangoon Garden Staff Apartment Pte. Ltd. from March 2009 to August 2011 and Swissplan Dormitory Management Pte. Ltd. from September 2007 to April 2011.

Mr. Teo completed his primary school education in 1972 at River Valley Primary School in Singapore.

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Mr. Jimmy Lee Peng Siew

Mr. Jimmy Lee Peng Siew, or Mr. Lee, is our non-executive director. Mr. Lee has over 43 years of experience in architecture. He currently serves as a director at Wenul HL Pte. Ltd., a Singapore company principally engaged in the business of real estate development. He also serves as a director at Material Resources Solution Pte. Ltd., a Singapore company principally engaged in the business of recycling. From 1988 to 2022, he served various roles, and eventually ascending to the position of managing and senior partner at Architects Associates, a firm offering architectural services in Singapore. In addition, Mr. Lee has established himself in the agriculture and aquaculture industries through ownership and involvement in related businesses.

Mr. Lee completed his Bachelor’s Degree in Architecture from National University of Singapore in 1981.

Mr. Chan Tat Jing

Mr. Chan Tat Jing, or Mr. Chan, is the Chief Financial Officer of the Company. Mr. Chan joined Cuprina Pte. Ltd., our operating subsidiary in Singapore, in February 2022 and is primarily responsible for overseeing the financial functions, tax and corporate secretarial matters of our Group.

Mr. Chan has approximately 12 years of experience in accounting and finance. From 2013 to 2019, he worked various roles including manager, assistant manager, audit supervisor and audit senior at Ernst & Young in Singapore and Malaysia. From 2019 to May 2021, he held the position of audit manager at PKF-CAP LLP, a member firm of the PKF International Limited network. From June 2021 to December 2021, he served as a finance manager at OEL Holdings.

Mr. Chan obtained his chartered certified accountant qualification and certified accounting technician qualification from the Association of Chartered Certified Accountants and Certificated Accounting Technician in June 2013 and June 2011, respectively. Mr. Chan obtained his Bachelor of Science in applied accounting from Oxford Brookes University in June 2012.

Mr. Koh Pee Keat

Mr. Koh Pee Keat, or Mr. Koh, has been an independent director of the Company since September 30, 2024. Mr. Koh is the chairman of the audit committee and a member of the nomination committee and compensation committee.

Mr. Koh has over 17 years of banking experience in DBS Bank, Singapore in the area of trade finance, international banking, individual banking, and enterprise banking and served in various positions from 1982 to 2000. In particular, from 1992 to 1994, he served as the deputy general manager in DBS New York Agency. He joined Luzhou Bio-Chem Technology Limited, a company based in the PRC and listed on the SGX in 2008 as its director of finance and has been serving as its chief financial officer since 2019. From 2000 to 2002, he served as the senior vice president of Bexcom Pte. Ltd., an e-commerce software provider in Singapore, overseeing its operation, finance, and legal matters. From 2003 to 2007, he served as the senior vice president and chief financial officer of Westcomb Financial Group Limited, a company based in Singapore and listed on the SGX.

Mr. Koh obtained his Bachelor of Arts degree in Accounting and Financial Management from the University of Sheffield in 1982.

Mr. Ivan Ng

Mr. Ivan Ng, or Mr. Ng, has been an independent director of the Company since September 30, 2024. Mr. Ng is the chairman of the compensation committee and a member of the nomination committee and the audit committee.

Mr. Ng has over 15 years of experience in managing companies in the fast-moving consumer goods industry. From July 2004 to June 2012, he served as the APAC business development director at Procter & Gamble, responsible for developing markets and overseeing marketing and sales operations in the Asia-Pacific region. From July 2012 to July 2013, he served as the APAC commercial leader at Unilever, responsible for expanding business in the Asia-Pacific region. From July 2015 to July 2019, he served as the APAC business unit general manager at Johnson & Johnson responsible for overseeing the financial performance with the APAC business unit. In addition, Mr. Ng owns and manages various businesses in Singapore. He owns and has been serving as a director of NGarde Venture Pte. Ltd., a Singapore company in the business of private investments since February 2021, Tivarian Industries Pte. Ltd., a Singapore company in the business of smart city solutions since January 2020 and RaglanArk Merchantry Pte. Ltd. since February 2022.

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Mr. Ng obtained a Graduate Diploma of Board Directorship from Singapore Management University in 2023. He obtained an Executive Master’s Degree of International Negotiation and Policy-Making from the Geneva Graduate Institute in 2018. In addition, he obtained a Bachelor of Engineering degree in Mechanical and Aerospace Engineering from Nanyang Technological University in 2004.

Ms. Natasha Kaur Raina

Ms. Natasha Kaur Raina, or Ms. Raina, has been an independent director of the Company since September 30, 2024. Ms. Raina is the chairman of the nomination committee and a member of the compensation committee and audit committee.

Ms. Raina has over 25 years of experience working in research universities, hospitals, and private companies, serving various capacities and roles. From January 2018 to December 2023, she served as the deputy director of legal and head of research contracts at the Nanyang Technological University and then director of legal and head of contract and industry engagement at the Duke-NUS Medical School of the National University of Singapore, respectively. In both roles, she was primarily responsible for managing a team that worked on negotiating academic and commercial contracts and she led the legal review and approval process in both organizations to streamline research and commercialization of intellectual properties. From October 2014 to December 2017, she served as a legal manager for a clinical trial company listed on the New York Stock Exchange, Quintiles (now IQVIA), and was responsible for leading the APAC teams in contract drafting and negotiation for sponsor contracts as well as site contracts. From 2000 to 2014, Ms. Raina held various roles related to research and development as well as associated legal review and contracts review within the Agency for Science and Technology Research (ASTAR) in Singapore as well as Monash University in Australia and the University of Malaya in Malaysia. Prior to 2000, Ms. Raina has also worked and led the administrative and research functions at hospitals such as Tan Tock Seng Hospital and the National University Hospital in Singapore, and the Specialist Women’s Hospital in Malaysia.

Ms. Raina obtained an LLB (Hons) degree with a major in Intellectual Property Law, Commercial Law, and Contract Law from Queen Mary and Westfield College, University of London in 2012. In 1999, she obtained her Master’s Degree in Clinical Embryology from the National University of Singapore. In addition, she obtained a Bachelor of Science degree in Genetics and Microbiology from Queen Mary and Westfield College, University of London in 1997.

Board Committees

We have established an audit committee, a compensation committee and a nomination committee under the board of directors, each of which will operate pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist the Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://www.cuprina.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Mr. Koh, Mr. Ng and Ms. Raina are serving on the audit committee, which is chaired by Mr. Koh. Our board of directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Koh as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases

Compensation Committee

Mr. Koh, Mr. Ng and Ms. Raina are serving on the compensation committee, which is chaired by Mr. Ng. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer; and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination Committee

Mr. Koh, Mr. Ng and Ms. Raina are serving on the nomination committee, which is chaired by Ms. Raina. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of directors candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available at our corporate website at https://www.cuprina.com.sg.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, our Company has the right to seek damages against any directors who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the registering of such transfer of shares in our share register.

Terms of Directors and Officers

Our directors shall retire from office by rotation at each annual general meeting and otherwise hold office until such time as they are removed in accordance with our memorandum and articles of association.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

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Corporate Governance Guidelines

We have adopted (i) a code of business conduct and ethics; (ii) an insider trading policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) a compensation recoupment policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at https://www.cuprina.com.sg.

Controlled Company Exemptions

After this offering, Cuprina Holding Pte. Ltd. will continue to control more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we will be a “controlled company” under Nasdaq corporate governance rules. As a controlled company, exemptions under the standards will free us from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that we have a compensation committee or nomination committee;

●	that a majority of our board of directors consist of “independent directors,” as defined under the rules of Nasdaq;

●	that any nomination committee or compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have an annual performance evaluation of the nomination committee and compensation committee.

These exemptions do not modify the independence requirements for our audit committee.

If at any time we cease to be a “controlled company” under Nasdaq corporate governance rules, our board will take all action necessary to comply with Nasdaq corporate governance rules, including as applicable appointing a majority of independent directors to the board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Clawback Policy

Our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement. For the year ended December 31, 2025, we have not sought any recoupment of incentive compensation of the Covered Executives.

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Compensation of Directors and Executive Officers

For the years ended December 31, 2024 and 2025, we paid an aggregate of approximately S$276,864 and S$485,147 (US$377,165), respectively, in cash to our directors and executive officers as a group.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, every director and officer, among others, for the time being and from time to time of the Company (but not including the Company’s auditors) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions (including as a result of any mistake of judgment).

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreements are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We have entered into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

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PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of the ordinary shares as of the date of this registration statement by:

●	each of our executive officers, directors and director nominees;

●	all of the executive officers, directors and director nominees of as a group; and

●	each person known to us who will beneficially own more than 5% of the ordinary shares.

We have adopted a dual-class share structure and our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to 100 votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The calculations in the table below are based on 920,625 Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares issued and outstanding prior to the completion of this offering and [  ] Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares outstanding immediately after the completion of this offering, assuming that the underwriters do not exercise their option to purchase additional Class A Ordinary Shares and no exercise of the Representative’s Warrants.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

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	Ordinary Shares Beneficially Owned Before This Offering				Ordinary Shares Beneficially Owned Immediately After This Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***
Directors and Executive Officers*:
Mr. Quek (1)	-	-	14.6	21.0	-	-	[ ]	[ ]
Mr. Chan	-	-	-	-	-	-	-	-
Mr. Teo(2)	-	-	27.1	39.3	-	-	[ ]	[ ]
Mr. Lee(3)	-	-	24.0	34.7	-	-	[ ]	[ ]
Mr. Koh	-	-	-	-	-	-	-	-
Mr. Ng	-	-	-	-	-	-	-	-
Ms. Raina	-	-	-	-	-	-	-	-
All directors and executive officers as a group	-	-	65.7	95.0	-	-	[ ]	[ ]

Principal Shareholder:
Cuprina Holding Pte. Ltd.(5)	-	1,760,625	65.7	95.0	-	1,760,625	[ ]	[ ]

Notes:

*	Except as otherwise indicated below, the business address of our director and executive officers is c/o Blk 1090 Lower Delta Road #06-08 Singapore 169201.

**	For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding. The total number of ordinary shares outstanding as of the date of this prospectus is 2,681,250. The total number of ordinary shares outstanding after the completion of this offering will be [ ], including [ ] Class A Ordinary Shares to be sold by us in this offering, assuming that the underwriters do not exercise their option to purchase additional [ ] Class A Ordinary Shares and no exercise of the Representative’s Warrants.

***	For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. Each holder of Class B Ordinary Shares is entitled to 100 votes per share, subject to certain conditions, and each holder of our Class A Ordinary Shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis.

(1)	Mr. Quek owns 22.2% of Cuprina Holding Pte. Ltd. As such, Mr. Quek is deemed to beneficially own [ ]% of our Company through Cuprina Holding Pte. Ltd post offering.

(2)	Mr. Teo owns 41.3% of Cuprina Holding Pte. Ltd. As such, Mr. Teo Peng Kwang is deemed to beneficially own [ ]% of our Company through Cuprina Holding Pte. Ltd post offering.

(3)	Mr. Lee owns 36.5% of Cuprina Holding Pte. Ltd. As such, Mr. Jimmy Lee Peng Siew is deemed to beneficially own [ ]% of our Company through Cuprina Holding Pte. Ltd.

(4)	Cuprina Holding Pte. Ltd. owns 1,760,625 Class B Ordinary Shares directly of the outstanding shares of our Company.

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RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” for a description of the employment agreements and indemnification agreements we have entered into with our senior executive officers.

Securities Issuances

See “Description of Share Capital — History of Securities Issuances” for a description of our securities issuances in the past three years.

Other Related Party Transactions

In addition to the employment agreements, indemnification agreements and the securities issuances, we describe below the related party transactions of our Company that occurred during the years ended December 31, 2024 and 2025 and subsequent periods.

Amount due from related parties by our Company

Name of related		Nature of	As of December 31,
parties	Relationship	transactions	2023	2024	2025	2025
			S$	S$	S$	US$
Cuprina Pollination Pte. Ltd.(5)	A related party of the Company	For working capital purposes	96,971	14,521	115,237	89,588
Pestoniks Innovations Pte. Ltd.(5)	A related party of the Company	For working capital purposes	61,170	61,170	61,170	47,555
Cuprina MENA Co., Ltd.	An affiliate of the Company	For working capital purposes	-	14,469	58,925	45,809
Bryan Teo Yingjie(1)	Shareholder	Shares subscription in Cuprina Holdings (BVI) Limited	605	605	-	-
Rachel Lee Lin(2)	Shareholder	Shares subscription in Cuprina Holdings (BVI) Limited	605	605	-	-
Dorea Quek En Qi(3)	Shareholder	Shares subscription in Cuprina Holdings (BVI) Limited	605	605	-	-
De Guzman Caroline Francesca Lee Ling(4)	Shareholder	Shares subscription in Cuprina Holdings (BVI) Limited	605	605	-	-
iCapital Holdings (SG) Pte. Ltd.	Shareholder	Shares subscription in Cuprina Holdings (BVI) Limited	505	505	-	-
Jimmy Lee Peng Siew	A beneficial owner of the Company	For payment made on behalf	-	-	2,400	1,866

Note:

(1) Mr. Bryan Teo Yingjie is one of our employees and the son of one of our directors and principal shareholders, Mr. Teo.

(2) Ms. Rachel Lee Lin is one of our employees and the daughter of one of our directors and principal shareholders, Mr. Lee.

(3) Ms. Dorea Quek En Qi is one of our ex-employees and the sister of the chief executive officer and one of our directors and principal shareholders, Mr. Quek.

(4) Ms. De Guzman Caroline Francesca Lee Ling and iCapital Holdings (SG) Pte. Ltd. ceased to be the related parties of the Company as of December 31, 2025, following their disposal of the shareholding in the Company, respectively, during the year.

(5) Principal shareholders of these entities are also the principal shareholders of the Company.

The amounts due from the related parties listed above are interest free, unsecured, and due on demand without an agreement.

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Amount due to related parties by our Company

Name of related		Nature of	As of December 31,
parties	Relationship	transactions	2023	2024	2025	2025
			S$	S$	S$	US$
Cuprina Holding Pte. Ltd.	Shareholder	For working capital purposes	2,931,765	2,931,765	2,930,516	2,278,252
Jimmy Lee Peng Siew	A beneficial owner of the Company	For working capital purposes	986,860	1,451,629	-	-
David Quek Yong Qi	A beneficial owner of the Company	For working capital purposes	18,596	237,618	-	-
Bryan Teo Yingjie	Shareholder	For working capital purposes	7,997	105,979	-	-
Rachel Lee Lin	Shareholder	For working capital purposes	10,476	67,654	-	-
Cuprina Farm Sdn. Bhd(1)	A related party of the Company	Over-settlement for the receivable balance due from Cuprina Farm Sdn. Bhd.	4,134	4,134	4,134	3,214
Cuprina MENA Co., Ltd	An affiliate of the Company	Outstanding share subscription in Cuprina MENA Co., Ltd and outstanding sharing of working capital	25,898	-	-	-
Dorea Quek En Qi	Shareholder	For working capital purposes	-	6,395	-	-
Teo Peng Kwang	A beneficial owner of the Company	For working capital purposes	-	620,822	-	-
Ng Bee Poh	An immediate family member of a beneficial owner of the Company	For working capital purposes	-	200,000	-	-

Note:

(1) Principal shareholders of this entity are also the principal shareholders of the Company.

The amounts due to the related parties listed above are interest free, unsecured, and due on demand without an agreement.

Policies and Procedures for Related Party Transactions

Our board of directors created an audit committee in connection with our initial public offering which will be tasked with review and approval of all related party transactions.

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DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 22, 2023, and our affairs are governed by our memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands (which we will refer to as the “Companies Act” under this section) and the common law of the Cayman Islands.

As of the date hereof, our authorized share capital is US$100,000 divided into 12,500,000 shares of nominal or par value of US$0.008 each, comprising of (i) 6,250,000 Class A Ordinary Shares of nominal or par value of US$0.008 each, (ii) 6,250,000 Class B Ordinary Shares of nominal or par value of US$0.008 each. We will issue Class A Ordinary Shares in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A Ordinary Shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that will become effective upon the closing of this offering.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to 100 votes on all matters subject to vote at our general meetings. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefore. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one vote and each Class B Ordinary Share shall be entitled to 100 votes on all matters subject to the vote at general meetings of our Company. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the voting rights (on a one vote per share basis) in the share capital of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of ordinary shares. Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary shares are to be transferred does not exceed four;

●	the ordinary shares transferred are free of any lien in favor of the Company; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

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The registration of transfers may, after compliance with any notice required of Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board or by special resolution of our shareholders. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our memorandum and articles of association authorize our board to issue additional ordinary shares from time to time as our board shall determine, to the extent out of available authorized but unissued ordinary shares.

Our memorandum and articles of association also authorize our board to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights, voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board may issue preferred shares without action by our shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

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Inspection of Books and Records. Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary shares

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the Cayman Islands. The corporate statutes of the State of Delaware and the Cayman Islands are similar, and the flexibility available under Cayman Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

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In addition, we are exempt from certain corporate governance requirements of the Nasdaq by virtue of being a foreign private issuer. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including: (i) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq; (ii) have regularly scheduled executive sessions with only independent directors; or (iii) seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or principal shareholders and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by our board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

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Sale of Assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the company. Under Cayman Islands law, generally speaking, shareholder approval is not required for the disposal of assets of an exempted company.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of our board of directors providing for the issue of the stock. As permitted by Cayman Islands law and our memorandum and articles of association, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Compulsory Acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Independent Directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association will not provide for cumulative voting.

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Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Removal of directors is governed by the terms our memorandum and articles of association under the laws of the Cayman Islands.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

Conflicts of Interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to our director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

Under our memorandum and articles of association, a director who is in any way interested in a contract or transaction with the Company is required to declare the nature of his interest at a meeting of the directors. An interested director is permitted to vote in respect of any contract or transaction in which he or she may be interested and may also be counted in the quorum present at the meeting, save that an interested director may not vote on any resolution concerning his or her own appointment to office or place of profit under the Company or the terms thereof.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

Cayman Islands law has no comparable provision. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on our directors of the corporation.

Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

Under the Cayman Islands laws, in order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time, or the Regulations. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

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For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data protection (privacy notice) — Cayman Islands

Under the Cayman Islands laws, the privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto, or the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

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Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Representative’s Warrants

We have agreed to issue R. F. Lafferty & Co., Inc. warrants to purchase a number of Class A Ordinary Shares equal to 4.0% of the total number of Class A Ordinary Shares sold in this offering as additional consideration for its services. The Representative’s Warrants will have an exercise price equal to 110% of the public offering price of Class A Ordinary Shares sold in this offering and will be exercisable beginning six months following the commencement of sales of the public securities in this offering and for a period of four-and-a-half years thereafter, and will contain customary “cashless” exercise and registration rights provisions. The Representative’s Warrants shall not be exercisable for a period of 180 days following the commencement of sales of the securities in this offering pursuant to FINRA Rule 5110(e)(1). The Representative’s Warrants and the Class A Ordinary Shares underlying the Representative’s Warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC. See “Underwriting — Representative’s Warrants.”

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SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “CUPR” and commenced trading on April 10, 2025, in connection with our initial public offering. We cannot assure you that an active trading market for our Class A Ordinary Shares will be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public market following this offering or perception that such future sales may occur could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.

Upon the closing of this offering, we will have [  ] outstanding ordinary shares, comprised of [  ] Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares. All of the Class A Ordinary Shares sold in this offering and the Class A Ordinary Shares they represent will be freely transferable without restriction or further registration under the Securities Act, except for any Class A Ordinary Shares purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All outstanding Ordinary Shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold on the Nasdaq only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted Ordinary Shares may also be sold outside of the United States in accordance with Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Lock-Up Agreement

We, our directors, executive officers and holders of 4% or more of our ordinary shares or securities convertible into or exercisable for ordinary shares prior to this offering have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months after the date of this prospectus, without the prior written consent of R. F. Lafferty & Co., Inc.

The restrictions described in the preceding paragraphs will be automatically extended under certain circumstances. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Class A Ordinary Shares may dispose of significant numbers of the Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Class A Ordinary Shares, or the availability of the Class A Ordinary Shares for future sale, will have on the trading price of the Class A Ordinary Shares from time to time. Sales of substantial amounts of the Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Class A Ordinary Shares.

Rule 144

Non-affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person who (i) is not an affiliate at the time of sale and has not been an affiliates for purposes of the Securities Act at any time during the three months preceding the proposed sale under Rule 144, and (ii) has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior non-affiliate owner, is entitled to sell such shares without complying with the manner of sale, limitation on amount or notice provisions of Rule 144, subject to compliance with the public information requirement of Rule 144(c). In addition, if such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior non-affiliate owner, then such person is entitled to sell such shares freely without complying with any requirement of Rule 144.

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Affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any of our affiliates who owns shares that were acquired from us or an affiliate of us for at least six months (if subject to compliance with the public information requirement of Rule 144(c)) or one year (in any other case) prior to the proposed sale is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares then outstanding; or

●	the greater of 1% or the average weekly trading volume of our Class A Ordinary Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

In addition, sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are subject to certain manner of sale and notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased Class A Ordinary Shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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TAXATION

The following summary of material Cayman Islands, Singapore and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary, such as the tax consequences under state, local, and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 27 September 2023.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation

Dividend Distributions

One Tier Corporate Taxation System

Effective from January 1, 2008, Singapore tax resident companies can issue one-tier tax exempt dividends. This means shareholders will not be taxed on this dividend income. However, dividends received from shares in co-operatives are taxable.

Withholding Taxes

Singapore currently does not impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax

The Goods and Services Tax, or GST, in Singapore is a broad-based consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at the prevailing rate of 9%. Certain supplies are exempt from GST. Broadly, these include the provision of certain financial services, and the sale and lease of residential properties. The provision of international services and the export of goods are generally zero-rated (i.e. subject to GST at a rate of 0%).

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Corporate Tax

A company is regarded as tax resident in Singapore if the control and management of its business is exercised in Singapore.

Corporate taxpayers (whether Singapore tax resident or non-Singapore tax resident) are subject to Singapore income tax on income accruing in or derived from Singapore and, subject to certain exceptions, on foreign-sourced income received or deemed to be received in Singapore (unless specified conditions for exemption are satisfied).

In this regard, foreign-sourced income in the form of dividends, branch profits and service fee income received or deemed to be received in Singapore by a Singapore tax resident corporate taxpayer on or after June 1, 2003 is exempt from tax if certain prescribed conditions are met, including the following:

(a)	such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received; and

(b)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%.

Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore with respect to such conditions.

Non-resident corporate taxpayers, with certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign-sourced income received or deemed to be received in Singapore.

The corporate tax rate in Singapore is currently 17%. In addition, there is partial tax exemption for normal chargeable income of up to S$200,000 as follows: (a) for every dollar of the first S$10,000 of a company’s annual normal chargeable income, only 25% is chargeable with tax; and (b) for every dollar of the next S$190,000 of chargeable income, only 50% is chargeable with tax. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing corporate tax rate.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of up to the first S$100,000 of a company’s annual normal chargeable income, and one-half of up to the next S$100,000, a year for each of the company’s first three consecutive years of assessment, or YA from YA 2020 onwards. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate.

Material United States Federal Income Tax Considerations

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we plan to list our Class A Ordinary Shares on the NYSE, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We are offering the Class A Ordinary Shares described in this prospectus through the underwriters listed below. R.F. Lafferty & Co., Inc, or the representative, is acting as representative of the underwriters and book-running manager. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table.

Underwriter	Number of Class A Ordinary Shares
R.F. Lafferty & Co., Inc.

Total	[ ]

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Class A Ordinary Shares being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any shares pursuant to the underwriting agreement. The underwriters are not obligated to purchase the shares covered by the underwriter’s over-allotment option as described below.

The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. We have been advised by the representative that the underwriters intend to make a market in the Class A Ordinary Shares but that they are not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the closing date of this offering, to purchase up to [  ] additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in this offering) at a price per share equal to the public offering price, less the underwriting discount. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional Class A Ordinary Shares are purchased pursuant to the over-allotment option, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other securities are being offered hereby.

Underwriting Commissions and Discounts; Expenses

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	US$	US$	US$
Underwriting discounts and commissions (7%)	US$	US$	US$
Proceeds to us, before other expenses	US$	US$	US$

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We have agreed to reimburse the representative for reasonable out-of-pocket expenses incurred by it in connection with this offering in an amount of up to US$75,000, or US$25,000 in the event that this offering is not completed. The out-of-pocket expenses include, but are not limited to: (i) road show expenses, (ii) fees and expenses of the representative’s legal counsel, (iii) the cost of background check on our officers and directors and (iv) due diligence expenses. We have agreed to pay an expense advance of US$25,000 to the representative. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, we also agreed to pay the representative 1.0% of the gross proceeds of this offering for non-accountable expenses.

We estimate that our total expenses of this offering, exclusive of the underwriting discounts and commissions and the non-accountable expense allowance, will be approximately US$240,000.

The underwriters propose to offer our Class A Ordinary Shares being offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Class A Ordinary Shares to other securities dealers at such price less a concession of US$[    ] per share. After the initial offering, the public offering price and concession to dealers may be changed.

Representative’s Warrants

In addition, we have agreed to issue warrants to the representative or its designees to purchase a number of Class A Ordinary Shares equal to 4.0% of the total number of Class A Ordinary Shares sold in this offering (including any Class A Ordinary Shares sold in the offering to cover over-allotments) at an exercise price equal to 110% of the offering price of the Class A Ordinary Shares sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities in this offering. The warrants are not redeemable by us. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the commencement of sales in this offering. The warrants and the Class A Ordinary Shares underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC, subject to the FINRA 180-day lock-up period.

The warrants will provide for cashless exercise, registration rights (including a one-time demand registration right and unlimited piggyback rights for a period of five years from the commencement of sales in this offering) and customary anti-dilution provisions (for stock dividends, splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganization, mergers and similar events).

Right of First Refusal

We have agreed to grant the representative a right of first refusal to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings, except for certain permitted offerings, for a period of twelve (12) months from the closing of this offering. Such right of first refusal is subject to FINRA Rule 5110(g)(5), which grants us a right of termination for cause, which includes that we may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

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Tail Financing

If within twelve (12) months from the closing of this offering, we complete a public or private offering of our securities with investors that were introduced to us by the representative, then we shall pay the representative a tail fee equal seven and one-half percent (7.5%) of the proceeds of such offering as well as warrants to purchase a number of Class A Ordinary Shares equal to four percent (4.0%) of the aggregate number of Class A Ordinary Shares sold in such offering at an exercise price equal to 110% of such offering price. The above right is also subject to FINRA Rule 5110(g)(5), which grants us a right of termination for cause, which includes that we may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required in the engagement letter.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we will not, without the prior written consent of the representative, for a period of six (6) months after the completion of this offering (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for common stock.

In addition, for a period of six (6) months after completion of this offering, our directors, executive officers, and any holders of 4% or more of the outstanding Class A Ordinary Shares (on a fully diluted basis) as of the effective date of the registration statement of which this prospectus is a part have agreed, without the prior written consent of the representative, subject to limited exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Pricing of this Offering

Our Class A Ordinary Shares is currently quoted on the Nasdaq Capital Market under the symbol “CUPR”.

The public offering price for the Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Class A Ordinary Shares sold in the public offering. The values of such Class A Ordinary Shares are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our shares will develop and continue after this offering.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of Class A Ordinary Shares during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of Class A Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of common stock, which involve the sale by the underwriters of a greater number of Class A Ordinary Shares than they are required to purchase in this offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of Class A Ordinary Shares or preventing or retarding a decline in the market price of our shares of common stock. As a result of these activities, the price of our Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

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Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except for the services provided in connection with this offering and or as otherwise described herein, the representative has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Maxim is not required to comply with the disclosure requirements of NI 33-105 regarding its conflicts of interest (if any) in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each of which is referred to as a Relevant Member State) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Maxim for any such offer; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or Maxim of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. The representative has represented and agreed that:

●	It has communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or the SFO, and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

169

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discount and the non-accountable expense allowance that we expect to incur in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission registration fee	US$	1,300
Financial Industry Regulatory Authority, Inc. filing fee	US$	[ ]
Printing and engraving expenses	US$	5,000
Legal fees and expenses	US$	85,000
Accounting fees and expenses	US$	55,000
Miscellaneous expenses	US$	85,000
Total	US$	240,000

These expenses will be borne by us, except for underwriting discounts and commissions and the non-accountable expense allowance, which will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering by us, respectively.

170

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities.

The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP.

Certain legal matters of Singapore law in connection with this offering will be passed upon for us by Lee & Lee.

The underwriters have been represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of as of and for the year ended December 31, 2024 included in the Registration Statement have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY, 10017.

The consolidated financial statements of as of and for the year ended December 31, 2025 included in the Registration Statement have been audited by J&S Associate PLT, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The office of J&S Associate PLT is located at B-11-14, Megan Avenue II, 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 8-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our Annual Report on Form 20-F and Amendment No. 1 to Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 27, 2026 and July 1, 2026, respectively;

●	our Current Report on Form 6-K filed with the SEC on April 11, 2025, May 5, 2025, May 8, 2025, May 8, 2025, June 4, 2025, June 30, 2025, July 1, 2025, July 21, 2025, September 9, 2025, October 15, 2025, November 18, 2025, November 28, 2025, December 9, 2025, March 11, 2026, April 21, 2026, April 28, 2026, May 14, 2026, June 12, 2026 and June 15, 2026; and

●	the description of the securities contained in our registration statement on Form 8-A filed on April 9, 2025 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;
●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus;

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Cuprina Holdings (Cayman) Limited

c/o Blk 1090

Lower Delta Road #06-08

Singapore 169201

Attention: Mr. David Quek Yong Qi

Telephone Number: +65 8512 7275

We maintain a website at https://www.cuprina.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

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CUPRINA HOLDINGS (CAYMAN) LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Cuprina Holdings (Cayman) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cuprina Holdings (Cayman) Limited and its subsidiaries (the “Company”) as of December 31, 2024, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Cuprina Holdings (Cayman) Limited as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Cuprina Holdings (Cayman) Limited in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Cuprina Holdings (Cayman) Limited is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We served as Cuprina Holdings (Cayman) Limited’s auditor from 2023 to 2025.

Los Angeles, California

May 14, 2025, except for Notes 1, 9, 14 and 17, as to which the date is June 5, 2026

F-2

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II, 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: (+60) 3 4813 9469 Email: info@jns-associate.com Website: jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders of Cuprina Holdings (Cayman) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cuprina Holdings (Cayman) Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2025, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025, and the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Cuprina Holdings (Cayman) Limited as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ J&S Associate PLT

Certified Public Accountants

Firm ID: 6743

We have served as Cuprina Holdings (Cayman) Limited’s auditor since 2025.

Kuala Lumpur, Malaysia

April 27, 2026, except for Notes 1, 9, 14 and 17, as to which the date is June 5, 2026

F-3

CUPRINA HOLDINGS (CAYMAN) LIMITED

AUDITED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2025	2025
	S$	S$	US$
ASSETS
Current assets
Cash and cash equivalents	116,472	3,117,682	2,423,760
Accounts receivable, net	26,389	18,218	14,163
Deferred costs	1,272,202	-	-
Amount due from related parties	93,085	237,732	184,818
Other assets	146,152	3,957,542	3,076,687
Inventories	1,730	-	-
Total current assets	1,656,030	7,331,174	5,699,428

Noncurrent assets
Property and equipment, net	58,065	77,525	60,270
Right-of-use assets	30,940	316,725	246,229
Other assets	-	779,173	605,748
Investments at equity	-	-	-
Total noncurrent assets	89,005	1,173,423	912,247

TOTAL ASSETS	1,745,035	8,504,597	6,611,675

LIABILITIES
Current liabilities
Accounts payable, net	-	1,177	915
Accruals and other payables	323,971	30,626	23,809
Amount due to related parties	5,625,996	2,934,650	2,281,466
Bank loans, current	55,250	38,728	30,108
Lease liabilities, current	35,812	110,233	85,698
Total current liabilities	6,041,029	3,115,414	2,421,996

Noncurrent liabilities
Bank loans, non-current	163,728	126,201	98,112
Lease liabilities, non-current	-	207,557	161,359
Total noncurrent liabilities	163,728	333,758	259,471

TOTAL LIABILITIES	6,204,757	3,449,172	2,681,467

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, Class A, US$0.008 par value, 3,125,000 shares authorized, 489,375, and 920,625 issued and outstanding at December 31, 2024 and 2025, respectively*	5,264	9,666	7,365
Ordinary shares, Class B, US$0.008 par value, 3,125,000 shares authorized, 1,760,625 issued and outstanding at December 31, 2024 and 2025*	18,939	18,939	14,724
Additional paid in capital	78,722	13,912,778	10,816,122
Accumulated deficit	(4,561,053)	(9,234,500)	(7,179,118)
Accumulated other comprehensive (loss)/ income	(1,594)	348,542	271,115
Total shareholders’ equity (deficit)	(4,459,722)	5,055,425	3,930,208
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	1,745,035	8,504,597	6,611,675

*	Retroactively restated to give effect to a share consolidation at a ratio of 1:8 ordinary shares effective on May 27, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CUPRINA HOLDINGS (CAYMAN) LIMITED

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$

Revenue	100,773	48,321	49,894	38,789
Cost of revenues	(64,168)	(51,345)	(50,539)	(39,290)

Gross profit / (loss)	36,605	(3,024)	(645)	(501)

Operating expenses:
Selling, general and administrative expenses	(937,200)	(1,400,873)	(4,602,300)	(3,577,937)
Research and development costs	(167,734)	(241,362)	(226,884)	(176,385)
Total operating expenses	(1,104,934)	(1,642,235)	(4,829,184)	(3,754,322)

Loss from operations	(1,068,329)	(1,645,259)	(4,829,829)	(3,754,823)

Other (expense)/ income:
Other income	39,149	173,865	234,455	182,271
Interest expense	(56,587)	(37,210)	(14,724)	(11,447)
Total other (expense)/ income, net	(17,438)	136,655	219,731	170,824

Loss before tax expense	(1,085,767)	(1,508,604)	(4,610,098)	(3,583,999)

Income tax expense	-	-	-	-

Loss before equity in net earnings of affiliates	(1,085,767)	(1,508,604)	(4,610,098)	(3,583,999)

Equity in net earnings of affiliates	(33,788)	(51,931)	(63,349)	(49,249)

Net loss	(1,119,555)	(1,560,535)	(4,673,447)	(3,633,248)

Other comprehensive income/ (loss):
Foreign currency translation, net of income tax	570	(1,903)	350,136	272,204
Total comprehensive loss	(1,118,985)	(1,562,438)	(4,323,311)	(3,361,044)

Loss per share attributable to weighted average number of outstanding ordinary shares*
Basic and diluted	(0.50)	(0.69)	(1.83)	(1.42)

Weighted average number of outstanding ordinary shares*
Basic and diluted	2,250,000	2,250,000	2,558,938	2,558,938

*	Retroactively restated to give effect to a share consolidation at a ratio of 1:8 ordinary shares effective on May 27, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CUPRINA HOLDINGS (CAYMAN) LIMITED
AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Ordinary shares, Class A		Ordinary shares, Class B		Additional		Accumulated other comprehensive	Total shareholders’
	Shares Outstanding*	Par value	Shares Outstanding*	Par value	paid-in capital	Accumulated deficit	(loss)/ income	equity (deficit)
		S$		S$	S$	S$	S$	S$
Balance as of January 1, 2023	489,375	5,264	3,125,000	18,939	78,722	(1,880,963)	(261)	(1,778,299)
Net loss	-	-	-	-	-	(1,119,555)	-	(1,119,555)
Foreign currency translation	-	-	-	-	-	-	570	570
Balance as of December 31, 2023	489,375	5,264	3,125,000	18,939	78,722	(3,000,518)	309	(2,987,284)
Net loss	-	-	-	-	-	(1,560,535)	-	(1,560,535)
Foreign currency translation	-	-	-	-	-	-	(1,903)	(1,903)
Balance as of December 31, 2024	489,375	5,264	3,125,000	18,939	78,722	(4,561,053)	(1,594)	(4,459,722)
Issuance of ordinary shares	431,250	4,402	-	-	13,834,056	-	-	13,838,458
Net loss	-	-	-	-	-	(4,673,447)	-	(4,673,447)
Foreign currency translation	-	-	-	-	-	-	350,136	350,136
Balance as of December 31, 2025	920,625	9,666	3,125,000	18,939	13,912,778	(9,234,500)	348,542	5,055,425

		US$		US$	US$	US$	US$	US$
Balance as of December 31, 2025	920,625	7,365	3,125,000	14,724	10,816,122	(7,179,118)	271,115	3,930,208

*	Retroactively restated to give effect to a share consolidation at a ratio of 1:8 ordinary shares effective on May 27, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CUPRINA HOLDINGS (CAYMAN) LIMITED
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,119,555)	(1,560,535)	(4,673,447)	(3,633,248)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,059	42,185	36,523	28,394
Current expected credit loss on account receivables	28,409	-	-	-
Write-off on property and equipment	-	-	2,246	1,746
Write-off on inventories	-	5,935	1,730	1,345
Lease related expenses	106	(2,112)	(3,807)	(2,960)
Foreign exchange loss/ (income)	2,484	(1,741)	141,213	109,782
Equity in net earnings of affiliates	33,788	51,931	63,349	49,249
Change in operating assets and liabilities:
Account receivables	(37,511)	24,430	8,151	6,337
Contract assets	2,488	-	-	-
Other assets and deferred costs	(32,122)	10,639	(4,457,200)	(3,465,133)
Inventories	(1,164)	-	-	-
Accounts payable	-	-	(1,177)	-
Accruals and other payables	(45,863)	123,562	(290,994)	(227,140)
Advance to related parties, net	238,900	69,725	39,465	30,681
Net cash used in operating activities	(894,981)	(1,235,981)	(9,133,948)	(7,100,947)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(67,977)	(21,884)	(58,229)	(45,268)
Net cash used in investing activities	(67,977)	(21,884)	(58,229)	(45,268)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares	-	-	17,606,040	13,687,351
Payments for deferred stock issuance cost	(647,796)	(423,787)	(2,628,743)	(2,043,647)
Proceeds from bank loans	-	200,000	-	-
Repayments of bank loans	(20,574)	(23,572)	(54,049)	(42,019)
Advance from/ (repayment to) related parties, net	1,101,445	1,588,336	(2,691,506)	(2,092,440)
Net cash provided by financing activities	433,075	1,340,977	12,231,742	9,509,245

Net change in cash and cash equivalents	(529,883)	83,112	3,039,565	2,363,030

Foreign currency translation	570	(1,903)	(38,355)	(29,818)
Cash and cash equivalents - beginning of year	564,576	35,263	116,472	90,548
Cash and cash equivalents - end of year	35,263	116,472	3,117,682	2,423,760

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	727	221	70,584	54,874

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Unpaid deferred offering costs	242,287	-	-	-

The accompanying notes form an integral part of these consolidated financial statements.

F-7

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	Organization and business overview

Cuprina Holdings (Cayman) Limited is an exempted company incorporated on September 22, 2023 under the laws of the Cayman Islands. The Company, through its subsidiaries, manufactures, supplies and sells medical devices (i.e. primarily Maggot Debridement Therapy (“MDT”)), to manage and accelerate healing and closure of chronic wounds. The products are composed of nature-based bioactive, in the form of advanced wound dressings, derived from sustainable sources. These products have applications in the medical, cosmeceutical and nutraceutical industries and currently sold directly in Singapore and Hong Kong. The Company and its subsidiaries are collectively referred to as the “Company”. The Company is headquartered in Singapore.

Reorganization of the Company’s legal structure (the “Reorganization”)

The Company began business operations on August 28, 2019 when Cuprina Pte. Ltd. was incorporated in Singapore. As part of the Reorganization for the purpose of the listing, Cuprina Holdings (BVI) Limited was incorporated in the British Virgin Islands on October 3, 2023.

The Reorganization was completed in January 2024. The Reorganization involved the transfer of 100% of the equity interests in Cuprina Pte. Ltd. from its original shareholder, Cuprina Holding Pte. Ltd. to Cuprina Holdings (BVI) Limited. Subsequently, 100% of the equity interests in Cuprina Holdings (BVI) Limited were transferred to the Company, Cuprina Holdings (Cayman) Limited. Consequently, Cuprina Holdings (Cayman) Limited became the holding company of all the entities mentioned above and resulted in a change in the reporting entity from Cuprina Pte. Ltd. to Cuprina Holdings (Cayman) Limited.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder of Cuprina Holding Pte. Ltd. controlled all these entities before and after the Reorganization. Cuprina Holding Pte. Ltd. owned 100.00% equity interest in all these entities before the Reorganization and 78.25% equity interest in all these entities through Cuprina Holdings (Cayman) Limited after the Reorganization.

In a transaction that is considered to be a transfer of net assets or exchange of equity interest between entities under common control, the receiving entity reflects the transfer as a change in the reporting entity on a retrospective basis. ASC 805-50-30-5 applies to transfers of net assets or exchange of equity interest between entities under common control and requires the receiving entity to reflect the transfer in a manner similar to a pooling of interests. A pooling of interests was the method of accounting for the reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions (transfer of net assets or exchange of equity interest) had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. The assets and liabilities and results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra-entity transactions.

F-8

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements of the Company include the following entities:

Name	Date of incorporation	Percentage of direct or indirect interests	Place of incorporation	Principal activities
Cuprina Holdings (Cayman) Limited	September 22, 2023	100%	Cayman Islands	Holding business

Cuprina Holdings (BVI) Limited	October 3, 2023	100%	British Virgin Islands	Holding business

Cuprina Pte. Ltd.	August 28, 2019	100%	Singapore	Manufacture, distribution, and supply of medical devices

Cuprina United States Inc.	April 6, 2022	100%	United States	Holding business

Cuprina Malaysia Sdn. Bhd.	March 29, 2022	100%	Malaysia	Manufacture, distribution, and supply of medical devices

Cuprina (Beijing) Biotechnology Co., Ltd.	July 26, 2022	100%	China	Manufacture, distribution, and supply of medical devices

Cuprina Hong Kong Limited	May 17, 2022	100%	Hong Kong	Manufacture, distribution, and supply of medical devices

On April 11, 2025, the Company has completed the Initial Public Offering (“IPO”) of 375,000 Class A Ordinary Shares on Nasdaq Capital Market, at a public offering price of US$32.00 per share, and give rise to total gross proceeds of US$12.0 million. The Ordinary Shares were previously approved for listing on Nasdaq Capital Market on April 9, 2025 and commenced trading under the ticker symbol “CUPR” on April 10, 2025.

On May 8, 2025, the Company has closed the sale of an additional 56,250 Class A Ordinary Shares of the Company, pursuant to the full exercise of the underwriter’s over-allotment option granted in connection with the Company’s IPO, at the IPO price of US$32.00 per share.

On May 14, 2026, shareholders’ resolutions were passed to authorize a share consolidation of the Company’s issued and authorized Class A and Class B ordinary shares on 8-for-1 basis, with a corresponding increase in par value from US$0.001 to US$0.008 per share, and the rounding of fractional shares (“Share Consolidation”). The Company effected the Share Consolidation on May 27, 2026, and the Company’s Ordinary Shares began trading on a post-consolidation basis on the same date.

F-9

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements and have been consistently applied in the preparation of the financial statements. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries. All inter-company balances, investment and capital, if any, have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, useful lives and impairment of long-lived assets, allowance for expected credit losses against financial assets, write-down of inventories, allowance for deferred tax assets, and accounting of operating lease right-of-use assets. Actual results may differ from these estimates.

Cash Flows Reporting

We follow ASC 230, Statements of Cash Flows, for cash flows reporting, and classify cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. We use the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income (loss) to reconcile it to net cash flow from operating activities by removing the effects of all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and all items that are included in net (loss) income that do not affect operating cash receipts and payments.

F-10

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

Cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use.

Accounts receivable, net

Accounts receivable mainly represent amounts due from customers that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses and specific customer credit allowances. The Company maintains an allowance for estimated credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. The Company writes off the receivable when it is determined to be uncollectible.

Other assets

Other assets, net, primarily consists of deposits, prepayments made to vendors or services providers for future services that have not been provided, and other receivables from third parties. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2024 and 2025, management believes that the Company’s other current assets are not impaired.

Inventory

Inventories are measured at the lower of cost or net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories and other costs incurred in bringing them to their existing location and condition. If inventories are damaged or obsolete, its cost are written down to net realizable value.

Deferred costs

Pursuant to ASC 340-10-25-2, deferred costs attributable to preproduction costs related to long-term supply arrangements shall be capitalized.

Deferred offering cost

In addition, pursuant to ASC 340-10-S99-1, offering costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal and consulting fees related to the registration statement, and the expenses related to the SEC filing and printing.

As of December 31, 2025, the Company has completed its IPO, and the related deferred stock issuance cost have been charged against the gross proceeds of the offering as a reduction of additional paid-in capital.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if applicable. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Property and equipment	Capitalize of lease term or expected useful life
Computers	3 years
Furniture and fittings	3 years
Renovation	3 - 5 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statement of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to expense as incurred, while additions renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-11

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Company recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the years ended December 31, 2024 and 2025, no impairment of long-lived assets was observed and recognized.

Investments at equity

Pursuant to ASC 323-30-25-1, the joint venture is accounted for using the equity method of accounting as the Company has the ability to exercise significant influence over operating and financial policies of the investee but does not have a controlling financial interest. Our judgment regarding the level of influence over an equity method investment includes considering key factors such as our ownership interest, representation on the board of directors, participation in policy making decisions and material intercompany transactions. Under this method of accounting, the Company records its proportionate share of the net earnings or losses of the equity method investee and a corresponding increase or decrease to the investment balance. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable.

As of December 31, 2024 and 2025, the investments at equity of the Company were S$nil and S$nil (US$nil), respectively. There is a general presumption that equity method should be suspended and losses should not be recognized in excess of the total investment (including any additional advances). It is important that investors continue to track unrecognized equity method losses to determine when to record subsequent period equity method earnings. However, an investor may record losses in excess of the carrying amount of the investment if the investor has guaranteed the investee’s obligations or has committed to provide further financial support to the investee, as described in ASC 323-10-35-20. The excess of loss over equity are recorded as current liability in the balance sheet.

The Company presents the net amount in the consolidated statement of financial position when, and only when, the Company currently has an enforceable right to set off the recognized amounts and it intends either to settle them on a net basis, or to realize the asset and settle the liability simultaneously.

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	- observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	- other inputs that are directly or indirectly observable in the marketplace.
Level 3	- unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, contract assets, inventories, accounts payable, amount due to related parties, and accruals and other payables approximate their fair values because of their generally short maturities.

F-12

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Company follows the revenue requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASC allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Revenues are generally recognized upon the transfer of control of promised products or services provided to our customers, reflecting the amount of consideration we expect to receive for those products or services.

The Company generates revenue from the following streams:

Sales of Maggot Debridement Therapy Product

The Company recognizes revenue from the respective hospitals after 36 hours from the delivery of the vials to the hospital for their treatment of respective patients, as the storage life of the vials are only 36 hours from the production and this is when the customer could direct the use of and obtain the benefits of their service. Maggot Debridement Therapy product is typically sold without a discount for early payment, rebates or rights of return.

Payment terms are generally 30 days from the date of invoice. The point of invoice is typically upon completion of the overall service and treatment, as at this point the Company is able to conclude whether the patient will be receiving (i) ala carte orders, (ii) one (1) week packages, or (iii) one (1) month packages, and invoice accordingly. The Company’s product sales contracts are primarily with customers, which is the hospital. The revenue occurs at a point in time, when the customer received the vials or maggots for their treatment to the respective patients. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation (if any) and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s performance obligations are satisfied after 36 hours from the delivery of maggots for the treatment of respective patients from the doctor.

Sales of Cosmeceutical Product

The Company provides sale of cosmeceutical product to its customers. Revenue from sale of cosmeceutical product is recognized when the Company satisfies a performance obligation at a point in time which generally coincides with delivery and acceptance of the goods sold. The customer would indicate the acceptance of the goods sold to them through acknowledgment on the delivery order. Cosmeceutical product is typically sold with a right of return and without discount for early payment and rebates. Accumulated experience is used to estimate and provide for such returns at the time of sale. There has been no event for return of goods since the launching of the product.

Principal versus agent considerations

The Company evaluates whether it is the principal or agent in revenue arrangements. The Company is considered the principal when it controls the specified goods or services before they are transferred to the customer. The Company recognize the revenue from the delivery of goods on the gross basis as the Company responsible for the fulfilment of the delivery, has full discretion in establishing prices and as well as inventory risks and therefore, the principal in the arrangement.

Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole, the Company has only two reportable segments, being the Maggot Debridement Therapy Product and Cosmeceutical Product.

F-13

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations and credit risk

The Company maintains cash with banks in Singapore (“SGN”) and United States of America (“USA”). Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In Singapore, a depositor has up to S$100,000 insured by Singapore Deposit Insurance Corporation (“SDIC”). In USA, a depositor has up to US$250,000 insured by Federal Deposit Insurance Corporation (“FDIC”).

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security. The Company periodically evaluates the creditworthiness of the existing clients in determining the allowance for current expected credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

As of December 31, 2024 and 2025, the Company’s assets were located in Singapore, Malaysia and United States of America, and the Company’s revenue was principally derived from the operation in Singapore.

For the year ended December 31, 2023, customer A, customer B, customer C, customer D, and customer E accounted for 22.0%, 18.1%, 17.0%, 13.4% and 10.7% of the Company’s total revenue and 25.1%, 22.8%, 7.9%, 6.5%, and 26.0% of the Company’s total accounts receivable as of December 31, 2023, respectively.

For the year ended December 31, 2024, customer A, customer B, customer C, customer E, and customer F accounted for 8.3%, 13.4%, 23.8%, 20.9% and 4.8% of the Company’s total revenue and 39.0%, 32.5%, 0.0%, 3.0% and 3.2% of the Company’s total accounts receivable as of December 31, 2024, respectively.

For the year ended December 31, 2025, customer D, customer E, customer F, customer G, and customer H accounted for 8.3%, 28.3%, 9.7%, 9.9% and 9.5% of the Company’s total revenue and 4.5%, 0.8%, 0.1%, 5.1% and 0.0% of the Company’s total accounts receivable as of December 31, 2025, respectively.

For the year ended December 31, 2023, vendor A, vendor B, vendor C, and vendor D accounted for 34.6%, 19.4%, 18.3%, and 9.9% of the Company’s total purchases, respectively. None of the vendors consisted more than 10% of accounts payable as of December 31, 2023.

For the year ended December 31, 2024, vendor A and vendor C accounted for 67.4% and 18.0% of the Company’s total purchases, respectively. None of the vendors consisted more than 10% of accounts payable as of December 31, 2024.

For the year ended December 31, 2025, vendor A, vendor C, vendor D and vendor E accounted for 22.3%, 22.6%, 7.8% and 22.1% of the Company’s total purchases and 0.0%, 0.0%, 0.0% and 100.0% of the Company’s total accounts payables as of December 31, 2025, respectively.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will be incurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Employee benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

i)	Defined contribution plan

Defined contribution plan are post-employment benefit plan under which the Company pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, and contractual basis. The Company has no further payment obligations once the contributions have been paid.

F-14

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and development

In connection with the design and development of products, the Company expenses all research costs as incurred, which primarily comprise internal and external costs related to execution of studies. For the year ended December 31, 2023, 2024 and 2025, research and development expenses were S$167,734, S$241,362 and S$226,884 (US$176,385), respectively.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The Company follows ASC 850 Related Party Disclosures for the identification of related parties and disclosure of related party transactions.

Foreign currency

The accompanying consolidated financial statements are presented in Singapore Dollars (“S$”), which is the functional and reporting currency of the Company. The functional currencies of the subsidiaries for the Company are United State Dollar, Malaysia Ringgit, Chinese Renminbi and Hong Kong Dollar.

Translations of the consolidated balance sheet, consolidated statement of operations and comprehensive loss, consolidated statement of changes in shareholders’ deficit and consolidated statement of cash flows from S$ into US$ as of and for the year ended December 31, 2025 are solely for the convenience of the reader and were calculated at the rate of US$0.7774 = S$1, as set forth in the statistical release of the Monetary Authority Singapore on December 31, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2025, or at any other rate.

Income taxes

The Company accounts for income taxes under FASB ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also provided for net operating loss carryforwards that can be utilized to offset future taxable income.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. A valuation allowance is established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes for the years ended December 31, 2023, 2024 and 2025. The Company does not expect that its assessment regarding uncertain tax positions will materially change over the next 12 months.

F-15

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Government grants

The Company accounts for government grants in accordance with ASC 832, Government Assistance. Government grants are recognized when it is probable that the Company will comply with the conditions attached to the grant and that the grant will be received. The Company’s grant is contingent upon the satisfaction of specified performance conditions and is received in stages upon approval by the granting authority; accordingly, no receivable or deferred income is recognized prior to meeting such conditions. The Company recognizes the grant as other income upon receipt, which coincides with the point at which all substantive conditions for the respective tranche have been satisfied. The Company evaluates the terms and conditions of the grant arrangement, including any repayment provisions, at each reporting date and presents grant income within other income in the consolidated statements of operations.

Leases

The Company adopted ASC 842 on January 1, 2019. The Company is a lessee of non-cancellable operating leases for its corporate office premises and production space. The Company determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date. The Company generally uses the base, non-cancellable lease term in calculating the right-of-use assets and liabilities.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2023, 2024 and 2025, the Company did not have any impairment loss against its operating lease right-of-use assets.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net earnings (loss) attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options, warrants and convertible debt were exercised or converted into ordinary shares. When the Company incurs a loss, diluted shares are not included, as their inclusion would have an anti-dilutive effect. The Company did not have any dilutive securities or debt for each of the years ended December 31, 2023, 2024 and 2025.

F-16

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company made the election to delay the adoption of new or revised accounting standards.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (Topic 280). The standard requires incremental disclosures related to reportable segments, including disaggregated expense information and the title and position of the company’s chief operating decision maker (“CODM”), as identified for purposes of segment determination. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt the changes to the segment reporting guidance on a retrospective basis. The Company adopted the ASU on January 1, 2024. The additional required disclosures did not have a material impact on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. The Company adopted the ASU on January 1, 2025. The additional required disclosures did not have a material impact on our consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. The Company adopted the ASU on January 1, 2025. The amendments did not have a material impact on our consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03 Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures. This ASU requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. ASU 2024-03 should be applied either prospectively to financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the financial statements. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provides a practical expedient that allows entities to measure expected credit losses on current accounts receivable and contract assets by assuming that current economic conditions will remain unchanged over the asset’s life. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and for interim periods within those fiscal years. ASU 2025-05 should be applied on a prospective basis. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU applies to monetary and tangible nonmonetary government grants but explicitly excludes from its scope intangible asset grants, exchange transactions, and other arrangements. Under the ASU, an entity recognizes the impact of a government grant when it is probable that both (i) the entity will comply with the conditions attached to the grant, and (ii) the grant will be received. Asset-related grants may be accounted for using either a cost accumulation approach or a deferred income approach. Income grants must be systematically recognized over the related expense periods. ASU 2025-10 is effective for public business entities for annual reporting periods beginning after Dec. 15, 2028, and interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after Dec. 15, 2029, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

F-17

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, to enhance the clarity and usability of interim reporting guidance. The amendments do not change the underlying objective or expand existing interim disclosure requirements; instead, they reorganize and clarify Topic 270 to improve consistency and navigability. The ASU confirms that Topic 270 applies to all entities that issue interim financial statements and notes in accordance with GAAP and introduces a more structured framework for determining which interim disclosures are required. Significantly, the standard creates a comprehensive list of GAAP-required interim disclosures within Topic 270 and incorporates a disclosure principle requiring entities to disclose events occurring after the latest fiscal year-end that have a material impact, aligning GAAP with prior SEC guidance. The amendments also clarify types of interim reporting, provide improved guidance on the form and content of interim financial statements (including when condensed statements may be used), and make extensive conforming edits throughout the codification to indicate when a disclosure is explicitly required in interim periods. The guidance is intended to reduce confusion, promote consistent application, and support more efficient navigation of interim requirements across topics. The amendments apply to public business entities for interim periods within fiscal years beginning after December 15, 2027. For all other entities, they are effective for interim periods within fiscal years beginning after December 15, 2028. Early adoption is permitted. Transition may be applied prospectively or retrospectively to any or all prior periods presented. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, as part of its ongoing effort to make targeted technical corrections and clarifications to the Accounting Standards Codification (ASC). The update addresses 33 issues across a broad range of topics and is intended to clarify guidance, correct errors, and reduce unintended diversity in application without significantly changing current accounting practice. Notable amendments include:

●	Removal of the unused Master Glossary term “amortized cost”
●	Clarification of diluted earnings per share calculations when a loss from continuing operations exists
●	Refinement of guidance for calculating reference amounts for beneficial interests
●	Clarification that certain transfers of receivables from contracts with customers are subject to Topic 860
●	Updates to not-for-profit guidance related to receivables The amendments apply to all entities within the scope of the affected guidance and generally are expected to have a limited operational impact.

The amendments are effective for all entities for annual reporting periods beginning after Dec. 15, 2026, and interim periods within those annual periods. Early adoption is permitted, and entities may elect transition and early adoption on an issue-by-issue basis. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and cash flows.

F-18

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	Account receivable, net

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Accounts receivable	75,536	67,365	52,371
Less: allowance for current expected credit loss	(49,147)	(49,147)	(38,208)
Total accounts receivable	26,389	18,218	14,163

Movement of allowance for current expected credit loss are as follows:

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Allowance for current expected credit loss, beginning balance	49,147	49,147	38,208
Addition	-	-	-
Allowance for current expected credit loss, ending balance	49,147	49,147	38,208

4	Other assets

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Current
Prepayment	79,727	3,867,250	3,006,492
Deposit	66,425	86,626	67,345
Other assets	-	3,666	2,850
	146,152	3,957,542	3,076,687

Non-current
Prepayment	-	779,173	605,748
Total	146,152	4,736,715	3,682,435

Other assets primarily consist of prepayments, deposits and other current assets. Prepayments primarily derived from professional services engaged for the (i) businesses, assets, and, operation acquisition matters, and (ii) corporate development and business consultancy, as well as the Directors & Officers’ Liability Insurance following the completion of IPO on April 11, 2025.

F-19

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5	Property and equipment, net

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Computers	17,793	18,013	14,004
Furniture and Fittings	57,272	67,969	52,841
Renovation	96,098	141,098	109,693
Office Equipment	36,097	36,163	28,114
Total	207,260	263,243	204,652
Less: accumulated depreciation	(149,195)	(185,718)	(144,382)
Net book value	58,065	77,525	60,270

Depreciation expense for the years ended December 31, 2023, 2024 and 2025 was S$35,059, S$42,185 and S$36,523 (US$28,394) respectively, out of which S$8,064, S$10,499 and S$10,038 (US$7,804) of the depreciation expense was recognized in the cost of revenue.

6	Investments at equity

Biotherapeutic Solutions Sdn. Bhd. (“BSSB”) – Malaysia

The Company owned a 50% interest in Cuprina GHHS LLP, a joint arrangement which was established on July 7, 2022 with GHHS Healthcare Management Sdn, Bhd (“GHHS”). This joint arrangement was principally engaged in wound management services.

Subsequently, on February 1, 2023, the joint arrangement has ceased operations following the incorporation and replacement from the new joint venture entity, namely Biotherapeutic Solutions Sdn. Bhd. of which the Company owned a 40% equity interest under the new agreement.

On July 11, 2023, the joint venture agreement has been terminated with an immediate effect following the mutual agreement from both parties and the joint venture entity has been closed down accordingly. The parties have agreed that any residual net assets or liabilities from the joint venture entity belong to GHHS.

Cuprina MENA Co., Ltd. (“Cuprina MENA”)– Saudi Arabia

As of December 31, 2025, the Company owned a 49% equity interest in Cuprina MENA Co., Ltd., an affiliate which was incorporated on May 21, 2023 with New Future Medical Services Company. This affiliate is principally engaged in the supply of medical devices and the operation of medical laboratories and supporting medical services.

Summarized financial information of the affiliate are set out below:

	BSSB	Cuprina MENA	Total
	S$	S$	S$

As of December 31, 2023
Current assets	-	17,580	17,580
Current liabilities	-	35,274	35,274

For the year ended December 31, 2023
Net loss	(15,780)	(52,854)	(68,364)
Net loss attributable to the Company	(7,890)	(25,898)	(33,788)

	As of December 31,
	Cuprina MENA
	2024	2025	2025
	S$	S$	US$

As of
Current assets	9,447	4,759	3,700
Current liabilities	164,840	278,129	216,224

For the year ended
Net loss	(105,981)	(129,283)	(100,508)
Net loss attributable to the Company	(51,931)	(63,349)	(49,249)

F-20

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7	Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has two office premises operating lease agreements with lease terms of three years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term of one year or less.

As of December 31, 2025, the Company had the following non-cancellable operating lease contracts:

Description of lease	Lease term
Office premise – Block 1090, #06-08	3 years
Office premise – Block 1090, #06-10, 11, 12 & 13	3 years

(a) Amount recognized in the consolidated balance sheets:

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Right-of-use assets	30,940	316,725	246,229

Operating lease liabilities
Current	35,812	110,233	85,698
Non-current	-	207,557	161,359
	35,812	317,790	247,057

(b) A summary of lease cost recognized in the Group’s consolidated statements of operations is as follows:

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$

Operating lease cost
Operating lease expense	46,402	44,185	63,352	49,251

(c) Supplemental cash flow information related to leases is as follows:

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$

Cash paid for amounts included in the measurement of lease liabilities:
Cash flows from operating leases	46,402	44,185	63,352	49,251

F-21

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease Commitment

Future minimum lease payments under non-cancellable operating lease agreements as of December 31, 2025 were as follows:

	Minimum lease payment
	2025	2025
Twelve months ending December 31,	S$	US$
2026	123,749	96,205
2027	123,749	96,205
2028	93,010	72,309
Total future minimum lease payments	340,508	264,719
Less: imputed interest	(22,718)	(17,662)
Present value of operating lease liabilities	317,790	247,057
Less: current portion	(110,233)	(85,698)
Long-term portion	207,557	161,359

The following summarizes other supplemental information about the Company’s lease as of December 31, 2025:

	As of December 31,
	2024	2025
Weighted average discount rate
Operating leases	5.25%	5.25%

Weighted average remaining lease term
Operating leases	9 months	2 years 10 months

F-22

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8	Accruals and other current liabilities

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Accruals	82	22,582	17,555
Other payables	323,889	8,044	6,254
Total	323,971	30,626	23,809

9	Equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands on September 22, 2023. As of December 31, 2025, the authorized share capital of the Company was US$50,000 divided into 3,125,000 Class A Ordinary Shares and 3,125,000 Class B Ordinary Shares, par value US$0.008 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of our Class A Ordinary Share is entitled to one vote per share. Each holder of our Class B Ordinary Share was then entitled to 10 votes per share.

The Company issued 489,375 Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares, which were outstanding as of December 31, 2024.

Upon completion of the IPO and the full exercise of the underwriter’s over-allotment option on April 11, 2025 and May 8, 2025, respectively, the Company had 920,625 Class A Ordinary Shares and 1,760,625 Class B Ordinary Shares, which were issued and outstanding as of December 31, 2025.

10	Related party transactions and balances

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2024 and 2025:

Name of related parties	Relationship with the Company
Cuprina Farm Sdn. Bhd. (1)	Related Party
Cuprina Pollination Pte. Ltd. (1)	Related Party
Pestoniks Innovations Pte. Ltd. (1)	Related Party
Cuprina MENA Co., Ltd.	Affiliate
Cuprina Holding Pte. Ltd.	Shareholder
Jimmy Lee Peng Siew	Shareholder
Baptista Carl Marc (2)	Shareholder
David Quek Yong Qi	Shareholder
Bryan Teo Yingjie	Shareholder and immediate family member of a shareholder, Teo Peng Kwang
Rachel Lee Lin	Shareholder and immediate family member of a shareholder, Jimmy Lee Peng Siew
Dorea Quek En Qi	Shareholder and immediate family member of a shareholder, David Quek Yong Qi
De Guzman Caroline Francesca Lee Ling (2)	Shareholder and immediate family member of a shareholder, Baptista Carl Marc
Teo Peng Kwang	Shareholder
iCapital Holdings (SG) Pte. Ltd. (2)	Shareholder
Ng Bee Poh	Immediate family member of a shareholder, David Quek Yong Qi

(1)	Principal shareholders of these entities are also the principal shareholders of the Company
(2)	Ceased to be the related parties as of December 31, 2025 following the disposal of their shareholding (direct and indirect) in the Company during the year

Amount due from related parties

The Company gave advances to Cuprina Pollination Pte. Ltd. for working capital purposes. The receivable balance due from Cuprina Pollination Pte. Ltd. were S$14,521 and S$115,237 (US$89,588) as of December 31, 2024 and 2025, respectively. Such balance is interest free, unsecured, and due on demand.

F-23

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company gave advances to Pestroniks Innovations Pte. Ltd. for working capital purposes. The receivable balance due from Pestoniks Innovations Pte. Ltd. were S$61,170 and S$61,170 (US$47,555) as of December 31, 2024 and 2025, respectively. Such balance is interest free, unsecured, and due on demand.

Amount due from an affiliate

The Company gave advances to Cuprina MENA Co., Ltd. for working capital purposes. The receivable balance due from Cuprina MENA Co., Ltd. were S$14,469 and S$58,925 (US$45,810) as of December 31, 2024 and 2025, respectively. Such balance is interest free, unsecured, and due on demand.

Amount due from shareholders

The receivable balances due from Bryan Teo Yingjie was S$605 as of December 31, 2024, and related to the outstanding share subscription with regards to the 450 ordinary shares issued with no par value in Cuprina Holdings (BVI) Limited prior to the Reorganization. Such balance is interest free, unsecured, and due on demand without agreement. The balance has been fully settled as of December 31, 2025.

The receivable balances due from Rachel Lee Lin was S$605 as of December 31, 2024, and related to the outstanding share subscription with regards to the 450 ordinary shares issued with no par value in Cuprina Holdings (BVI) Limited prior to the Reorganization. Such balance is interest free, unsecured, and due on demand without agreement. The balance has been fully settled as of December 31, 2025.

The receivable balances due from Dorea Quek En Qi was S$605 as of December 31, 2024, and related to the outstanding share subscription with regards to the 450 ordinary shares issued with no par value in Cuprina Holdings (BVI) Limited prior to the Reorganization. Such balance is interest free, unsecured, and due on demand without agreement. The balance has been fully settled as of December 31, 2025.

The receivable balances due from De Guzman Caroline Francesca Lee Ling was S$605 as of December 31, 2024, and related to the outstanding share subscription with regards to the 450 ordinary shares issued with no par value in Cuprina Holdings (BVI) Limited prior to the Reorganization. Such balance is interest free, unsecured, and due on demand without agreement. The balance has been fully settled as of December 31, 2025.

The receivable balances due from iCapital Holdings (SG) Pte. Ltd. was S$505 as of December 31, 2024, and related to the outstanding share subscription with regards to the 375 ordinary shares issued with no par value in Cuprina Holdings (BVI) Limited prior to the Reorganization. Such balance is interest free, unsecured, and due on demand without agreement. The balance has been fully settled as of December 31, 2025.

The receivable balances due from Jimmy Lee Peng Siew was S$2,400 (US$1,866) as of December 31, 2025, and related to the payment made on behalf for the corporate secretarial services received. Such balance is interest free, unsecured, and due on demand without agreement.

Amount due to a related party

The payable balance due to Cuprina Farm Sdn. Bhd, were S$4,134 and S$4,134 (US$3,214) as of December 31, 2024 and 2025, respectively, and related to the over-settlement for the receivable balance due from Cuprina Farm Sdn. Bhd. previously. This was due to the strengthening of the Malaysian Ringgit (“MYR”) relative to the Singapore Dollar (“SGD”) during the settlement, as the balances was denominated in MYR. Such balance is interest free, unsecured, and due on demand without an agreement.

Amount due to shareholders

Our shareholder, Cuprina Holding Pte. Ltd. gave advances to the Company for working capital purposes. The payable balance due to Cuprina Holding Pte. Ltd. were S$2,931,765 and S$2,930,516 (US$2,278,252) as of December 31, 2024 and 2025, respectively. Such balance is interest free, unsecured, and due on demand.

One of the ultimate individual shareholders, Jimmy Lee Peng Siew gave advances to the Company for working capital purposes. The payable balances due to Jimmy Lee Peng Siew was S$1,451,629 as of December 31, 2024. Out of the total payable balances, S$986,860 is unsecured, due by June 30, 2025 or upon completion of IPO, whichever is earlier, and carries an interest of 6.0%. The remaining balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

F-24

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

David Quek Yong Qi gave an advance to the Company for working capital purposes. The payable balance due to David Quek Yong Qi was S$237,618 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

Bryan Teo Yingjie gave an advance to the Company for working capital purposes. The payable balance due to Bryan Teo Yingjie was S$105,979 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

Rachel Lee Lin gave an advance to the Company for working capital purposes. The payable balance due to Rachel Lee Lin was S$67,654 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

Dorea Quek En Qi gave an advance to the Company for working capital purposes. The payable balance due to Dorea Quek En Qi was S$6,395 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

Teo Peng Kwang gave an advance to the Company for working capital purposes. The payable balance due to Teo Peng Kwang was S$620,822 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

Ng Bee Poh, an immediate family member for one of the shareholders, David Quek Yong Qi gave an advance to the Company for working capital purposes. The payable balance due to Ng Bee Poh was S$200,000 as of December 31, 2024. Such balance is interest free, unsecured, and due on demand without an agreement. The balance has been fully settled as of December 31, 2025.

11	Bank loans

The Company has a five-year S$100,000 unsecured fixed rate bank loan which expires in January 2026. The bank loan carries an interest rate of 2.5% per annum. The bank loan has been fully repaid in January 2026.

In November 2024, the Company has secured another five-year S$200,000 unsecured fixed rate bank loan which expires in November 2029. The bank loan carries an interest rate of 8.0% per annum.

At December 31, 2024 and 2025, the carrying amount of the bank loans were S$218,978 and S$164,929 (US$128,220), respectively. Interest expenses for the years ended December 31, 2023, 2024 and 2025 are S$727, S$1,783 and S$14,724 (US$11,447), respectively.

The maturities schedule is as follows:

	Maturities schedule
	2025	2025
Year ending December 31,	S$	US$
2026	38,728	30,108
2027	40,022	31,114
2028	43,344	33,697
2029	42,835	33,301

Total	164,929	128,220
Less: current portion	(38,728)	(30,108)
Long-term portion	126,201	98,112

F-25

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12	Income taxes

Cayman Islands and BVIs

The Company and its subsidiaries are domiciled in the Cayman Islands and British Virgin Islands. The Cayman Islands and the British Virgin Islands do not impose any income tax; accordingly, the Company does not accrue for income taxes.

Singapore

Cuprina Pte. Ltd. is incorporated in Singapore and is subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Malaysia

Cuprina Malaysia Sdn. Bhd., the subsidiary, is subject to Malaysian corporate income tax on its taxable income as reported in its statutory financial statements, in accordance with applicable Malaysian tax laws. The standard corporate income tax rate in Malaysia is 24%. However, as Cuprina Malaysia Sdn. Bhd. is directly owned by a foreign company incorporated outside Malaysia, and such foreign ownership exceeds 20% of its paid-up ordinary share capital, the subsidiary does not qualify for the SME preferential tax rates and remains subject to the 24% corporate income tax rate. The subsidiary had no operating profit or tax liabilities for the years ended December 31, 2023, 2024 and 2025.

Hong Kong

The Company’s subsidiary, Cuprina Hong Kong Limited, is considered a Hong Kong tax resident enterprise under Hong Kong tax laws; accordingly, it is subject to enterprise income tax on its taxable income as determined under Hong Kong tax laws and accounting standards at a statutory tax rate of 16.5%.

China, PRC

The Company’s subsidiary, Cuprina (Beijing) Biotechnology Co., Ltd., is considered a China tax resident enterprise under China tax laws; accordingly, it is subject to enterprise income tax on its taxable income as determined under China tax laws and accounting standards at a statutory tax rate of 25%. The subsidiary has no operating profit or tax liabilities for the years ended December 31, 2023, 2024 and 2025.

United States

The Company’s subsidiary, Cuprina United States Inc., is domiciled in the United States; accordingly, it is subject to corporate income tax on its taxable income as determined under United States tax laws at a federal tax rate of 21% and state tax rate range from 1% to 12%. The subsidiary has no operating profit or tax liabilities for the years ended December 31, 2023, 2024 and 2025.

Significant components of the provision for income taxes are as follows:

Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
Income tax expense is comprised of the following:
Current	-	-	-	-
Deferred	-	-	-	-
Total income tax expenses	-	-	-	-

F-26

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between of the statutory tax rate to the effective tax rate are as follows:

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
Loss before tax	(1,085,767)	(1,508,604)	(4,610,098)	(3,583,999)

Statutory tax rate	(16.7)%	(16.7)%	(17.0)%	(17.0)%
Reconciling items:
Non-deductible expenses	0.7%	0.5%	0.4%	0.4%
Income not subject to tax	(0.8)%	(1.9)%	(2.7)%	(2.7)%
Deferred tax assets on temporary differences not recognized	16.8%	18.1%	19.3%	19.3%
Effective tax rate	-	-	-	-

Deferred tax

Significant components of deferred tax were as follows:

	As of December 31,
	2024	2025	2025
	S$	S$	US$

Net operating loss carried forward	4,561,053	9,234,500	7,179,118
Deferred tax assets, gross	753,680	1,018,217	791,586
Valuation allowance	(753,680)	(1,018,217)	(791,586)
Deferred tax assets, net of valuation allowance	-	-	-

Deferred tax assets are recognized in the consolidated financial statements only to the extent that it is probable that future taxable profits will be available against which the Company can utilize the benefits. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provisions of the tax legislations of the respective countries in which the group companies operate.

The deferred tax assets not recognized as of December 31, 2024 and 2025 were S$753,680 and S$1,018,217 (US$791,586) respectively. The deferred tax assets not recognized were primarily related to the Company’s net loss (tax losses) carryforwards, in the judgment of management, are not more likely than not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

F-27

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	Other income

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
Government grants	36,086	163,846	138,073	107,341
Cash /fund transfer rebates	3,063	19	2,206	1,715
Interest income	-	-	26,562	20,650
Usage of ISO13485 certified facilities	-	10,000	67,614	52,565
	39,149	173,865	234,455	182,271

14	Loss per share

Basic loss per share is the amount of losses available to each share of common stock outstanding during the reporting period. Diluted loss per share is the amount of losses available to each share of common stock outstanding during the reporting period adjusted to include the effect of potentially dilutive common shares.

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
Numerator:
Net loss available to common stockholders	(1,119,555)	(1,560,535)	(4,673,447)	(3,633,248)
Denominator:
Weighted average common shares outstanding – basic and diluted	2,250,000	2,250,000	2,558,938	2,558,938
Loss per common share:
Basic and diluted	(0.50)	(0.69)	(1.83)	(1.42)

F-28

CUPRINA HOLDINGS (CAYMAN) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15	Segment information

Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker, or decision-making group in deciding how to allocate resources based on their potentials and opportunities and in assessing their performance. The Company evaluates operating results based on measures of performance, including revenue and gross profit (primary). The Company currently operates in the following two reporting segments: Maggot Debridement Therapy Product and Cosmeceutical Product.

Our reportable segments consist of Maggot Debridement Therapy Product and Cosmeceutical Product. We determine our operating segments based on how the Chief Operating Decision Maker (“CODM”) manage the business, allocate resources, make operating decisions and evaluate operating performance. The Company’s CODM is the Chief Executive Officer. Our CODM reviews financial information presented on a consolidated basis accompanied by information about revenue by products type along with gross profit for purposes of allocating resources and evaluating financial performance, as such we have disclosed segment information up to gross profit for each reporting segment.

As discussed in Note 2, the Company operates in two business segments – Maggot Debridement Therapy Product, which consists of operations related to the Company’s selling of maggot vials to the hospital for their treatment of respective patients; and Cosmeceutical Product, which consists of operations related to the Company’s selling of cosmeceutical product to its customer.

	Years Ended December 31,
	2023	2024	2025	2025
	S$	S$	S$	US$
Revenue
Maggot Debridement Therapy Product	78,957	34,417	44,204	34,365
Cosmeceutical Product	21,816	13,904	5,690	4,424
	100,773	48,321	49,894	38,789

Cost of revenues
Maggot Debridement Therapy Product	(46,684)	(45,592)	(48,843)	(37,972)
Cosmeceutical Product	(17,484)	(5,753)	(1,696)	(1,318)
	(64,168)	(51,345)	(50,539)	(39,290)

Gross profit/(loss)
Maggot Debridement Therapy Product	32,273	(11,175)	(4,639)	(3,607)
Cosmeceutical Product	4,332	8,151	3,994	3,106
	36,605	(3,024)	(645)	(501)

There were no material transactions between reportable segments during the years ended December 31, 2023, 2024 and 2025.

Assets by reportable segment and operating costs by reportable segment are not presented as the Company does not allocate assets to its reportable segments, nor is such information used by management for purposes of assessing performance or allocating resources.

As of December 31, 2023, 2024 and 2025, substantially all of the Company’s assets were located in Singapore, and substantially all of the Company’s revenue was generated from customers based in Singapore.

16	Commitment and Contingencies

For the details on future minimum lease payment under the non-cancelable operating leases as of December 31, 2025, please refer to Note 7 set forth in the Notes to the Consolidated Financial Statements.

As of December 31, 2024 and 2025, the Company did not have any capital commitments and contingencies, except for the S$125,250 (US$97,372) capital commitment in relation to the joint venture agreement entered on November 18, 2025. For the details of this capital commitment, please refer to Note 17(a) set forth in the Notes to the Consolidated Financial Statements.

17	Subsequent events

The Company has assessed all subsequent events through the date that the consolidated financial statements were issued, there are no further material subsequent events that require disclosure in these consolidated financial statements other than as follows:

(a)	On November 18, 2025, Cuprina Pte. Ltd., a wholly-owned subsidiary of the Company has signed a joint venture company agreement with Singapore-based Aiodine Laboratory Pte Ltd. (“Aiodine”) to develop, test and market that company’s novel iodine-based disinfectant solution as a treatment for chronic and acute wounds, and in other common antiseptic applications.

Subsequently on January 29, 2026, the joint venture entity, namely Cuprina & Aiodine Pte. Ltd. has been incorporated with an issued and paid-up capital of S$250,000, of which Cuprina Pte. Ltd. owns 50.1% of the proportionate ownership interest.

This event represents a non-recognized subsequent event as it occurred after the balance sheet date. The Company is currently evaluating the appropriate accounting treatment for its interest in the joint venture, including whether the entity will be consolidated or accounted for under the equity method. The financial impact, if any, are not yet finalized as of the date of issuance of these consolidated financial statements.

(b)	On March 11, 2026, Cuprina MENA Co. Ltd, an 49%-owned affiliate of the Company, has received official product classification from the Saudi Food and Drug Authority (“SFDA”) for MEDIFLY, the medical-grade maggot debridement therapy of the entity. The SFDA has classified MEDIFLY as a Medical Device–Drug combination product, with the primary mode of action regulated under the medical device framework. This classification, which allows the entity to finalize the scientific and technical requirements necessary for the commercial distribution of MEDIFLY across Saudi Arabia’s healthcare network, is a critical milestone in Company’s expansion strategy for the Middle East and North Africa (“MENA”) region.

(c)	On March 11, 2026, the Company announced the appointment of Enming Yong (“Dr. Yong”) to its Medical and Scientific Advisory Board. Dr. Yong is a highly respected consultant surgeon with the Vascular and Endovascular Service, Department of General Surgery at Tan Tock Seng Hospital (“TTSH”) in Singapore and concurrently Head of the Vascular Diagnostic Laboratory. A graduate of the Yong Loo Lin School of Medicine, National University of Singapore (“NUS”) and a member of the Royal College of Surgeons of Edinburgh, Dr. Yong brings deep clinical expertise in managing complex vascular and endovascular conditions, particularly those intersecting with chronic wound care.

(d)	On April 21, 2026, the Company announced certain proposed corporate actions, all of which are subject to shareholders’ approval in the Annual General Meeting to be held on May 14, 2026, and therefore were not effective as of the balance sheet date.

The proposals include but not limited to:

(i)	a share consolidation of the Company’s issued and authorized Class A and Class B ordinary shares on 8-for-1 basis, with a corresponding increase in par value from US$0.001 to US$0.008 per share, and the rounding of fractional shares (the “Share Consolidation”);
(ii)	a subsequent increase in authorized share capital from US$50,000 to US$100,000 immediately after the Share Consolidation;
(iii)	adoption of the Cuprina 2026 Employee Incentive Plan; and
(iv)	authorization for potential future issuances of ordinary shares, in one or more public or non-public financing transactions, which may result in a change of control under Nasdaq Listing Rules or the issuance exceeds 20% or more of the Company’s outstanding Class A ordinary shares.

Subsequently on May 15, 2026, following the completion of the Annual General Meeting, the Company announced that all the proposed corporate actions have been approved by the shareholders, including the above.

The Company evaluated these events in accordance with ASC 855-10-25. The Company determined that they represent non-recognized subsequent events under ASC 855, and accordingly, no adjustments have been made to the accompanying financial statements, except for (i) above, which are required to be retroactively restated in accordance with ASC 260-10-55-12 and ASC 505-20-25.

F-29

[  ] Class A Ordinary Shares

Cuprina Holdings (Cayman) Limited

PROSPECTUS

R. F. Lafferty & Co., Inc.

[    ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.1 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our Class A Ordinary Shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

Purchaser	Date of Sale/Issuance	Number of ordinary shares	Consideration	Underwriting Discount and Commission
Cuprina Holding Pte. Ltd.	September 22, 2023	1 Class A Ordinary Share	US$0.001	n/a
Cuprina Holding Pte. Ltd.	January 17, 2024	1 Class B Ordinary Shares	Redesignation	n/a
Cuprina Holding Pte. Ltd.	January 17, 2024	14,084,999 Class B Ordinary Shares	7,825 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a
Bryan Teo Ying Jie	January 17, 2024	810,000 Class A Ordinary Shares	450 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a
Rachel Lee Lin	January 17, 2024	810,000 Class A Ordinary Shares	450 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a
Dorea Quek En Qi	January 17, 2024	810,000 Class A Ordinary Shares	450 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a
De Guzman Caroline Francesca Lee Ling	January 17, 2024	810,000 Class A Ordinary Shares	450 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a
iCapital Holdings (SG) Pte. Ltd.	January 17, 2024	675,000 Class A Ordinary Shares	375 ordinary shares with no par value in Cuprina Holdings (BVI) Limited	n/a

II-1

Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined and consolidated financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-2

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8) That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

Cuprina Holdings (Cayman) Limited

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Second Amended and Restated Memorandum and Articles of Association of Cuprina Holdings (Cayman) Limited
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
4.2*	Form of the Representative’s Warrant
5.1**	Opinion of Harney Westwood & Riegels Singapore LLP regarding the validity of the Class A Ordinary Shares being registered
5.2**	Opinion of Loeb & Loeb LLP regarding the validity Representative’s Warrants
10.1	Form of Indemnification Agreement with the Registrant’s directors (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.2	Form of Employment Agreement between the Registrant and an executive officer of the Registrant (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.3	Joint Venture Cum Shareholders’ Agreement dated May 16, 2022 between New Future Medical Services Company and Cuprina Pte. Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.4	Agreement to Collaborate and Protect Confidentiality between Cuprina Pte. Ltd. and Nan’ao (Beijing) Hospital Management Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.5	Exclusive Distribution and Cooperation and Profit-Sharing Agreement dated June 1, 2023 between Cuprina Pte. Ltd. and Advanced Biotech and Engineering Limited (incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.6	Agreement dated January 26, 2023 between Cuprina Pte. Ltd. and Full Crimp Milk LLP (redacted) (incorporated by reference to Exhibit 10.6 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.7	License Agreement dated June 3, 2022 between Nanyang Technological University - NTUitive Pte. Ltd. and Cuprina Pte. Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.8	Industry Research Collaboration Agreement dated August 22, 2022 between Nanyang Technological University and Cuprina Pte. Ltd. (incorporated by reference to Exhibit 10.8 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
10.9	Joint Venture Cum Shareholders’ Agreement dated November 18, 2025 between Aiodine Laboratory Pte. Ltd and Cuprina Pte. Ltd. (incorporated by reference to Exhibit 4.9 to the Company’s Form 20-F (File No. 001-42288) filed with the SEC on April 27, 2026).
10.10	Appointment Letter as Exclusive Licensee for Medical Waste Recycling Technology in Southeast Asia dated August 29, 2025 between Zhejiang Heliang Technology Co., Ltd and Cuprina Pte Ltd. (incorporated by reference to Exhibit 4.10 to the Company’s Form 20-F (File No. 001-42288) filed with the SEC on April 27, 2026).
10.11	License Agreement dated July 16, 2025 between Cuprina Pte Ltd and Ronald Sherman (incorporated by reference to Exhibit 4.11 to the Company’s Form 20-F (File No. 001-42288) filed with the SEC on April 27, 2026).
10.12	Cuprina 2026 Employee Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K (File No. 001-42288) filed with the SEC on April 21, 2026).
10.13***	ISO 13485 Facility Setup And Regulatory Compliance Agreement between Cuprina Pte Ltd. and Ferti-Craft Pte Ltd, dated November 12, 2024 (incorporated by reference to Exhibit 4.12 to the Company’s Form 20-F/A (File No. 001-42288) filed with the SEC on July 1, 2026)
10.14***	Amendment No. 1 to ISO 13485 Facility Setup And Regulatory Compliance Agreement between Cuprina Pte Ltd. and Ferti-Craft Pte Ltd, dated December 18, 2025 (incorporated by reference to Exhibit 4.13 to the Company’s Form 20-F/A (File No. 001-42288) filed with the SEC on July 1, 2026)
21.1*	Subsidiaries of the registrant.
23.1*	Consent of J&S Associate PLT
23.2*	Consent of Kreit & Chiu CPA LLP
23.3**	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333- 283643), as amended, initially filed with the SEC on December 6, 2024)
99.2	Charter of the Audit Committee (incorporated by reference to Exhibit 99.2 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
99.3	Charter of the Compensation Committee (incorporated by reference to Exhibit 99.3 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
99.4	Charter of the Nominating and Corporate Governance Committee (incorporated by reference to Exhibit 99.4 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
99.5	Executive Compensation Recovery Policy (incorporated by reference to Exhibit 99.5 to the Company’s registration statement on Form F-1 filed with the SEC on December 6, 2024).
99.6	Insider Trading Policy (incorporated by reference to Exhibit 11.2 to the Company’s Form 20-F (File No. 001-42288) filed with the SEC on April 27, 2026).
107*	Calculation of Filing Fee Table

* Filed herein.

** To be filed by amendment.

*** Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 7, 2026.

By:	/s/ David Quek Yong Qi
Name:	David Quek Yong Qi
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ David Quek Yong Qi	Director and Chief Executive Officer	July 7, 2026
Name: David Quek Yong Qi	(principal executive officer)

/s/ Chan Tat Jing	Chief Financial Officer	July 7, 2026
Name: Chan Tat Jing	(principal financial and accounting officer)

/s/ Teo Peng Kwang	Director	July 7, 2026
Name: Teo Peng Kwang

/s/ Jimmy Lee Peng Siew	Director	July 7, 2026
Name: Jimmy Lee Peng Siew

/s/ Koh Pee Keat	Director	July 7, 2026
Name: Koh Pee Keat

/s/ Ivan Ng	Director	July 7, 2026
Name: Ivan Ng

/s/ Natasha Kaur Raina	Director	July 7, 2026
Name: Natasha Kaur Raina

*	/s/ David Quek Yong Qi
Name:	David Quek Yong Qi
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Cuprina Holdings (Cayman) Limited, has signed this registration statement or amendment thereto in New York, United States on July 7, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President for and on behalf of Cogency Global Inc.

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